Exhibit 4.4

EXECUTION VERSION

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
as Depositor,

KEYBANK NATIONAL ASSOCIATION,
as Servicer,

LNR PARTNERS, LLC,
as Special Servicer,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,

and

CITIBANK, N.A.,
as Certificate Administrator

TRUST AND SERVICING AGREEMENT

Dated as of December 8, 2019

MAD Commercial Mortgage Trust 2019-650M,
Commercial Mortgage Pass-Through Certificates, Series 2019-650M

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 EXHIBITS

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class B Certificates
Exhibit A-3	Form of Class R Certificates
Exhibit A-4	Form of Class VRR Certificates
Exhibit B	Form of Request for Release
Exhibit C	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit D	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit E	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit F	Form of Certification to be given by Beneficial Owner of Temporary Regulation S Global Certificate
Exhibit G-1	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit G-2	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate

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Exhibit G-3	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit H-1	Form of Transferor Certification for Transfers of Definitive Certificates
Exhibit H-2	Form of Investment Representation Letter for Transfers of Definitive Certificates
Exhibit H-3	Form of Transferee Certificate for Transfer of Class VRR Certificates
Exhibit H-4	Form of Transferor Certificate for Transfer of Class VRR Certificates
Exhibit H-5	Form of Transferee Certificate for Transfer of Uncertificated VRR Interest
Exhibit H-6	Form of Transferor Certificate for Transfer of Uncertificated VRR Interest
Exhibit I-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as amended
Exhibit I-2	Form of Transferor Letter for Transfer of Class R Certificates
Exhibit J	Form of ERISA Representation Letter
Exhibit K-1	Form of Investor Certification - Access to Information
Exhibit K-2	Form of Investor Certification - Access Solely to Distribution Date Statements
Exhibit K-3	Form of Investor Certification – Voting and Other Rights
Exhibit L	Applicable Servicing Criteria
Exhibit M	Form of NRSRO Certification
Exhibit N	Form of Online Market Data Provider Certification
Exhibit O	[Reserved]
Exhibit P	Form of Distribution Date Statement
Exhibit Q	[Reserved]
Exhibit R	Form of Certificate Administrator Receipt in Respect of the Class VRR Certificates
Exhibit S	Form of Certification of the Risk Retention Consultation Party
Exhibit T-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit T-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit U	Loan Seller Sub-Servicers
Exhibit V	Additional Form 10-D Disclosures
Exhibit W	Additional Form 10-K Disclosures
Exhibit X	Form of Additional Disclosure Notification
Exhibit Y	Form of 8-K Disclosure
Exhibit Z-1	Form of Certification to be Provided by the Certificate Administrator
Exhibit Z-2	Form of Certification to be Provided by the Servicer
Exhibit Z-3	Form of Certification to be Provided by the Special Servicer
Exhibit Z-4	Form of Certification to be Provided to Depositor by the Custodian
Exhibit Z-5	Form of Certification to be Provided to Depositor by the Trustee

This Trust and Servicing Agreement (“Agreement”), is dated as of December 8, 2019, by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator.

INTRODUCTORY STATEMENT

Terms not defined in this Introductory Statement shall have the meanings specified in Article 1 hereof.

Reference is made to that certain fixed rate loan in the original principal amount of $800,000,000 (the “Mortgage Loan”), evidenced by the following promissory notes: (a) that certain Promissory Note A-4, dated November 26, 2019 in the original principal amount of $400,000 made by the Borrower (as defined below) in favor of Citi Real Estate Funding Inc. (together with its successors in interest, “CREFI”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-4”), (b) that certain Promissory Note A-5, dated November 26, 2019 in the original principal amount of $200,000 made by the Borrower in favor of Goldman Sachs Bank USA (together with its successors in interest, “GS Bank”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-5”), (c) that certain Promissory Note A-6, dated November 26, 2019 in the original principal amount of $200,000 made by the Borrower in favor of Barclays Capital Real Estate Inc. (together with its successors in interest, “BCREI”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-6”); (d) that certain Promissory Note A-7, dated November 26, 2019 in the original principal amount of $200,000 made by the Borrower in favor of BMO Harris Bank N.A. (together with its successors in interest, “BMO Harris”) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-7”); (e) that certain Promissory Note B-1, dated November 26, 2019 in the original principal amount of $85,280,000 made by the Borrower (as defined below) in favor of CREFI) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-1”); (f) that certain Promissory Note B-2, dated November 26, 2019 in the original principal amount of $42,640,000 made by the Borrower in favor of GS Bank) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-2”); (g) that certain Promissory Note B-3, dated November 26, 2019 in the original principal amount of $42,640,000 made by the Borrower in favor of BCREI (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-3”); (h) that certain Promissory Note B-4, dated November 26, 2019 in the original principal amount of $42,640,000 made by the Borrower in favor of BMO Harris such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note B-4”); (i) that certain Promissory Note A-1-1, dated November 26, 2019 in the original principal amount of $50,000,000 made by the Borrower (as defined below) in favor of CREFI) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-1”); (j) that certain Promissory Note A-1-2, dated November 26, 2019 in the original principal amount of $242,900,000 made by the Borrower (as defined below) in favor of CREFI) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-1-2”); (k) that certain Promissory Note A-2, dated November 26, 2019 in the original principal amount of $146,450,000.00 made by the Borrower in favor of GS Bank) (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-2”); and (k) that certain Promissory Note A-3, dated November 26, 2019 in the original principal amount of $146,450,000.00 made by the Borrower in favor of BCREI (such promissory note, as the same may hereafter be amended, restated, replaced, extended, renewed, supplemented, consolidated, severed, split or otherwise modified, “Note A-3”; and each of Note A-1-1, Note A-1-2, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note B-1, Note B-2, Note B-3 and Note B-4, a “Note”, and together, the “Notes”). The Mortgage Loan was originated by CREFI, GS Bank, BCREI and BMO Harris pursuant to that certain Loan Agreement, dated as of November 26, 2019 (as the same may hereafter be amended, restated, supplemented or otherwise modified, the “Mortgage Loan Agreement”), by and between CREFI, GS Bank, BCREI and BMO Harris as lender, 650 Madison Owner LLC, as borrower (together with its permitted successors and assigns in such capacity under the Mortgage Loan Agreement and the other Mortgage Loan Documents, the “Borrower”). As of the Cut-off Date, the aggregate outstanding principal balance of the Trust Loan is $214,200,000, the aggregate outstanding principal balance of the Companion Loans is $585,800,000, and the aggregate outstanding principal amount of the Mortgage Loan is $800,000,000.

Note A-4, Note A-5, Note A-6 and Note A-7 are collectively referred to herein as the “Senior Trust Notes”. Note B-1, Note B-2, Note B-3 and Note B-4 are collectively referred to herein as the “Junior Trust Notes”. Each of the Senior Trust Notes and the Junior Trust Notes are referred to herein as a “Trust Note” or a “Trust Loan Note” and are collectively referred to herein as the “Trust Notes” or the “Trust Loan Notes”. The portion of the Mortgage Loan evidenced by the Trust Notes is referred to herein as the “Trust Loan”. Note A-1-1, Note A-1-2, Note A-2 and Note A-3 are each referred to herein as a “Companion Loan Note” and are collectively referred to herein as the “Companion Loan Notes”. The portion of the Mortgage Loan evidenced by each Companion Loan Note is referred to herein as a “Companion Loan” and are collectively referred to herein as the “Companion Loans”. The Senior Trust Notes and the Companion Loan Notes are collectively referred to herein as the “Senior Notes” and, each as a “Senior Note”.

On or prior to the Closing Date, GS Bank transferred its interests in GS Bank’s portion of the Trust Loan (including, without limitation, Note A-5 and Note B-2) to Goldman Sachs Mortgage Company (together with its successors in interest, “GSMC”).

The Trust Loan was sold and assigned by CREFI, GSMC, BCREI and BMO Harris to the Depositor pursuant to: (i) in the case of the portion of the Trust Loan evidenced by Note A-4 and Note B-1, that certain Trust Loan Purchase Agreement, dated as of December 8, 2019 (the “CREFI Trust Loan Purchase Agreement”), by and between CREFI and the Depositor, (ii) in the case of the portion of the Trust Loan evidenced by Note A-5 and Note B-2, that certain Trust Loan Purchase Agreement, dated as of December 8, 2019 (the “GSMC Trust Loan Purchase Agreement”), by and between GSMC and the Depositor, (iii) in the case of the portion of the Trust Loan evidenced by Note A-6 and Note B-3, that certain Trust Loan Purchase Agreement, dated as of December 8, 2019 (the “BCREI Trust Loan Purchase Agreement”), by and between BCREI and the Depositor, and (iv) in the case of the portion of the Trust Loan evidenced by Note A-7 and Note B-4, that certain Trust Loan Purchase Agreement, dated as of December 8, 2019 (the “BMO Harris Trust Loan Purchase Agreement”), by and between BMO Harris and the Depositor. The CREFI Trust Loan Purchase Agreement, the GSMC Trust Loan Purchase Agreement, the BCREI Trust Loan Purchase Agreement and the BMO Harris Trust Loan Purchase Agreement are each referred to herein as a “Trust Loan Purchase Agreement” and, collectively, as the “Trust Loan Purchase Agreements”.

The respective rights and obligations of the holders of the Notes are governed by the terms and provisions of that certain Agreement Between Noteholders, dated as of the Origination Date (as the same may hereafter be amended, restated, supplemented or otherwise modified, the “Co-Lender Agreement”), by and between CREFI, as initial holder of Note A-1-1, Note A-1-2, Note A-4 and Note B-1, GS Bank, as initial holder of Note A-2, Note A-5 and Note B-2, BCREI, as initial holder of Note A-3, Note A-6 and Note B-3, and BMO Harris, as initial holder of Note A-7 and Note B-4.

The Depositor has, in turn, transferred the Trust Loan to the Trust. In exchange for the Trust Loan, the Trust shall issue to or at the direction of the Depositor the Class A, Class B and Class R Certificates (collectively, the “Non-Retained Certificates”) and the Combined VRR Interest, which in the aggregate will evidence the entire beneficial interest in the Trust Fund.

As provided for herein, the Certificate Administrator shall elect or shall cause elections to be made to treat designated portions of the Trust Fund for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” and, each, a “REMIC”). The Class A, Class B and Class VRR Certificates and the Uncertificated VRR Interest represent “regular interests” in the Upper-Tier REMIC. The Class LA, Class LB, Class LVRR and LUVRR Uncertificated Interests represent “regular interests” in the Lower-Tier REMIC. The Class R Certificates will evidence the sole Class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

The Trust Fund consists principally of the Trust Notes and, insofar as they evidence, secure, guarantee or otherwise relate to the Trust Loan, the Mortgage and the related Mortgage Loan Documents.

The Depositor intends to sell the Non-Retained Certificates to the Initial Purchasers in an offering exempt from the registration requirements of the federal securities laws.

UPPER-TIER REMIC

The Class A, Class B and Class VRR Certificates and the Uncertificated VRR Interestshall evidence “regular interests” in the Upper-Tier REMIC created hereunder. The Class UT-R Interest will constitute the sole class of “residual interests” in the Upper-Tier REMIC created hereunder, and will be evidenced by the Class R Certificates. The following table sets forth the class designation, the initial Pass-Through Rate and the aggregate initial Certificate Balance (the “Initial Certificate Balance”) or initial Uncertificated VRR Interest Balance (the

“Initial Uncertificated VRR Interest Balance”), as applicable, for each Class of Principal Balance Certificates, the Uncertificated VRR Interest and the Class UT-R Interest, which comprise the interests in the Upper-Tier REMIC created hereunder:

Class Designation	Initial Pass-Through Rate(1)	Initial Certificate Balance or Initial Uncertificated VRR Interest Balance
Class A	3.575%(2)	$105,735,000
Class B	3.575%(2)	$97,755,000
Class VRR	(3)	$8,568,000
Uncertificated VRR Interest	(4)	$2,142,000
Class UT-R(5)	N/A(5)	N/A(5)

(1)	Interest will accrue with respect to all of the Non-Retained Principal Balance Certificates on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”).

(2)

Represents the initial related Pass-Through Rate. For any Distribution Date, the Pass-Through Rate of each Class of the Class A and Class B Certificates will be a per annum rate equal to the Adjusted Net Mortgage Rate for such Distribution Date.

(3)

Other than for tax reporting purposes, the Class VRR Certificates will not have a Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to a pro rata portion of the VRR Interest Distribution Amount for such Distribution Date as set forth in Section 4.1(b). For tax reporting purposes, the Class VRR Certificates will accrue interest at a per annum rate equal to the Pass-Through Rate for the Class LVRR Uncertificated Interest from time to time.

(4)

Other than for tax reporting purposes, the Uncertificated VRR Interest will not have a Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to a pro rata portion of the VRR Interest Distribution Amount for such Distribution Date as set forth in Section 4.1(b). For tax reporting purposes, the Uncertificated VRR Interest will accrue interest at a per annum rate equal to the Pass-Through Rate for the LUVRR Uncertificated Interest from time to time.

(5)

The Class UT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or notional amount, will not bear interest and will not be entitled to distributions of Prepayment Fees. Any Aggregate Available Funds remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates and the Class LT-R Interest, will be distributed to the Holders of the Class R Certificates in respect of the Class UT-R Interest.

LOWER-TIER REMIC

The Class LA, Class LB, Class LVRR and LUVRR Uncertificated Interests will evidence “regular interests” in the Lower-Tier REMIC created hereunder. The Class LT-R Interest will constitute the sole Class of “residual interests” in the Lower-Tier REMIC created hereunder and will be evidenced by the Class R Certificates. The following table sets forth the initial Lower-Tier Principal Amounts and Pass-Through Rates for the Uncertificated Lower-Tier Interests and the Class LT-R Interest comprising the interests in the Lower-Tier REMIC created hereunder:

Class Designation	Pass-Through Rate	Original Lower-Tier Principal Amount
Class LA	(1)	$105,735,000

Class LB	(1)	$97,755,000
Class LVRR	(1)	$8,568,000
LUVRR	(1)	$2,142,000
Class LT-R(2)	N/A	N/A

(1)

For any Distribution Date, the Pass-Through Rate of each of the Class LA, Class LB, Class LVRR and LUVRR Uncertificated Interests will be a per annum rate equal to the Adjusted Net Mortgage Rate for such Distribution Date.

(2)

The Class LT-R Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or notional amount, will not bear interest and will not be entitled to distributions of Prepayment Fees. Any Aggregate Available Funds constituting assets remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount will be distributed to the Holders of the Class R Certificates in respect of the Class LT-R Interest (but only to the extent of the Aggregate Available Funds for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account).

CREDIT RISK RETENTION

An economic interest in the credit risk of the Mortgage Loan is expected to be retained pursuant to the Credit Risk Retention Rules as an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) in the form of the Combined VRR Interest. CREFI will act as “retaining sponsor” under, and as defined in, the Credit Risk Retention Rules.

On the Closing Date, pursuant to the CREFI Trust Loan Purchase Agreement, CREFI shall receive, as partial consideration for its sale to the Depositor of 40% of the Mortgage Loan, Class VRR Certificates with an initial aggregate Certificate Balance of $4,284,000, representing approximately 40% (by principal balance) of the entire Combined VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”).

On the Closing Date, pursuant to the GSMC Trust Loan Purchase Agreement, GS Bank, an “originator” (within the meaning of the Credit Risk Retention Rules) of the Mortgage Loan, shall receive, as partial consideration for its sale (through GSMC) to the Depositor of 20% of the Mortgage Loan, Uncertificated VRR Interest with an initial principal balance of $2,142,000, representing approximately 20% (by principal balance) of the entire Combined VRR Interest as of the Closing Date (the “GS Bank VRR Interest Portion”).

On the Closing Date, pursuant to the BCREI Trust Loan Purchase Agreement, Barclays Bank PLC (“BBPLC”), a “majority-owned affiliate” (within the meaning of the Credit Risk Retention Rules) of BCREI (an “originator” within the meaning of the Credit Risk Retention Rules of the Mortgage Loan), shall receive, as partial consideration for BCREI’s sale to the Depositor of 20% of the Mortgage Loan, Class VRR Certificates with an initial aggregate Certificate Balance of $2,142,000, representing approximately 20% (by principal balance) of the entire Combined VRR Interest as of the Closing Date (the “BCREI VRR Interest Portion”).

On the Closing Date, pursuant to the BMO Harris Trust Loan Purchase Agreement, BMO Harris, an “originator” (within the meaning of the Credit Risk Retention Rules) of the Mortgage Loan, shall receive, as partial consideration for its sale to the Depositor of 20% of the Mortgage Loan, Class VRR Certificates with an initial aggregate Certificate Balance of

$2,142,000, representing approximately 20% (by principal balance) of the entire Combined VRR Interest as of the Closing Date (the “BMO Harris VRR Interest Portion”).

All covenants and agreements made by the Depositor herein are for the benefit and security of the Trust Interest Owners and the Trustee as holder of the Uncertificated Lower-Tier Interests. The Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

W I T N E S S E T H   T H A T:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            DEFINITIONS

1.1            Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings and such meanings shall be equally applicable to the singular and plural forms of such terms, as the context may require.

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The internet website of the 17g-5 Information Provider that shall initially be located within the Certificate Administrator’s Website (https://sf.citidirect.com), under the “NRSRO” tab on the page relating to this transaction. Such website shall provide means of navigation for each Rating Agency and other NRSRO to the portion of the Certificate Administrator’s Website available to each applicable type of Privileged Person.

“30/360 Basis”: As defined in the Preliminary Statement.

“Acceptable Insurance Default”: Any default arising when the Mortgage Loan Documents require that the Borrower shall maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with Accepted Servicing Practices, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) or (ii) such insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with Accepted Servicing Practices, may rely on the opinion of an insurance consultant, which shall be a Trust Fund Expense.

“Acceptable LLC”: A limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, will immediately become the sole member of such limited liability company and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Accepted Servicing Practices”: As defined in Section 3.1.

“Acquisition Date”: The date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust is deemed to have acquired the Property.

“Act”, “1933 Act” or “Securities Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Basis”: The accrual of interest on the basis of the actual number of days elapsed in the related Interest Accrual Period in a year assumed to consist of 360 days.

“Additional Servicer”: Each Person other than the Servicer, the Special Servicer and the Certificate Administrator, who Services the Mortgage Loan as of any date of determination.

“Additional Servicing Compensation”: Default Interest and late payment fees (to the extent remaining after all payments pursuant to Section 3.4(c)(v)), assumption fees, defeasance fees, assumption application fees, release fees, Modification Fees, Consent Fees, loan service transaction fees, insufficient fund fees and similar fees and expenses to which the Servicer and the Special Servicer are entitled (to the extent not otherwise prohibited by and specifically allocated to such amounts) in accordance with the terms of the Mortgage Loan Documents or pursuant to this Agreement and any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account, any Foreclosed Property, Account the Loss of Value Reserve Fund and, to the extent interest is not payable to the Borrower, the Cash Management Account and any Reserve Account pursuant to Section 3.8.

“Adjusted Net Mortgage Rate”: With respect to the Trust Loan (even if the Property becomes a Foreclosed Property), the annualized rate at which interest would have to accrue in respect of the Trust Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest that actually (or, in the absence of any prepayment, would have) accrued (exclusive of Default Interest) in respect of the Trust Loan at a per annum rate equal to the Net Mortgage Rate during the Mortgage Loan Interest Accrual Period that ends in the calendar month in which such Distribution Date occurs; provided, that: (i) the Adjusted Net Mortgage Rate for the Distribution Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in any such case, such Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest that actually (or, in the absence of any prepayment, would have) accrued”, as referred to above in this sentence, being net of the related Withheld Amounts transferred to the Interest Reserve Account; (ii) the Adjusted Net Mortgage Rate for the Distribution Date in March (or, if it is the Final Distribution Date, the Distribution Date in February) of any year will be determined based on the “aggregate amount of interest that actually (or, in the absence of any prepayment, would have) accrued”, as referred to above in this sentence, including any such Withheld Amounts that are part of the related Aggregate Available Funds; and (iii) in all cases, the Adjusted Net Mortgage Rate will be determined without regard to (x) any modification, waiver or amendment of the terms of the Trust Loan, whether agreed to by the Special Servicer in connection with a workout or proposed workout of the Trust Loan or otherwise, or resulting from a bankruptcy, insolvency or similar proceeding involving the Borrower or otherwise, (y) any increase in the Interest Rate for the Trust Loan as a result of a Mortgage Loan Event of Default or (z) the Property becoming a Foreclosed Property.

“Administrative Advances”: As defined in Section 3.23(c).

“Administrative Fee Rate”: The sum of the Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Licensing Fee Rate.

“Advance”: Any Administrative Advance, Monthly Interest Payment Advance or Property Protection Advance.

“Advance Interest”: Interest, compounded annually, on the aggregate amount of Advances with respect to the Mortgage Loan and/or the Property at the Advance Interest Rate.

“Advance Interest Rate”: The “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate”, then the Servicer shall select an equivalent publication that publishes such “prime rate”, and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Servicer is required to reasonably select a comparable interest rate index.

“Adverse REMIC Event”: As defined in Section 12.1(j).

“Advisers Act”: As defined in Section 5.3(o).

“Affiliate”: With respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee and/or the Certificate Administrator may obtain and rely upon an Officer’s Certificate of the Servicer, the Special Servicer, the Trustee (in the case of the Certificate Administrator), the Certificate Administrator (in the case of the Trustee), a Borrower Related Party or the Depositor, as applicable, to determine whether any Person is an Affiliate of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, a Borrower Related Party or the Depositor.

“Affiliated Manager”: Any Property Manager in which the Borrower, any Borrower Sponsor or the Guarantor controls or has, directly or indirectly, more than 20% of the legal, beneficial or economic interest therein. For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Available Funds”: With respect to each Distribution Date, an amount equal to: (a) the aggregate (without duplication) of (i) all amounts (other than any Prepayment

Fees) received in respect of the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during the related Collection Period (including, without limitation, amounts in the form of payments, any Repurchase Price (or Loss of Value Payments by any Loan Seller in lieu thereof) or any other purchase price of the Trust Loan received by the Trust, any Liquidation Proceeds and, to the extent not otherwise applied to the repair or restoration of the Property, any Insurance Proceeds and Condemnation Proceeds received by the Trust), (ii) any advance of interest on the Trust Loan for such Distribution Date, (iii) any Compensating Interest Payment made with respect to the Trust Loan for the related Remittance Date, (iv) any amounts transferred to the Collection Account from any other account maintained under this Agreement for distribution on such Distribution Date (provided that the Servicer receives such transfer no later than the close of business on the Business Day prior to the related Remittance Date), (v) with respect to the Distribution Date occurring in March (or, if such Distribution Date is the final Distribution Date, in February), of each calendar year (commencing in 2020), the Withheld Amounts to be transferred from the Interest Reserve Account to the Distribution Account and (vi) any payment of interest received prior to the related Collection Period but intended to cover interest accrued during the Interest Accrual Period that corresponds to the Payment Date in the related Collection Period; reduced by (b) the aggregate (without duplication) of (i) the Aggregate Available Funds Reduction Amount for the related Remittance Date, (ii) with respect to any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2020) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount transferred or to be transferred to the Interest Reserve Account, (iii) any portion of the amounts described in clause (a)(i) of this definition that represents escrow payments, reserve funds or amounts received in respect of future accrual periods and (iv) any portion of any Monthly Interest Payment Advance with respect to such Distribution Date to be applied to pay the Trustee/Certificate Administrator Fee (including the portion thereof that is the Trustee Fee) and/or the CREFC® Licensing Fee. Aggregate Available Funds shall not include any amounts allocable to the Companion Loans under the Co-Lender Agreement

“Aggregate Available Funds Reduction Amount”: With respect to any Distribution Date, the aggregate of all amounts withdrawn from the Collection Account pursuant to clauses (i) through (xi) of the first paragraph of Section 3.4(c) of this Agreement with respect to the related Remittance Date.

“Agreement”: This Trust and Servicing Agreement (including all exhibits hereto) and all amendments and supplements hereto.

“Annual Budget”: As defined in the Mortgage Loan Agreement.

“Applicable Laws”: As defined in Section 8.2(d).

“Applicable Fitch Permitted Investment Rating”: (A) In the case of such investments with maturities of 30 days or less, the short-term debt obligations (or, if applicable, deposit accounts) of which are rated at least “F1” by Fitch or the long-term debt obligations (or, if applicable, deposit accounts) of which are rated at least “A” by Fitch, and (B) in the case of such investments with maturities of more than 30 days, the short-term obligations (or, if applicable, deposit accounts) of which are rated at least “F1+” by Fitch or the long-term obligations (or, if applicable, deposit accounts) of which are rated at least “AA-” by Fitch.

“Applicable Moody’s Permitted Investment Rating”: In the case of such investments, the short-term debt obligations of which are rated at least “P-1” by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s.

“Applicable Servicing Criteria”: With respect to the Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria and with respect to a Servicing Function Participant engaged by the Servicer or the Special Servicer, the term “Applicable Servicing Criteria” may refer to a portion of the Applicable Servicing Criteria applicable to the Servicer or the Special Servicer, as the case may be.

“Applied Realized Loss Amount”: (a) With respect to any Class of Non-Retained Principal Balance Certificates or any Uncertificated Lower-Tier Interest (other than the Class LVRR Uncertificated Lower-Tier Interest and the LUVRR Uncertificated Lower-Tier Interest), the related Applied Non-Retained Realized Loss Amount; and (b) with respect to the Combined VRR Interest, the Class VRR Certificates, the Uncertificated VRR Interest, the Class LVRR Uncertificated Lower-Tier Interest or the LUVRR Uncertificated Lower-Tier Interest, the related Applied VRR Realized Loss Amount.

“Applied Realized Loss Amount”: All amounts applied to reduce the Certificate Balance of a Class of Non-Retained Principal Balance Certificates or the Lower-Tier Principal Amount of any Uncertificated Lower-Tier Interest (other than the Class LVRR Uncertificated Lower-Tier Interest and the LUVRR Uncertificated Lower-Tier Interest), as applicable, in respect of Realized Losses pursuant to Section 4.1(j).

“Applied VRR Realized Loss Amount”: All amounts applied to reduce the Combined VRR Interest Balance of the Combined VRR Interest, the Certificate Balance the Class VRR Certificates, the Uncertificated VRR Interest Balance, the Lower-Tier Principal Amount of the Class LVRR Uncertificated Lower-Tier Interest or the Lower-Tier Principal Amount of the LUVRR Uncertificated Lower-Tier Interest, as applicable, in respect of applicable Realized Losses pursuant to Section 4.1(k).

“Appraisal”: With respect to the Property or Foreclosed Property, an appraisal of the Property or Foreclosed Property, as the case may be, conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute by an Independent Appraiser and certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended; provided that after an initial “Appraisal” has been obtained pursuant to the terms of this Agreement, an update of such initial Appraisal shall be considered an “Appraisal” hereunder for all purposes if such original Appraisal was performed within the previous 18 months. All Appraisals (and updates thereof) obtained pursuant to the terms of this Agreement shall include a valuation using the “income capitalization – discounted cash flow approach” and set forth the discount rate and terminal capitalization rate utilized by the Independent Appraiser. All calculations under this Agreement requiring that a “value” or “appraised value” be used with respect to the Property or Foreclosed Property shall use the most recently determined appraised value set forth in an Appraisal (or update thereof) unless a different valuation is specifically required (such as the appraised value of the Property at origination). For purposes of determining an Appraisal Reduction Amount, the Appraised Value (as determined by an updated Appraisal) of the Property shall be determined on an “as-is” basis.

“Appraisal-Reduced Class”: As defined in Section 3.7(f).

“Appraisal Reduction Amount”: As of any date of determination, subject to Section 3.7(e) of this Agreement, an amount equal to the excess of (i) the outstanding principal balance of the Mortgage Loan on such date plus the sum of (A) all accrued and unpaid interest on the Mortgage Loan at the Interest Rate, (B) all related unreimbursed Administrative Advances and Property Protection Advances and unpaid interest at the Advance Interest Rate on all Advances in respect of the Mortgage Loan or the Property, (C) all currently due and unpaid real estate taxes and assessments and Insurance Premiums and all other amounts, including, if applicable, ground rents, due and unpaid in respect of the Property (which taxes, premiums and other amounts have not been the subject of an Advance) and (D) to the extent not duplicative of amounts in clauses (B) or (C), all unpaid Trust Fund Expenses then due under the Mortgage Loan Agreement, over (ii) the sum of (A) the aggregate of either (1) 90% of the related appraised value (as determined by an updated Appraisal that was performed within 9 months prior to the Appraisal Reduction Event if the Special Servicer is not aware of any material change in the market or condition or value of the Property since the date of such Appraisal, and otherwise was performed since the date of such material change if the Special Servicer is aware thereof), or (2) if the events described in clauses (i) through (iii) in the first sentence of Section 3.7(e) occur with respect to the Property, the Hypothetical Appraised Value of the Property, in each case, less the amount of any liens (exclusive of Permitted Encumbrances) on the Property senior to the lien of the Mortgage Loan Documents, plus (B) any escrows or reserve amounts with respect to the Mortgage Loan, including for taxes, Insurance Premiums and ground rents. The Mortgage Loan will be treated as a single loan for purposes of calculating the Appraisal Reduction Amount. Any resulting Appraisal Reduction Amount with respect to the Mortgage Loan will be allocated first to the Junior Trust Notes on a pro rata and pari passu basis (in accordance with the relative principal balance of such Junior Trust Notes) up to the aggregate principal balance of the Junior Trust Notes, with any remainder being allocated to the Senior Notes on a pro rata and pari passu basis (in accordance with the relative principal balance of such Senior Notes).

“Appraisal Reduction Event”: The earliest of (i) 120 days after an uncured payment delinquency (other than a delinquency in respect of the Balloon Payment) occurs in respect of the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of the Balloon Payment for the Mortgage Loan unless a refinancing or sale of the Property is anticipated within 120 days after the Maturity Date of the Mortgage Loan (as evidenced by a written and binding (a) refinancing commitment, (b) letter of intent or (c) term sheet, in each case, from an acceptable lender, or a signed purchase agreement from an acceptable purchaser, in each case reasonably satisfactory in form and substance to the Servicer and any applicable Consenting Party, which provides that such refinancing or sale shall occur within 120 days after the Maturity Date), in which case 120 days after such uncured delinquency, (iii) 60 days after a reduction in Monthly Interest Payments or a material adverse economic change with respect to the terms of the Mortgage Loan has become effective, (iv) 60 days after an extension of the Maturity Date of the Mortgage

Loan (except for an extension within the time periods described in clause (ii) above), (v) 60 days after a receiver has been appointed in respect of the Property on behalf of the Trust or any other creditor, (vi) immediately after any Borrower-Related Party declares, or becomes the subject of, bankruptcy, insolvency or similar proceeding, admits in writing the inability to pay its debts as they come due or makes an assignment for the benefit of creditors unless such action is dismissed within 45 days, or (vii) immediately after the Property becomes a Foreclosed Property.

“Asset Status Report”: As defined in Section 3.10(h).

“Assignment of Agreements”: As defined in the Mortgage Loan Agreement.

“Assignment of Leases”: As defined in the Mortgage Loan Agreement.

“Assignment of Management Agreement”: As defined in the Mortgage Loan Agreement.

 “Assignment of Mortgage”: An assignment of the Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the Property is located to reflect of record the assignment of the Mortgage to the Trustee on behalf of the Trust; provided, however, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer will not be responsible for determining whether any such assignment is legally sufficient or in recordable form.

“Assumed Monthly Interest Payment”: With respect to the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan), for the Maturity Date in connection with, or for any Assumed Payment Date following, a delinquency in the payment of the Balloon Payment, or for any Assumed Payment Date following the foreclosure, in whole or in part, of the Mortgage Loan or acceptance by the Special Servicer on behalf of the Trust and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan or a portion of the Mortgage Loan, the scheduled monthly payment of interest that would have been due in respect of the Trust Loan on its Maturity Date and each subsequent Payment Date (or Assumed Payment Date) (or on each Payment Date (or Assumed Payment Date) after the occurrence of a foreclosure, in whole or in part, of the Mortgage Loan or acceptance by the Special Servicer on behalf of the Trust and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan or a portion of the Mortgage Loan) if the Trust Loan had been required to continue to accrue interest in accordance with its terms, and without regard to the occurrence of the Maturity Date (or the occurrence of such foreclosure or acceptance of a deed-in-lieu of foreclosure or comparable conversion), in each case as such terms may have been modified, and the Maturity Date may have been extended, in connection with a bankruptcy or similar proceeding involving the Borrower or its Affiliates or a modification, waiver or amendment granted or agreed to by the Servicer or the Special Servicer.

“Assumed Payment Date”: With respect to the Mortgage Loan for any calendar month following a delinquency in the payment of the Balloon Payment or the foreclosure, in whole or in part, of the Mortgage Loan or acceptance on behalf of the Trust and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan (or portion thereof), the date that would have been the Payment Date in such calendar month if the

Maturity Date or the foreclosure of the Mortgage Loan (or portion thereof) or acceptance on behalf of the Trust and the Companion Loan Holders of a deed-in-lieu of foreclosure or comparable conversion of the Mortgage Loan (or portion thereof) had not occurred.

“Authenticating Agent”: As defined in Section 8.11(a).

“Available Funds”: With respect to any Distribution Date, an amount equal to the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Balloon Payment”: The payment of the outstanding principal balance of the Mortgage Loan, the Trust Loan or any Companion Loan, as applicable, together with all unpaid interest, due and payable on the Maturity Date.

“Beneficial Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Depositor, the Trustee, the Certificate Administrator, the Special Servicer and the Servicer, as applicable, will have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide an Investor Certification.

“BBPLC”: As defined in the Introductory Statement hereto.

“BCREI”: As defined in the Introductory Statement hereto.

“BMO Harris”: As defined in the Introductory Statement hereto.

“Borrower”: As defined in the Introductory Statement.

“Borrower Parties”: Collectively, the Borrower, the Borrower Sponsors and the Guarantors.

“Borrower Party”: Any of the Borrower Parties.

“Borrower Reimbursable Trust Fund Expenses”: Expenses for which the Borrower is obligated to reimburse the Trust pursuant to the Mortgage Loan Agreement (including, without limitation, Sections 4.29, 4.30 and 10.21 of the Mortgage Loan Agreement).

“Borrower Related Party”: Individually or collectively, as the context may require, any Borrower, any Affiliated Manager, any Borrower Sponsor and any Guarantor and any Affiliate of any of the foregoing.

“Borrower Restricted Party”: Individually or collectively, as the context may require, (i) the Borrower, the Borrower Sponsors, any borrower under a related mezzanine loan, any guarantor, any operating lessee or any property manager, or any of their respective managers, servicers, agents or Affiliates, (ii) a Restricted Holder, (iii) any Person controlling or controlled by or under common control with the Borrower, the Borrower Sponsors, any borrower under a related mezzanine loan, any guarantor, any operating lessee or any property manager or a Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the Borrower, the Borrower Sponsors, any borrower under a related mezzanine loan, any guarantor, any operating lessee, any property manager or a Restricted Holder. For the purposes of this definition, “control” when used with respect to any specific Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Borrower Sponsors”: Individually or collectively, as the context may require, Vornado Realty L.P. and Oxford Properties Group, and their respective successors in interest.

“Business Day”: Any day other than (a) a Saturday or a Sunday or (b) any other day on which (1) federally insured depository institutions in the State of New York or (2) the place of business of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the financial institution that maintains the Collection Account, the Foreclosed Property Account or any Reserve Account for the Mortgage Loan, or (3) the New York Stock Exchange or the Federal Reserve Bank of New York, in each case are authorized or obligated by law, governmental decree or executive order to be closed.

“Cash Management Accounts”: As defined in the Mortgage Loan Agreement.

“Cash Management Agreement”: As defined in the Mortgage Loan Agreement.

“CCR Consultation Period”: Any period when both: (i) a CCR Control Termination Event has occurred and is continuing; and (ii) a CCR Consultation Termination Event has not yet occurred or has occurred but is no longer continuing.

“CCR Consultation Termination Event”: The event that occurs when (i) the Class B Certificates no longer have a Certificate Balance (without regard to the application of any Appraisal Reduction Amounts then allocable to such Class of Certificates to notionally reduce the Certificate Balance of such Class of Certificates) that is equal to or greater than 25% of the Initial Certificate Balance of such Class of Certificates, or (ii) the Controlling Class Representative or the Majority Controlling Class Certificateholders are Borrower Restricted Parties.

“CCR Consultation Termination Period”: Any period when a CCR Consultation Termination Event has occurred and is continuing.

“CCR Control Period”: Any period during which a CCR Control Termination Event (i) has not yet occurred or (ii) has occurred but is no longer continuing.

“CCR Control Termination Event”: The event that occurs when (i) the Class B Certificates no longer have a Certificate Balance (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class of Certificates) that is equal to or greater than 25% of the Initial Certificate Balance of such Class of Certificates, or (ii) the Controlling Class Representative or the Majority Controlling Class Certificateholders are Borrower Restricted Parties.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended.

“Certificate”: Any Class A, Class B, Class VRR or Class R Certificate issued, authenticated and delivered hereunder.

“Certificate Administrator”: Citibank, N.A., in its capacity as certificate administrator, or if any successor Certificate Administrator is appointed as herein provided, such Certificate Administrator.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at https://sf.citidirect.com.

“Certificate Balance”: With respect to any outstanding Class of Principal Balance Certificates at any date of determination, an amount equal to (1) the Initial Certificate Balance of such Class, less (2) the sum of (a) all amounts distributed to Holders of Certificates of such Class on all previous Distribution Dates and treated under this Agreement as allocable to principal, (b) the aggregate amount of applicable Realized Losses allocated to such Class of Certificates, if any, on all prior Distribution Dates pursuant to Section 4.1(j) or Section 4.1(k), as applicable. With respect to any individual Principal Balance Certificate, the product of (x) the Percentage Interest represented by such Certificate multiplied by (y) the Certificate Balance of the related Class of Certificates to which such Certificate belongs.

“Certificate Interest Accrual Period”: With respect to any Class of Non-Retained Principal Balance Certificates and any Uncertificated Lower-Tier Interest for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.3 of this Agreement.

“Certificateholder” or “Holder”: With respect to any Certificate, the person in whose name a Certificate is registered in the Certificate Register (including, solely for the purposes of providing, distributing or otherwise making available any reports, statements or other information pursuant to this Agreement, Beneficial Owners of Certificates or prospective transferees of Certificates to the extent the Person providing, distributing or making such information available has received an appropriate Investor Certification from such beneficial owner or prospective transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to this Agreement (including voting on an amendment to this Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, and (b) solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by a Borrower Restricted Party shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, a Holder or Beneficial Owner of Certificates in the Controlling Class or the Controlling Class Representative will not be subject to the restrictions contained above in this definition of Certificateholder when exercising, and will not be prohibited from exercising, any appointment rights, consent rights, consultation rights, Voting Rights or any other rights it may have, solely in its capacity as a Holder or Beneficial Owner of specifically Certificates in the Controlling Class (as opposed to a holder or beneficial owner of Certificates in general) or as Controlling Class Representative, under this Agreement, unless such Holder or Beneficial Owner of Certificates in the Controlling Class or the Controlling Class Representative is also either (x) a Borrower Restricted Party or a sub-servicer thereof, or (y) the Servicer, the Trustee or the Certificate Administrator or any person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party.

“Certificateholder Quorum”: A quorum that, for purposes of Section 7.1(d) of this Agreement, consists of the Holders of Principal Balance Certificates evidencing at least 50% of the Voting Rights of the Principal Balance Certificates, on an aggregate basis.

“Class”: With respect to the Certificates, all of the Certificates bearing the same alphabetical class designation, as well as the Uncertificated VRR Interest, and each Uncertificated Lower-Tier Interest.

“Class A Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-1 hereto and designated as a Class A Certificate.

“Class B Certificate”: A Certificate executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-3 hereto and designated as a Class B Certificate.

“Class Interest Shortfall”: With respect to any Class of Non-Retained Principal Balance Certificates or any Uncertificated Lower-Tier Interest for any Distribution Date, the amount by which the Interest Distribution Amount for such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, and such Distribution Date, exceeds the portion of such amount actually distributed to such Class of Certificates or deemed distributed to such Uncertificated Lower-Tier Interest, as the case may be, on such Distribution Date.

“Class LA Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LA, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LB Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LB, is held as an asset of the Upper-Tier REMIC and has the Original

Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class LT-R Interest”: The residual interest in the Lower-Tier REMIC. The Class LT-R Interest has no Pass-Through Rate or Lower-Tier Principal Amount or notional amount. The Class LT-R Interest will be represented by the Class R Certificates.

“Class LVRR Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as Class LVRR, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“Class Principal Shortfall”: For any Distribution Date and any Class of Non-Retained Principal Balance Certificates, the amount, if any, by which (i) the portion of the Principal Distribution Amount for such Class and Distribution Date, exceeds (ii) the amount actually distributed to such Class of Non-Retained Principal Balance Certificates in respect of principal on such Distribution Date.

“Class R Certificate”: A Certificate executed and authenticated by the Certificate Administrator, in substantially the form set forth in Exhibit A-3 hereto and designated as a Class R Certificate. The Class R Certificates have neither a Certificate Balance nor a Pass-Through Rate. The Class R Certificates will represent the Class LT-R Interest and the Class UT-R Interest.

“Class UT-R Interest”: The residual interest in the Upper Tier REMIC. The Class UT-R Interest has no Pass-Through Rate, Certificate Balance or notional amount. The Class UT-R Interest will be represented by the Class R Certificates.

“Class VRR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent, in substantially the form set forth in Exhibit A-4 hereto and designated as a Class VRR Certificate. The Class VRR Certificates constitute a class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC. For tax reporting purposes, the Class VRR Certificates will accrue interest at the Adjusted Net Mortgage Rate in effect from time to time.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearing Account Agreement”: As defined in the Mortgage Loan Agreement.

“Clearstream”: As defined in Section 5.2(a).

“Closing Date”: December 17, 2019.

“Code”: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto in temporary or final form and any proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust Fund.

“Co-Lender Agreement”: As defined in the Introductory Statement.

“Collateral”: The Property securing the Mortgage Loan, the Leases assigned with respect to the Mortgage Loan, the agreements assigned with respect to the Mortgage Loan, the Reserve Accounts (and all sums held, deposited or invested therein and all proceeds thereof) with respect to the Mortgage Loan and all other collateral which is subject to security interests and liens granted to secure the Mortgage Loan.

“Collateral Security Documents”: Any document or instrument given to secure or guaranty the Mortgage Loan, including without limitation, the Mortgage, each as amended, supplemented, assigned, extended or otherwise modified from time to time.

“Collection Account”: As defined in Section 3.4(a).

“Collection Period”: (i) With respect to the first Distribution Date, the period commencing on and including the Closing Date and ending on and including the Determination Date relating to such Distribution Date, and (ii) with respect to any other Distribution Date, the period commencing on and including the date immediately following the Determination Date relating to the immediately preceding Distribution Date and ending on and including the Determination Date relating to such Distribution Date. The Collection Period for any Distribution Date shall also relate to the Remittance Date immediately prior to such Distribution Date.

“Combined VRR Available Funds”: With respect to any Distribution Date, an amount equal to the VRR Percentage of the Aggregate Available Funds for such Distribution Date.

“Combined VRR Interest”: The Class VRR Certificates and the Uncertificated VRR Interest, collectively.

“Combined VRR Interest Balance”: The Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, together.

“Combined VRR Interest Holders”: The holders of the Class VRR Certificates together with the Uncertificated VRR Interest Owner.

“Combined VRR Interest Owner”: Any Holder of a Class VRR Certificate or the Uncertificated VRR Interest Owner.

“Commission”: The Securities and Exchange Commission.

“Companion Loan”: As defined in the Introductory Statement.

“Companion Loan Advance”: With respect to a Companion Loan that is part of an Other Securitization Trust, any advance of delinquent scheduled payments with respect to such

Companion Loan made by the master servicer or trustee with respect to such Other Securitization Trust.

“Companion Loan Holder”: The holder of a Companion Loan and any successor thereto in respect of any Foreclosed Property.

“Companion Loan Notes”: As defined in the Preliminary Statement.

“Companion Loan Rating Agency” With respect to any Companion Loan, any rating agency that was engaged by a participant in the securitization of such Companion Loan to assign a rating to the related Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Companion Loan or REO Companion Loan as to which any Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of such Companion Loan Securities (if then rated by such Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from a Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.27 of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply.

“Companion Loan Securities”: Any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Other Securitization Trust, which assets include a Companion Loan (or a portion thereof or interest therein).

“Compensating Interest Payment”: A cash payment in an amount, with respect to the Mortgage Loan, equal to the lesser of (i) the amount of any Prepayment Interest Shortfall incurred in connection with a voluntary Prepayment received in respect of the Mortgage Loan during the related Collection Period prior to the Payment Date in that Collection Period, and (ii) the aggregate of the Servicer’s Servicing Fees for the related Distribution Date and, to the extent earned on Prepayments, Net Investment Earnings payable to the Servicer for the related Interest Accrual Period.

“Condemnation Proceeds”: The portion of the Net Proceeds relating to a Condemnation (as defined in the Mortgage Loan Agreement).

“Confidential Information”: With respect to the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, all material non-public information obtained in the course of and as a result of such Person’s performance of its duties as Trustee, Certificate Administrator, Servicer or Special Servicer, as applicable with respect to the Mortgage Loan, the Borrower Related Parties and the Property, unless such information (i) was already in the possession of such Person prior to being disclosed to such Person, (ii) is or becomes available to such Person from a source other than its activities as Trustee, Certificate Administrator, Servicer or Special Servicer, (iii) is or becomes generally available to the public other than as a result of a disclosure by Servicing Personnel or (iv) is required to be disclosed by law or court order, provided such Person shall use reasonable efforts to obtain confidential treatment thereof. Notwithstanding the foregoing, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall be permitted to comply with its obligations hereunder to make information available to the extent that such information was received by it in its capacity as Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable.

“Consent Fees”: Any fees payable in connection with any request by the Borrower for lender consent pursuant to the express terms of the Mortgage Loan Documents; provided that Consent Fees shall not include fees payable in connection with a consent to a modification, extension, waiver or amendment of any term of the Mortgage Loan Documents.

“Consenting Party”: (i) prior to the occurrence and continuance of a Control Appraisal Period under the Co-Lender Agreement and solely during a CCR Control Period, the Controlling Class Representative; or (ii) during the occurrence and continuance of a Control Appraisal Period under the Co-Lender Agreement, the holder of Note A-1-1 or its representative. For the avoidance of doubt, the Controlling Class Representative shall not be a Consenting Party if and for so long as a CCR Control Termination Event is in effect or during the existence of a Control Appraisal Period. Notwithstanding the foregoing, no Consenting Party can be a Borrower Restricted Party.

“Consolidated, Amended and Restated Promissory Note”: That certain Consolidated, Amended and Restated Promissory Note, dated the Origination Date, in the stated principal amount of Eight Hundred Million and No/100 Dollars ($800,000,000.00), made by Borrower in favor of CREFI, GS Bank, BCREI and BMO Harris.

“Consulting Party”: Each of: (i) solely during a CCR Consultation Period and provided that no Control Appraisal Period under the Co-Lender Agreement has occurred and is continuing, the Controlling Class Representative; (ii) each Risk Retention Consultation Party; and (iii) during the occurrence and continuance of a Control Appraisal Period under the Co-Lender Agreement, each Companion Loan Holder (to the extent the Companion Loan Holders are entitled to exercise such consultation rights under the Co-Lender Agreement). For the avoidance of doubt, the Controlling Class Representative shall not be a Consulting Party if and for so long as a CCR Consultation Termination Event is in effect or during the existence of a Control Appraisal Period, and any consultation rights of the Companion Loan Holders shall be subject to the terms of the Co-Lender Agreement. Notwithstanding the foregoing, no Consulting Party can be a Borrower Restricted Party.

“Control Appraisal Period”: As defined in the Co-Lender Agreement.

“Controlling Class”: The Class B Certificates. No other Class of Certificates will be eligible to act as the Controlling Class or appoint a Controlling Class Representative.

“Controlling Class Representative”: The Holder of the Controlling Class (or other representative) selected or designated, as applicable, in accordance with Section 9.1.

“Controlling Persons”: As defined in Section 6.3(a).

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Certificate Administrator, as applicable, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located: (i) with respect to the Trustee: 1100 North Market Street, Wilmington, Delaware 19890, Attention: MAD 2019-650M, or the principal trust office of any successor Trustee qualified and appointed pursuant to Section 8.8, and (ii) with respect to the Certificate Administrator: (a) for purposes of administration of the Trust, 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services—MAD 2019-650M, and (b) for purposes of certificate transfer and presentment of Certificates for final payment thereon, 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310, Attention: Securities Window, or the principal trust office of any successor Certificate Administrator qualified and appointed pursuant to Section 8.8.

“Credit Risk Retention Rules” or “Regulation RR”: The final credit risk retention rules issued by the Office of the Comptroller of the Currency (appearing at 12 C.F.R. § 43.1, et seq.) and the Securities and Exchange Commission (appearing at 17 C.F.R. § 246.1, et seq.), in each case as applicable to any particular matter arising hereunder, that adopted the joint final rule promulgated by the Regulatory Agencies (appearing at 79 F.R. 77601; pages 77740-77766) to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd Frank Wall Street Reform and Consumer Protection Act, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Regulatory Agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“CREFC®”: The CRE Finance Council, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as will be reasonably acceptable to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Assumption Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Assumption Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Bond Level File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Capitalized Amounts/Non-Recoverable Trust Expense Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Certificate Administrator.

“CREFC® Comparative Financial Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Financial File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Licensing Fee”: The “CREFC® Intellectual Property Royalty License Fee” payable to CREFC® in connection with the usage of CREFC® trademarks, which shall be equal to, with respect to the Trust Loan and any Mortgage Loan Interest Accrual Period, the amount of interest accrued during such Mortgage Loan Interest Accrual Period at the related CREFC® Licensing Fee Rate on the same principal balance, in the same manner, and for the same number of days as any related interest payment with respect to the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during such Mortgage

Loan Interest Accrual Period is computed. Any payments of the CREFC® Licensing Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Servicer in writing at least two (2) Business Days prior to the Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)

Bank Name: JPMorgan Chase Bank, National Association

Bank Address: 80 Broadway, New York, NY 10005

Routing Number: 021000021

Account Number: 213597397

For the avoidance of doubt, the CREFC® Licensing Fee shall be deemed payable from the Lower-Tier REMIC.

“CREFC® Licensing Fee Rate”: 0.00050% per annum.

“CREFC® Loan Level Reserve LOC Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Level Reserve LOC Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Loan Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Modification Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® Loan Setup File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator.

“CREFC® Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is acceptable to the Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to “normalize” the full year and year to date net operating income and debt service coverage numbers used in the other reports required by this Agreement.

“CREFC® Operating Statement Analysis Report”: A report prepared with respect to the Property substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer or Special Servicer.

“CREFC® Payment Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Payment Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer.

“CREFC® Reports”: Collectively refers to the following reports as may be amended, updated or supplemented from time to time as part of the CREFC® “Investor Reporting Package” and any additional reports that become part of the CREFC® “Investor Reporting Package” from time to time:

(a)           the following eight data files (and any other files as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Loan Setup File; (ii) CREFC® Loan Periodic Update File; (iii) CREFC® Property File; (iv) CREFC® Financial File; (v) CREFC® Special Servicer Loan File; (vi) CREFC® Special Servicer Property File; (vii) CREFC® Bond Level File; and (viii) CREFC® Collateral Summary File;

(b)           the following ten supplemental reports and methodology (and any other reports as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Servicer Watch List/Portfolio Review Guidelines; (ii) CREFC® Delinquent Loan Status Report; (iii) CREFC® REO Status Report; (iv) CREFC® Comparative Financial Status Report; (v) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report; (vi) CREFC® Loan Level Reserve/LOC Report; (vii) CREFC® Total Loan Report (to the extent any portion of the Mortgage Loan is held outside the Trust); (viii) CREFC® Advance Recovery Report; (ix) CREFC® Operating Statement Analysis Report; (x) CREFC® NOI Adjustment Worksheet;

(c)           the following fifteen templates (and any other templates as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds

Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Certificate Administrator Template, (viii) CREFC® Significant Insurance Event Template, (ix) CREFC® Loan Modification Report Template; (x) CREFC® Loan Liquidation Report Template, (xi) CREFC® REO Liquidation Report Template; (xii) CREFC® Payment Posting Instructions Template; (xiii) CREFC® Modification Posting Instructions Template; (xiv) CREFC® Assumption Modification Posting Instructions Template, and (xv) CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template; and

(d)           such other reports and data files as CREFC® may designate, or has designated, as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Remittance to Certificate Administrator Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Servicer Remittance to Certificate Administrator Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Watch List/Portfolio Review Guidelines”: For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watch List/Portfolio Review Guidelines” available as of the Closing Date on the CREFC® Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the “Servicer Watch List/Portfolio Review Guidelines” available as of the Closing Date on the CREFC® Website, is reasonably acceptable to the Servicer.

“CREFC® Significant Insurance Event Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Significant Insurance Event Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Loan File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Special Servicer Property File”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Special Servicer Property File” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally and is reasonably acceptable to the Servicer and the Special Servicer.

“CREFC® Total Loan Report”: The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Website”: The CREFC®’s Internet website located at “www.CREFC®.org” or such other primary Internet website as the CREFC® may establish for dissemination of its report forms.

“CREFI”: As defined in the Introductory Statement hereto.

“Current Interest Accrual Amount”: With respect to any Distribution Date for any Class of Non-Retained Principal Balance Certificates or any Uncertificated Lower-Tier Interest, the interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, for such Distribution Date on the Certificate Balance or Lower-Tier Principal Amount, as applicable, of such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, immediately prior to such Distribution Date.

“Custodial Agreement”: The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.

“Custodian”: Any Custodian appointed pursuant to Section 8.15 of this Agreement and, unless the Certificate Administrator is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Certificate Administrator or the Servicer or any Affiliate or agent of the Certificate Administrator or the Servicer, but may not be (i) the Depositor, the Loan Sellers or any Affiliates thereof or (ii) the Borrower, any Borrower Restricted Party or any Affiliate thereof.

“Cut-off Date”: December 8, 2019.

“Default Interest”: With respect to any Payment Date, upon the occurrence and during the continuance of a Mortgage Loan Event of Default, interest accrued on the outstanding principal balance of the Mortgage Loan and, to the extent permitted by law, all accrued and unpaid interest and other amounts due in respect of the Mortgage Loan, in each case, at the excess of the Default Rate over the related Interest Rate.

“Default Rate”: As defined in the Mortgage Loan Agreement.

“Defect”: As defined in the Trust Loan Purchase Agreements.

“Deficient Exchange Act Deliverable”: With respect to the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Loan Seller Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such item and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article 13 of this Agreement, that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and/or the rules and regulations promulgated thereunder.

“Definitive Certificate”: Any Certificate in fully registered certificated form without interest coupons.

“Delivery Date”: As defined in Section 2.1(b).

“Depositor”: Citigroup Commercial Mortgage Securities Inc., a Delaware corporation, together with its successors-in-interest.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: The 8th day of each calendar month, but if such 8th day is not a Business Day, then the immediately succeeding Business Day, beginning in January 2020. A Determination Date relates to the Distribution Date that occurs in the same calendar month as such Determination Date.

“Directly Operate”: With respect to any Foreclosed Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such Foreclosed Property, the holding of such Foreclosed Property primarily for sale to customers, the use of such Foreclosed Property in a trade or business conducted by the Trust or the performance of any construction work on the Foreclosed Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that a Foreclosed Property will not be considered to be Directly Operated solely because the Trust (or the Special Servicer on behalf of the Trustee on behalf of the Trust) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such Foreclosed Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to the Mortgage Loan or any Foreclosed Property, any compensation or other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, the Borrower, the Property Managers, the Borrower Sponsors, any guarantor in respect of the Mortgage Loan and any purchaser of the Trust Loan, any Companion Loan or any Foreclosed Property) in connection with the disposition, work-out or foreclosure of the Mortgage Loan, the management or disposition of such Foreclosed Property and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (i) Permitted Special Servicer/Affiliate Fees, and (ii) any special servicing compensation and fees to which the Special Servicer is entitled under this Agreement; provided, that any compensation and other remuneration that the Servicer (if it is also the Special Servicer or an Affiliate thereof) is permitted to receive or retain pursuant to this Agreement in connection with its duties as Servicer under this Agreement shall not constitute Disclosable Special Servicer Fees.

“Disclosure Parties”: As defined in Section 8.14(c).

“Disqualified Non-U.S. Tax Person”: With respect to a Class R Certificate, (x) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person; (y) any Non-U.S. Tax Person or agent thereof other than (i) a Non-U.S. Tax Person that holds such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Administrator an Opinion of Counsel of a nationally recognized tax counsel to the effect that the transfer of such Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of such Class R Certificate will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3; or (z) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within sixty (60) days of the request, and the Certificate Administrator may charge a fee for computing and providing such information.

“Disqualified Organization”: Either (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other Person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The account established and maintained by the Certificate Administrator pursuant to Section 3.5.

“Distribution Date”: The 4th Business Day after each Determination Date, commencing in January 2020. The first Distribution Date shall be January 14, 2020.

“Distribution Date Statement”: As defined in Section 4.4(a).

“Eligible Account”: A separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution, (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, as applicable, and the long term unsecured debt obligations of which are rated at least “A2” by Moody’s or (c) an account maintained with any other insured depository institution that is the subject of a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, from each Rating Agency and Serviced Companion Loan Rating Agency for which the minimum rating is not met, with respect to any account listed in the clauses above, or from each Rating Agency, with respect to any account other than one listed in the clauses above. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. If the holding institution for an account ceases to meet the requirements of this definition for an “Eligible Account”, then the party responsible for administering such account hereunder shall move such account to a holding institution meeting such requirements within 30 days.

“Eligible Institution”: Means (a) either a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations, deposit accounts or commercial paper of which are (i) rated at least “P-1” by Moody’s in the case of letters of credit and accounts in which funds are held for 30 days or less or, in the case of letters of credit and accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations or deposit accounts of which are rated at least “A2” by Moody’s and (ii) rated at least “F1” by Fitch in the case of letters of credit and accounts in which funds are held for 30 days or less or, in the case of letters of credit and accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations or deposit accounts of which are rated at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch); (b) an institution that is the subject of a Rating Agency Confirmation from each Rating Agency; or

(c) KeyBank National Association, provided (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations, deposit accounts or commercial paper of KeyBank National Association are rated at least “P-1” by Moody’s and “F1” by Fitch and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations or deposit accounts of KeyBank National Association are rated at least “A2” by Moody’s and at least “A-” by Fitch.

“Environmental Indemnity”: As defined in the Mortgage Loan Agreement.

“Environmental Law”: Any present or future federal, state or local law, statute, regulation or ordinance, any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act, 22 U.S.C. §§ 1251 et seq.), the Clean Air Act, 42 U.S.C. §§ 7401 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.

“Environmental Report”: With respect to the Property, the “Phase I” and “Phase II,” if any, environmental audit reports prepared and delivered to the Depositor in connection with the origination of the Mortgage Loan, or any subsequent environmental report prepared on behalf of the Trust hereunder meeting the requirements of the American Society for Testing and Materials.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Restricted Certificate”: Any Class A or Class B Certificate; provided, that any such Certificate: (a) will cease to be considered an ERISA Restricted Certificate; and (b) will cease to be subject to the transfer restrictions contained in Section 5.3(n) of this Agreement if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a credit rating agency that meets the requirements of the Underwriter Exemption) or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan. The Class VRR Certificates will be considered ERISA Restricted Certificates if sold through Citigroup Global Markets Inc., Barclays Capital Inc. or BMO Capital Markets Corp.

“Euroclear”: As defined in Section 5.2(a).

“Excess Servicing Fees”: With respect to the Trust Loan (including all or any portion thereof that constitutes an REO Trust Loan), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Excess Servicing Fee Rate”: With respect to the Trust Loan (including all or any portion thereof that constitutes an REO Trust Loan), a rate per annum equal to the Servicing Fee Rate minus 0.00125%; provided that such rate shall be subject to reduction at any time following any resignation of the Servicer pursuant to Section 6.4 of this Agreement (if no successor is appointed in accordance with Section 6.4 of this Agreement) or any termination of the Servicer pursuant to Section 7.1 of this Agreement, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Servicer (which successor may include the Trustee) that meets the requirements of Section 7.2 of this Agreement.

“Excess Servicing Fee Right”: With respect to the Trust Loan (including all or any portion thereof that constitutes an REO Trust Loan), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, KeyBank National Association shall be the owner of such Excess Servicing Fee Right.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“FATCA”: As defined in Section 4.2.

“FHLMC”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“Final Asset Status Report”: An Asset Status Report, together with such other data or supporting information provided by the Special Servicer to any applicable Consenting Party or any applicable Consulting Party, which does not include any communications (other than the Final Asset Status Report) between the Special Servicer, on the one hand, and either a Consenting Party or a Consulting Party, on the other hand, with respect to the Mortgage Loan; provided, that no Asset Status Report shall be considered a Final Asset Status Report unless (i) any applicable Consenting Party has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or (ii) the Asset Status Report is labeled or otherwise communicated to the parties to which it is to be delivered as being final and is otherwise being implemented by the Special Servicer in accordance with the terms of this Agreement.

“Fitch”: Fitch Ratings, Inc. or its successor in interest. If neither Fitch Ratings, Inc. nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Servicer and the Special Servicer and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“FNMA”: The Federal National Mortgage Association or any successor thereto.

“Foreclosed Property”: The Property or other Collateral securing the Mortgage Loan, title to which has been acquired by the Special Servicer on behalf of the Trust and the Companion Loan Holders through foreclosure, deed in lieu of foreclosure or otherwise in the name of the Trustee or its nominee.

“Foreclosed Property Account”: The account or accounts established and maintained by the Special Servicer pursuant to Section 3.6 and Section 3.14.

“Foreclosure Proceeds”: Proceeds, net of any related expenses of the Servicer, Special Servicer, the Certificate Administrator and/or the Trustee, received in respect of any

Foreclosed Property (including, without limitation, proceeds from the operation or rental of such Foreclosed Property) prior to the final liquidation of the Foreclosed Property.

“GAP Mortgage”: That certain GAP Mortgage, dated as of the Origination Date, made by the Borrower for the benefit of CREFI, GS Bank, BCREI and BMO Harris, securing the payment of an indebtedness in the sum of $125,000,000 and encumbering the Property.

“GAP Note”: That certain Gap Note, dated the Origination Date, in the stated principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00), made by Borrower in favor of CREFI, GS Bank, BCREI and BMO Harris.

“Global Certificates”: As defined in Section 5.2(b).

“Guarantor”: As defined in the Mortgage Loan Agreement.

“Guaranty”: As defined in the Mortgage Loan Agreement.

“GS Bank”: As defined in the Introductory Statement hereto.

“Hypothetical Appraised Value”: With respect the Property, the hypothetical “as-is” appraised value of $1,210,000,000, prepared by Cushman & Wakefield, Inc. as of October 31, 2019 which assumes all outstanding free rent and tenant improvements are funded in upfront reserve accounts by the Borrower on the Origination Date.

“Indemnified Party”: As defined in Section 6.6(b) or Section 8.12(b), as applicable.

“Indemnifying Party”: As defined in Section 6.6(b) or Section 8.12(b), as applicable.

“Independent”: When used with respect to any specified Person, such a Person who (i) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Controlling Class Representative, the Risk Retention Consultation Party, if any, the Borrower Related Parties or in any of their respective Affiliates and (ii) is not connected with the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Controlling Class Representative, the Risk Retention Consultation Party, if any, the Borrower Related Parties or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Appraiser”: An Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the Property or Foreclosed Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five (5) years’ experience in the appraisal of comparable properties in the geographic area in which the Property or Foreclosed Property is located.

“Independent Contractor”: Either (i) any Person (other than the Special Servicer or Servicer) that would be an “independent contractor” with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership test set forth in that Section of the Code will be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates or the Combined VRR Interest or 35% or more of the aggregate value of all Classes of Certificates and the Combined VRR Interest or such other interest in the Certificates and the Combined VRR Interest as is set forth in an Opinion of Counsel, which will, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer or the Trust, be delivered to the Trustee, the Certificate Administrator, the Special Servicer or the Servicer on behalf of the Trustee); provided that neither the Lower-Tier REMIC nor the Upper-Tier REMIC receives or derives any income from such Person and the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including the Special Servicer or the Servicer) if the Trustee and the Certificate Administrator (or the Servicer or the Special Servicer on behalf of the Trustee) has received an Opinion of Counsel which shall, at no expense to the Trustee, the Certificate Administrator, the Special Servicer, the Servicer (unless the Special Servicer or the Servicer is providing the Opinion of Counsel with respect to itself) or the Trust, be to the effect that the taking of any action in respect of any Foreclosed Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Foreclosed Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such Foreclosed Property to fail to qualify as Rents from Real Property.

“Initial Certificate Balance”: As defined in the Introductory Statement.

“Initial Purchasers”: Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., BMO Capital Markets Corp. and their respective successors-in-interest. “Inquiry” and “Inquiries”: As defined in Section 4.5(a).

“Initial Uncertificated VRR Interest Balance”: As defined in the Introductory Statement.

“Initial Combined VRR Interest Balance”: The Initial Certificate Balance of the Class VRR Certificates, together with the Initial Uncertificated VRR Interest Balance of the Uncertificated VRR Interest.

“Institutional Accredited Investor”: An entity that is, or in which each of the equity owners is, an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Act.

“Insurance Premiums”: As defined in the Mortgage Loan Agreement.

“Insurance Proceeds”: (a) The portion of Net Proceeds paid as a result of a Casualty (as defined in the Mortgage Loan Agreement) other than amounts to be applied to the restoration, preservation or repair of the Property or to be released to the Borrower Related Parties each in accordance with the terms of the Mortgage Loan Agreement, or if not required to be so applied or so released under the terms of the Mortgage Loan Agreement, Accepted Servicing Practices,

(b) amounts paid by any insurer pursuant to any insurance policy required to be maintained by the Servicer pursuant to Section 3.11, to the extent related to this Agreement only or (c) any other amounts paid by an insurer pursuant to any insurance policy required to be maintained by the Borrower Related Parties, to the extent allocable to the Mortgage Loan under the Mortgage Loan Documents.

“Interest Accrual Period”: (a) With respect to the Mortgage Loan, the Trust Loan or any Companion Loan for any Payment Date, the Mortgage Loan Interest Accrual Period, and (b) with respect to each Class of Non-Retained Principal Balance Certificates for any Distribution Date, the applicable Certificate Interest Accrual Period.

“Interest Distribution Amount”: With respect to any Distribution Date for any Class of Non-Retained Principal Balance Certificates or any Uncertificated Lower-Tier Interest, the sum of the Current Interest Accrual Amount for such Distribution Date and such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be, plus any Class Interest Shortfalls in respect of the immediately preceding Distribution Date for such Class of Certificates or such Uncertificated Lower-Tier Interest, as the case may be.

“Interest Rate”: (i) With respect to the Senior Notes, a rate of 3.48600% per annum (the “Senior Notes Interest Rate”); (ii) with respect to the Junior Trust Notes, a rate of 3.48600% per annum (the “Junior Trust Notes Interest Rate”) (iii) with respect to the Trust Loan Notes or the Trust Loan, the weighted average of the Senior Notes Interest Rate and the Junior Trust Notes Interest Rate (weighted based on the respective principal balances of the Senior Trust Notes and the Junior Trust Notes) (the “Trust Loan Notes Interest Rate”), which is equal to a rate of 3.48600% per annum, and (iv) with respect to the Mortgage Loan, a rate of 3.48600% per annum

“Interest Reserve Account”: As defined in Section 3.3(b).

“Interested Person”: As defined in Section 3.16(a)(ii).

“Investment”: Any direct or indirect ownership interest in the Certificates or in any security, note or other financial instrument related to the Certificates or issued or executed by a Borrower Related Party, or any Affiliate of any of the Borrower Related Parties, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.8(a).

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, as applicable, or any Person on whose behalf the Servicer or any Affiliate thereof or the Special Servicer or any Affiliate thereof has discretion in connection with Investments.

“Investment Personnel”: As defined in Section 6.5.

“Investor Certification”: A certificate representing, among other things, that:

(i) for purposes of access to information, the Person executing the certificate is a Certificateholder, a Beneficial Owner of a Certificate or a prospective purchaser of a Certificate, the Uncertificated VRR Interest Owner, the Controlling Class Representative, a Consenting Party, a Risk Retention Consultation Party or any Companion Loan Holder, and that either (a) such Person is not a Borrower Restricted Party, in which case such person will be required to execute and deliver an Investor Certification substantially in the form included hereto as Exhibit K-1, and will have access to all the reports and information made available to such Privileged Persons under this Agreement, or (b) such Person is a Borrower Restricted Party, in which case such person will be required to execute and deliver an Investor Certification substantially in the form included hereto as Exhibit K-2, and will only receive access to the Distribution Date Statements prepared by the Certificate Administrator; and/or

(ii) for purposes of exercising Voting Rights, the Person executing the certificate is a Certificateholder or a Beneficial Owner of a Certificate, and that such Person (A) is not either (1) the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any of their sub-servicers or respective Affiliates, or (2) a Borrower Restricted Party, or (B) is exercising such Voting Rights in connection with an amendment to this Agreement or other matter regarding which its Certificates are deemed outstanding pursuant to the definition of “Certificateholder”.

Each of the Trustee and the Certificate Administrator may conclusively rely on any Investor Certification provided to it by an unrelated Person and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

“Investor Q&A Forum”: As defined in Section 4.5(a).

“Investor Registry”: As defined in Section 4.5(b).

“IRS”: The Internal Revenue Service.

“Junior Trust Note”: As defined in the Preliminary Statement.

“KBRA”: Kroll Bond Rating Agency, Inc. or its successors in interest.

“Lease”: As defined in the Mortgage Loan Agreement.

“Lender”: CREFI, GS Bank, BCREI and BMO Harris, as originators and initial holders of the Mortgage Loan, and their respective successors and assigns in such capacity.

“Liquidated Property”: The Property or Foreclosed Property, if it has been liquidated.

“Liquidation Expenses”: Reasonable and customary expenses (other than expenses covered by any insurance policy) incurred by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with the liquidation of the Property or the sale of the

Mortgage Loan, such expenses including, without limitation, legal fees and expenses, appraisal fees, brokerage fees and commissions, conveyance taxes and trustee and co-trustee fees, if any. Liquidation Expenses shall not include any previously incurred expenses that have been previously reimbursed to the party incurring the same or that were netted against income from any Foreclosed Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

“Liquidation Fee”: A fee payable to the Special Servicer with respect to a Liquidated Property or the liquidation of the Mortgage Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan), whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted pay-off or other liquidation of the Mortgage Loan or Foreclosed Property, as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds equal to the product of the Liquidation Fee Rate and the Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds related to such Liquidated Property, the liquidated Mortgage Loan or Foreclosed Property. The Special Servicer will not be entitled to receive a Liquidation Fee in connection with: (i) a repurchase by a Loan Seller of its Loan Seller Percentage Interest in the Trust Loan pursuant to the related Trust Loan Purchase Agreement (so long as such repurchase occurs within the cure period required under the related Trust Loan Purchase Agreement which cure period will not exceed 180 days); (ii) a sale of the Trust Loan, any Companion Loan or any Foreclosed Property by the Special Servicer to itself; (iii) a purchase of the Mortgage Loan by an applicable mezzanine lender pursuant to the purchase option included in the related mezzanine intercreditor agreement or similar agreement; provided that the Mortgage Loan is purchased within 90 days of the date on which the applicable purchase option notice was given to the applicable mezzanine lender; provided, that for the avoidance of doubt, if there are one or more purchase option notices that are delivered subsequent to the initial purchase option notice, as long as the event that resulted in the first purchase option notice has, within the 90 day period from the date the applicable purchase option notice was given to the applicable mezzanine lender, ceased, been cured, been waived by the Servicer or Special Servicer in writing, or otherwise is no longer in effect, such 90-day period shall commence on the date of any subsequent purchase option notice given to the related mezzanine lender; (iv) a purchase of the Trust Loan, a Companion Loan or the Foreclosed Property by the Controlling Class Representative or any affiliate thereof, if such purchase occurs within 90 days after the later of (x) the date on which the Special Servicer first delivers to the Controlling Class Representative for its approval the initial Asset Status Report and (y) the date on which the Special Servicing Loan Event that triggered the Asset Status Report occurred; or (v) the making of a Loss of Value Payment as contemplated by Section 2.9 of this Agreement unless the related Loan Seller does not make the particular Loss of Value Payment with respect to the Trust Loan until after more than 180 days following its receipt of notice or discovery of the Material Breach or Material Document Defect that gave rise to the payment of the particular Loss of Value Payment. Further notwithstanding the above, all Liquidation Fees and Work-out Fees payable with respect to the Mortgage Loan or the Property shall be offset by any Modification Fees collected or earned by the Special Servicer within the prior 24 months (determined as of the closing date of the work-out or liquidation as to which the subject Work-out Fee or Liquidation Fee became payable) in connection with any modification, restructure, extension, waiver, amendment or work-out of the Mortgage Loan, but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee.

“Liquidation Fee Rate”: A rate equal to 0.50% (50 basis points).

“Liquidation Proceeds”: (i) Amounts (other than Insurance Proceeds and Condemnation Proceeds) received by the Special Servicer and/or the Certificate Administrator in connection with the liquidation of the Property, whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted payoff or other liquidation of the Mortgage Loan (other than amounts required to be paid to the Borrower Related Parties pursuant to law or the terms of the Mortgage Loan Agreement), including the proceeds of any full, partial or discounted payoff of the Mortgage Loan (exclusive of any portion of such payoff or proceeds that represents Default Interest or late payment charges) and (ii) any Loss of Value Payments paid by a Loan Seller pursuant to Section 2.9 of this Agreement, but only to the extent transferred to the Collection Account in accordance with Section 3.4(f) (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Loan Seller).

“Loan”: As defined in the Mortgage Loan Agreement.

“Loan Portion”: With respect to the Trust Loan and any Loan Seller, the portion of the Trust Loan evidenced by (i) in the case of CREFI, Note A-4 and Note B-1, (ii) in the case of GSMC, A-5 and Note B-2, (iii) in the case of BCREI, Note A-6 and Note B-3, and (iv) in the case of BMO Harris, Note A-7 and Note B-4.

“Loan Seller”: Each of CREFI, GSMC, BCREI and BMO Harris, and their respective successors in interest.

“Loan Seller Percentage Interest”: With respect to any Loan Seller, the portion of the Trust Loan (including all or any portion thereof constituting an REO Trust Loan), expressed as a percentage, represented by such Loan Seller’s Loan Portion.

“Loan Seller Sub-Servicer”: A Sub-Servicer required to be retained by the Servicer by a Loan Seller, as listed on Exhibit U to this Agreement, or any successor thereto.

“Loss of Value Payment”: As defined in Section 2.9(e) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.4(e) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of any Trust REMIC.

“London Business Day”: Any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Lower-Tier Distribution Account”: A subaccount of the Distribution Account, which will be an asset of the Trust Fund and the Lower-Tier REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.1(e).

“Lower-Tier Principal Amount”: With respect to any Uncertificated Lower-Tier Interest at any date, an amount equal to (1) the Original Lower-Tier Principal Amount of such Uncertificated Lower-Tier Interest as specified in the Introductory Statement, less (2) the sum of (a) all amounts deemed distributed with respect to such Uncertificated Lower-Tier Interest on all previous Distribution Dates pursuant to Section 4.1(c) that represent deemed distributions of principal, and (b) the aggregate amount of applicable Realized Losses deemed allocated to such Uncertificated Lower-Tier Interest, if any, on all previous Distribution Dates pursuant to Section 4.1(j) or Section 4.1(k), as applicable. For the avoidance of doubt, the Lower-Tier Principal Amount of any Uncertificated Lower-Tier Interest at any date shall equal the then Certificate Balance of the Class of Related Certificates, or in the case of the LUVRR Uncertificated Interest, the then Uncertificated VRR Interest Balance of the Uncertificated VRR Interest.

“Lower-Tier REMIC”: One of two separate REMICs comprising the Trust Fund, the assets of which consist of all of the assets of the Trust Fund other than (i) the Loss of Value Reserve Fund and (ii) the assets of the Upper-Tier REMIC.

“LUVRR Uncertificated Interest”: A regular interest in the Lower-Tier REMIC, which is designated as LUVRR, is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Introductory Statement.

“MAI”: Members of the Appraisal Institute.

“Major Decision”: Any of the following:

(i)            any substitution or release of real property collateral for the Mortgage Loan (other than substitutions or releases of immaterial and non-income producing real property collateral or in connection with a condemnation action) except as expressly permitted by the Mortgage Loan Documents;

(ii)           any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Borrower);

(iii)          any transfer of the Property or any portion of the Property, or any transfer of any direct or indirect ownership interest in the Borrower to the extent the lender’s consent under the Mortgage Loan Documents is required, except in each case as expressly permitted by the Mortgage Loan Documents, or in connection with a pending or threatened condemnation;

(iv)          any consent to incurrence of additional debt by the Borrower or mezzanine debt by a direct or indirect parent of the Borrower, including modification of the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the mortgagee’s approval is required by the Mortgage Loan Documents;

(v)           any Property Manager changes including, without limitation, approval of the termination or replacement of a Property Manager (excluding, for the avoidance of doubt, replacement of a Property Manager with a Qualified Manager as permitted under the Mortgage Loan Documents) and/or modification, waiver or amendment of any Management Agreement, subordination, non-disturbance and attornment agreement or recognition agreement, in each case, to the extent the mortgagee’s approval is required by the Mortgage Loan Documents;

(vi)          any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of Foreclosed Property) of the ownership of the Property;

(vii)         any amendment, modification or waiver, or any consent to an amendment, modification or waiver, of any monetary term (other than late fees and Default Interest but including, without limitation, the timing of payments and the acceptance of discounted pay-offs) or material non-monetary term of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan that is not expressly permitted pursuant to the terms of the Mortgage Loan Documents without the consent of the Lender;

(viii)        following a default with respect to the Mortgage Loan or a Mortgage Loan Event of Default, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the Borrower or Property;

(ix)           any sale of the Trust Loan for less than the Repurchase Price or the Foreclosed Property for less than the outstanding principal balance of the Trust Loan;

(x)           any determination to bring the Property or Foreclosed Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Property or Foreclosed Property

(xi)          (A) any modification, waiver or amendment of any mezzanine intercreditor agreement or any other intercreditor agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or (B) an action to enforce rights with respect thereto;

(xii)          releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Mortgage Loan and for which there is no material Lender discretion;

(xiii)        any acceptance of an assumption agreement or any other agreement permitting transfers of interests in the Borrower or releasing the Borrower, Guarantor or other obligor from liability under the Mortgage Loan or the Mortgage Loan Documents other than pursuant to the specific terms of such Mortgage Loan Documents and for which there is no Lender discretion;

(xiv)        any proposed modification or waiver of any provision of the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Borrower;

(xv)         any determination of an Acceptable Insurance Default under the Mortgage Loan Documents;

(xvi)        the execution, termination or renewal of any lease or ground lease, to the extent Lender approval is required under the Mortgage Loan Documents and to the extent such lease constitutes a “major lease” under the Mortgage Loan Documents, including entering into any subordination, non-disturbance and attornment agreement with respect to such “major lease”;

(xvii)       approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the Mortgage Loan debt rather than to Property restoration;

(xviii)      any adoption or implementation of the Annual Budget, to the extent the mortgagee’s approval is required by the Mortgage Loan Documents;

(xix)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Borrower;

(xx)          the exercise of the rights and powers granted under any mezzanine intercreditor agreement (or any other intercreditor agreement referenced in clause (xi) above) to the “Senior Lender” or such other similar term as shall be set forth therein and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “Senior Lender” or such other similar term;

(xxi)         any determination by the Servicer or the Special Servicer to transfer the Mortgage Loan to the Special Servicer with respect to any default or Mortgage Loan Event of Default which is anticipated but has not yet occurred;

(xxii)        the approval of, engagement or retention of any property improvement plan consultant and the approval of any work or reserve estimates by any property improvement plan consultant; and

(xxiii)       any enforcement of any cure right or the exercise of any remedies under any management agreement, subordination and non-disturbance, comfort letter, recognition agreement or similar agreement related thereto.

“Major Decision Reporting Package”: With respect to any Major Decision, (a) a written report prepared by the Special Servicer describing in reasonable detail (i) the background and circumstances requiring action of the Special Servicer, (ii) the proposed course of action recommended, and (iii) information regarding any direct or indirect conflict of interest in the subject action, and (b) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under this Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

“Majority Controlling Class Certificateholders”: The Holder(s) or Beneficial Owner(s) of Certificates representing more than 50% of the Certificate Balance of the Controlling Class.

“Majority-Owned Affiliate”: A “majority-owned affiliate” as defined under the Credit Risk Retention Rules.

“Management Agreement”: As defined in the Mortgage Loan Agreement.

“Material Breach”: As defined in the Trust Loan Purchase Agreements.

“Material Document Defect”: As defined in the Trust Loan Purchase Agreements.

“Maturity Date”: As defined in the Mortgage Loan Agreement.

“Modification Fees”: With respect to the Mortgage Loan, any and all fees collected from the Borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Servicer or the Special Servicer, other than (a) any Consent Fees, loan service transaction fees, assumption fees, assumption application fees or defeasance fees, if any, and (b) any Liquidation Fee, Work-out Fee or Special Servicing Fee. All Modification Fees collected or earned by the Special Servicer within the prior 24 months (determined as of the closing date of the work-out or liquidation as to which the subject Work-out Fee or Liquidation Fee became payable) in connection with any modification, restructure, extension, waiver, amendment or work-out of the Mortgage Loan shall offset any Work-out Fees or Liquidation Fees payable with respect to the Mortgage Loan or the Property.

“Monthly Interest Payment”: With respect to the Mortgage Loan and any Payment Date, a payment equal to the amount of interest that has accrued on the Mortgage Loan during the related Mortgage Loan Interest Accrual Period computed at the Mortgage Loan Interest Rate.

“Monthly Interest Payment Advance”: Any advance made by the Servicer or the Trustee pursuant to Section 3.23(a) or 3.23(c) as applicable. Each reference to the reimbursement or payment of a Monthly Interest Payment Advance will be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Interest Rate, compounded annually, through the date preceding the date of payment or reimbursement.

“Moody’s”: Moody’s Investors Service, Inc., or its successor-in-interest. If neither Moody’s Investors Service, Inc. nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Morningstar”: Morningstar Credit Ratings, LLC, or its successor-in-interest.

“Mortgage”: The “Mortgage” as defined in the Mortgage Loan Agreement.

“Mortgage Loan”: As defined in the Introductory Statement hereto.

“Mortgage Loan Agreement”: As defined in the Introductory Statement hereto.

“Mortgage Loan Documents”: All documents executed or delivered by the Borrower Related Parties evidencing, securing or guarantying the Mortgage Loan and any amendment thereof or thereafter or subsequently added to the Mortgage Loan File, including without limitation the Mortgage Loan Agreement.

“Mortgage Loan Event of Default”: An “Event of Default” as defined under the Mortgage Loan Documents.

“Mortgage Loan File”: As defined in Section 2.1(b) and any additional documents required to be added to the Mortgage Loan File pursuant to this Agreement.

“Mortgage Loan Interest Accrual Period”: The “Interest Period” as defined in the Mortgage Loan Agreement.

“Senior Trust Note”: As defined in the Preliminary Statement.

“Senior Note”: As defined in the Preliminary Statement.

“Trust Loan”: As defined in the Introductory Statement.

“Trust Loan Note”: As defined in the Introductory Statement.

“Trust Loan Purchase Agreements”: As defined in the Introductory Statement.

“Trust Note”: As defined in the Introductory Statement.

“Net Foreclosure Proceeds”: With respect to each related Foreclosed Property, the Foreclosure Proceeds with respect to such related Foreclosed Property net of any insurance premiums, taxes, assessments, ground rents and other costs permitted to be paid therefrom pursuant to Section 3.14.

“Net Investment Earnings”: With respect to any Investment Account for any period from any Distribution Date to the immediately succeeding Remittance Date, the amount, if any,

by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.8.

“Net Liquidation Proceeds”: The excess of Liquidation Proceeds received with respect to the Property or the Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

“Net Mortgage Rate”: With respect to the Trust Loan (including if the Property becomes a Foreclosed Property), a per annum rate equal to the Interest Rate with respect to the Trust Notes minus the Administrative Fee Rate.

“Net Proceeds”: As defined in the Mortgage Loan Agreement.

“Non-Book Entry Certificates”: As defined in Section 5.2(c).

“Non-Exempt Person” shall mean any Person other than a Person who either (i) is a U.S. person or (ii) has provided to the Certificate Administrator for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Certificate Administrator to make such payments free of any obligation or liability for withholding, provided that duly executed form(s) provided to the Certificate Administrator pursuant to Section 5.3(q)(ii), shall be sufficient to evidence that such providing Person is not a Non-Exempt Person.

“Nondisqualification Opinion”: An Opinion of Counsel, prepared at the Trust’s expense and payable from the Collection Account, that a contemplated action will not cause (i) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (ii) a “prohibited transaction” or “prohibited contributions” tax to be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC at any time that any Certificates are outstanding.

“Nonrecoverable Advance”: Any Advance (or portion thereof) previously made and not previously reimbursed, or proposed to be made, including interest on such Advance (or portion thereof), which, in accordance with Accepted Servicing Practices (in the case of the Servicer and the Special Servicer) or good faith and reasonable business judgment (in the case of the Trustee) would not be ultimately recoverable from subsequent payments or collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) in respect of the Property, the Foreclosed Property or the Mortgage Loan or from funds on deposit in the Collection Account. The Trustee may rely conclusively upon a determination of non-recoverability made by the Servicer or the Special Servicer. In making a non-recoverability determination, the Servicer, the Special Servicer or the Trustee, as applicable, shall be entitled to consider (among other things) the items set forth in the second sentence of Section 3.23(e).

“Non-Reduced Certificates”: As of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the Initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts then allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the Initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Restricted Privileged Person”: Any Privileged Person other than (i) a Borrower Restricted Party, (ii) an affiliate of a Borrower Restricted Party, (iii) an agent of one or more of the foregoing individuals or entities, or (iv) any other Person that delivers an Investor Certification substantially in the form of Exhibit K-2.

“Non-Retained Certificates”: The Non-Retained Regular Certificates and the Class R Certificates, collectively.

“Non-Retained Percentage”: A percentage equal to 100% less the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-Retained Percentage shall equal 100%.

“Non-Retained Prepayment Fee”: As defined in Section 4.3(a).

“Non-Retained Principal Balance Certificates”: The Class A and Class B Certificates, collectively.

“Non-Retained Regular Certificates”: The Class A and Class B Certificates, collectively.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.3(f).

“Non-U.S. Tax Person”: A Person that is not a U.S. Tax Person.

“Non-U.S. Securities Person”: A person that is not a U.S. Securities Person.

“Note”: As defined in the Introductory Statement.

“Note Splitter Agreement”: That certain Note Splitter Agreement, dated as of the Origination Date, by and among the Borrower, CREFI, GS Bank, BCREI and BMO Harris.

“NRSRO”: Any “nationally recognized statistical rating organization”, as such term is used in Rule 17g-5 of the Exchange Act including, but not limited to, the Rating Agencies.

“NRSRO Certification”: A certification in the form of Exhibit M executed by a NRSRO (other than any Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e) and that such NRSRO will keep any information obtained from the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website confidential except to the extent such information has been made available to the general public. Each NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website.

“Offering Circular”: The Offering Circular, dated December 5, 2019 for the Certificates.

“Officer’s Certificate”: A certificate signed by (i) the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Servicing Officer, Responsible Officer or other officer of the Servicer, the Special Servicer, the Depositor, CREFI or any other entity referred to herein, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Certificate Administrator and the Trustee, a Responsible Officer.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Servicer or the Special Servicer, reasonably acceptable to the Trustee and the Certificate Administrator.

“Original Lower-Tier Principal Amount”: With respect to any Class of Uncertificated Lower-Tier Interests, the initial Lower-Tier Principal Amount thereof as of the Closing Date, in each case as specified in the Introductory Statement.

“Origination Date”: November 26, 2019.

“Other Asset Representations Reviewer”: Any party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under an Other Pooling and Servicing Agreement.

“Other Depositor”: With respect to an Other Securitization Trust, the related “depositor” (within the meaning of Item 1101(e) of Regulation AB).

“Other Exchange Act Reporting Party”: With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Pooling and Servicing Agreement”: The pooling and servicing agreement or other comparable agreement governing the creation of any Other Securitization Trust and the issuance of Companion Loan Securities

“Other Securitization Determination Date”: With respect to any Other Securitization Trust, the “determination date” (or any term substantially similar thereto) as defined in the related Other Pooling and Servicing Agreement.

“Other Securitization Trust”: Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds any Companion Loan or REO Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Pass-Through Rate”: With respect to each Class of Non-Retained Principal Balance Certificates and each Uncertificated Lower-Tier Interest, the per annum rate at which interest accrues on the Certificate Balance or Lower-Tier Principal Amount, as applicable, of such Class of Non-Retained Principal Balance Certificates or such Uncertificated Lower-Tier Interest, as the case may be, as set forth in the Introductory Statement.

“Payment Date”: The “Monthly Payment Date” as defined in the Mortgage Loan Agreement.

“Percentage Interest”: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than a Class R Certificate), the percentage interest is equal to the initial certificate balance of such Certificate divided by the initial Certificate Balance of the related Class. With respect to any Class R Certificate, the percentage specified on the Certificate held by the Holder of such Certificate.

“Performing Mortgage Loan”: The Mortgage Loan when no Special Servicing Loan Event has occurred and is continuing.

“Permitted Encumbrances”: As defined in the Mortgage Loan Agreement.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator may mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency and Companion Loan Rating Agency shall have provided a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, relating to the Certificates and Companion Loan Securities:

(i)          obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof; provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(ii)         Federal Housing Administration debentures;

(iii)        obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(iv)        federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, the short-term obligations of which are rated in the highest short-term debt rating category of Moody’s and rated no less than the Applicable Fitch Permitted Investment Rating by Fitch (or, in the case of any such Rating Agency or Companion Loan Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, by such Rating Agency or Companion Loan Rating Agency relating to the Certificates and any Companion Loan Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(v)         demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and rated no less than the Applicable Fitch Permitted Investment Rating by Fitch (or, in the case of any such Rating Agency or Companion Loan Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, by such Rating Agency or

Companion Loan Rating Agency relating to the Certificates and any Companion Loan Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(vi)        debt obligations issued by an entity, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and rated no less than the Applicable Fitch Permitted Investment Rating by Fitch (or, in the case of any such Rating Agency or Companion Loan Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, by such Rating Agency or Companion Loan Rating Agency relating to the Certificates and any Companion Loan Securities); provided, however, that the investments described in this clause must (1) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) such investments must not be subject to liquidation prior to their maturity;

(vii)       commercial paper (including both non-interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) issued by an entity, the obligations of which are rated no less than the Applicable Moody’s Permitted Investment Rating by Moody’s and rated no less than the Applicable Fitch Permitted Investment Rating by Fitch (or, in the case of any such Rating Agency or Companion Loan Rating Agency as set forth above, such lower rating as is the subject of a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, by such Rating Agency or Companion Loan Rating Agency relating to the Certificates and any Companion Loan Securities); provided, however, that the investments described in this clause must (a) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (b) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (c) such investments must not be subject to liquidation prior to their maturity;

(viii)      units of money market mutual funds, which funds are regulated investment companies and seek to maintain a constant net asset value per share, so long as such funds are rated by Moody’s in its highest money market fund ratings category of “Aaa-mf” and are rated by Fitch in its highest money market fund ratings category;

(ix)         any other demand, money market or time deposit, demand obligation or any other obligation, security or investment with respect to which

Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency; and

(x)          such other demand, money market or time deposit, demand obligation or any other obligation, security or investment that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (ix) above, with respect to which a Rating Agency Confirmation or Companion Loan Rating Agency Confirmation, as applicable, has been obtained from each Rating Agency and Companion Loan Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, demand obligation or any other obligation, security or investment;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (iii) the rating for such instrument or security includes an “r” designation or (iv) if such instrument may be redeemed at a price below the purchase price; and provided, further, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at the expense of the party directing such Permitted Investment, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC. Permitted Investments may not be purchased at a price in excess of par.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to the Trust Loan, any Companion Loan or any Foreclosed Property, subject to the terms and provisions of this Agreement (including Section 3.17).

“Permitted Transferee”: Any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person may cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Tax Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan”: As defined in Section 5.3(n).

“Plan Fiduciary”: As defined in Section 5.3(o).

“Prepayment”: Any payment of principal made by the Borrower with respect to the Mortgage Loan that is received in advance of its scheduled Payment Date, whether voluntary, by reason of the acceleration of the maturity of the Mortgage Loan or otherwise.

“Prepayment Fee”: As defined in the Mortgage Loan Agreement.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, if the Mortgage Loan was subject to a Prepayment in full or in part during the related Collection Period, which Prepayment was applied to the Mortgage Loan prior to the Payment Date in such Collection Period, the amount of interest, net of the Servicing Fee and any Default Interest, to the extent not collected from the Borrower, that would have accrued on the Mortgage Loan on the amount of such Prepayment during the period commencing on the date as of which such Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the last day of the Interest Accrual Period corresponding to such Payment Date, inclusive.

“Principal Balance Certificates”: The Class A, Class B and Class VRR Certificates, collectively.

“Principal Distribution Amount”: For each Distribution Date and any Class of Non-Retained Principal Balance Certificates, the sum of (i) the portion of the Non-Retained Percentage of the Total Current Principal Collection Amount for such Distribution Date allocable to such Class in accordance with the definition of “Total Current Principal Collection Amount”, and (ii) any Class Principal Shortfalls for the immediately preceding Distribution Date and such Class of Certificates.

“Privileged Information”: Any (i) correspondence or other communications between any applicable Consenting Party or Consulting Party, on the one hand, and the Special Servicer (or the Servicer, Trustee and/or Certificate Administrator), on the other hand, related to the Mortgage Loan following a Special Servicing Loan Event or the exercise of the consent or consultation rights of such Consenting Party or Consulting Party, as applicable, under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined (and has identified in writing as privileged or confidential information to the extent provided by the Special Servicer to any other Person in accordance with this Agreement) could compromise the Trust’s position in any ongoing or future negotiations with the Borrower or other interested party, and (iii) legally privileged information; provided that the summary of any Final Asset Status Report prepared pursuant to Section 3.10(h) is deemed not to be Privileged Information (although no such summary shall be made available to any Borrower Restricted Party, the Borrower, the Property Manager, any Affiliate of the Borrower or Property Manager or any agent of any of the foregoing).

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Privileged Information Restricted Party”), (b) it is reasonable and necessary for the Privileged Information Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Privileged Information Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Privileged Information Restricted Party is (in the case of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as evidenced by written advice of counsel (which will be an additional expense of the Trust) delivered to each of the Servicer, the Special Servicer, the Controlling Class Representative, the Certificate Administrator and the Trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Risk Retention Consultation Parties, the Servicer, the Special Servicer, any applicable Consenting Party, any applicable Consulting Party, the Trustee, the Certificate Administrator, any Companion Loan Holder that delivers an Investor Certificates, any person who provides the Certificate Administrator with an Investor Certification relating to access to information, any Rating Agency and any NRSRO that delivers an NRSRO Certification to the Certificate Administrator. For purposes of receiving any information or report from the Certificate Administrator’s Website, other than Distribution Date Statements only, any Borrower Restricted Party shall be deemed to not be a “Privileged Person.”

“Property”: As defined in the Mortgage Loan Agreement.

“Property Manager”: The “Manager” as defined in the Mortgage Loan Agreement.

“Property Protection Advances”: As defined in Section 3.23(b).

“PTCE”: Prohibited Transaction Class Exemption.

“Qualified Bidder”: As defined in Section 7.2.

“Qualified Certificate Administrator”: An institution (i) that is a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) that is insured by the Federal Deposit Insurance Corporation and (iii) whose long term senior unsecured debt is (a) rated at least “Baa1” by Moody’s and (b) rated at least “BBB+” by Fitch (or such other rating with respect to which the Rating Agencies have each provided a Rating Agency Confirmation).

“Qualified Institutional Buyer” or “QIB”: A “qualified institutional buyer” as defined in Rule 144A under the Act.

“Qualified Manager”: As defined in the Mortgage Loan Agreement.

“Qualified Mortgage”: A “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in this Agreement (including, without limitation, the requirements of Section 6.4(a)(i)), and (ii) is not a Borrower Restricted Party.

“Qualified Trustee”: An institution (i) that is a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) that is insured by the Federal Deposit Insurance Corporation, (iii) whose long term senior unsecured debt is rated at least “A” by Fitch (or such other rating with respect to which the Rating Agency has provided a Rating Agency Confirmation), (iv) as to which neither Rating Agency has withdrawn, qualified or downgraded its rating of securities in a commercial mortgage loan securitization as a result of the performance by the Trustee and (v) that is not an Affiliate of the Servicer or the Special Servicer.

“Rated Final Distribution Date”: With respect to the Class A and Class B Certificates, the Distribution Date in December 2034. The Class VRR and Class R Certificates do not have, in the case of any Class thereof, a Rated Final Distribution Date

“Rating Agency”: Fitch.

“Rating Agency Confirmation”: With respect to any matter arising under this Agreement, confirmation in writing (which may be in electronic form) by a Rating Agency that a proposed action, failure to act or other event specified in this Agreement or the Mortgage Loan Documents shall not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by such Rating Agency); provided that if a written waiver or other acknowledgment (which may be in electronic form) is received from a Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to obtain Rating Agency Confirmation for such matter at such time shall be deemed to have been satisfied with respect to such Rating Agency.

“Rating Agency Inquiry”: As defined in Section 4.5(d).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.5(d).

“Realized Loss”: With respect to any Distribution Date: (1) in the case of the Non-Retained Principal Balance Certificates and the Related Uncertificated Lower-Tier Interests for such Certificates, the amount, if any, by which (a) the aggregate of the Certificate Balances of the Non-Retained Principal Balance Certificates after giving effect to distributions of principal made on such Distribution Date, exceeds (b) the Non-Retained Percentage of the outstanding principal balance of the Trust Loan (even if it constitutes an REO Trust Loan) immediately following the related Determination Date after giving effect to (i) any payments and other collections of principal received with respect to the Trust Loan during the Collection Period related to such Distribution Date and (ii) any reduction of the principal balance of the Trust Loan that has been permanently made during the Collection Period related to such Distribution Date as a result of a bankruptcy proceeding, modification or otherwise; and (2) in the case of the Combined VRR Interest, the Class LVRR Uncertificated Lower Tier Interest and the LUVRR Uncertificated Lower-Tier Interest, the amount, if any, by which (a) the Combined VRR Interest Balance of the Combined VRR Interest after giving effect to distributions of principal made on such Distribution Date exceeds (b) the VRR Percentage of the outstanding principal balance of the Trust Loan (even if it constitutes an REO Trust Loan) immediately following the related Determination Date after giving effect to (i) any payments and other collections of principal received with respect to the Trust Loan during the Collection Period related to such Distribution Date and (ii) any reduction of the principal balance of the Trust Loan that has been permanently made during the Collection Period related to such Distribution Date as a result of a bankruptcy proceeding, modification or otherwise.

“Record Date”: With respect to each Trust Interest for any Distribution Date, the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs; provided, that in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date will be the Closing Date.

“Regular Certificates”: The Class A, Class B and Class VRR Certificates, collectively.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. Each of the parties hereto acknowledge that the Regulation AB provisions herein shall be construed as if the Certificates were publicly registered and reporting were required at all times.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificate”: As defined in Section 5.2(a).

“Regulatory Agencies”: The Office of the Comptroller of the Currency; the Board of Governors of the Federal Reserve System; the Federal Deposit Insurance Corporation; the Federal Housing Finance Agency; the Securities and Exchange Commission; and the Department of Housing and Urban Development.

“Related Certificates,” and “Related Uncertificated Lower-Tier Interest”: For each of the following Uncertificated Lower-Tier Interests, the related Class of Principal Balance Certificates set forth below in the same row, and for each of the following Classes of Principal Balance Certificates, the related Uncertificated Lower-Tier Interest forth below in the same row.

Related Certificates	Related Uncertificated Lower-Tier Interest
Class A Certificates	Class LA Uncertificated Interest

Class B Certificates	Class LB Uncertificated Interest
Class VRR Certificates	Class LVRR Uncertificated Interest

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”: Provisions of the Code relating to “real estate mortgage investment conduits,” including Sections 860A through 860G of the Code.

“Remittance Date”: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date; provided that, solely for purposes of remittances and the delivery of monthly reports (including, without limitation, CREFC® Reports) with respect to any Companion Loan held by an Other Securitization Trust, the Remittance Date shall be the Business Day following the later of (A) the related Other Securitization Determination Date and (B) the Payment Date.

“Rents from Real Property”: With respect to any Foreclosed Property, gross income of the character described in Section 856(d) of the Code.

“REO Companion Loan”: Any Companion Loan while the Property is a Foreclosed Property, as described in Section 3.12(g).

“REO Management Fee”: As to the Property when it is a Foreclosed Property, a fee payable out of the Foreclosed Property Account to the Successor Manager for managing the property while it is owned by the Trust, which shall be reasonable and customary in the market in which the Property is located.

“REO Mortgage Loan”: The Mortgage Loan (or the applicable portion thereof) while the Property is a Foreclosed Property, as described in Section 3.12(g).

“REO Trust Loan”: The Trust Loan while the Property is a Foreclosed Property, as described in Section 3.12(g).

“Reportable Event”: As defined in Section 13.6 of this Agreement.

“Relevant Action”: As defined in Section 3.27(b) of this Agreement.

“Relevant Distribution Date”: With respect to any Significant Obligor with respect to an Other Securitization Trust, the “Distribution Date” (or an analogous concept) under the related Other Pooling and Servicing Agreement.

“Reporting Servicer”: The Servicer, the Special Servicer or a Servicing Function Participant engaged by any such party, as the case may be.

“Repurchase Price”: (a) With respect to the Trust Loan (or the Foreclosed Property), an amount (without duplication) equal to the sum of (i) the unpaid principal balance of the Trust Loan less any portion of any Loss of Value Payment then on deposit in the Loss of Value Reserve Fund allocable to pay principal of the Trust Loan (or REO Trust Loan), (ii) accrued and unpaid interest on the Trust Loan at the Mortgage Loan Interest Rate for the Trust Loan (without regard to the Default Rate) to and including the last day of the related Mortgage Loan Interest Accrual Period in which the repurchase is to occur, (iii) unreimbursed Property Protection Advances and Administrative Advances together with interest on Advances, (iv) an amount equal to all interest on outstanding Monthly Interest Payment Advances, (v) any unpaid Trust Fund Expenses and (vi) any other expenses reasonably incurred or expected to be incurred by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator arising out of the enforcement of the repurchase obligation, including, without limitation, Liquidation Fees to the extent set forth in the definition of “Liquidation Fee”; provided, that the amounts set forth in the preceding clause (a) shall exclude any amounts not allocable to the Trust Loan in accordance with the Co-Lender Agreement; and (b) with respect to any repurchase by a single Loan Seller of its Loan Seller Percentage Interest in the Trust Loan, the related Loan Seller Percentage Interest of the related Repurchase Price for the Trust Loan as described in the preceding clause (a). No Liquidation Fee shall be paid by a Loan Seller in connection with a repurchase by such Loan Seller of its Loan Seller Percentage Interest in the Trust Loan due to a Material Breach or a Material Document Defect pursuant to the related Trust Loan Purchase Agreement (so long as such repurchase occurs within the cure period required under the related Trust Loan Purchase Agreement, not to exceed 180 days).

“Repurchase Request”: As defined in Section 2.2(d).

“Repurchase Request Recipient”: As defined in Section 2.2(d).

“Requesting Holders”: As defined in Section 3.7(f).

“Requesting Party”: As defined in Section 3.27.

“Required Advance Amount”: With respect to any Distribution Date, an amount equal to (a) the amount of the Monthly Interest Payment Advance (taking into account any Appraisal Reduction Amount as of such Distribution Date) that would be required to be made with respect to the Trust Loan on the related Remittance Date by the Servicer had the Borrower not made any portion of the Monthly Interest Payment (or Assumed Monthly Interest Payment) for the related Payment Date or Assumed Payment Date less (b) the aggregate compensation payable on such Remittance Date to the Servicer in respect of the Servicing Fee, to the Certificate Administrator in respect of the Trustee/Certificate Administrator Fee (including the portion thereof that is the Trustee Fee) and CREFC® in respect of the CREFC® Licensing Fee.

“Reserve Accounts”: One or more accounts required to be established pursuant to the terms of the Mortgage Loan Agreement for the purposes of holding the Reserve Funds.

“Reserve Funds”: As defined in the Mortgage Loan Agreement.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) the Certificate Administrator, any officer assigned to the Global Transaction Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject, and in the case of any certification or other document required to be signed by a Responsible Officer, an authorized signatory whose name and specimen signature appears on a list furnished to the Servicer or the Special Servicer, as applicable, by the Trustee or the Certificate Administrator, as applicable, as such list may from time to time be amended.

“Restricted Holder”: Any Certificateholder, beneficial owner of a Certificate or prospective purchaser of a Certificate (whether legally, beneficially or otherwise) or any other Person that, in each case, is a holder of a related mezzanine loan (or any Affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

“Restricted Period”: As defined in Section 5.2(a).

“Retained Servicing Fee Rate”: Subject to Section 7.2, an amount agreed to by the Servicer and any successor Servicer on a Servicing-Retained Bid.

“Retaining Party”: Each of CREFI, acting as initial holder of the CREFI VRR Interest Portion, GS Bank, acting as initial owner of the GS Bank VRR Interest Portion, BBPLC, acting as initial holder of the BCREI VRR Interest Portion, BMO Harris, acting as initial holder of the BMO Harris Interest Portion, and any successor holder of all or part of the Combined VRR Interest.

“Retaining Sponsor”: CREFI, acting as retaining sponsor as such term is defined under Rule 2 of the Credit Risk Retention Rules.

“Reverse Sequential Order”: With respect to the allocation of applicable Realized Losses to the Classes of Non-Retained Principal Balance Certificates on any Distribution Date, to the Class B and Class A Certificates, in that order, until such Realized Loss is allocated in full.

“Risk Retention Consultation Party”: Each of (i) the party selected by CREFI, (ii) the party selected by GSMC, (iii) the party selected by BCREI and (iv) the party selected by BMO Harris. The Certificate Administrator shall promptly provide the name and contact information for each initial Risk Retention Consultation Party upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Certificate Administrator. The other parties hereto shall be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from CREFI, GSMC, BCREI or BMO Harris, as applicable. The initial Risk Retention Consultation Parties shall be CREFI, GSMC, BBPLC and BMO Harris. There shall not be more than four (4) Risk Retention Consultation Parties, and each Risk Retention Consultation Party shall not be a Borrower Restricted Party.

“Rule 144A”: As defined in Section 5.2(b).

“Rule 144A Global Certificate”: As defined in Section 5.2(b).

“Rule 15Ga-1 Notice”: As defined in Section 2.2(d).

“S&P”: S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Sequential Order”: With respect to any Distribution Date (in each case subject to reduction based on any reduction in Available Funds): (i) with respect to payments in respect of interest on the Classes of Non-Retained Principal Balance Certificates on any Distribution Date, first to the Class A Certificates, then, to the Class B Certificates, in that order, in each case until the interest payable to each such Class is paid in full; (ii) with respect to payments in respect of principal on, or any Realized Losses reimbursable to, the Classes of Non-Retained Principal Balance Certificates on any Distribution Date, to the Class A and Class B Certificates, in that order, in each case until the principal payable or the Realized Losses reimbursable to each such Class is paid or reimbursed in full; provided that the foregoing order is subject to the priority of payments specified in Section 4.1; (iii) with respect to payments of interest allocated to the Trust Loan on any Payment Date, first, pro rata, to the Senior Trust Notes, and, then, pro rata, to the Junior Trust Notes; and (iv) with respect to payments of principal allocated to the Trust Loan on any Payment Date, first, pro rata, to the Senior Trust Notes and, then, pro rata, to the Junior Trust Notes, in each case under clauses (iii) and (iv) above, until the principal or interest payable to each such Trust Note is paid in full.

“Servicer”: KeyBank National Association, in its capacity as servicer, or if any successor Servicer is appointed as herein provided, such successor Servicer.

“Servicer Customary Expense”: As defined in Section 3.17.

“Servicer Termination Event”: As defined in Section 7.1(a).

“Servicer’s Website”: The internet website of the Servicer, initially located at www.keybank.com/key2cre.

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing, managing and administering the Trust Loan or any other assets of the Trust by an entity (other than the Certificate Administrator or the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities industry.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit L hereto.

“Servicing Fee”: With respect to the Trust Loan, any Companion Loan and any REO Mortgage Loan, a fee payable monthly to the Servicer pursuant to Section 3.17, that will accrue at the Servicing Fee Rate, computed on the basis of the same principal amount, on the same interest accrual basis, and for the same Interest Accrual Period respecting which any related interest payment on the Trust Loan, such Companion Loan or such REO Mortgage Loan, as the case may be, is, or would have been, computed. For the avoidance of doubt, the Servicing Fee will be deemed payable from the Lower-Tier REMIC.

“Servicing Fee Rate”: (i) With respect to the Trust Loan, 0.0025% (0.25 basis points) per annum and (ii) with respect to any Companion Loan, 0.00125% (0.125 basis points) per annum.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, that is performing activities that address the Applicable Servicing Criteria as of any date of determination.

“Servicing Officer”: Any officer of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Trust Loan whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Administrator on the Closing Date by the Servicer or the Special Servicer, as applicable, in the form of an Officer’s Certificate, as such list may from time to time be amended.

“Servicing Personnel”: As defined in Section 6.5.

“Servicing-Released Bid”: As defined in Section 7.2(b).

“Servicing-Retained Bid”: As defined in Section 7.2(b).

“Significant Obligor”: As defined in Section 13.10.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year) and each Significant Obligor, the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date by which the Borrower is required to deliver quarterly financial statements to the lender under the Mortgage Loan Agreement in connection with such calendar quarter.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year and each Significant Obligor, the date that is the 90th day after the end of such calendar year.

“Special Notice”: As defined in Section 5.6.

“Special Servicer”: LNR Partners, LLC, in its capacity as special servicer, or its successor-in-interest, or if any successor Special Servicer is appointed as herein provided, such successor Special Servicer.

“Special Servicer Customary Expenses”: As defined in Section 3.17.

“Special Servicer Termination Event”: As defined in Section 7.1(a).

“Special Servicing Fee”: With respect to the Specially Serviced Mortgage Loan or REO Mortgage Loan, a fee payable monthly to the Special Servicer equal to an amount computed on the basis of the same principal amount, in the same manner and for the same period respecting which any related interest payment on such Specially Serviced Mortgage Loan is (or would have been) computed, at a rate of 0.25% (25 basis points) per annum, until all Special Servicing Loan Events no longer exist. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Special Servicer under this Agreement. For the avoidance of doubt, the Special Servicing Fee will be deemed payable from the Lower-Tier REMIC.

“Special Servicing Loan Event”: With respect to the Trust Loan or any Companion Loan, (i) the Borrower has not made two consecutive Monthly Interest Payments (and has not cured at least one such delinquency by the next Payment Date under the Mortgage Loan Documents) in respect of the Trust Loan or any Companion Loan; (ii) the Servicer and/or the Trustee has made two consecutive Monthly Interest Payment Advances with respect to the Trust Loan (regardless of whether such Monthly Interest Payment Advances have been reimbursed); (iii) the Borrower fails to make the Balloon Payment when due, and the Borrower has not delivered to the Servicer, on or before the due date of such Balloon Payment, a written and binding (a) refinancing commitment, (b) letter of intent or (c) term sheet, in each case from an acceptable lender, or signed purchase agreement from an acceptable purchaser, in each case reasonably satisfactory in form and substance to the Servicer that provides that a refinancing or sale of the Property shall occur within 120 days after the date on which such Balloon Payment becomes due (provided that a Special Servicing Loan Event shall occur if either (x) such refinancing or sale, as applicable, does not occur before the expiration of the time period for refinancing or sale, as applicable, specified in such binding commitment, letter of intent, term sheet or purchase agreement or (y) the Servicer and/or the Trustee is required to make a Monthly Interest Payment Advance at any time prior to such refinancing or sale, as applicable); (iv) the Servicer has received notice that the Borrower has become the subject debtor of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Property; (vi) the Borrower has expressed in writing to the Servicer an inability to pay the amounts owed under the Mortgage Loan in a timely manner, (vii) in the judgment of the Servicer (consistent with Accepted Servicing Practices, with the consent of any applicable Consenting Party unless the Servicer determines that such Consenting

Party’s withholding of consent is contrary to Accepted Servicing Practices), a default in the payment of principal or interest under the Trust Loan or any Companion Loan is reasonably foreseeable; or (viii) a default under the Trust Loan or any Companion Loan of which the Servicer has notice (other than a failure by the Borrower to pay principal or interest) and that materially and adversely affects the interests of the Trust Interest Owners or the Companion Loan Holders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents (or, if no grace period is specified, 60 days); provided, that a Special Servicing Loan Event shall cease (a) with respect to the circumstances described in clauses (i), (ii) and (iii) above, when the Borrower has brought the Mortgage Loan current and with respect to clauses (i) and (ii) above, thereafter made three consecutive full and timely Monthly Interest Payments on the Trust Loan or any Companion Loan, as applicable, in each case, including pursuant to the work-out of the Mortgage Loan, or (b) with respect to the circumstances described in clauses (iv), (v), (vi), (vii) and (viii) above, when such circumstances cease to exist in the judgment of the Special Servicer (consistent with Accepted Servicing Practices); provided, in any case, that at that time no other circumstance exists (as described above) that would constitute a Special Servicing Loan Event; provided, further that if a Special Servicing Loan Event exists with respect to the Trust Loan or any Companion Loan, it shall be considered to exist with respect to the entire Mortgage Loan.

“Specially Serviced Mortgage Loan”: The Mortgage Loan during the occurrence of a Special Servicing Loan Event.

“Startup Day”: As defined in Section 12.1(c).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage backed securities industry) of the Mortgage Loan but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loan under the direction or authority of the Servicer (or a Sub-Servicer of the Servicer), the Special Servicer (or a Sub-Servicer of the Special Servicer) or an Additional Servicer (or a Sub-Servicer of an Additional Servicer).

“Sub-Servicer”: Any Person that (i) Services the Mortgage Loan on behalf of the Servicer, Special Servicer or any Sub-Servicer and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of all or a material portion of the Servicing functions required to be performed by the Servicer, the Special Servicer or an Additional Servicer, under this Agreement, with respect to the Mortgage Loan.

“Successful Bidder”: As defined in Section 7.2(b).

“Successor Manager”: Any Independent Contractor as selected or retained by the Special Servicer, on behalf of the Trustee for the benefit of the Trust and the Companion Loan Holders, to serve as manager of a Foreclosed Property, which designation, as evidenced by written confirmation from each Rating Agency, shall not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates by such Rating Agency.

“Temporary Regulation S Global Certificate”: As defined in Section 5.2(a).

“Terminated Party”: As defined in Section 7.1(f).

“Terminating Party”: As defined in Section 7.1(f).

“Total Current Principal Collection Amount”: For each Distribution Date, the aggregate of all amounts collected during the related Collection Period in respect of, or otherwise allocable to, principal of the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan), including, without limitation, in the form of Prepayments, the principal portion of the Balloon Payment, the principal portion of any Repurchase Price or Loss of Value Payments, all amounts received in respect of, or allocable to, principal from Net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or income from a Foreclosed Property or any other amounts received in respect of, or allocable to, principal on the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during the related Collection Period. The Non-Retained Percentage of the Total Current Principal Collection Amount for any Distribution Date will be allocable to the respective Classes of the Non-Retained Principal Balance Certificates in Sequential Order, in each such case up to the amount necessary to reduce the related Certificate Balance outstanding immediately prior to such Distribution Date to zero (taking into account the Class Principal Shortfall in respect of the immediately preceding Distribution Date for the subject Class of Certificates).

“Transaction Parties”: As defined in Section 5.3(o).

“Transferee Affidavit”: As defined in Section 5.3(p)(ii).

“Transferor Letter”: As defined in Section 5.3(p)(ii).

“Trust”: The trust formed pursuant to this Agreement to be designated MAD Commercial Mortgage Trust 2019-650M.

“Trust Fund”: The corpus of the Trust created by this Agreement, consisting of (i) the Trust Notes together with (to the extent that the documents, agreements and instruments therein evidence, secure, guarantee or otherwise relate to the Trust Loan) the Mortgage Loan File relating thereto (and excluding the original Companion Loan Notes); (ii) all scheduled and unscheduled payments on or collections in respect of the Trust Notes; (iii) any Foreclosed Property; (iv) all revenues received in respect of any Foreclosed Property (exclusive of any portion thereof payable to the Companion Loan Holders); (v) the Servicer’s, Special Servicer’s and the Trustee’s rights under the insurance policies with respect to the Property required to be maintained pursuant to this Agreement and any proceeds thereof (exclusive of any portion thereof payable to the Companion Loan Holders); (vi) to the extent they secure, guarantee or otherwise relate to the Trust Loan, any Collateral Security Documents; (vii) to the extent they secure, guarantee or otherwise relate to the Trust Loan, any indemnities or guaranties given as additional security for the Trust Notes; (viii) all funds (exclusive of any portion thereof payable to the Companion Loan Holders) deposited in the Collection Account, the Distribution Account and the Prepayment Fees Distribution Account, including any reinvestment income thereon (except as otherwise provided herein); (ix) to the extent they secure, guarantee or otherwise relate to the Trust Loan, any environmental indemnity agreements relating to the Property; (x) the rights and remedies of the Depositor under each Trust Loan Purchase Agreement (other than Sections 7(f), 7(h) and 7(i)

thereof); (xi) to the extent they secure, guarantee or otherwise relate to the Trust Loan, the security interest in the Reserve Accounts granted pursuant to Section 2.1; (xii) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC; (xiii) the Uncertificated Lower-Tier Interests; (xiv) the Loss of Value Reserve Funds; and (xv) the proceeds of any of the foregoing.

“Trust Fund Expenses”: Any unanticipated expenses and certain other default-related expenses incurred by the Trust and/or the Trust Fund (including, without limitation, all Advance Interest and all Borrower Reimbursable Trust Fund Expenses, to the extent not reimbursed by any Borrower Related Party) and all other amounts (such as indemnification payments, but excluding the Servicing Fee and the Trustee/Certificate Administrator Fee) permitted to be retained, reimbursed or withdrawn by (or remitted to) the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, from the Collection Account, a Foreclosed Property Account or the Distribution Account pursuant to this Agreement.

“Trust Loan”: As defined in the Introductory Statement.

“Trust Note”: As defined in the Introductory Statement.

“Trustee”: Wilmington Trust, National Association, in its capacity as trustee, or if any successor Trustee is appointed as herein provided, such Trustee.

“Trustee/Certificate Administrator Fee”: With respect to any Distribution Date, will be an amount payable monthly from amounts received or advanced in respect of the Trust Loan allocable to interest (other than Default Interest) and will accrue at the Trustee/Certificate Administrator Fee Rate, calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period and computed on the basis of the same principal amount, in the same manner and for the same period respecting which any related interest payment on the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan) is computed, using the same interest accrual basis as the Trust Loan. A portion of the Trustee/Certificate Administrator Fee, namely the Trustee Fee, will be payable to the Trustee. For the avoidance of doubt, the Trustee/Certificate Administrator Fee will be deemed to be payable from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”: A rate of 0.023% (2.3 basis points) per annum, which is inclusive of the Trustee Fee Rate.

“Trust Interests”: The Certificates and the Uncertificated VRR Interest, collectively.

“Trust Interest Owner”: Individually or collectively, as the context may require, any Certificateholder or the Uncertificated VRR Interest Owner.

“Trustee Fee”: The portion of the Trustee/Certificate Administrator Fee payable monthly by the Certificate Administrator to the Trustee pursuant to Section 8.5 in an amount agreed to between the Trustee and Certificate Administrator. The Certificate Administrator is responsible for the payment of the Trustee Fee.

“Trustee Fee Rate”: The per annum rate at which the Trustee Fee is calculated.

“Trust REMIC”: Each of the Lower-Tier REMIC and the Upper-Tier REMIC.

“Uncertificated Lower-Tier Interest”: Any of the Class LA, Class LB, Class LVRR and LUVRR Uncertificated Interests.

“Uncertificated VRR Interest”: An uncertificated interest in the Trust representing the right to receive or be allocated a pro rata portion (based on the Uncertificated VRR Interest Balance relative to the sum of the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance) of any Combined VRR Available Funds, any Appraisal Reduction Amounts, Prepayment Fees, Prepayment Interest Shortfalls, applicable Realized Losses and reimbursements of Applied Realized Loss Amounts allocated to the Combined VRR Interest pursuant to Section 4.1(b). The Uncertificated VRR Interest constitutes a class of “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1). For the avoidance of doubt, the parties hereto agree not to treat the Uncertificated VRR Interest as a security under applicable law. For tax reporting purposes, the Uncertificated VRR Interest will accrue interest at the Adjusted Net Mortgage Rate in effect from time to time.

“Uncertificated VRR Interest Balance”: With respect to the Uncertificated VRR Interest at any date of determination, an amount equal to (1) the Initial Uncertificated VRR Interest Balance, less (2) the sum of (a) all amounts distributed to the Uncertificated VRR Interest Owner on all previous Distribution Dates and treated under this Agreement as allocable to principal, (b) the aggregate amount of applicable Realized Losses allocated to the Uncertificated VRR Interest, if any, on all prior Distribution Dates pursuant to Section 4.1(k).

“Uncertificated VRR Interest Owner”: Any Person in whose name the Uncertificated VRR Interest is registered on the Certificate Register or other registry of ownership maintained by the Certificate Administrator.

“Underwriter Exemption”: Any of (a) Prohibited Transaction Exemption 91-23, granted to a predecessor of Citigroup Global Markets Inc., (b) Prohibited Transaction Exemption 89-88 (October 17, 1989), granted to Goldman Sachs & Co. LLC, (c) Final Authorization Number 2004-03E (February 4, 2004), granted to Barclays Capital Inc., and (d) Prohibited Transaction Exemption 2006-07, 71 Federal Register 32134 (June 2, 2006), granted to a predecessor of BMO Capital Markets Corp., each as most recently amended by Prohibited Transaction Exemption 2013-08, and as each may be further amended by the Department of Labor from time to time.

“Uninsured Cause”: Any cause of damage to property of the Borrower Related Parties subject to the Mortgage such that the complete restoration of such property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required to be maintained with respect thereto pursuant to the terms of the Mortgage Loan Documents or this Agreement.

“Unscheduled Payments”: With respect to any Distribution Date, all payments and collections received with respect to the Mortgage Loan or upon foreclosure or liquidation of the Property (net of related foreclosure expenses and Liquidation Expenses) during the related Collection Period including, but not limited to, prepayments due to acceleration of the Mortgage

Loan, Net Liquidation Proceeds, Net Proceeds, Net Foreclosure Proceeds, Condemnation Proceeds, Insurance Proceeds, voluntary prepayments and other payments and collections on the Mortgage Loan not scheduled to be received, other than Monthly Interest Payments, the Balloon Payment or Prepayment Fees.

“Upper-Tier Distribution Account”: A subaccount of the Distribution Account, which will be an asset of the Trust Fund and the Upper-Tier REMIC.

“Upper-Tier REMIC”: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as will from time to time be held in the Upper-Tier Distribution Account.

“U.S. Securities Person”: A “U.S. person” within the meaning of Rule 902(k) under the Act.

“U.S. Tax Person”: A Person that is (i) a citizen or resident alien of the United States, (ii) a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate whose income is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Tax Person) and (v) any other Person that is disregarded as separate from its owner for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At any time that any Certificates are outstanding the Voting Rights shall be allocated among the respective Classes of Certificates as follows: (1) in the case of any Class of Principal Balance Certificates, a percentage equal to a fraction (expressed as a percentage), the numerator of which is equal to the Certificate Balance (and in connection with any vote to terminate or replace the Special Servicer under this Agreement following the termination of a CCR Control Period, taking into account any notional reductions in the Certificate Balances for Appraisal Reduction Amounts allocated to the Certificates) of the Class determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and in connection with any vote to terminate or replace the Special Servicer under this Agreement following the termination of a CCR Control Period, taking into account any notional reductions in the Certificate Balances for Appraisal Reduction Amounts allocated to the Certificates) of all Classes of Principal Balance Certificates, in each case determined as of the prior Distribution Date. The Voting Rights of any Class of Certificates shall be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests. The Class R Certificates and the Uncertificated VRR Interest shall not be entitled to any Voting Rights.

“VRR Allocation Percentage”: A percentage equal to the VRR Percentage divided by the Non-Retained Percentage.

“VRR Interest Distribution Amount”: With respect to any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Retained Principal Balance Certificates pursuant to clauses First and Fourth of Section 4.1(a) on such Distribution Date.

“VRR Interest Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holder(s) of the Class VRR Certificates in proportion equal to their respective ownership interests in such Certificates.

“VRR Interest Transfer Restriction Period”: With respect to the Combined VRR Interest, the period from the Closing Date to the earlier of (i) the date that is latest of: (A) the date on which the unpaid principal balance of the Trust Loan has been reduced to 33% of the unpaid principal balance of the Trust Loan as of the Cut-off Date; (B) the date on which the sum of the aggregate outstanding Certificate Balance of the Principal Balance Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest has been reduced to 33% of the sum of the aggregate outstanding Certificate Balance of the Principal Balance Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest as of the Closing Date; and (C) two years after the Closing Date, and (ii) in the sole discretion of the Retaining Sponsor and the Depositor, the date on which the provisions of the Credit Risk Retention Rules applicable to the Retaining Sponsor, the Retaining Parties and the securitization transaction contemplated by this Agreement are repealed in their entirety or are otherwise eliminated and the Retaining Sponsor and the Depositor have determined that such repeal or elimination renders the Credit Risk Retention Rules in its entirety inapplicable (and that there are no other risk retention requirements under the Dodd-Frank Act that would be applicable) to the securitization transaction contemplated by this Agreement.

“VRR Percentage”: A fraction, expressed as a percentage, the numerator of which is the Initial Combined VRR Interest Balance and the denominator of which is the sum of (x) the aggregate Initial Certificate Balance of all of the Classes of Principal Balance Certificates and (y) the Initial Uncertificated VRR Interest Balance of the Uncertificated VRR Interest.

“VRR Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of principal distributed on the Non-Retained Principal Balance Certificates pursuant to clauses Second and Fifth of Section 4.1(a) on such Distribution Date.

“VRR Realized Loss Interest Distribution Amount”: With respect to the Combined VRR Interest for any Distribution Date, an amount equal to the product of (A) the VRR Allocation Percentage and (B) the aggregate amount of interest on related unreimbursed Applied Realized Losses distributed to the Holders of the Non-Retained Principal Balance Certificates pursuant to clauses Third and Sixth of Section 4.1(a) on such Distribution Date.

“VRR1 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by CREFI.

“VRR2 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by GS Bank.

“VRR3 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by BCREI.

“VRR4 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by BMO Harris.

“Withheld Amounts”: As defined in Section 3.3(b) of this Agreement.

“Work-out Fee”: A fee payable to the Special Servicer pursuant to Section 3.17 equal to 0.50% of each payment of principal and interest (other than Default Interest) made on the Mortgage Loan following resolution of a Special Servicing Loan Event by a written agreement with the Borrower negotiated by the Special Servicer for so long as another Special Servicing Loan Event does not occur.

1.2           Interpretation. (a) Whenever this Agreement refers to a Distribution Date and a “related” Collection Period, Interest Accrual Period or Payment Date, such reference shall be to the Collection Period, Interest Accrual Period or Payment Date, as applicable, most recently ended prior to or immediately preceding, as applicable, such Distribution Date.

(b)       Whenever this Agreement refers to a Distribution Date and an “applicable” Pass-Through Rate, such reference shall be to the Pass-Through Rate for the applicable Class for such Distribution Date or the related Interest Accrual Period.

(c)       The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified.

(d)       Interest on the Non-Retained Principal Balance Certificates shall be calculated on an Actual/360 Basis.

(e)       The terms “include” or “including” shall mean without limitation by reason of enumeration.

(f)       The terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender.

(g)       For the avoidance of doubt, with respect to any indemnification provisions in this Agreement providing that the Trust is required to indemnify a party to this Agreement or a party to this Agreement is required to indemnify the Trust or another party to this Agreement for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

1.3           Certain Calculations in Respect of the Mortgage Loan. (a) All amounts collected by or on behalf of the Trust in respect of the Mortgage Loan in the form of payments from or on behalf of the Borrower Related Parties, any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds or any Repurchase Price or indemnity payments as contemplated by Section 2.9 shall be applied to amounts due and owing under the Mortgage Loan Documents

(including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the Mortgage Loan Documents; provided, however, in the absence of such express provisions or if and to the extent that such terms authorize the mortgagee to use its discretion and in any event for purposes of calculating distributions hereunder after the occurrence and during the continuance of a Mortgage Loan Event of Default, all such amounts collected shall be deemed to be applied: first, as a recovery of any related and unreimbursed Property Protection Advances and Administrative Advances plus interest accrued thereon and, if applicable, unreimbursed Trust Fund Expenses; second, as a recovery of Nonrecoverable Advances or interest thereon to the extent previously reimbursed from principal collections with respect to the Mortgage Loan; third, as a recovery of accrued and unpaid interest first, on the Senior Trust Notes and on the Companion Loan Notes, on a pro rata basis based on their respective unpaid principal amounts, and then, on the Junior Trust Notes, on a pro rata basis based on their respective unpaid principal amounts, in that order, in each case to the extent of the excess, if any, of (i) accrued and unpaid interest on the respective Interest Rates (without giving effect to any increase in any such Interest Rates required under the Mortgage Loan Agreement as a result of a default under the Mortgage Loan) to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Interest Payment from or on the behalf of the Borrower Related Parties, for the related Interest Accrual Period), over (ii) the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Interest Payment Advances for the Mortgage Loan that have theretofore occurred under Section 3.23(a) in connection with Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below on earlier dates); fourth, as a recovery of principal of the Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a Mortgage Loan Event of Default (or, following the occurrence of a Liquidation Event, as a recovery of principal to the extent of its entire remaining unpaid principal balance), with any such recovery of principal to be applied, in the following order: (i) first, pro rata, to the reduction of the outstanding principal balance of the Senior Trust Notes and Companion Loan Notes; and (ii) second, pro rata, to the reduction of the outstanding principal balance of the Junior Trust Notes, in each case based on the relative principal balances of such Notes; fifth, as a recovery of accrued and unpaid interest first, on the Senior Trust Notes and on the Companion Loan Notes, on a pro rata basis based on their respective unpaid principal amounts, and then, on the Junior Trust Notes on a pro rata basis based on their respective unpaid principal amounts, in that order, in each case to the extent of the cumulative amount of the reductions (if any) in the amount of the interest portion of the related Monthly Interest Payment Advances for the Mortgage Loan that have theretofore occurred under Section 3.23(a) in connection with related Appraisal Reduction Amounts (to the extent collections have not been applied as recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates); sixth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, ground rent and insurance premiums and similar items; seventh, as a recovery of any other reserves to the extent then required to be held in escrow; eighth, as a recovery of any assumption fees and Modification Fees then due and owing under the Trust Loan; ninth, as a recovery of any Default Interest or late charges then due and owing under the Mortgage Loan; tenth, as a recovery of any other amounts then due and owing under the Mortgage Loan other than remaining unpaid principal; and eleventh, as a recovery of any remaining principal of the Mortgage Loan to the extent of its entire remaining unpaid principal balance; provided, that, to the extent required under the REMIC Provisions, if any payments or proceeds are received with respect to any release of the

Property or any partial release of the Property (including following a condemnation) and if, immediately following such release, the loan-to-value ratio of the Trust Loan (excluding the value of personal property and going concern value, if any) exceeds 125%, then such payments or proceeds shall be allocated to reduce the principal balance of the Trust Loan in the manner permitted by such REMIC Provisions. For the avoidance of doubt, the application of amounts collected above in this paragraph shall not affect the allocations under the Co-Lender Agreement.

In connection with the foregoing, if the terms of the Mortgage Loan are modified (x) by the Special Servicer in connection with a work-out or proposed work-out of the Mortgage Loan or (y) otherwise as part of a bankruptcy or other proceeding, such that (i) the Mortgage Loan principal balance is decreased, (ii) the applicable interest rate on the Mortgage Loan is reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, then all payments and other collections with respect to the Mortgage Loan will be deemed applied (for purposes of making distributions on the Certificates) as though such work-out did not occur, with the payment terms of the Mortgage Loan and each related Note remaining the same as they are on the Closing Date, and (for purposes of making distributions on the Certificates and allocating Realized Losses to the Non-Retained Principal Balance Certificates) the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such work-out shall be borne, first, by the Junior Trust Notes (on a pro rata basis based on their respective unpaid principal amounts), and then, by the Senior Trust Notes and the Companion Loan Notes, on a pro rata basis based on their respective unpaid principal amounts.

(b)       Collections by or on behalf of the Trust in respect of the Foreclosed Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, leasing, maintaining and disposing of such Foreclosed Property) shall be applied to the amounts due and owing on the Mortgage Loan (which shall be deemed to remain outstanding) in the following order of priority (and for the following purposes): first, as a recovery of any related and unreimbursed Property Protection Advances and Administrative Advances plus interest accrued thereon and, if applicable, unreimbursed Trust Fund Expenses; second, as a recovery of Nonrecoverable Advances or interest thereon to the extent previously reimbursed from principal collections with respect to the Mortgage Loan; third, as a recovery of accrued and unpaid interest first, on the Senior Trust Notes and on the Companion Loan Notes, on a pro rata basis based on their respective unpaid principal amounts, and then, on the Junior Trust Notes on a pro rata basis based on their respective unpaid principal amounts, in that order, in each case to the extent of the excess of (i) accrued and unpaid interest at the respective Interest Rates (without giving effect to any increase in any such Interest Rates required under the Mortgage Loan Agreement as a result of a default under the Mortgage Loan) through the end of the related Mortgage Loan Interest Accrual Period corresponding to the Payment Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of the related Monthly Interest Payment Advances for the Mortgage Loan that have theretofore occurred under Section 3.23(a) in connection with Appraisal Reduction Amounts (to the extent that collections have not been applied as a recovery of accrued and unpaid interest pursuant to clause fifth below or clause fifth of Section 1.3(a) on earlier dates); fourth, as a recovery of principal of the Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a Mortgage Loan Event of Default (or, following the occurrence of a Liquidation Event, as a recovery of principal to the extent of its entire remaining unpaid principal balance), with any such recovery of principal to be applied, in the following order: (i) first, pro rata, to the reduction of the outstanding principal balance of the Senior Trust Notes and the Companion Loan Notes, on a pro rata basis based on their respective unpaid principal amounts; and (ii) second, pro rata, to the reduction of the outstanding principal balance of the Junior Trust Notes, on a pro rata basis based on their respective unpaid principal amounts; fifth, as a recovery of accrued and unpaid interest first, on the Senior Trust Notes and on the Companion Loan Notes, on a pro rata basis based on their respective unpaid principal amounts, and then, on the Junior Trust Notes on a pro rata basis based on their respective unpaid principal amounts, in that order, in each case to the extent of the cumulative amount of the reductions (if any) in the amount of the Monthly Interest Payment Advances for the Mortgage Loan that have theretofore occurred under Section 3.23(a) in connection with Appraisal Reduction Amounts (to the extent that collections have not theretofore been applied as a recovery of accrued and unpaid interest pursuant to this clause fifth or clause fifth of Section 1.3(a) on earlier dates); sixth, as a recovery of any Default Interest then deemed to be due and owing under the Mortgage Loan; and seventh, as a recovery of any other amounts deemed to be due and owing in respect of the Mortgage Loan.

(c)       All net present value calculations and determinations made under this Agreement with respect to the Mortgage Loan, the Trust Loan, the Companion Loans, the Property or Foreclosed Property (including for purposes of the definition of “Accepted Servicing Practices”) shall be made using a discount rate the Special Servicer determines in accordance with Accepted Servicing Practices is appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan, the Trust Loan or the Companion Loans, or the sale of the Mortgage Loan, the Trust Loan or any Companion Loan if it is a defaulted loan the highest of (1) the rate determined by the Special Servicer that approximates the market rate that would be obtainable by the Borrower on similar debt of the Borrower as of such date of determination, (2) the applicable Interest Rate, and (3) the current yield on 10-year United States treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

2.             DECLARATION OF TRUST; ORIGINAL ISSUANCE OF CERTIFICATES

2.1           Creation and Declaration of Trust; Conveyance of the Trust Loan. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, delivers, sets over, and otherwise conveys or causes to be conveyed in trust to the Trustee for the benefit of Trust Interest Owners, without recourse (except to the extent otherwise provided herein and in the Mortgage Loan Documents), the Depositor’s right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in and to all of the items referred to in the definition of “Trust Fund”, including without limitation (i) all rights and remedies of the Depositor under each Trust Loan Purchase Agreement (other than Sections 7(f), 7(h) and 7(i) thereof), (ii) all right, title and interest of the Depositor in, to and under the Reserve Accounts, (iii) all right, title and interest of the Depositor in and to the Trust Loan as of the Closing Date, (iv) all right, title and interest of the Depositor in, to and under the Co-Lender Agreement and (v) all other assets included or to be included in the Lower-Tier REMIC for the benefit of the Upper-Tier REMIC. Such sale, transfer and assignment include any related escrow accounts and any security interest under the Trust Loan (whether in real or personal property and whether tangible or intangible) and all related rights to payments made or required to be made to the Depositor by the Borrower Related Parties or any other party under the Mortgage Loan Documents relating to the

Trust Loan. Such sale, transfer and assignment further include all of the Depositor’s right, title and interest in and to the Mortgage Loan Documents, to the extent evidencing, securing, guarantying or otherwise relating to the Trust Loan.

It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan Documents pursuant to the immediately preceding paragraph, it is expressly intended that the Loan Sellers will retain the rights under, and receive the benefit of, any securitization cooperation and indemnification provisions in the Mortgage Loan Documents (and such rights and benefits shall not constitute part of the Trust) including, without limitation, Sections 9.1 and 9.2 of the Mortgage Loan Agreement.

(b)       Each Trust Loan Purchase Agreement provides that the related Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Certificate Administrator (or a Custodian on its behalf), in each case, to the extent not already in the possession of the Certificate Administrator (or a Custodian on its behalf), with copies to the Servicer, (i) on or prior to the Closing Date, (A) in the case of CREFI, each of the original executed Note A-4 and the original executed Note B-1, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee on behalf of the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M and the Uncertificated VRR Interest Owner” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), (B) in the case of GSMC, each of the original executed Note A-5 and the original executed Note B-2, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee on behalf of the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M and the Uncertificated VRR Interest Owner” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), (C) in the case of BCREI, each of the original executed Note A-6 and the original executed Note B-3, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee on behalf of the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M and the Uncertificated VRR Interest Owner” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), and (D) in the case of BMO Harris, each of the original executed Note A-7 and the original executed Note B-4, endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of the Trustee in the following form: “Wilmington Trust, National Association, as Trustee on behalf of the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M and the Uncertificated VRR Interest Owner” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the subject Loan Seller), (ii) on or before the Closing Date, copies of the Co-Lender Agreement and the Companion Loan Notes, and (iii) on or before the date occurring 10 days after the Closing Date (the “Delivery Date”), the following documents or instruments (each, if not defined in this Agreement, as defined in the Mortgage Loan Agreement) with respect to the Mortgage Loan (collectively with the original Trust

Notes required under clause (i) above and the copies of the Co-Lender Agreement and the Companion Loan Notes required under clause (ii) above, the “Mortgage Loan File”), in each case executed by the parties thereto:

(A)       the original Mortgage Loan Agreement and a copy of all amendments thereto;

(B)        the original or certified copy, as applicable, of the Mortgage, with evidence of recording thereon (to the extent a recorded copy has been returned to Seller), and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(C)        the original or copy, as applicable, of the Gap Mortgage, with evidence of recording thereon (to the extent a recorded copy has been returned to Seller);

(D)        the original Assignment of Mortgage, in favor of the Trustee, and in a form that is complete and suitable for recording in the jurisdiction in which the Property is located to “Wilmington Trust, National Association, as Trustee on behalf of the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, the Uncertificated VRR Interest Owner and the holders of the Companion Loans, as their interests may appear”, without recourse;

(E)        an original of the Gap Note;

(F)        an original of the Consolidated, Amended and Restated Promissory Note;

(G)        an original of the Note Splitter Agreement;

(H)       an original of the Guaranty;

(I)         an original of the Environmental Indemnity;

(J)         an original of the Clearing Account Agreement;

(K)       an original of the Cash Management Agreement;

(L)        the original or certified copy, as applicable, of the Assignment of Leases, with evidence of recording thereon (to the extent a recorded copy has been returned to Seller), and, if the Assignment of Leases was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(M)      the original assignment of the Assignment of Leases, in favor of the Trustee, and in a form that is complete and suitable for recording in the jurisdiction in which the Property is located to “Wilmington Trust, National Association, as Trustee on behalf of the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass Through Certificates, Series 2019-650M, the Uncertificated VRR Interest Owner and the holders of the Companion Loans, as their interests may appear”, without recourse;

(N)       where applicable, a copy of each UCC-1 financing statement (the original of which shall have been sent for filing), together with a fully completed UCC-2 or UCC-3 financing statement, in a form that is complete and suitable for filing, disclosing the assignment from the secured party named in such UCC-1 financing statement to the Trustee of the security interest in the personal property and other UCC collateral constituting security for repayment of the Mortgage Loan;

(O)       a copy of the lender’s title insurance policy obtained in connection with the origination of the Mortgage Loan (or marked, signed commitments to insure or pro forma title insurance policies), together with any endorsements thereto;

(P)        a copy of any legal opinions delivered in connection with the closing of the Mortgage Loan;

(Q)       a copy of all other instruments, if any, constituting additional security for the repayment of the Mortgage Loan;

(R)       a copy of each Management Agreement;

(S)        an original of each Assignment of Management Agreement;

(T)        an original of the Assignment of Agreements;

(U)       an original assignment of all unrecorded Mortgage Loan Documents, in favor of the Trustee;

(V)        an original of the Post-Closing Letter; and

(W)      a copy of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

If the Loan Sellers cannot deliver, or cause to be delivered, any of the documents and/or instruments referred to in clauses (B), (C), (D), (L), (M) and (N) above with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, or because the timing of the Delivery Date is such that it would not be feasible to obtain such documents from such public filing or recording office in sufficient time to meet the delivery requirements of this Section 2.1(b), or because the original document was lost after recordation, the delivery requirements of this Section 2.1(b) shall be deemed to have been satisfied on a provisional basis as of the Delivery Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage Loan File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or any Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Certificate Administrator (or any Custodian on its behalf), with copies to the Servicer, on or before the Delivery Date, and either the original of such non-delivered document or instrument (if available), or a photocopy thereof (certified by the appropriate county recorder’s office, in the case of the documents and/or instruments referred to in clauses (B), (C), (D), (L), (M) and (N) above, to be a true and complete copy of the original thereof submitted for filing or recording), with evidence of filing or recording thereon, is delivered to the Certificate Administrator (or any Custodian on its behalf), with copies to the Servicer, within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Loan Sellers shall reasonably require, so long as the Loan Sellers are, as certified in writing to the Certificate Administrator no less often than every 90 days, commencing on the 180th day from the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy).

In addition, the Loan Sellers shall deliver or cause to be delivered to the Servicer for its review, all required insurance policies or certificates issued by the insurers showing such insurance to be in effect on the Closing Date, together with proof of payment of premiums relating thereto then due and payable (which may consist of such policies or certificates).

The parties hereto acknowledge that each Trust Loan Purchase Agreement provides that (1) the Mortgage, the Assignment of the Mortgage, the Assignment of Leases, the assignment of Assignment of Leases, each other assignment of a Collateral Security Document (to the extent such Collateral Security Document is required to be recorded or filed) and the UCC-2 and UCC-3 financing statements to be filed in the appropriate filing offices or record depositories shall be filed or recorded, as applicable, by the Loan Sellers (or a third party on its behalf), with instructions to return all such recorded documents, or other evidences of filing issued by the applicable governmental offices, to the Certificate Administrator (or a Custodian on its behalf), with a copy to the Servicer, and (2) all recording fees relating to the initial recordation of such documents and/or instruments shall be paid by the Loan Sellers. In the event that any such document is determined to be defective or not to be in compliance with the requirements of the applicable filing office or recording depository, or if any such document is lost or returned unrecorded because of a defect therein, the Loan Sellers are to promptly prepare a substitute document, and shall cause each such document to be duly submitted for filing or recording, as applicable. Notwithstanding anything to the contrary contained in this Section 2.1(b), in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, assignment of Assignment of Leases or other assignment of a Collateral Security Document, if applicable, after any has been recorded, the obligations of the Loan Sellers under their respective Trust Loan Purchase Agreements shall be deemed to have been satisfied upon delivery to the Certificate Administrator (or a Custodian on its behalf) of a copy of the Mortgage, the Assignment of Mortgage, the Assignment of Leases, the assignment of Assignment of Leases or such other assignment of a Collateral Security Document, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof.

The parties hereto acknowledge that each Loan Seller will be solely liable for the delivery of its Note, and that all Loan Sellers will be liable for the delivery of the remaining documents and instruments constituting the Mortgage Loan File.

In the event that any letter of credit is delivered by the Borrower under the Mortgage Loan Documents, the Servicer shall hold the original of such letter of credit on behalf of the Trust and the Companion Loan Holders and deliver a copy of such letter of credit to the Certificate Administrator (or a Custodian on its behalf).

The ownership of the Trust Notes, the Mortgage, the Collateral Security Documents and all other contents of the Mortgage Loan File shall be vested in the Trust or the Trustee in trust for the benefit of the Trust Interest Owners and, except for the Trust Notes, for the benefit of the Companion Loan Holders. The Depositor, the Servicer and the Special Servicer agree to take no action inconsistent with the Trustee’s ownership of the Trust Loan and to promptly indicate to all inquiring parties that the Trust Loan has been sold and to claim no ownership interest in the Trust Loan. All original documents relating to the Mortgage Loan that are not delivered to the Certificate Administrator (or a Custodian on its behalf) are and shall be held by the Depositor, the Servicer or the Special Servicer, as the case may be, in trust for the benefit of the Trust Interest Owners, and the Companion Loan Holders (except the original Companion Loan Notes shall be held by the Companion Loan Holders or their designees). In the event that any such original document is required pursuant to the terms of this Section 2.1(b) to be a part of a Mortgage Loan File, such document shall be delivered promptly to the Certificate Administrator (or a Custodian on its behalf).

2.2           Acceptance by the Trustee and the Certificate Administrator. (a) By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Trust Loan in good faith without notice of adverse claims and the Certificate Administrator declares that it holds and shall hold or shall cause to be held such documents as are delivered to it constituting the Mortgage Loan File (to the extent the documents constituting the Mortgage Loan File are actually delivered to it) in trust, upon the conditions herein set forth, for the use and benefit of all present and future Trust Interest Owners and the Companion Loan Holders.

(b)       The execution and delivery of this Agreement by the Certificate Administrator shall constitute certification by the Certificate Administrator on behalf of the Trustee that (i) each original Trust Note specified in clause (i) of the definition of “Mortgage Loan File” and all allonges thereto, if any, have been received by the Certificate Administrator or a Custodian on its behalf; and (ii) such original Trust Note has been reviewed by the Certificate Administrator or a Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the applicable Borrower Related Party), (B) appears to have been executed and (C) purports to relate to the Trust Loan. The Certificate Administrator agrees to review or cause a Custodian on its behalf to review the Mortgage Loan File within 30 days after the Closing Date, and to deliver to the Loan Sellers, the Depositor, the Servicer and the Special Servicer a report certifying, subject to any exceptions found by it in such review, that (A) all documents referred to in Section 2.1(b) have been received, and (B) all documents appear to have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (if and as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Trust Loan specifically or to the Mortgage Loan. Neither the Certificate Administrator nor any Custodian on its behalf shall have any responsibility for reviewing the Mortgage Loan File except as expressly set forth in this Section 2.2(b). Neither the Certificate Administrator nor any Custodian on its behalf shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 2.1(b)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Property.

(c)       Upon the first anniversary of the Closing Date, the Certificate Administrator shall deliver to the Depositor, the Loan Sellers, the Servicer and the Special Servicer a final exception report as to any remaining documents that are not in the Mortgage Loan File, whereupon, within 90 days, the Depositor shall either: (i) cause such document deficiency to be cured; or (ii) use commercially reasonable efforts to cause each related Loan Seller, as applicable, to (1) repurchase such Loan Seller’s Loan Seller Percentage Interest in the Trust Loan from the Trust or (2) make a Loss of Value Payment as described in Section 2.9 in respect of its Loan Seller Percentage Interest in the Trust Loan for losses directly related to such document deficiency, in each case pursuant to the applicable Trust Loan Purchase Agreement if such exception is a Material Document Defect. Notwithstanding anything to the contrary herein, no Defect (except for (x) a Defect resulting from the failure to deliver the document described in clause (i) of Section 2.1(b) or any document described in clauses (iii)(B), (iii)(D) or (iii)(K) of Section 2.1(b), which Defect shall be deemed to be a Material Document Defect, and (y) a Defect that causes the Trust Loan to be other than a Qualified Mortgage) shall be considered to be a Material Document Defect unless the document with respect to which a Defect exists is required in connection with (A) an imminent enforcement of the mortgagee’s rights or remedies under the Trust Loan; (B) defending any claim asserted by the Borrower or third party with respect to the Trust Loan; (C) establishing the validity or priority of any lien on any collateral securing the Trust Loan; or (D) any immediate significant servicing obligations. The Trust’s sole remedy against the Loan Sellers in connection with a Material Document Defect is to enforce the repurchase claim or Loss of Value Payment, as applicable, in accordance with the provisions of the Trust Loan Purchase Agreements.

The Certificate Administrator and the other parties to this Agreement hereby agree that the scope of the Custodian’s review of the Mortgage Loan File pursuant to this Section 2.2 by the Certificate Administrator (or a Custodian on its behalf) is limited solely to confirming that the Mortgage Loan File has been received, the Mortgage Loan Documents comprising the Mortgage Loan File appear regular on their face and such additional information as will be necessary for delivering the certifications required by Section 2.2(b) and Section 2.2(c) of this Agreement. In addition, such review is in no way intended to, nor shall it be used to, verify the content of any collateral descriptions included in any data tapes and shall not otherwise directly or indirectly be reflected in any offering document. Any review of the Mortgage Loan File by the Certificate

Administrator (or a Custodian on its behalf) and any certification with respect thereto shall not be deemed by the parties to this Agreement to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rule 17g-10 and 15Ga-2, respectively, under the Exchange Act. Any recipient of the Certificate Administrator’s certification or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such certification with any NRSRO or any party not addressed on such certification. Notwithstanding the foregoing, nothing in this Section 2.2(c) shall relieve any party to this Agreement from its obligation to deliver information to the Rating Agencies as required under and in accordance with the terms of this Agreement.

(d)       If the Servicer or the Special Servicer (i) receives or makes any request or demand for repurchase of the Trust Loan because of a breach of or alleged breach of a representation or warranty or a Defect (any such request or demand for repurchase or replacement, a “Repurchase Request”, and the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request (or such a Repurchase Request is forwarded to the Servicer or the Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice of such Repurchase Request or withdrawal of a Repurchase Request (each, a “Rule 15Ga-1 Notice”) to each other and to the Depositor and the Loan Sellers, in each case within ten Business Days from such party’s receipt thereof. Each Rule 15Ga-1 Notice may be delivered by electronic means.

Each Rule 15Ga-1 Notice shall include (i) the identity of the Property, (ii) the date the Repurchase Request is received or the date any withdrawal of the Repurchase Request is received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. Each Trust Loan Purchase Agreement shall provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.2(d) is so provided only to assist the related Loan Seller and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.2(d) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the related Trust Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

In the event that the Depositor, the Trustee or the Certificate Administrator receives a Repurchase Request, such party shall promptly forward or otherwise provide written notice of such Repurchase Request to the Servicer (or, if relating to the Mortgage Loan while a Special Servicing Loan Event has occurred and is continuing, to the Special Servicer) and include the following statement in the related correspondence: “This is a “Repurchase Request” under Section 2.2 of the Trust and Servicing Agreement relating to the MAD Commercial Mortgage

Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M requiring action by you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request by the Servicer or the Special Servicer, as applicable pursuant to the prior sentence, such party shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request, and such party shall comply with the procedures set forth in this Section 2.2(d) with respect to such Repurchase Request.

If the Depositor or a Responsible Officer of the Trustee or the Certificate Administrator receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Servicer or the Special Servicer, then such party shall promptly give notice of such withdrawal to the Servicer or the Special Servicer, as applicable.

2.3           Representations and Warranties of the Trustee. (a) Wilmington Trust, National Association, as Trustee hereby represents and warrants to the other parties hereto, and for the benefit of the Trust Interest Owners and the Companion Loan Holders, that as of the Closing Date:

(i)          the Trustee is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)         the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement shall not violate the Trustee’s organizational documents or any other material instrument governing its operations, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets, which default or breach of such material contract, agreement or other instrument would have a material adverse effect on the Trustee’s performance of its obligations hereunder;

(iii)        except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)        this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)         the Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement shall not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Trustee or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)        no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)       no litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement;

(viii)      the Trustee is covered by errors and omissions insurance and fidelity bond coverage which is in full force and effect or otherwise complies with the requirements of Section 8.6(b) hereof; and

(ix)         the Trustee is a Qualified Trustee.

(b)          The respective representations and warranties of the Trustee set forth in this Section 2.3 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto, the Trust Interest Owners and the Companion Loan Holders.

2.4           Representations and Warranties of the Certificate Administrator. (a) Citibank, N.A., as Certificate Administrator, hereby represents and warrants to the other parties hereto, and for the benefit of the Trust Interest Owners and the Companion Loan Holders, that as of the Closing Date:

(i)          the Certificate Administrator is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)         the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement shall not violate the Certificate Administrator’s organizational documents or any other material instrument governing its operations, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets, which default or breach of such material contract, agreement or other instrument would have a material adverse effect on the Certificate Administrator’s performance of its obligations hereunder;

(iii)        the Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)        this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)         the Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement shall not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Certificate Administrator or its properties or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(vi)        no consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)       no litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement;

(viii)      the Certificate Administrator is covered by errors and omissions insurance coverage which is in full force and effect or otherwise complies with the requirements of Section 8.6(b) hereof; and

(ix)         the Certificate Administrator is a Qualified Certificate Administrator.

(b)          The respective representations and warranties of the Certificate Administrator set forth in this Section 2.4 shall survive until the termination of this Agreement, and shall inure to the benefit of the other parties hereto, the Trust Interest Owners.

2.5           Representations and Warranties of the Servicer. (a) KeyBank National Association, as Servicer, hereby represents and warrants to the other parties hereto, and for the benefit of the Trust Interest Owners, that as of the Closing Date:

(i)          it is a national banking association, duly organized, validly existing, and is in good standing under the laws of the United States; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where the Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Mortgage Loan in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to execute, deliver, perform and comply with its obligations under this Agreement;

(ii)         the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement shall not violate its organizational documents or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and shall not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust to realize on the Collateral;

(iii)        this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium and other laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, including those respecting the availability of specific performance and (iii) public policy regarding the enforceability of indemnification, contribution and exculpation provisions as to securities law violations;

(iv)        it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement;

(v)         this Agreement has been duly executed and delivered by it;

(vi)        all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vii)       there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)      it has errors and omissions insurance and fidelity bond coverage which is in full force and effect and complies with the requirements of Section 3.11 or it self-insures for such fidelity bond and errors and omissions coverage in compliance with the requirements of Section 3.11 of this Agreement.

(b)          The representations and warranties of the Servicer set forth in this Section 2.5 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto, the Trust Interest Owners and the Companion Loan Holders.

2.6           Representations and Warranties of the Special Servicer. (a) LNR Partners, LLC hereby represents and warrants to the other parties hereto, and for the benefit of the Trust Interest Owners and the Companion Loan Holders, that as of the Closing Date:

(i)          it is a limited liability company, duly organized, validly existing, and is in good standing under the laws of the State of Florida; it is, and throughout the term of this Agreement shall remain, duly authorized and qualified to transact business in the jurisdiction where the Property is located to the extent required by applicable law and necessary to ensure the enforceability of the Mortgage Loan in accordance with the terms thereof and hereof; it possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement; provided, that it may comply with its obligations to possess such licenses in any particular jurisdiction where the Property is located as are necessary to conduct its business and to execute, deliver, and comply with its obligations under this Agreement in such jurisdiction if a Sub-Servicer engaged by it in accordance with this Agreement possesses all such necessary licenses in such jurisdiction, and the Special Servicer’s compliance with its applicable obligations hereunder through such Sub-Servicer would be permissible under applicable law, would be effective to ensure the enforceability of the Mortgage Loan in accordance with the terms thereof and hereof, and would provide the Special Servicer with all power, licenses (itself or through its Sub-Servicer), permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

(ii)         the execution and delivery of this Agreement and its performance of and compliance with the terms hereof in the manner contemplated by this Agreement shall not violate its organizational documents or any other material instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to it and shall not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any material contract, agreement, or other instrument to which it is a party or which may be applicable to any of its assets, which violation or default would have consequences that would materially and adversely affect its financial condition or operations or its properties taken as a whole or its ability to perform its obligations hereunder, or materially impair the ability of the Trust to realize on the Collateral;

(iii)        this Agreement constitutes its valid, legal, and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium and other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, including those respecting the availability of specific performance;

(iv)        it has the full power and authority to enter into and consummate the transactions contemplated by this Agreement;

(v)         this Agreement has been duly executed and delivered by it;

(vi)        all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by it have been obtained or made;

(vii)       there is no pending action, suit or proceeding, arbitration or governmental investigation against it, the outcome of which, in its reasonable judgment, could reasonably be expected to prohibit it from entering into this Agreement or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)      it has errors and omissions insurance and fidelity bond coverage which is in full force and effect and complies with the requirements of Section 3.11 or it self-insures for such fidelity bond and errors and omissions coverage in compliance with the requirements of Section 3.11 of this Agreement.

(b)           The representations and warranties of the Special Servicer set forth in this Section 2.6 shall survive until termination of this Agreement, and shall inure to the benefit of the parties hereto, the Trust Interest Owners and the Companion Loan Holders.

2.7           Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the other parties hereto, and for the benefit of the Trust Interest Owners, that as of the Closing Date:

(i)          the Depositor is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)         the execution, delivery and performance of this Agreement by the Depositor have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, shall conflict with or result in a breach of, or constitute a default under (A) any of the provisions of any law, rule, regulation, judgment, decree or order binding on the Depositor, (B) the organizational documents of the Depositor, or (C) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound or any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it;

(iii)        the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)        this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(v)         there are no actions, suits or proceedings pending or, to the best of the Depositor’s knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor shall be determined adversely to the Depositor and shall, if determined adversely to the Depositor, materially and adversely affect its ability to perform its obligations under this Agreement;

(vi)        the Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Depositor to perform its obligations hereunder;

(vii)       other than the actions taken pursuant to this Agreement, the Depositor has taken no action to impair or encumber the title to the Trust Loan or to subject it to any offsets, defenses or counterclaims during the Depositor’s ownership thereof;

(viii)      the Depositor is accounting for the transfer of the Trust Loan as a sale under generally accepted accounting principles and for federal income tax purposes;

(ix)         the Depositor is not, and, after giving effect to the transfers contemplated under this Agreement, shall not be, insolvent; and

(x)          the Depositor has not transferred the Trust Loan with an intent to hinder, delay or defraud its creditors.

(b)           The representations and warranties of the Depositor set forth in this Section 2.7 shall survive until termination of this Agreement, and shall inure to the benefit of the Trust Interest Owners and the parties to this Agreement.

(c)           Neither the Depositor nor any of its Affiliates shall insure or guarantee distributions on the Trust Interests. Subject to Section 2.7(a) and (b), none of the Trust Interest Owners, the Trustee, or the Certificate Administrator on their behalf shall have any rights or remedies against the Depositor for any losses or other claims in connection with the Trust Interests or the Mortgage Loan.

2.8           [Reserved].

2.9           Representations and Warranties Contained in the Trust Loan Purchase Agreements.

(a)       Upon discovery by the Servicer, the Special Servicer, the Certificate Administrator or the Trustee of (i) a Material Breach of any representation and warranty set forth in Exhibit A to any Trust Loan Purchase Agreement, which representation and warranty was made by the related Loan Seller in such Trust Loan Purchase Agreement and has been assigned to the Trustee pursuant to Section 2.1 hereof, or (ii) a Material Document Defect under any Trust Loan Purchase Agreement, such Person shall give prompt notice thereof to the other parties hereto, and upon receipt of such notice the Servicer (if the Mortgage Loan is not a Specially Serviced Loan) or the Special Servicer (if the Mortgage Loan is a Specially Serviced Loan) shall use commercially reasonable efforts to cause each related Loan Seller, to the extent obligated to do so under the applicable Trust Loan Purchase Agreement, to cure such default or defect, make a Loss of Value Payment to the Trust or repurchase such Loan Seller’s Loan Seller Percentage Interest in the Trust Loan under the terms of and within the time period specified by the applicable Trust Loan Purchase Agreement, it being understood and agreed that none of such Persons has an obligation to conduct any investigation with respect to such matters. It is understood and agreed that (i) any repurchase obligations of any Loan Seller under the related Trust Loan Purchase Agreement require the applicable Loan Seller to repurchase only its respective Loan Portion, and no Loan Seller shall have any obligation, liability or responsibility with respect to any obligations of the other Loan Seller and (ii) the obligations of the Loan Sellers referred to in this Section 2.9(a) shall be the sole remedies available to the Trust Interest Owners and the Trustee on their behalf respecting a Material Breach of any representation and warranty made by the Loan Sellers or a Material Document Defect.

(b)       Upon receipt by the Servicer from a Loan Seller of the applicable Repurchase Price for the applicable Loan Seller Percentage Interest in the Trust Loan: (i) the Servicer shall deposit such amount in the Collection Account; (ii) the Certificate Administrator (or the Custodian on its behalf) shall, upon receipt of a certificate of a Servicing Officer certifying as to (1) the receipt by the Servicer of such Repurchase Price and the deposit of such Repurchase Price into the Collection Account pursuant to this Section 2.9(b) and (2) compliance with the conditions set forth in subsection (c) below, release or cause to be released to the designee of such Loan Seller (which designee may be such Loan Seller itself) the Trust Notes being repurchased by such Loan Seller (endorsed as requested by such Loan Seller) and, assuming all of the Loan Sellers are repurchasing their respective Loan Seller Percentage Interests in the Trust Loan, release or cause to be released to the designee of the Loan Sellers the other documents constituting the Mortgage Loan File (in addition to the Trust Notes); (iii) assuming that all of the Loan Sellers are repurchasing their respective Loan Seller Percentage Interests in the Trust Loan, the Trustee shall execute and deliver to the designee of the Loan Sellers (which designee may be a Loan Seller itself) such instruments of transfer or assignment, in each case without recourse, representation or warranty (except that the Trust Loan (or the portion thereof being repurchased) is owned by the Trust and is being sold free and clear of liens and encumbrances), as shall be prepared by such designee to vest in such designee the Trust Loan (or the applicable portion thereof) released pursuant hereto, and the Certificate Administrator, the Trustee, the Servicer and the Special Servicer shall have no further responsibility with regard to the Mortgage Loan File (or portion thereof) so released (if and to the extent released in accordance with this Section 2.9(b)); and (iv) assuming that all of the Loan Sellers are repurchasing their respective Loan Seller Percentage Interests in the Trust Loan, each of the Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall release or cause to be released to the designee of the Loan Sellers copies of any servicing file, servicing records, escrow payments and reserve funds held thereby in respect of the Trust Loan.

(c)       If the Servicer continues to service the Mortgage Loan under this Agreement pursuant to the terms of the Co-Lender Agreement following any Loan Seller’s repurchase of its related Loan Seller Percentage Interest in the Trust Loan in accordance with the terms of the related Trust Loan Purchase Agreement, then the Servicer shall not be required to make any Monthly Interest Payment Advance with respect to such Loan Seller Percentage Interest in the Trust Loan. To the extent that the Loan Sellers repurchase the Mortgage Loan as contemplated by Section 8 of the respective Trust Loan Purchase Agreements, unless otherwise agreed to by each Loan Seller and the Companion Loan Holders, the Mortgage Loan shall continue to be serviced by the Servicer, and if applicable, the Special Servicer in accordance with the terms of this Agreement, on behalf of the Loan Sellers and the Companion Loan Holders as a collective whole, until the holder of the controlling note under the Co-Lender Agreement has otherwise notified the Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee in writing. Unless otherwise agreed by the Loan Sellers and the Companion Loan Holders, the Servicer shall be the only Servicer under the Co-Lender Agreement, the Special Servicer shall be the only Special Servicer under the Co-Lender Agreement and all servicing and other decisions regarding the Mortgage Loan shall be made by the Loan Sellers and the Companion Loan Holders as and to the extent set forth in the Co-Lender Agreement.

(d)       Notwithstanding anything contained herein to the contrary, if any Loan Seller repurchases its respective Loan Seller Percentage Interest in the Trust Loan pursuant to Section 8 of its Trust Loan Purchase Agreement (such Loan Seller, a “Repurchasing Loan Seller”), and any other Loan Seller does not repurchase its respective Loan Seller Percentage Interest in the Trust Loan pursuant to Section 8 of its Trust Loan Purchase Agreement, then (i) the Trust Loan shall continue to be serviced by the Servicer and, if applicable, the Special Servicer, in accordance with the terms of this Agreement and the Co-Lender Agreement on behalf of the Repurchasing Loan Seller(s), the Trust Interest Owners and the Companion Loan Holders as a collective whole, and the Servicer or the Special Servicer, as applicable, shall be the sole representative of the lender(s) under the Mortgage Loan in connection with any enforcement, bankruptcy or other proceeding, (ii) the Custodian shall retain all portions of the Mortgage File (other than the Trust Notes relating to each Repurchasing Loan Seller’s Loan Seller Percentage Interest in the Trust Loan), (iii) each Repurchasing Loan Seller shall be deemed a Companion Loan Holder and the Trust Notes repurchased by it shall be deemed to be Companion Loan Notes evidencing Companion Loans, (iv) the Trust Loan shall be deemed to consist solely of that portion of the Mortgage Loan evidenced by the Trust Notes that remain in the Trust, (v) each Repurchasing Loan Seller shall be entitled to receive on each Remittance Date such amounts as it is entitled under the Co-Lender Agreement as holder of its repurchased Notes and shall provide wiring or other remittance instructions for such remittances, (vi) each Repurchasing Loan Seller shall be entitled to receive any and all reports and have access to any and all information that a Certificateholder would otherwise have under the terms of this Agreement, (vii) no amendment may be made to this Agreement that would materially and adversely affect the rights of any Repurchasing Loan Seller in respect of the Repurchasing Loan Seller’s Loan Seller Percentage Interest in the Trust Loan without the consent of such Repurchasing Loan Seller, (viii) the Trustee shall remain the mortgagee of record, (ix) compensation shall be paid to the Servicer and/or the Special Servicer, as applicable, with respect to each repurchased Note as provided in this Agreement as if each such Note were a Companion Loan (unless otherwise agreed between the Servicer and/or the Special Servicer, as applicable, and the applicable Loan Seller), and (x) to the extent this Agreement refers to the “Mortgage Loan File”, such references shall be construed to mean the Mortgage Loan File for the entire Mortgage Loan (except that references to any Trust Note in favor of a Repurchasing Loan Seller shall be construed to instead refer to a copy of such Trust Note). Neither the Servicer nor the Trustee shall make any Monthly Interest Payment Advance or Administrative Advance with respect to any Loan Seller Percentage Interest in the Trust Loan that has been repurchased as described herein.

(e)       Notwithstanding the foregoing provisions of this Section 2.9, in lieu of a Loan Seller performing its obligations with respect to any Material Breach or Material Document Defect as set forth above, to the extent that such Loan Seller and the Servicer or the Special Servicer, as applicable, are in any such case able to agree upon a cash payment payable by such Loan Seller to the Trust that would be deemed sufficient to compensate the Trust for such Material Breach or Material Document Defect (a “Loss of Value Payment”), such Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Trust, and the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.4(f) of this Agreement; provided that a Material Breach or a Material Document Defect that causes the Trust Loan to not constitute a Qualified Mortgage may not be cured by a Loss of Value Payment. If the Trust Loan is not a Specially Serviced Mortgage Loan, the Servicer’s agreement with a Loan Seller as to any Loss of Value Payment shall be subject to the reasonable approval of the Special Servicer (with the consent of any applicable Consenting Party). In connection with obtaining the Special Servicer’s approval, the Servicer shall upon request promptly provide the Special Servicer with a copy of the servicing file for the Trust Loan in order to enable the Special Servicer to exercise its approval right. Any agreement by the Special Servicer with a Loan Seller as to any Loss of Value Payment with respect to a Specially Serviced Mortgage Loan shall be subject to the consent of any applicable Consenting Party. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment. Upon its making such Loss of Value Payment, the related Loan Seller shall be deemed to have cured such Material Breach or Material Document Defect on its part in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner or the Trust against the related Loan Seller regarding any such Material Breach or Material Document Defect in respect of which such Loss of Value Payment is accepted, and the related Loan Seller shall not be obligated to repurchase or replace its Loan Seller Percentage Interest in the Trust Loan or otherwise cure such Material Breach or Material Document Defect.

2.10       Execution and Delivery of Certificates; Issuance of the Uncertificated VRR Interest; Issuance of Uncertificated Lower-Tier Interests. (a) The Trustee acknowledges the assignment in trust by the Depositor to the Trustee of the Trust Notes and other assets comprising the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, (i) the

Trustee acknowledges the issuance of (A) the Uncertificated Lower-Tier Interests to the Depositor and (B) the Class LT-R Interest, in exchange for the Trust Loan, receipt of which is hereby acknowledged, (ii) the Trustee acknowledges the contribution of the Uncertificated Lower-Tier Interests to the Upper-Tier REMIC, (iii) the Certificate Administrator acknowledges that it (A) has executed and has authenticated and delivered to or upon the order of the Depositor, the Regular Certificates, and has caused the Trust to issue the Uncertificated VRR Interest and the Class UT-R Interest, in exchange for the Uncertificated Lower-Tier Interests and (B) has executed and has authenticated and delivered to or upon the order of the Depositor, the Class R Certificates, representing the Class LT-R and Class UT-R Interests, and (iv) the Depositor hereby acknowledges the receipt by it or its designees of the Regular Certificates in authorized denominations, the Uncertificated VRR Interest and the Class UT-R Interest evidencing the entire beneficial ownership of the Upper Tier REMIC.

2.11         Miscellaneous REMIC Provisions. (a) The Class A, Class B and Class VRR Certificates and the Uncertificated VRR Interest are hereby designated as the “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class UT-R Interest is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

(b)       The Class LA, Class LB, Class LVRR and LUVRR Uncertificated Interests are hereby designated as the “regular interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LT-R Interest is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code.

3.             ADMINISTRATION AND SERVICING OF THE MORTGAGE LOAN

3.1           Servicer to Act as the Servicer; Special Servicer to Act as the Special Servicer. The Servicer and the Special Servicer, as the case may be, each as an independent contractor, shall service and administer the Mortgage Loan and any Foreclosed Property solely on behalf of the Trust and the Companion Loan Holders, in the best interest of, and for the benefit of, the Trust Interest Owners and the Companion Loan Holders, as a collective whole as if such Trust Interest Owners and such Companion Loan Holders constituted one lender (as determined by the Servicer or the Special Servicer, as applicable, in the exercise of its good faith and reasonable judgment), in accordance with applicable law (including the REMIC Provisions), the terms of this Agreement, the Mortgage Loan Documents, the Co-Lender Agreement and, to the extent consistent with the foregoing, the following standards (herein referred to as “Accepted Servicing Practices”): (i) the higher of (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, services and administers similar loans and administers foreclosed or other similarly situated properties for third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers in servicing mortgage loans and administering foreclosed properties, and (b) with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as applicable, uses for loans that it owns or for foreclosed or other similarly situated properties it services and manages, in either case exercising reasonable business judgment, acting in accordance with applicable laws; (ii) with a view to the timely collection of (a) all scheduled payments of principal and interest under the Mortgage Loan or, if the Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on the Mortgage Loan to the Trust Interest Owners and the Companion Loan Holders (as a collective whole as if the Trust Interest Owners and the Companion Loan Holders constituted a single lender) on a net present value basis and (b) the Borrower Reimbursable Trust Fund Expenses and, any other fees or expenses and any other amounts due under the Mortgage Loan; and (iii) without regard to:

(A)       any relationship that the Servicer or the Special Servicer or any Affiliate thereof may have with any Borrower Restricted Party, any Loan Seller, the Depositor, any Companion Loan Holder or any of their respective Affiliates;

(B)       the ownership of any Trust Interest or Companion Loan or any interest in any Companion Loan by the Servicer or the Special Servicer or by any Affiliate thereof;

(C)        in the case of the Servicer, its obligation to make Advances;

(D)       the right of the Servicer or the Special Servicer or any Affiliate thereof to receive reimbursement of costs, compensation or other fees (other than Advances), or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction; or

(E)        the ownership, servicing or management for others of any other loans or property by the Servicer or the Special Servicer.

Subject to Accepted Servicing Practices and the terms of this Agreement and the Mortgage Loan Documents and any related mezzanine intercreditor agreement, the Servicer and the Special Servicer each shall have full power and authority, acting alone and/or through one or more sub-servicers as provided in Section 3.2, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Servicer and the Special Servicer shall service and administer the Mortgage Loan in accordance with applicable state and federal law. At the written request of the Servicer or the Special Servicer, as applicable, accompanied by the form of power of attorney or other documents being requested, the Trustee shall furnish to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible (and shall be indemnified by the Servicer or the Special Servicer, as applicable) for any negligence or misuse by the Servicer or the Special Servicer in its uses of any such powers of attorney or other document. Notwithstanding anything contained herein to the contrary, the Servicer and the Special Servicer shall not without the Trustee’s or the Certificate Administrator’s, as applicable, prior written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the representative capacity of the Servicer or the Special Servicer, as applicable, or (ii) take any action with the intent to, and which actually does cause, the Trustee to be registered to do business in any state.

The liability of each of the Servicer and the Special Servicer, as applicable, for actions and omissions in its capacity as the Servicer and the Special Servicer, respectively, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). Nothing contained in this Agreement shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectability of the Mortgage Loan. No provision of this Agreement shall be construed to impose liability on the Servicer or the Special Servicer for the reason (unless the Servicer or the Special Servicer did not act in accordance with Accepted Servicing Practices) that any recovery to any Trust Interest Owner in respect of the Mortgage Loan at any time after a determination of present value recovery is made by the Servicer or the Special Servicer under this Agreement is less than the amount reflected in such determination.

As soon as reasonably practicable following the Closing Date, but no later than 30 days following the Closing Date, the Loan Sellers shall, pursuant to their respective Trust Loan Purchase Agreement, deliver to the Servicer copies of notices delivered by or on behalf of the Loan Sellers regarding the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf. The parties hereto acknowledge and agree that the Servicer and the Special Servicer are each acting as independent contractors and not as agents for the Trustee and/or the Certificate Administrator.

3.2       Sub-Servicing Agreements. (a) The Servicer or Special Servicer, at its own expense without a right of reimbursement under this Agreement or otherwise, may enter into sub-servicing agreements with sub-servicers for the servicing and administration of the Mortgage Loan, provided that (i) any such sub-servicing agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer or Special Servicer, as applicable, and the sub-servicer have agreed, and (ii) no sub-servicer retained by the Servicer or Special Servicer, as applicable, shall grant any modification, waiver, or amendment to the Mortgage Loan Documents without the approval of the Servicer or Special Servicer, as applicable. References in this Agreement to actions taken or to be taken, and limitations on actions permitted to be taken, by the Servicer or Special Servicer, as applicable, in servicing the Mortgage Loan include actions taken or to be taken by a sub-servicer on behalf of the Servicer or Special Servicer, as applicable. Each sub-servicer shall be (x) authorized to transact business and licensed in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations under the applicable sub-servicing agreement, and (y) qualified to perform its obligations under the applicable sub-servicing agreement. For purposes of this Agreement, the Servicer or Special Servicer, as applicable, shall be deemed to have received any amount when the sub-servicer receives such amount, irrespective of whether such amount is remitted to the Servicer or Special Servicer, as applicable, for deposit in the Collection Account, any Cash Management Account, any Reserve Account or the Distribution Account, and actions taken by the sub-servicer shall be deemed to be actions of the Servicer or Special Servicer. The Servicer or Special Servicer, as applicable, shall notify the Trustee, the Certificate Administrator, the Borrower Related Parties and the Depositor in writing promptly upon the appointment of any sub-servicer and promptly furnish the Trustee, upon its request, with a copy of the sub-servicing agreement. The Servicer or Special Servicer, as applicable, shall cause each sub-servicing agreement to provide that no sub-servicer shall be permitted to enter into any sub-servicing agreement with other sub-servicers without the prior written consent of the Servicer or Special Servicer, as applicable.

(b)       Notwithstanding any sub-servicing agreement, the Servicer or Special Servicer shall remain obligated and liable to the Trustee and the Trust Interest Owners for the servicing and administering of the Mortgage Loan in accordance with the provisions of Section 3.1 without diminution of such obligation or liability by virtue of such sub-servicing agreement, or by virtue of indemnification from a sub-servicer, and to the same extent and under the same terms and conditions as if the Servicer or Special Servicer alone were servicing and administering the Mortgage Loan.

(c)       Any sub-servicing agreement entered into by the Servicer or Special Servicer shall provide that it may be assumed or terminated by (i) the Trustee if the Trustee has assumed the duties of the Servicer or Special Servicer or if the Servicer or Special Servicer is otherwise terminated pursuant to the terms of this Agreement, or (ii) a successor Servicer or Special Servicer if such successor Servicer or Special Servicer has assumed the duties of the Servicer or Special Servicer, in each case without cost or obligation to the Trustee, the successor Servicer or Special Servicer, the Trust or the Trust Fund.

(d)       Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loan involving a sub-servicer, shall be deemed to be between the Servicer or Special Servicer and such sub-servicer alone, and the Trustee, the Certificate Administrator, the Depositor, the Trust and the Trust Interest Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, and no provision herein shall be construed so as to require the Trust, the Depositor, the Trustee or the Certificate Administrator to indemnify any such sub-servicer. The Servicer or Special Servicer is permitted, subject to Accepted Servicing Practices and at its own expense, or to the extent that a particular expense is provided herein to be an Advance or an expense of the Trust, at the expense of the Trust, to utilize other agents or attorneys typically used by servicers of mortgage loans underlying commercial mortgage-backed securities in performing its obligations under this Agreement.

(e)       Notwithstanding anything herein, each of the initial Servicer and the initial Special Servicer may (i) delegate certain of its duties and obligations hereunder (such as inspections and appraisals) to third parties or (ii) to an affiliate of the Servicer or the Special Servicer, as applicable. Such delegation shall not be considered a sub-servicing agreement hereunder, and the requirements and obligations set forth herein applicable to sub-servicing agreements, sub-servicers or Servicing Function Participants shall not be applicable to such arrangement. Notwithstanding any such delegation, the Servicer and the Special Servicer shall remain obligated and liable for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required hereby.

(f)       In addition to the foregoing, any sub-servicer engaged by the Special Servicer with respect to the Mortgage Loan shall fulfill all of the requirements of the Special Servicer set forth under Section 6.4(a)(i)(A) and 6.4(a)(v) hereof.

3.3           Cash Management Account and Reserve Accounts.

(a)       A Cash Management Account and the Reserve Accounts shall be established pursuant to the terms of the Mortgage Loan Agreement and/or the Cash Management

Agreement. The Servicer shall exercise and enforce the rights of the Trust and the Companion Loan Holders with respect to the Cash Management Account and the Reserve Accounts under the Mortgage Loan Agreement and the Cash Management Agreement, and shall make deposits thereto and withdrawals therefrom, all in accordance with Accepted Servicing Practices and the other terms of this Agreement and the other Mortgage Loan Documents.

(b)       The Certificate Administrator shall establish and maintain a reserve account (the “Interest Reserve Account”) in the name of the “Citibank, N.A., as Certificate Administrator on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates Series 2019-650M and the Uncertificated VRR Interest”. The Interest Reserve Account shall be established and maintained as a non-interest bearing Eligible Account, and may be a sub-account of the Distribution Account. On each Distribution Date occurring in any February and on any Distribution Date occurring in any January that occurs in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw from the Distribution Account and deposit into the Interest Reserve Account an amount equal to one day’s net interest collected on the principal balance of the Trust Loan as of the related Payment Date occurring in the month preceding the month in which such Distribution Date occurs, calculated at the Interest Rate with respect to the Trust Loan Notes, to the extent such funds are on deposit on the applicable Payment Date or an advance is made in respect of the Payment Date (all amounts so deposited in any consecutive January and February, “Withheld Amounts”). On each Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amounts into the Distribution Account for distribution with respect to the Trust Interests.

3.4           Collection Account. (a) The Servicer shall establish and maintain or cause to be established and maintained in the name of “KeyBank National Association, as Servicer on behalf of the Trust, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M and the Uncertificated VRR Interest Owner” and/or “KeyBank National Association, as Servicer on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the Companion Loan Holders with respect to MAD Commercial Mortgage Trust 2019-650M” one or more deposit accounts (the “Collection Account”) for the benefit of the Trust Interest Owners and the Companion Loan Holders. The Collection Account shall be an Eligible Account maintained with an Eligible Institution. The Servicer shall deposit into the Collection Account within one Business Day of receipt of properly identified and available funds the following amounts representing payments and collections received or made during each Collection Period on or with respect to the Mortgage Loan (other than amounts required to be deposited into the Reserve Accounts in accordance with the Trust Loan Purchase Agreements):

(i)          all payments on account of principal on the Mortgage Loan;

(ii)         all payments on account of interest on the Mortgage Loan including, without limitation, Default Interest;

(iii)        any amount representing reimbursements by the Borrower Related Parties of Advances, interest thereon, and any other expenses of the Depositor, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, as required by the Mortgage Loan Documents or hereunder;

(iv)        any other amounts payable for the benefit of the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Interest Owners under the Mortgage Loan

(v)         any Prepayment Fees;

(vi)        any amounts required to be deposited pursuant to Section 3.8(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

(vii)       all Net Foreclosure Proceeds received from the Special Servicer pursuant to Section 3.14, all Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds;

(viii)      any Loss of Value Payments paid by the Loan Sellers and transferred to the Collection Account pursuant to Section 3.4(f); and

(ix)         any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Servicer, including, without limitation, any (1) proceeds of any repurchase of a Loan Seller Percentage Interest in the Mortgage Loan pursuant to Section 2.9 hereof and the applicable Trust Loan Purchase Agreement, (2) proceeds of the sale of the Mortgage Loan by the Special Servicer pursuant to Section 3.16 hereof or a sale of a Foreclosed Property pursuant to Section 3.15(e), (3) amounts from any related mezzanine lender representing proceeds of its purchase of the Mortgage Loan or cure payments permitted to be made by any related mezzanine lender pursuant to the related mezzanine intercreditor agreement, or (4) amounts payable under the Mortgage Loan Documents by any Person to the extent not specifically excluded;

provided, however, that to the extent any such amounts are received after 2:00 p.m. (New York time) on any given Business Day, the Servicer shall use commercially reasonable efforts to deposit such amounts into the Collection Account within 1 Business Day of receipt by the Servicer of any properly identified and available funds but, in any event, the Servicer shall deposit such amounts into the Collection Account within 2 Business Days of receipt by the Servicer of any properly identified and available funds.

The foregoing requirements for deposits in the Collection Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments (if any) in the nature of Additional Servicing Compensation (other than Default Interest and late payment charges) to which the Servicer or the Special Servicer, as applicable are entitled pursuant to Section 3.17 and any reimbursement made by the Borrower

Related Parties of fees and expenses of the Servicer or the Special Servicer need not be deposited in the Collection Account by the Servicer or the Special Servicer and, to the extent permitted by applicable law, the Servicer or the Special Servicer, as applicable, shall be entitled to retain any such fees and expense reimbursements received with respect to the Mortgage Loan.

(b)           Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.8. The Servicer shall on the Closing Date give written notice to the Certificate Administrator of the location and account number of the Collection Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

(c)           On or prior to each Remittance Date (or, in the case of clause (vi) below, on or prior to the Remittance Date specifically applicable to the related Companion Loan), prior to the remittance of funds to the Certificate Administrator for deposit in the Distribution Account pursuant to Section 3.5, the Servicer shall make withdrawals from the Collection Account, which withdrawals shall be the only permitted withdrawals from the Collection Account by the Servicer, as described below (the order set forth below constituting an order of priority for such withdrawals unless otherwise indicated):

(i)          to withdraw funds deposited in the Collection Account in error;

(ii)         to reimburse the Trustee and the Servicer, in that order, for any Nonrecoverable Advances made by each together with unpaid interest thereon at the Advance Interest Rate;

(iii)        concurrently, to pay the Servicing Fee to the Servicer (who shall pay the holder of the Excess Servicing Fee Right the portion of the Servicing Fee that represents Excess Servicing Fees in accordance with Section 3.17 of this Agreement), and the Trustee/Certificate Administrator Fee (including the portion of such Trustee/Certificate Administrator Fee payable to the Trustee as the Trustee Fee) to the Certificate Administrator (who shall pay the Trustee the portion of the Trustee/Certificate Administrator Fee that represents the Trustee Fee pursuant to Section 8.5 hereof);

(iv)        to pay to (A) the Servicer, as Additional Servicing Compensation, any income earned (net of losses (subject to Section 3.8(b)) on the investment of funds deposited in the Collection Account; and (B) the Special Servicer, the Special Servicing Fee, if any, the Work-out Fee, if any, and the Liquidation Fee, if any (with respect to clauses (A) and (B), in that order);

(v)         to reimburse or pay, as applicable, the Trustee and the Servicer, in that order, for (A) unreimbursed Advances made by each and not previously reimbursed from amounts received with respect to the Mortgage Loan during the applicable Collection Period in the form of late payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and other collections on the Mortgage Loan (and other than any Advance that has been determined to be a Nonrecoverable Advance that has been reimbursed pursuant to clause (ii) above); and (B) unpaid interest on such Advances at the Advance Interest Rate; provided, however, that, with respect to Advances that are not deemed to be Nonrecoverable Advances, interest on Advances shall be payable (1) prior to the final liquidation of the Property or the final payment and release of the Mortgage, only out of Default Interest or late payment charges (or actual payments by the Borrower to cover such interest on Advances) collected in the related Collection Period, and (2) after the final liquidation of the Property or the final payment and release of the Mortgage, first out of Default Interest and late payment charges (or actual payments by the Borrower to cover such interest on Advances) on deposit in the Collection Account, and then out of all other amounts on deposit in the Collection Account;

(vi)        to remit to each Companion Loan Holder all remaining amounts on deposit in the Collection Account payable to such Companion Loan Holder pursuant to the Co-Lender Agreement with respect to its Companion Loan(s), exclusive of any amounts reimbursable to the Servicer, the Special Servicer, the Trustee or the Trust and allocable to such Companion Loan(s) in accordance with the Co-Lender Agreement, including (A) if a Companion Loan is part of an Other Securitization Trust, to the extent required by the Co-Lender Agreement, to pay the applicable party to the Other Pooling and Servicing Agreement for any interest accrued on (1) Companion Loan Advances made thereby and (2) administrative advances, if any, made in respect of the Companion Loan; and (B) to make any other required payments due under the Co-Lender Agreement to each Companion Loan Holder;

(vii)       to reimburse the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, in that order, for expenses incurred by them in connection with the liquidation of the Property and not otherwise covered and paid by an insurance policy or deducted from the proceeds of liquidation or reimbursed as an Advance;

(viii)      to pay to the Servicer and the Special Servicer, as Additional Servicing Compensation, any payments in the nature of those fees and expenses that constitute Additional Servicing Compensation, to the extent remaining after payment pursuant to clause (v) above and, in the case of Default Interest and late payment charges, to the extent remaining after application pursuant to Section 3.17(b) (it being acknowledged that such amounts (other than Default Interest and late payment charges) are not required to be deposited in the Collection Account and may be retained by the Servicer or the Special Servicer, as applicable, or paid by the Servicer to the Special Servicer when due to the Special Servicer as set forth in Section 3.17), to the extent actually received from or on behalf of the Borrower (and permitted by (or not otherwise prohibited by) and allocated as such pursuant to the terms of the Mortgage Loan Documents or this Agreement) and deposited into the Collection Account by the Servicer;

(ix)         to pay or reimburse, as applicable, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer, for any expenses, indemnities and other amounts (including Trust Fund Expenses) then due and payable or reimbursable to each, and to pay directly any other costs and expenses expressly payable out of the Collection Account or at the expense of the Trust, in any event pursuant to the terms of this Agreement and not previously paid or reimbursed pursuant to the preceding clauses;

(x)          to the extent not previously paid or advanced, to pay to the Certificate Administrator for payment (or set aside for eventual payment) by it of any and all taxes imposed on the Lower-Tier REMIC or Upper-Tier REMIC by federal or state governmental authorities, as provided in Section 12.1(k); provided, that, if such taxes are the result of the Depositor’s, the Servicer’s, the Special Servicer’s, the Trustee’s or the Certificate Administrator’s, as applicable, negligence, fraud, bad faith or willful misconduct, then such party that was negligent, acted in bad faith or engaged in fraud or willful misconduct will be required to indemnify the Trust for the amount of such taxes pursuant to Sections 6.6 and 8.12, as applicable;

(xi)         to pay the CREFC® Licensing Fee to CREFC®, to the extent of funds available in the Collection Account following the withdrawal of the amounts described in clauses (ii) through (x) above, on the related Remittance Date; and

(xii)        on each Remittance Date, to remit all funds received during or prior to the related Collection Period and remaining after the withdrawals specified in clauses (i) through (xi) above to the Certificate Administrator for deposit in (A) in the case of funds other than the Prepayment Fees, the Distribution Account pursuant to Section 3.5 and (B) in the case of amounts representing the Prepayment Fees, the Prepayment Fees Distribution Account;

provided that (A) Monthly Interest Payment Advances are reimbursable solely out of collections allocable to the Trust Loan pursuant to the Co-Lender Agreement, (B) Companion Loan Advances are reimbursable solely out of collections allocable to the Companion Loans pursuant to the Co-Lender Agreement, and (C) any payment or reimbursement of any other items specified above under clauses (iv)(b), (v), (vi), (vii) and (ix) of this Section 3.4(c) shall, as and to the extent provided in this Agreement and the Co-Lender Agreement, be made out of: (1) first, to the maximum extent permitted under the Co-Lender Agreement, any amounts on deposit in the Collection Account that would otherwise be distributable under the Co-Lender Agreement to the Junior Trust Notes; and (2) second, any remaining amounts on deposit in the Collection Account that would otherwise be distributable under the Co-Lender Agreement with respect to the Senior Trust Notes and the Companion Loan Notes, on a pro rata and pari passu basis in accordance with their relative principal balances (except to the extent that interest on Monthly Interest Payment Advances and/or Companion Loan Advances are allocable to, and payable out of collections on, the related Senior Note), all in accordance with the Co-Lender Agreement, and taking into account the subordination of the Junior Trust Notes to the Senior Trust Notes and the Companion Loan Notes.

If a Monthly Interest Payment Advance is made with respect to the Trust Loan, then that Monthly Interest Payment Advance, together with interest on such Monthly Debt Service Advance, shall only be reimbursed out of future payments and collections on the Trust Loan, but not out of payments or other collections on the Companion Loans. Likewise, the Trustee/Certificate Administrator Fee (including the portion that is the Trustee Fee) shall only be paid out of payments and other collections on the Trust Loan, but not out of payments or other collections on the Companion Loans.

Notwithstanding the foregoing, with respect to any Remittance Date, in no event shall the Servicer be permitted to make a withdrawal pursuant to clauses (iii), (iv)(B), (v), (vi), (vii), (viii), (ix) or (x) above of this Section 3.4(c) if: (1) the item proposed to be withdrawn, if not withdrawn, would be required to be advanced by the Servicer as an Administrative Advance or covered by a Monthly Interest Payment Advance with respect to such Remittance Date; and (2) as a result of such withdrawal, the amount on deposit in the Collection Account after giving effect to such withdrawal would be less than the Required Advance Amount (it being understood that the Servicer shall be permitted to make withdrawals in the order of priority specified above in this Section 3.4(c) so long as funds equaling or exceeding the Required Advance Amount remain in the Collection Account). Notwithstanding the foregoing, such withdrawal limitations shall not apply (and accrued amounts previously eligible for withdrawal pursuant to clauses (iii), (iv)(B), (v), (vi), (vii), (viii), (ix) or (x) above of this Section 3.4(c) but which remain unpaid due to the operation of this paragraph may then be withdrawn and paid) upon (1) the final liquidation of the Trust Loan or the Property, (2) the final payment of the Trust Loan and release of the Mortgage or (3) the determination that any Advance that would increase the currently unreimbursed Advances in the aggregate would be a Nonrecoverable Advance.

The Servicer shall pay to the Trustee and the Certificate Administrator (on behalf of itself and the Trustee) and pay to the Special Servicer, if applicable, from the Collection Account as provided above amounts permitted to be paid to the Special Servicer, the Trustee and the Certificate Administrator, as applicable, therefrom, promptly upon receipt on or prior to the Determination Date of certificates of a Servicing Officer of the Special Servicer, a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, describing the item and amount to which the Special Servicer, the Certificate Administrator and/or the Trustee, as applicable, are entitled, together with any other information reasonably requested by the Servicer; provided, however, that no certificate shall be required for payment to the Special Servicer of any Special Servicing Fee, Liquidation Fee or Work-out Fee. The Servicer may rely conclusively on any such certificate, shall have no duty to recalculate the amounts stated therein and shall have no liability if the amount paid in reliance thereon is an amount to which the Special Servicer, the Certificate Administrator or the Trustee, as applicable, is not entitled.

On the Remittance Date for each Companion Loan, the Servicer shall remit to the related Companion Loan Holder the amounts contemplated to be payable thereto on such date as contemplated by clause (vi) of the first paragraph of this Section 3.4(c).

(d)           On each Remittance Date, the Servicer shall withdraw from the Collection Account all funds received during or prior to the related Collection Period, and remaining after the withdrawals specified in clauses (i) through (xi) of the first paragraph of Section 3.4(c), and shall remit such funds to the Certificate Administrator for deposit in (i) in the case of funds other than Prepayment Fees, the Distribution Account pursuant to Section 3.5 and (ii) in the case of Prepayment Fees, the Prepayment Fees Distribution Account.

(e)           If the Servicer makes any reimbursement or payment out of the Collection Account to cover any related Companion Loan Holder’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to the Mortgage Loan, then the Servicer (prior to the occurrence of a Special Servicing Loan Event) and the Special Servicer (following the occurrence of a Special Servicing Loan Event) shall use efforts consistent with the Accepted Servicing Practices to collect such amount out of collections on such Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Companion Loan Holder.

(f)            If any Loss of Value Payments are received in connection with a Material Breach or a Material Document Defect, as the case may be, with respect to the Mortgage Loan pursuant to or as contemplated by Section 2.9 of this Agreement, the Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held in trust for the benefit of the Trust Interest Owners, for purposes of holding such Loss of Value Payments. Each account that constitutes a Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of a related Eligible Account. The Servicer and the Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Loss of Value Reserve Fund shall be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund (and any income earned thereon) through the Collection Account to the Trust Interest Owners (or, in the case of any income earned on the Loss of Value Reserve Fund and paid to the Servicer as additional compensation) as damages paid to and distributed by the Trust REMICs on account of a breach of a representation or warranty by the related Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Loan Seller as distributions by the Trust Fund to such Loan Seller as a beneficial owner of the Loss of Value Reserve Fund. The applicable Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon, based upon the respective Loss of Value Payments made by each such Loan Seller that are on deposit from time to time in the Loss Value Reserve Fund.

(g)           If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to the Mortgage Loan or any Foreclosed Property, then the Special Servicer shall, promptly upon written direction from the Servicer (provided that, with respect to clause (iv) below, the Certificate Administrator shall have provided the Servicer and the Special Servicer with five (5) Business Days’ prior notice of such final Distribution Date) transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Servicer for deposit into the Collection Account (or, in the case of clause (iv) below, to the applicable Loan Seller) for the following purposes:

(i)          to reimburse the Servicer, the Special Servicer or the Trustee, in accordance with Section 3.4(c) of this Agreement, for any Nonrecoverable Advance made by such party with respect to the Mortgage Loan or any related Foreclosed Property (together with any related interest thereon);

(ii)         to pay, in accordance with Section 3.4(c) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to the Mortgage Loan or any related Foreclosed Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute a Trust Fund Expense, and to pay, in accordance with Section 3.4(c) of this Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payment;

(iii)         to offset any portion of any Realized Loss (or, in connection with a final liquidation of the Mortgage Loan or the Property, any anticipated Realized Loss) that is attributable to the Mortgage Loan or any related Foreclosed Property (as calculated without regard to the application of such Loss of Value Payments); and

(iv)        on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iii) above, to each Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Loan Seller that was used pursuant to clauses (i) through (iii) to offset, pay or reimburse, as applicable, any Realized Losses, Trust Fund Expenses or Nonrecoverable Advances (together with any related interest thereon) incurred with respect to the Mortgage Loan or any related Foreclosed Property.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i) through (iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or any related Foreclosed Property for which such Loss of Value Payments were received.

3.5           Distribution Account. (a) The Certificate Administrator shall establish and maintain in the name of “Citibank, N.A., as Certificate Administrator on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates Series 2019-650M and the Uncertificated VRR Interest”, a deposit account (the “Distribution Account”), which shall be deemed to include the Lower-Tier Distribution Account and the Upper-Tier Distribution Account, which shall be subaccounts of the Distribution Account for the benefit of the Certificateholders, the Uncertificated VRR Interest Owners and the Trustee, as holder of the Uncertificated Lower-Tier Interests. The Distribution Account shall be an Eligible Account maintained with an Eligible Institution. On each Remittance Date, the Servicer shall transfer from the Collection Account to the Certificate Administrator for deposit into the Lower-Tier Distribution Account all funds received during or prior to the related Collection Period and remaining on deposit therein, after giving effect to the withdrawals made pursuant to clauses (i) through (xi) of the first paragraph of Section 3.4(c). The Certificate Administrator shall credit the funds remitted by the Servicer from the Collection Account to the Distribution Account. The Certificate Administrator shall make withdrawals from the Distribution Account to make distributions to the Trust Interest Owners pursuant to Section 4.1.

Amounts held in the Distribution Account shall be uninvested.

The Certificate Administrator shall make withdrawals from the Distribution Account and the Prepayment Fees Distribution Account to make distributions to the Holders of the Certificates pursuant to Section 4.1 and Section 4.3, respectively.

(b)           The Certificate Administrator shall make or be deemed to have made withdrawals from the Lower-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)          to pay the Trustee/Certificate Administrator Fee (including the portion thereof that is the Trustee Fee) to the Certificate Administrator (who shall pay the Trustee the portion of the Trustee/Certificate Administrator Fee that represents the Trustee Fee pursuant to Section 8.5 hereof), but only from any Monthly Interest Payment Advance and only to the extent that such amounts are not paid out of the Collection Account pursuant to Section 3.4(c)(iii);

(ii)         to make or be deemed to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.1(c) and (d) and Section 4.3(c) into the Upper-Tier Distribution Account and to make distributions to the Holder of the Class R Certificates (in respect of the Class LT-R Interest) pursuant to Section 4.1;

(iii)        to withdraw amounts deposited into the Lower-Tier Distribution Account in error and pay such amounts to the Persons entitled thereto; and

(iv)        to clear and terminate the Lower-Tier Distribution Account pursuant to Section 10.1.

(c)           The Certificate Administrator shall make withdrawals from the Upper-Tier Distribution Account in the following order of priority and only for the following purposes:

(i)          to withdraw amounts deposited in error;

(ii)         to make distributions to the Uncertificated VRR Interest Owner and to the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class UT-R Interest) on each Distribution Date pursuant to Section 4.1, Section 4.3 or Section 10.1 as applicable; and

(iii)        to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 10.1.

(d)           The Certificate Administrator shall establish and maintain, with respect to the Combined VRR Interest and the Class A and Class B Certificates, an account (the “Prepayment Fees Distribution Account”) in the name of the “Citibank, N.A., as Certificate Administrator on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass Through Certificates Series 2019-650M and the Uncertificated VRR Interest, Prepayment Fees Distribution Account”. The Distribution Account shall be deemed to include the Prepayment Fees Distribution Account, and the Prepayment Fees Distribution Account shall be an Eligible Account maintained with an Eligible Institution, and may be a sub-account of the Distribution Account. The Prepayment Fees shall be held solely for the benefit of the Holders of the Combined VRR Interest and the Class A and Class B Certificates. With respect to each Distribution Date, the Certificate Administrator shall make withdrawals from the Prepayment Fees Distribution Account to the extent required to make the distributions of Prepayment Fees required by Section 4.3(b) of this Agreement.

3.6           Foreclosed Property Account. The Special Servicer shall establish and maintain one or more deposit accounts (each, a “Foreclosed Property Account”) on behalf of the Trust for the benefit of the Trust Interest Owners in the name of either (A) “LNR Partners, LLC, as Special Servicer on behalf of Wilmington Trust, National Association, as Trustee for the benefit of the registered Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, the Uncertificated VRR Interest Owners and the Companion Loan Holders, as their interests may appear” related to the Foreclosed Property, if any, held in the name of the Special Servicer on behalf of the Trustee for the benefit of the Trust Interest Owners and the Companion Loan Holders or (B) a limited liability company wholly owned by the Trust and which is managed by the Special Servicer as provided in Section 3.14, related to each Foreclosed Property, if any, held in the name of such limited liability company. Each Foreclosed Property Account shall be an Eligible Account maintained with an Eligible Institution. The Special Servicer shall deposit into the Foreclosed Property Account within two (2) Business Days of receipt all properly identified funds collected and received in connection with the operation or ownership of such Foreclosed Property. On or before the Business Day following the last day of each Collection Period, the Special Servicer shall withdraw the funds in any Foreclosed Property Account received through the end of such Collection Period, net of certain expenses and/or reserves (the amount of such reserves determined in the Special Servicer’s reasonable discretion), and deposit them into the Collection Account in accordance with Section 3.4(a). The Special Servicer shall notify the Certificate Administrator in writing of the location and account number of each Foreclosed Property Account and shall notify the Certificate Administrator in writing prior to any subsequent change thereof.

3.7           Appraisal Reductions. (a) The Special Servicer shall: (i) upon the occurrence of an Appraisal Reduction Event, promptly notify the Servicer, the Trustee, the Certificate Administrator and, during any CCR Control Period and any CCR Consultation Period, the Controlling Class Representative of such occurrence of an Appraisal Reduction Event; (ii) within 30 days after the occurrence of such Appraisal Reduction Event, order, and use efforts consistent with Accepted Servicing Practices, to obtain an independent Appraisal of the Property unless an Appraisal was performed within 9 months prior to the Appraisal Reduction Event and the Special Servicer is not aware of any material change in the market or condition or value of the Property since the date of such Appraisal (in which case, such Appraisal may be used by the Special Servicer); and (iii) determine (no later than the first Distribution Date on or following either (x) the receipt of such Appraisal (in final form) (provided, that if such new Appraisal was received less than five (5) Business Days prior to such Distribution Date, it will determine no later than the second Distribution Date following the receipt of such Appraisal) or (y) the determination to use any existing Appraisals, as applicable) on the basis of the applicable Appraisals, and receipt of information reasonably requested by the Special Servicer from the Servicer in the Servicer’s possession and reasonably necessary to calculate the Appraisal Reduction Amount, whether there exists any Appraisal Reduction Amount and, if an Appraisal Reduction Amount exists, give notice thereof to the Servicer, the Trustee, the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the master servicer, special servicer and trustee with respect to such Other Securitization Trust) and the Certificate Administrator. The cost of obtaining any such Appraisal (or updated Appraisal) shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance and, in such case, as an expense of the Trust. Updates of such Appraisals shall be obtained by the Special Servicer every nine (9) months for so long as an Appraisal Reduction Event exists and shall be paid for by the Servicer as a Property Protection Advance or an Administrative Advance (or paid for by the Trust if the Servicer or the Special Servicer determines that such Advance would constitute a Nonrecoverable Advance), and any Appraisal Reduction Amount shall be adjusted accordingly and, if required in accordance with any such adjustment, each Class of Principal Balance Certificates and the Uncertificated VRR Interest with a Certificate Balance or Uncertificated VRR Interest Balance, as applicable, that has been notionally reduced as a result of such Appraisal Reduction Amount shall have its related Certificate Balance or Combined VRR Interest Balance, as applicable, notionally restored (or reduced if applicable) to the extent required by such adjustment of the Appraisal Reduction Amount, and there shall be a redetermination of whether a CCR Control Period, a CCR Consultation Period or a CCR Consultation Termination Period is then in effect. The Servicer shall provide by electronic means reasonably acceptable to the Special Servicer and the Servicer the information in its possession or control as reasonably requested in writing by the Special Servicer within two (2) Business Days of any request to permit the Special Servicer to calculate or to recalculate the Appraisal Reduction Amount. The Mortgage Loan will be treated as a single loan for purposes of calculating the Appraisal Reduction Amount. Appraisal Reduction Amounts with respect to the Mortgage Loan shall be allocated first to the Junior Trust Notes on a pro rata and pari passu basis (in accordance with the relative principal balance of such Junior Trust Notes) up to the aggregate principal balance of the Junior Trust Notes, with any remainder being allocated to the Senior Notes on a pro rata and pari passu basis (in accordance with the relative principal balance of such Senior Notes).

Any such Appraisal obtained under this Section 3.7 shall be delivered by the Special Servicer to the Servicer, the Trustee, the Certificate Administrator, the 17g-5 Information Provider, any applicable Consenting Party and Consulting Party in electronic format and the Certificate Administrator shall make such Appraisal available to Non-Restricted Privileged Persons pursuant to Section 8.14(b), and the 17g-5 Information Provider shall post such Appraisal on the 17g-5 Information Provider’s Website.

(b)           While an Appraisal Reduction Amount exists with respect to the Trust Loan, (i) the amount of any Monthly Interest Payment Advances shall be reduced as provided in Section 3.23(a) and (ii) the existence thereof shall be taken into account for purposes of determining (x) the Voting Rights of certain Classes of Certificates as provided in Section 3.7(c) and (y) whether a CCR Control Period is or is not then in effect as provided in the definition thereof.

(c)           The Certificate Balance of each Class of the Principal Balance Certificates (other than the Class A Certificates) shall be notionally reduced (solely for purposes of determining (x) to the extent expressly set forth herein, the Voting Rights of the related Classes and (y) whether a CCR Control Period is or is not then in effect) on any Distribution Date to the extent of any Appraisal Reduction Amount allocated to such Class on such Distribution Date. On each Distribution Date, the VRR Percentage of any Appraisal Reduction Amount shall be applied to notionally reduce (to not less than zero) the Combined VRR Interest Balance of the Combined VRR Interest, which amount shall, in turn, be applied to notionally reduce (to not less than zero) the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest, pro rata, based on the respective then-outstanding amounts of such Certificate Balance and Uncertificated VRR Interest Balance. On each Distribution Date, the Non-Retained Percentage of any Appraisal Reduction Amount shall be applied to notionally reduce the Certificate Balances of the Class B Certificates; provided that the Certificate Balance in respect of such Class may not be notionally reduced below zero. Appraisal Reduction Amounts shall not be applied to notionally reduce the Certificate Balance of the Class A Certificates.

(d)           With respect to any Appraisal used for purposes of determining an Appraisal Reduction Amount, the appraised value of the Property or Foreclosed Property, as applicable, will be determined on an “as is” basis.

(e)           If (i) an Appraisal Reduction Event has occurred, (ii) either (A) no Appraisal or updates of an Appraisal have been obtained or conducted with respect to the Property or Foreclosed Property, as the case may be, during the 12-month period prior to the date of such Appraisal Reduction Event or (B) a material change in the circumstances surrounding the Property or Foreclosed Property, as the case may be, has occurred since the date of the most recent Appraisal that would materially adversely affect the value of the Property or Foreclosed Property, as the case may be, and (iii) no new Appraisal has been obtained or conducted for each such Property or Foreclosed Property, as the case may be, referred to in the immediately preceding clause (ii) within 60 days after the Appraisal Reduction Event has occurred, then (x) until a new Appraisal is obtained for the Property or Foreclosed Property, as the case may be, the appraised value of the Property or Foreclosed Property, as the case may be, for purposes of determining the Appraisal Reduction Amount shall be deemed to equal 75% of the unpaid principal balance of the Mortgage Loan (the “Assumed Appraised Value”) , and (y) upon receipt or performance of the new Appraisal by the Special Servicer with respect to the Property or Foreclosed Property, as the case may be, the Appraisal Reduction Amount shall be recalculated in accordance with the definition of “Appraisal Reduction Amount” taking such Appraisal into account.

(f)            The Special Servicer shall consult with the Controlling Class Representative (if it is a Consenting Party) in respect of the determination of any Appraisal Reduction Amount. The determination by the Special Servicer following such consultation will be binding until such time as a new determination is made based on a new Appraisal obtained as a result of the exercise of the rights of the Controlling Class Representative discussed below or otherwise in accordance with this Agreement. The Class B Certificates, if and when the Certificate Balance thereof is reduced to less than 25% of its initial Certificate Balance (taking into account the application of any Appraisal Reduction Amount to notionally reduce the Certificate Balance of such Class) and provided that a CCR Consultation Termination Event does not exist, is referred to as an “Appraisal-Reduced Class”. The holders of the majority (by Certificate Balance) of an Appraisal-Reduced Class (such holders, the “Requesting Holders”) shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal in respect of the Property in connection with the related Appraisal Reduction Event that has occurred with respect to the Mortgage Loan, and in connection therewith the Special Servicer shall use reasonable efforts to cause each such second Appraisal to be delivered within 60 days from receipt of the Requesting Holders’ written request and shall cause such second Appraisal to be prepared by an Independent Appraiser. Upon receipt of each such second Appraisal, the Special Servicer shall be required to recalculate such Appraisal Reduction Amount based upon such second Appraisal(s). If required by any such recalculation, a CCR Control Period may be reinstated.

(g)           In addition, if subsequent to the Class B Certificates becoming an Appraisal-Reduced Class there is a material change with respect to the Property, the Requesting Holders of such Class will have the right to request, in writing, that the Special Servicer obtain an additional Appraisal, which request shall set forth their belief of what constitutes a material change to such Property (including any related documentation). For the avoidance of doubt, only one such additional Appraisal of any particular Property, and only 4 such additional Appraisals of the Property, may be requested by the holders of an Appraisal-Reduced Class within the same two-year period. The costs of obtaining such additional Appraisal shall be paid by the Requesting Holders. Subject to the Special Servicer’s confirmation, determined in accordance with Accepted Servicing Practices, that there has been a change with respect to the Property designated by the Requesting Holders for an additional Appraisal and such change was material, the Special Servicer shall order another Appraisal from an Independent Appraiser, the identity of which shall be determined by the Special Servicer in accordance with Accepted Servicing Practices (provided that such Independent Appraiser may not be the same Independent Appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal), and the Special Servicer shall recalculate the Appraisal Reduction Amount based upon such additional Appraisal. If required by any such recalculation, a CCR Control Period shall be reinstated. In each case, Appraisals that are requested by any Appraisal-Reduced Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with Accepted Servicing Practices upon the occurrence of a material change at the Property or that the Special Servicer is otherwise required or permitted to order under this Agreement without regard to any Appraisal requests made by any other party. Absent manifest error in the appraised value contained in an Appraisal (including a failure to reflect material adverse changes in circumstances affecting property valuations occurring since the date of such Appraisal), the Special Servicer shall not be permitted to adjust downward the appraised value of the Property contained in any Appraisal (provided such Appraisal satisfies customary standards for qualified appraisals in CMBS transactions) delivered to the Special Servicer (including any Appraisal obtained at the request of the Requesting Holders of an Appraisal-Reduced Class) in making an Appraisal Reduction Amount calculation, to the extent that such downward adjustment would cause the Class B Certificates to become an Appraisal-Reduced Class

(h)           Upon becoming an Appraisal-Reduced Class and thereafter (including during any period that the Appraisal-Reduced Class is challenging the determination of the Appraisal Reduction Amount with a second Appraisal or otherwise presenting a new Appraisal as described above), the Holders of the Class B Certificates shall not exercise any rights of the Controlling Class solely applicable during a CCR Control Period, and the Controlling Class Representative shall not be a Consenting Party, until such time, if any, as such CCR Control Period is reinstated.

3.8           Investment of Funds in the Collection Account and any Foreclosed Property Account. (a) The Servicer and, with respect to the Foreclosed Property Accounts and the Loss of Value Reserve Fund, the Special Servicer, may direct any depository institution maintaining the Collection Account, any Foreclosed Property Account, the Loss of Value Reserve Fund, the Cash Management Account (to the extent interest is not payable to the Borrower Related Parties) and any Reserve Account (to the extent interest is not payable to the Borrower Related Parties), respectively (each of the Collection Account, any Foreclosed Property Account, the Loss of Value Reserve Fund, the Cash Management Account and any Reserve Account, for purposes of this Section 3.8, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Servicer or the Special Servicer, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee (including, without limitation, the Certificate Administrator on behalf of the Trustee). The Servicer, acting on behalf of the Trustee, shall have sole control (or the Special Servicer, with respect to any Foreclosed Property Account) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Servicer or the Special Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer and the Special Servicer, as applicable, shall:

(i)          consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)         demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

(b)           All net income and gain realized from investment of funds deposited in the Collection Account, the Cash Management Account (to the extent not payable to the Borrower) and the Reserve Accounts (to the extent not payable to the Borrower) shall be for the benefit of the Servicer in accordance with the terms and priorities of this Agreement. All net income and gain realized from investment of funds deposited in the Foreclosed Property Account shall be for the benefit of the Special Servicer. Any net losses on funds in the Collection Account, the Cash Management Account, the Reserve Accounts (except in the case of any such loss with respect to the Cash Management Account or a Reserve Account, to the extent the loss amounts were invested for the benefit of the Borrower under the terms of the Mortgage Loan Documents) or the Foreclosed Property Account shall be reimbursed by the Servicer or the Special Servicer, as applicable, from its own funds promptly, but in any event on or prior to the Remittance Date following the realization of such loss.

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer or the Special Servicer, as applicable, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Servicer or the Special Servicer, as applicable, takes any such action, the Servicer shall pay or reimburse the Servicer or the Special Servicer, as applicable, out of the Trust Fund, pursuant to Section 3.4(c), for all reasonable out of pocket expenses, disbursements and advances incurred or made by the Servicer or the Special Servicer, as applicable, in connection therewith.

(d)           Notwithstanding the foregoing, none of the Servicer, the Special Servicer or the Certificate Administrator (each in its capacity as the Servicer, the Special Servicer or the Certificate Administrator, as the case may be) shall be required to deposit any loss on an investment of funds in an account described in this Section 3.8 if such loss was incurred solely as a result of the bankruptcy or insolvency of a depository institution or trust company holding such account, so long as (i) such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Institution at the time such investment or deposit was made and 30 days prior to the date of such loss; (ii) such depository institution or trust company was not the Servicer, the Special Servicer or the Certificate Administrator, as applicable, or an Affiliate thereof, and (iii) such loss is not the result of fraud, negligence, bad faith or willful misconduct of the Servicer, the Special Servicer or the Certificate Administrator, as applicable; provided, however, that none of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall have any responsibility or liability with respect to the investment directions made by any other party to this Agreement (not involving any investment direction from the party seeking to be absolved from responsibility and liability) or any losses resulting therefrom, whether from Permitted Investments or otherwise.

3.9           Payment of Taxes, Assessments, etc. The Servicer (other than with respect to a Foreclosed Property) and the Special Servicer (with respect to any Foreclosed Property) shall maintain accurate records with respect to the Property (or such Foreclosed Property, as the case may be) reflecting the status of real estate taxes, assessments, charges and other similar items that are or may become a lien on the Property (or such Foreclosed Property, as the case may be) and the status of insurance premiums payable in respect of insurance policies required to be maintained pursuant to Section 3.11 hereof. The Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums). The Servicer shall pay real estate taxes, assessments and charges, insurance premiums, ground rent, operating expenses and other similar items from funds in the applicable Reserve Account in accordance with the Mortgage Loan Agreement at such time as may be required by the Mortgage Loan Documents. If the Borrower Related Parties do not make the necessary payments and/or a Mortgage Loan Event of Default has occurred and amounts in the applicable Reserve Account are insufficient to make such payments, the Servicer shall make a Property Protection Advance, subject to the determination of non-recoverability provided in Section 3.23, from its own funds for amounts payable with respect to all such items related to the Property when and as the same shall become due and payable. The Servicer shall ensure that the amount of funds in the applicable Reserve Account is increased when and if applicable taxes, assessments, charges and other similar items, ground rents or insurance premiums are increased, in accordance with the terms of the Mortgage Loan Agreement.

3.10         Appointment of Special Servicer. (a) LNR Partners, LLC is hereby appointed as the initial Special Servicer to service the Mortgage Loan while a Special Servicing Loan Event has occurred and is continuing and perform the other obligations of the Special Servicer hereunder.

(b)           If there is a Special Servicer Termination Event with respect to any Special Servicer, such Special Servicer may be removed and replaced pursuant to Sections 7.1 and 7.2. Upon the occurrence of a Special Servicer Termination Event, the Trustee must upon actual knowledge by a Responsible Officer, promptly notify the Companion Loan Holders and the Certificate Administrator in writing and the Certificate Administrator shall (i) post such notice on the Certificate Administrator’s website, (ii) provide such notice to the 17g-5 Information Provider who must post such notice thereof to the 17g-5 Information Provider’s website and (iii) provide notice to the Trust Interest Owners by mail, to the addresses set forth on the Certificate Register, unless the related Special Servicer Termination Event has been cured or waived. The appointment of any such successor Special Servicer shall not relieve the Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, that the initial Special Servicer specified above shall not be liable for any actions or any inaction of such successor Special Servicer. No termination fee shall be payable to the terminated Special Servicer. No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder in writing and Rating Agency Confirmation with respect to such appointment has been delivered to the Trustee. Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.5(a) mutatis mutandis as of the date of its succession. In addition, the Person accepting such assignment and delegation shall constitute a Qualified Replacement Special Servicer.

The terminated Special Servicer shall retain all rights accruing to it under this Agreement, including the right to receive fees accrued prior to its termination and other amounts payable to it (including indemnification payments).

(c)           Upon determining that a Special Servicing Loan Event has occurred and is continuing, the Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, the Companion Loan Holders and the Certificate Administrator, and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage Loan File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date that a Special Servicing Loan Event has occurred. The Servicer in any event shall continue to act as Servicer and administrator of the Mortgage Loan until the Special Servicer has commenced the servicing of the Mortgage Loan, upon the occurrence and during the continuation of a Special Servicing Loan Event, which shall occur, in the case of a Special Servicing Loan Event, upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. The Special Servicer shall instruct the Borrower Related Parties to continue to remit all payments in respect of the Mortgage Loan to the Servicer. The Servicer shall forward any notices it would otherwise send to the Borrower Related Parties under the Mortgage Loan to the Special Servicer who shall send such notice to the Borrower Related Parties while a Special Servicing Loan Event has occurred and is continuing. The Servicer (or, while a Special Servicing Loan Event has occurred and is continuing, the Special Servicer) shall provide any related mezzanine lender all default-related notices required under any related mezzanine intercreditor agreement, including, without limitation, in connection with any cure rights or purchase option. During the continuance of a Special Servicing Loan Event with respect to the Mortgage Loan, the Special Servicer shall determine the effect on net present value of various courses of action with respect to the Mortgage Loan, including without limitation, work-out of the Mortgage Loan or foreclosure on the Property and pursue, subject to the terms of this Agreement, the course of action that it determines would maximize recovery on the Mortgage Loan on a net present value basis. All net present value determinations shall be made in accordance with Section 1.3(c).

(d)           Upon determining that a Special Servicing Loan Event is no longer continuing, the Special Servicer shall promptly give notice thereof to the Companion Loan Holders, the Servicer, the Trustee and the Certificate Administrator, and upon giving such notice such Special Servicing Loan Event shall cease, the Special Servicer’s obligation to service the Mortgage Loan shall terminate and the obligations of the Servicer to service and administer the Mortgage Loan shall resume and the Special Servicer shall return all of the information and materials furnished to the Special Servicer pursuant to Section 3.10(c) to the Servicer.

(e)           In making a Major Decision or in servicing the Mortgage Loan during the continuance of a Special Servicing Loan Event, the Special Servicer shall provide to the Certificate Administrator originals of documents entered into in connection therewith that are required to be included within the definition of “Mortgage Loan File” for inclusion in the Mortgage Loan File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the Borrower Related Parties, and the Special Servicer shall promptly provide copies of all of the foregoing to the Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer, provided that, such materials shall not include any Privileged Information.

(f)           During any period in which a Special Servicing Loan Event is continuing with respect to the Mortgage Loan, no later than 2:00 p.m. (New York time) the Business Day following the Determination Date, the Special Servicer shall deliver to the Servicer a written statement (or, if applicable, one or more CREFC® Reports that contain(s) the information set forth in clauses (i) and (ii) below of this Section 3.10(f)) describing (i) the amount of all payments received on the Mortgage Loan, the amount of Insurance Proceeds, Condemnation Proceeds and Net Liquidation Proceeds received, the amount of any Foreclosure Proceeds received with respect to the Property, and the amount of net income or net loss, as determined from management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any rental income that does not constitute rents from real property with respect to, the Foreclosed Property, in each case in accordance with Section 3.15 and (ii) such additional information relating to the Mortgage Loan as the Servicer, the Certificate Administrator or the Trustee reasonably requests to enable it to perform its duties under this Agreement.

(g)           Notwithstanding the provisions of the preceding subsection (c), the Servicer shall maintain ongoing payment records with respect to the Mortgage Loan and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement.

(h)           Within 60 days after a Special Servicing Loan Event occurs, the Special Servicer shall prepare a report (the “Asset Status Report”) for the Mortgage Loan and deliver such report (in a format reasonably acceptable to the recipients and the Special Servicer) to any applicable Consenting Party and Consulting Party, the Servicer and any Companion Loan Holders and, in the case of a Final Asset Status Report, to the Certificate Administrator and the 17g-5 Information Provider in accordance with Section 8.14(b) (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)). Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)          summary of the status of the Mortgage Loan and any negotiations with the Borrower and any Borrower Related Party;

(ii)         a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with Accepted Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan and whether outside legal counsel has been retained;

(iii)        the most current rent roll and income or operating statement available for the Property;

(iv)        the Special Servicer’s recommendations on how the Mortgage Loan might be returned to performing status or otherwise realized upon;

(v)         the appraised value of the Property together with the Appraisal or the assumptions used in the calculation thereof;

(vi)        the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed work-outs with respect thereto and the status of any negotiations with respect to such work-outs, and an assessment of the likelihood of additional Mortgage Loan Events of Default;

(vii)       a description of any proposed amendment, modification or waiver of a material term of any ground lease;

(viii)      a description of any actions taken or proposed actions to be taken;

(ix)         the alternative courses of action considered by the Special Servicer in connection with any actions taken or proposed actions to be taken;

(x)          the action that the Special Servicer made or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed action, including its rejection of the alternatives; and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable discount rate used) and all related assumptions;

(xi)         a summary of the status of any action that was described in the most recent prior Asset Status Report and subsequently effected by the Special Servicer; and

(xii)        such other information as the Special Servicer deems relevant in light of Accepted Servicing Practices.

The Special Servicer shall: (x) deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator and the Special Servicer, a proposed notice to Trust Interest Owners that shall include a summary of any Final Asset Status Report (which shall be a brief summary of the current status of the Property and strategy with respect to the resolution and work-out of the Mortgage Loan), and the Certificate Administrator shall post such summary (but not the Asset Status Report) on the Certificate Administrator’s Website pursuant to Section 8.14(b); and (y) implement the applicable Final Asset Status Report in the form delivered to the 17g-5 Information Provider pursuant to the first paragraph of this Section 3.10(h). If the Special Servicer modifies any Final Asset Status Report that it has previously delivered, then in connection therewith, the Special Servicer shall (i) deliver such modified Final Asset Status Report to the 17g-5 Information Provider in an electronic format reasonably acceptable to the 17g-5 Information Provider, which the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), (ii) deliver a summary of the modified Final Asset Status Report to the Certificate Administrator (in an electronic format reasonably acceptable to the Certificate Administrator), which the Certificate Administrator shall post on the Certificate Administrator’s Website pursuant Section 8.14(b), and (iii) implement such modified Final Asset Status Report in the form delivered to the 17g-5 Information Provider.

If any applicable Consenting Party (i) affirmatively approves in writing an Asset Status Report or (ii) does not disapprove an Asset Status Report within ten Business Days after receipt of such Asset Status Report together with all information in the possession of the Special Servicer that is reasonably necessary for such Consenting Party to make a decision regarding such Asset Status Report (and, in the case of this clause (ii), such Consenting Party shall be deemed to have approved such Asset Status Report), then the Special Servicer shall take the recommended actions described in such Asset Status Report. Within ten Business Days after receipt of an Asset Status Report, together with all information reasonably requested by any applicable Consenting Party in the possession of the Special Servicer that is reasonably necessary to make a decision regarding the Asset Status Report, such Consenting Party may object to such Asset Status Report.

If any applicable Consenting Party disapproves an Asset Status Report within the above-referenced ten Business Day period, then the Special Servicer shall revise such Asset Status Report and deliver such revised Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval of the Asset Status Report by such Consenting Party, to (i) any applicable Consenting Party, (ii) any applicable Consulting Party, (iii) the Servicer, and, (iv) solely in the case of a Final Asset Status Report, the Certificate Administrator and the 17g-5 Information Provider (who shall promptly post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)). If and for so long as there is an applicable Consenting Party, the Special Servicer shall revise such Asset Status Report as provided in the prior sentence until the earlier of (a) the delivery by such Consenting Party of an affirmative approval in writing of such revised Asset Status Report, and (b) the failure of such Consenting Party to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; provided that the Special Servicer may take actions with respect to the related Property before the expiration of such ten Business Day period if the Special Servicer reasonably determines that failure to take such action before the expiration of such ten Business Day period would violate the Accepted Servicing Practices; and provided, further, that if such Consenting Party has timely disapproved as required hereunder, but has not approved or been deemed to approve any revised Asset Status Report within 90 days from the submission of the initial Asset Status Report, then the Special Servicer and such Consenting Party shall use reasonable efforts to negotiate a mutually agreeable Asset Status Report during the next thirty (30) days, and if they are unable to reach an agreement within such 30-day period, the Special Servicer shall take the action recommended in its most recently submitted Asset Status Report, provided, that such action does not violate Accepted Servicing Practices. The Asset Status Report and all modifications thereto shall be prepared in accordance with the Accepted Servicing Practices.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, delivered, reviewed and either approved or not rejected as provided above.

If and for so long as there is an applicable Consulting Party, the Special Servicer shall also consult on a non-binding basis with such Consulting Party in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and such Consulting Party shall be permitted to propose alternative courses of action within 10 Business Days of receipt of each Asset Status Report. The Special Servicer shall consider any such alternative courses of action and any other feedback provided by any applicable Consulting Party. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with Accepted Servicing Practices to take into account any input and/or recommendations of the applicable Consulting Party.

The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with Accepted Servicing Practices. During any CCR Control Period or any CCR Consultation Period, if the Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the Special Servicer shall promptly notify, during any CCR Control Period or any CCR Consultation Period, the Controlling Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

Notwithstanding anything herein to the contrary: (i) the Special Servicer shall have no right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected and/or identified; and (ii) no advice, direction, objection or consultation from or by a Consenting Party or a Consulting Party, as applicable, pursuant to or as contemplated by any provision of this Agreement, may (and neither the Special Servicer nor the Servicer shall follow any such advice, direction, objection or consultation that the Special Servicer or the Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (A) require or cause the Special Servicer or the Servicer to violate applicable law, the terms of the Mortgage Loan Documents or any related mezzanine intercreditor agreement or any Section of this Agreement, including the Special Servicer’s or the Servicer’s obligation to act in accordance with Accepted Servicing

Practices, (B) result in the imposition of federal income tax on the Trust, or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC , (C) expose the Trust, any Trust Interest Owner, any Companion Loan Holder, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of the Servicer’s or Special Servicer’s responsibilities under this Agreement or the scope of the Trustee’s or Certificate Administrator’s responsibilities under this Agreement.

(i)            During the continuance of a Special Servicing Loan Event, the Special Servicer shall have the authority to meet with the Borrower Related Parties and, subject to the rights of any applicable Consenting Party and any applicable Consulting Party, take any actions consistent with Section 3.24, Accepted Servicing Practices and the most recent Asset Status Report.

(j)            Upon request of any Certificateholder (or any Beneficial Owner, if applicable) or any Uncertificated VRR Interest Owner, which constitutes a Non-Restricted Privileged Person and which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit K-1, the Certificate Administrator shall mail or transmit electronically, without charge, to the address specified in such request a copy of the summary of any Final Asset Status Report. Notwithstanding anything to the contrary in this Agreement, a Certificateholder (or any Beneficial Owner, if applicable) or any Uncertificated VRR Interest Owner, which shall have provided the Certificate Administrator with an Investor Certification in the form of Exhibit K-2, shall only be entitled to receive a copy of the most current Distribution Date Statements and no other reports from the Certificate Administrator’s Website.

(k)           During the continuance of a Special Servicing Loan Event, on the last day of each Collection Period the Special Servicer shall prepare and deliver to the Servicer the CREFC® Special Servicer Loan File and, to the extent required under the then current applicable CREFC® guidelines, CREFC® Special Servicer Property File with respect to the Mortgage Loan.

3.11         Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall use efforts consistent with Accepted Servicing Practices to cause the Borrower to maintain (or if the Borrower fails to maintain such insurance, the Servicer shall cause to be maintained to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest) insurance with respect to the Property of the types and in the amounts required to be maintained by the Borrower under the Mortgage Loan Documents. The Servicer shall require such insurance policies to be issued by insurers satisfying the requirements of the Mortgage Loan Documents. The cost of any such insurance maintained by the Servicer shall be advanced by the Servicer, as a Property Protection Advance unless it would be a Nonrecoverable Advance. Neither the Servicer nor the Special Servicer shall be required to maintain, and shall not cause the Borrower to be in default with respect to the failure of the Borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if the Special Servicer (subject to the consent of any applicable Consenting Party) has determined, in accordance with Accepted Servicing Practices, that (i) such insurance is not required pursuant to the terms of the Mortgage Loan Documents as in effect on such date, or (ii) the failure to maintain such insurance would constitute an Acceptable Insurance Default. Neither the Servicer nor the Special Servicer shall be required to obtain terrorism insurance pursuant to this Agreement to the extent the Borrower would not be obligated to maintain terrorism insurance under the Mortgage Loan Documents as in effect on the date thereof, and, accordingly, prior to the Property becoming a Foreclosed Property, neither the Servicer nor the Special Servicer shall spend more for terrorism insurance premiums than the Borrower shall be obligated to spend. Notwithstanding anything in this Agreement, neither the Servicer nor the Special Servicer shall be required to maintain or cause to be maintained any insurance if such insurance would require a Property Protection Advance that would be a Nonrecoverable Advance (provided, that nothing shall prohibit the Servicer or the Special Servicer, as applicable, from maintaining such insurance if the costs of doing so are paid as an expense of the Trust).

(b)           The Special Servicer, consistent with Accepted Servicing Practices and the Mortgage Loan Documents, shall cause to be maintained such insurance (including environmental insurance) with respect to each Foreclosed Property as the Borrower is required to maintain with respect to such Property referred to in subsection (a) of this Section 3.11. The cost of any such insurance with respect to a Foreclosed Property shall be payable out of amounts on deposit in the Foreclosed Property Account or shall be advanced by the Servicer as a Property Protection Advance unless such advance would be a Nonrecoverable Advance (in which case the Servicer shall pay such amount from the Collection Account as an expense of the Trust). Any such insurance (other than terrorism insurance, which shall be maintained to the extent required under subsection (a) of this Section 3.11) that is required to be maintained with respect to any Foreclosed Property shall only be so required to the extent such insurance is available at commercially reasonable rates and the Trustee, a prior mortgagee, or other applicable party on behalf of the Trust and the Companion Loan Holders has an insurable interest. If the Special Servicer requests the Servicer to make a Property Protection Advance in respect of the premiums due in respect of such insurance, the Servicer shall, as soon as practicable after receipt of such request, make such Property Protection Advance unless such Advance would be a Nonrecoverable Advance, and if the Servicer does not make such Advance, the Trustee (within five (5) Business Days of its receipt of notice of the Servicer’s failure to make such Advance) shall make an Advance of the premiums to maintain such insurance, provided that, in each such case, such obligations shall be subject to the provisions of this Agreement concerning Nonrecoverable Advances, the Trustee as mortgagee having an insurable interest and the availability of such insurance at commercially reasonable rates.

(c)           The Servicer or the Special Servicer, as applicable, may satisfy its obligations to cause insurance policies to be maintained by maintaining a master force placed or blanket insurance policy insuring against losses on the Property or Foreclosed Property, as the case may be, for which coverage is otherwise required to be maintained as set forth in the preceding subsections of this Section 3.11. The incremental cost of such insurance allocable to the Property or Foreclosed Property, if not borne by the Borrower, shall be paid by the Servicer as a Property Protection Advance unless it would be a Nonrecoverable Advance (in which case it shall be paid from the Collection Account as an expense of the Trust). If such master force placed or blanket insurance policy contains a deductible clause, the Servicer or the Special Servicer, as applicable, shall be obligated to deposit in the Collection Account out of its own funds all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with Accepted Servicing Practices.

(d)           Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy (from (i) any insurer that has a claims-paying ability rated at least as follows by at least one of the following credit rating agencies: “A-” by Fitch, “A-” by S&P, “A3” by Moody’s, “A-” by KBRA or “A-:X” by A.M. Best Company, Inc., or (ii) any other insurance company which does not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned by the Rating Agency to any Class of Certificates, as evidenced by Rating Agency Confirmation provided to each of the Trustee and the Certificate Administrator) covering the officers and employees of the Servicer or the Special Servicer, as applicable, in connection with its activities under this Agreement. Each such insurance policy shall protect the Servicer or the Special Servicer, as applicable, against losses resulting directly from forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate thereof and providing the coverage required by this Section 3.11(d) shall satisfy the requirements of this Section 3.11(d). The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Servicer and the Special Servicer. If no such coverage amounts are imposed by such regulatory authorities, the amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC with respect to the Servicer and the Special Servicer if each were servicing and administering the Mortgage Loan for FNMA or FHLMC or as otherwise approved by FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy.

Both the Servicer and Special Servicer shall be required to use reasonable efforts to cause each and every sub-servicer, if any, to maintain a blanket fidelity bond and an errors and omissions insurance policy meeting the requirements set forth above in this Section 3.11(d). In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall be required to obtain a comparable replacement bond or policy.

In lieu of the foregoing, but subject to this Section 3.11(d), the Servicer and Special Servicer shall be entitled to self-insure directly or through its parent with respect to such risks so long as the rating on its (or its immediate or remote parent’s) long-term unsecured debt or deposit accounts is at least “A-” by Fitch or, if not then rated by Fitch, rated either (x) no lower than an equivalent rating by at least two other NRSROs (which may include S&P, DBRS, Morningstar and/or KBRA) or (y) “A:VIII” by A.M. Best Company, Inc.

(e)           No provision of this Section 3.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement. The Certificate Administrator on the Trustee’s behalf shall be entitled to request, upon receipt of a written request from any Trust Interest Owner, and the Servicer and the Special Servicer shall each deliver or cause to be delivered to the Certificate Administrator on the Trustee’s behalf, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect. The Certificate Administrator shall make any such certificate of insurance available to the requesting Trust Interest Owner on a confidential basis.

3.12         Procedures with Respect to Defaulted Mortgage Loan; Realization upon the Property. (a) Upon a Special Servicing Loan Event, the Special Servicer on behalf of the Trust (subject to the consent of rights of any applicable Consenting Party and the consultation rights of any applicable Consulting Party), subject to the terms of the Mortgage Loan Documents and consistent with Accepted Servicing Practices, shall promptly pursue the remedies set forth in the Mortgage Loan Documents, including foreclosure or otherwise realization on the Property and the other collateral for the Mortgage Loan. In connection with any foreclosure, enforcement of the applicable Mortgage Loan Documents or other realization on the collateral for the Mortgage Loan, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer or the Special Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid from the Collection Account as an expense of the Trust if consistent with Accepted Servicing Practices.

(b)           Such proposed acceleration of the Mortgage Loan and/or foreclosure on the Property shall be taken unless the Special Servicer waives such Mortgage Loan Event of Default (or modifies or amends the Mortgage Loan to cure the Mortgage Loan Event of Default), which the Special Servicer may do if such modification, waiver or amendment is consistent with Accepted Servicing Practices and does not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions or constitute a “significant modification” of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b).

(c)           In connection with such foreclosure as described in Section 3.12(a) or other realization on the Property, the Special Servicer shall follow Accepted Servicing Practices; provided, however, that the Special Servicer shall not be permitted to direct the Servicer, and neither the Special Servicer nor the Servicer shall be required, to expend its own funds to restore the Property damaged by an Uninsured Cause unless the Servicer or the Special Servicer, as applicable, permitted the related insurance policy to lapse in violation of its respective obligations hereunder. If the Servicer does expend its own funds to restore the Property damaged by an Uninsured Cause (which insurance policy did not lapse in violation of the Servicer’s obligations), such expense shall be a Property Protection Advance. In connection with any foreclosure, enforcement of the Mortgage Loan Documents or other realization on the Collateral, the Special Servicer shall direct the Servicer to, and the Servicer shall, pay the costs and expenses in any such proceedings as a Property Protection Advance unless the Servicer or the Special Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid as an expense of the Trust from the Collection Account if consistent with Accepted Servicing Practices.

(d)           Notwithstanding the foregoing, the Special Servicer may not foreclose on the Property on behalf of the Trust and the Companion Loan Holders and thereby cause the Trust to be the beneficial owner of the Property, or take any other action with respect to such item that would cause the Trust or the Certificate Administrator or the Trustee, on behalf of the Trust, or any Companion Loan Holder to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of the Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on a report prepared at the expense of the Trust by an independent person who regularly conducts site assessments for purchasers of comparable properties, that (i) the Property is in compliance with applicable Environmental Laws or that taking the remedial actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist taking such remedial actions is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions. The Special Servicer shall deliver a copy of any such report to the 17g-5 Information Provider in electronic format and the 17g-5 Information Provider shall make such report available to the Rating Agencies and NRSROs pursuant to Section 8.14(b).

If the Special Servicer has so determined based on satisfaction of the criteria in this Section 3.12(d) that it would be in the best economic interest of the Trust and the Companion Loan Holders (as a collective whole, as if the Trust and the Companion Loan Holders constituted a single lender) (as determined in accordance with Accepted Servicing Practices) to institute a foreclosure or take any other actions described in the immediately preceding paragraph, then subject to the rights of any related mezzanine lender, if applicable, and subject to the rights of (i) any applicable Consenting Party to consent to, and (ii) any applicable Consulting Party to consult in respect of, such action pursuant to the terms hereof, the Special Servicer shall take such proposed action.

The Special Servicer shall direct the Servicer to, and the Servicer shall, advance the cost of any such compliance, containment, clean up or remediation as a Property Protection Advance unless the Servicer or the Special Servicer determines that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid from the Collection Account as an expense of the Trust if consistent with Accepted Servicing Practices.

(e)           The environmental site assessments contemplated by Section 3.12(d) shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties, as determined by the Servicer in a manner consistent with Accepted Servicing Practices. The cost of each such environmental site assessment shall qualify as a Property Protection Advance and shall be advanced by the Servicer unless the Servicer or the Special Servicer determines that such Advance would constitute a Nonrecoverable Advance.

(f)            Notwithstanding any provision herein to the contrary, the Special Servicer shall not acquire and hold for the benefit of the Trust any personal property (including any Collateral consisting of franchise agreements, intellectual property or equity interests in any entity or other non-real property Collateral) pursuant to this Section 3.12 unless:

(i)          such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)         the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Property Protection Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or any Trust Interest is outstanding.

(g)           Notwithstanding any acquisition of title to the Property following a Mortgage Loan Event of Default and cancellation of the Mortgage Loan, the Mortgage Loan shall be an REO Mortgage Loan and shall be deemed to remain outstanding and held in the Trust for purposes of all calculations hereunder, including, without limitation, the application of collections, and shall be reduced only by collections net of expenses. For purposes of all calculations hereunder, so long as the Mortgage Loan shall be deemed to remain outstanding, (i) it shall be assumed that the unpaid principal balance of the Mortgage Loan immediately after any discharge is equal to the unpaid principal balance of the Mortgage Loan immediately prior to such discharge and (ii) Foreclosure Proceeds shall be applied as provided in Section 1.3(b).

(h)           The Special Servicer shall notify the Servicer if the Property (including any Foreclosed Property) is abandoned or foreclosed and requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any item in the Trust Fund which is abandoned or foreclosed and the Servicer shall report to the IRS and the Borrower, in the manner required by applicable law, such information and the Servicer shall report, via Form 1099A and 1099C, all forgiveness of indebtedness and foreclosure and abandonments to the extent such information has been provided to the Servicer by the Special Servicer. The Special Servicer shall deliver to the Servicer its standard Form 1099 Template Workbook (as defined in the CREFC 1099 Best Practices publication) for all such items in the Trust Fund on or before January 20 of each calendar year or, if such date is not a Business Day, on the preceding Business Day. Upon request, the Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

3.13         Certificate Administrator to Cooperate; Release of Items in Mortgage Loan File. From time to time and as appropriate for the servicing of the Mortgage Loan or foreclosure of or realization on the Property, the Certificate Administrator shall, upon request of the Servicer or the Special Servicer and delivery to the Certificate Administrator of a request for release in the form of Exhibit B hereto, release or cause its Custodian to release any items from the Mortgage Loan File to the Servicer or the Special Servicer, as the case may be, within the lesser of (i) seven (7) calendar days and (ii) five (5) Business Days of its receipt of the related request for release, and the Trustee shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such receipt for release shall obligate the Servicer or the Special Servicer to (and the Servicer or the Special Servicer, as applicable, shall) return such items to the Certificate Administrator (or a Custodian on its behalf) when the need therefor by the Servicer or the Special Servicer no longer exists. The Certificate Administrator shall not have any responsibility or duty with respect to any item in the Mortgage Loan File while not in its (or its Custodian’s) physical possession (provided that the Mortgage Loan File was properly released in accordance with this Agreement), it being understood and agreed that possession by the Certificate Administrator of any Collateral Security Documents shall not be imputed to the Certificate Administrator at any time such Collateral Security Documents have been properly released pursuant to the terms hereof.

3.14         Title and Management of Foreclosed Property. (a) In the event that title to the Property is acquired for the benefit of the Trust Interest Owners and the Companion Loan Holders in foreclosure or by deed in lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, as trustee for the benefit of the Holders of MAD Commercial Mortgage Trust 2019-650M and the Uncertificated VRR Interest Owners, or its nominee (which shall not include the Special Servicer), on behalf of the Trust and the Companion Loan Holders or as otherwise contemplated pursuant to Section 8.10. Title may be taken in the name of a limited liability company wholly-owned by the Trust and which is managed by the Special Servicer (the costs of which shall be advanced by the Servicer, provided that such Advance would not be a Nonrecoverable Advance or from the Collection Account if such Advance is a Nonrecoverable Advance). Promptly after such acquisition of title, the Special Servicer shall consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Property, the expense of such consultation being treated as a reimbursable expense of the Special Servicer related to the foreclosure. The Special Servicer, on behalf of the Trust and the Companion Loan Holders, shall dispose of any Foreclosed Property held by the Trust as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in any event within the time period, and subject to the conditions, set forth in Sections 3.15 and Section 12.2. Subject to Sections 12.2 and Section 3.14(d), the Special Servicer shall hire on behalf of the Trust and the Companion Loan Holders a Successor Manager to manage, conserve, protect and operate such Foreclosed Property for the Trust Interest Owners and the Companion Loan Holders solely for the purpose of its prompt disposition and sale. In connection with such management and subject to Section 3.4(c)(vi), the Successor Manager shall be entitled to the REO Management Fee solely from the Foreclosed Property Account or the Collection Account pursuant to Section 3.4(c)(vi).

(b)           The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of any Foreclosed Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each Foreclosed Property a Foreclosed Property Account in the name of the Special Servicer on behalf of the Trustee or in the name of a limited liability company wholly owned by the Trust that is managed by the Special Servicer for the benefit of the Trust, pursuant to Section 3.6.

(c)           The Special Servicer shall have full power and authority, subject to Accepted Servicing Practices, the REMIC Provisions and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operation of any Foreclosed Property for the benefit of the Trust and the Companion Loan Holders (as a collective whole as if the Trust and the Companion Loan Holders constituted a single lender) in accordance with Accepted Servicing Practices, all on such terms and for such period as the Special Servicer deems to be consistent with Accepted Servicing Practices. The Special Servicer shall (i) cause, in accordance with Accepted Servicing Practices any Foreclosed Property to be administered so that it constitutes “foreclosure property” within the meaning of the REMIC Provisions at all times, and (ii) cause, in accordance with Accepted Servicing Practices, any income from the operation or the sale of any Foreclosed Property to not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B).

The Special Servicer shall deposit or cause to be deposited on a daily basis in the related Foreclosed Property Account all properly identified revenues received with respect to a

Foreclosed Property, and the Special Servicer shall cause to be withdrawn therefrom funds necessary for the proper operation, management and maintenance of such Foreclosed Property and for other expenses related to the preservation and protection of such Foreclosed Property, including, but not limited to:

(i)          all insurance premiums due and payable in respect of such Foreclosed Property;

(ii)         all taxes, assessments, charges or other similar items in respect of such Foreclosed Property that could result or have resulted in the imposition of a lien thereon; and

(iii)        all costs and expenses necessary to preserve such Foreclosed Property, including the payment of ground rent, if any.

To the extent that amounts on deposit in the Foreclosed Property Account are insufficient for the purposes set forth in clauses (i) through (iii) above (and all similar amounts or expenses), the Special Servicer shall direct the Servicer to, and the Servicer shall, make a Property Protection Advance unless the Servicer or the Special Servicer determines, in accordance with Accepted Servicing Practices, that such Advance would constitute a Nonrecoverable Advance. If such Advance is determined to constitute a Nonrecoverable Advance, then such expenses shall be paid from the Collection Account if consistent with Accepted Servicing Practices.

(d)           The Special Servicer, on behalf of the Trust, shall (subject to Section 3.14(a)) contract with any Successor Manager for the operation and management of any such Foreclosed Property; provided that no such contract shall impose individual liability on the Trustee or the Trust; provided, further, that:

(i)          the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)         any such contract shall require, or shall be administered to require, that the Successor Manager (A) request that the Special Servicer pay from the Foreclosed Property Account all costs and expenses incurred in connection with the operation and management of any such Foreclosed Property, and (B) remit all related revenues (net of such costs and expenses) to the Special Servicer, as soon as practicable but in no event later than the Business Day immediately following receipt, for deposit into the Foreclosed Property Account; and

(iii)        none of the provisions of this Section 3.14 relating to any such contract or to actions taken through any such Successor Manager shall be deemed to relieve the Special Servicer of any of its ordinary and regularly recurring duties and obligations to the Trust on behalf of the Trust Interest Owners and the Companion Loan Holders with respect to the operation and management of any such Foreclosed Property.

The Special Servicer shall be entitled, and to the extent required by the REMIC Provisions, shall be required to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the

Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All REO Management Fees shall be an expense of the Trust payable from the Foreclosed Property Account or subject to reimbursement pursuant to Section 3.4(c)(vi). The Special Servicer agrees to monitor the performance of the Successor Manager and to enforce the obligations of the Successor Manager on behalf of the Trust and the Companion Loan Holders. Expenses incurred by the Special Servicer in connection herewith shall qualify as Property Protection Advances.

(e)           On or before the Business Day following the last day of each Collection Period, the Special Servicer shall withdraw from the Foreclosed Property Account and remit to the Servicer for deposit into the Collection Account the proceeds and collections received or collected during such Collection Period on or with respect to the Foreclosed Property (together with any funds no longer needed in any reserves established as provided below), net of expenses paid therefrom and amounts reasonably expected to be needed to fund any reserves deemed necessary for the operation, preservation and protection of such Foreclosed Property in the event that the Foreclosed Property is a real property, including without limitation, the creation of reasonable reserves for working capital, repairs, replacements and necessary capital improvements and other related expenses.

3.15         Sale of Foreclosed Property. (a) In the event that title to the Property or other collateral securing the Mortgage Loan is acquired by the Special Servicer in the name of the Trustee or its nominee for the benefit of the Trust for the benefit of the Trust Interest Owners and the Companion Loan Holders in foreclosure or by deed-in-lieu of foreclosure or otherwise, the deed, certificate of sale or other comparable document shall be taken in the name of the Trustee, or its nominee (which shall not include the Special Servicer), on behalf of the Trust and the Companion Loan Holders or as otherwise contemplated pursuant to Section 8.10. The Special Servicer shall be empowered, subject to the Code and the specific requirements and prohibitions of this Agreement, to do any and all things in connection with the management and operations of the Foreclosed Property in accordance with Accepted Servicing Practices and in the best interest of the Trust Interest Owners. The Special Servicer, on behalf of the Trust and the Companion Loan Holders, shall sell any Foreclosed Property as expeditiously as appropriate in accordance with Accepted Servicing Practices, but in no event later than the time period set forth in Section 12.2 hereof in a manner provided under this Section 3.15.

(b)           [Reserved.]

(c)           Subject to the consent rights of any applicable Consenting Party and the consultation rights of any applicable Consulting Party, the Special Servicer shall accept the highest cash offer for Foreclosed Property received from any person. However, in no event may such offer be less than an amount at least equal to the portion of the Repurchase Price attributable to such Foreclosed Property. In the absence of any such offer, the Special Servicer shall accept the highest cash offer (other than from an Interested Person) that it determines is a fair price based on Appraisals obtained within the last nine (9) months. If the highest offeror is an Interested Person or any Certificateholder, then the Trustee shall determine the fairness of the highest offer based upon an independent appraisal obtained at the expense of the Trust; provided, that if the Trustee is required to determine whether a cash offer by an Interested Person or any Certificateholder constitutes a fair price, the Trustee may designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuation of or investment in properties similar to the Foreclosed Property, which such expert shall be selected with reasonable care by the Trustee for the sole purpose of determining whether any such cash offer constitutes a fair price for the Foreclosed Property; provided, further, that if the Trustee so designates any such third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination and the reasonable costs of all Appraisals, inspection reports and broker opinions of value incurred by the Trustee in making such determination shall be reimbursable to it first, by the Servicer as an Advance, subject to the Servicer’s or the Special Servicer’s determination that such amounts are not Nonrecoverable Advances, and then from the Collection Account as an expense of the Trust. Notwithstanding the foregoing and subject to any applicable consent rights of any applicable Consenting Party and any consultation rights of any applicable Consulting Party, the Special Servicer shall not be obligated to accept the higher cash offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such offer would be in the best interests of the Trust Interest Owners and the Companion Loan Holders (as a collective whole, as if such Trust Interest Owners and the Companion Loan Holders constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an Affiliate) if it determines, in accordance with Accepted Servicing Practices, that acceptance of such offer would be in the best interests of the Trust Interest Owners and the Companion Loan Holders (as a collective whole, as if such Trust Interest Owners and Companion Loan Holders constituted a single lender).

(d)           Subject to the provisions of Sections 3.14 and Section 12.2, the Special Servicer shall act on behalf of the Trust and the Companion Loan Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of a Foreclosed Property, including the collection of all amounts payable in connection therewith. Any sale of any Foreclosed Property shall be without recourse to the Depositor, the Trust, the Trust Fund, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Trust Interest Owners or the Companion Loan Holders (except that any contract of sale and assignment and conveyance documents may contain customary warranties, so long as the only recourse for breach thereof is to the Trust and the Companion Loan Holders) and if consummated in accordance with the terms of this Agreement, none of the Depositor, the Trust, the Trust Fund, the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall have any liability to any Trust Interest Owner or Companion Loan Holders with respect to the purchase price thereof accepted by the Special Servicer or the Trustee.

(e)           The proceeds of any sale effected pursuant to this Section 3.15, after deduction of the expenses incurred in connection therewith, shall be deposited in the Collection Account in accordance with Section 3.4(a).

(f)           Within 30 days of the sale of a Foreclosed Property, the Special Servicer shall provide (if not previously included in a CREFC® Report by the Servicer or the Special Servicer) to the Servicer who shall provide (to the extent received from the Special Servicer) to the Companion Loan Holders, the Trustee and the Certificate Administrator a statement of accounting (or, if applicable, one or more CREFC® Reports that contain(s) the information set forth in clauses (i) to (v) below of this Section 3.15(f)) for the Foreclosed Property, including, without limitation, (i) the date the Foreclosed Property was acquired in foreclosure or by deed in lieu of foreclosure or otherwise, (ii) the date of disposition of such Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest with respect to the outstanding principal balance of the Mortgage Loan, calculated from the date of acquisition to the disposition date, and (v) such other information as the Companion Loan Holders, the Trustee or the Certificate Administrator may reasonably request.

(g)          The Servicer shall prepare and file on a timely basis the reports of foreclosures and abandonments of the Property required by Section 6050J of the Code and the reports of discharges of indebtedness income in respect of the Mortgage Loan required by Section 6050P of the Code.

3.16         Sale of the Mortgage Loan.

(a)           (i) Within 60 days after the occurrence of a Special Servicing Loan Event, the Special Servicer shall use reasonable efforts to order (but shall not be required to be received within that 60-day period) an Appraisal for the Property then securing the Mortgage Loan. The Servicer shall promptly notify in writing the Special Servicer, the Trustee, the Certificate Administrator, the Companion Loan Holders, any applicable Consenting Party and any applicable Consulting Party of the occurrence of such Special Servicing Loan Event, and the Special Servicer shall, within the time period specified in any related mezzanine intercreditor agreement, but in any event no later than five Business Days after receipt of such notice, notify any related mezzanine lender of the occurrence of such Special Servicing Loan Event, which notice may result in the trigger of such mezzanine lender’s purchase option rights under the related mezzanine intercreditor agreement. Upon receipt by the Special Servicer of the notice described in the preceding sentence, subject to the right of any related mezzanine lender to purchase the Mortgage Loan pursuant to the related mezzanine intercreditor agreement, if any, the Special Servicer may offer to sell to any Person the Mortgage Loan or the Special Servicer (or an affiliate thereof) may offer to purchase the Mortgage Loan, if and when the Special Servicer determines, consistent with Accepted Servicing Practices, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust and the Companion Loan Holders (as a collective whole, as if the Trust and the Companion Loan Holders constituted a single lender) on a net present value basis. The Special Servicer shall provide the Companion Loan Holders, the Trustee, the Certificate Administrator, any applicable Consenting Party and any applicable Consulting Party not less than 5 Business Days prior written notice of its intention to sell the Mortgage Loan, in which case the Special Servicer is required to accept the highest cash offer received from any Person (other than any Interested Person) for the Mortgage Loan in an amount at least equal to the Repurchase Price or, if it has received no offer at least equal to the Repurchase Price, the Special Servicer may, at its option, purchase the Mortgage Loan at such Repurchase Price. Any Appraisal obtained pursuant to this Section 3.16 will be delivered by the Special Servicer to the Certificate Administrator in electronic format, and the Certificate Administrator shall make such Appraisal available to Non-Restricted Privileged Persons pursuant to Section 8.14(b) and shall forward a copy thereof to the Trustee. The Companion Loans shall be sold together with the Trust Loan, subject to this Section 3.16 and any additional requirements set forth in the Co-Lender Agreement.

(ii)       In the absence of any offer at least equal to the Repurchase Price (or purchase by the Special Servicer for the Repurchase Price), and provided that the Mortgage Loan is in default, the Special Servicer shall accept the highest cash offer received from any Person that is determined by the Special Servicer to be a fair price for the Mortgage Loan, if the highest offeror is a person other than the Depositor, the Servicer, the Certificate Administrator, the Special Servicer (or any of its affiliates), a holder of 50% or more of the Controlling Class, the Controlling Class Representative (or any of its Affiliates), any Consenting Party, a Risk Retention Consultation Party, any Borrower Restricted Party, the Property Managers, any independent contractor engaged by the Special Servicer, a holder of any related mezzanine loan (except to the extent described below), any Other Depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer) or the trustee for an Other Securitization Trust, any Companion Loan Holder or any known affiliate of any of them (any such person, an “Interested Person”). The Trustee (based upon, among other things, the Appraisals ordered pursuant to the preceding paragraph (the cost of which shall be paid by the Servicer as a Property Protection Advance) and copied or otherwise delivered to the Trustee) shall determine if the highest cash offer is a fair price if the highest offeror is an Interested Person, and such determination shall be binding upon all parties. Notwithstanding anything contained herein to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in loans similar to the Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph and all reasonable costs and fees of the Trustee in making such determination shall be reimbursable to it first, by the Servicer as an Advance, subject to the Servicer’s or the Special Servicer’s determination that such amounts are not Nonrecoverable Advances, and then from the Collection Account as an expense of the Trust. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase the Mortgage Loan.

(iii)        The Special Servicer shall not be obligated to accept the highest offer if the Special Servicer determines, in accordance with Accepted Servicing Practices, that the rejection of such offer would be in the best interests of the Trust Interest Owners and the Companion Loan Holders (as a collective whole as if such Trust Interest Owners and Companion Loan Holders constituted a single lender). In addition, the Special Servicer may accept a lower offer if it determines, in accordance with Accepted Servicing Practices, that the acceptance of such offer would be in the best interests of the Trust Interest Owners and the Companion Loan Holders (as a collective whole as if such Trust Interest Owners and the Companion Loan Holders constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to sell the Mortgage Loan prior to the latest Rated Final Distribution Date.

(iv)        Unless and until the Mortgage Loan is sold pursuant to this Section 3.16(a), the Special Servicer shall pursue such other resolution strategies with respect to the Mortgage Loan, including, without limitation, work-out and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and Accepted Servicing Practices and the REMIC Provisions.

(v)         Any sale of the Trust Loan shall be subject to any applicable consent and/or consultation rights of any applicable Consenting Party and any applicable Consulting Party set forth in Section 9.3.

(b)           The right of the Special Servicer to purchase or sell the Trust Loan after the occurrence of a Special Servicing Loan Event shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised but the purchase of the Mortgage Loan has not yet occurred, the Special Servicer’s right shall terminate and such exercise shall be of no further force or effect) if (1) the Mortgage Loan is no longer delinquent as a result of any of the following: (i) the Special Servicing Loan Event has ceased pursuant to the terms of this Agreement, (ii) the Mortgage Loan has become subject to a fully executed agreement reflecting the terms of the work-out arrangement or (iii) the Mortgage Loan has otherwise been resolved (including by a full or discounted pay-off) or (2) any related mezzanine lender has exercised its purchase option set forth in the related mezzanine intercreditor agreement.

(c)           Any sale of the Mortgage Loan shall be for cash only.

(d)           Notwithstanding anything to the contrary herein, the Special Servicer shall not sell the Mortgage Loan pursuant to Section 3.16(a) without the written consent of each Companion Loan Holder as and to the extent required under the Co-Lender Agreement. The Controlling Class Representative and each Companion Loan Holder (or its representative) will be permitted to make offers to purchase, and either such party is permitted to be the purchaser at any sale of, the Mortgage Loan, unless such person is the Borrower or an agent or an affiliate of the Borrower.

3.17         Servicing Compensation. (a) The Servicer shall be entitled to receive the Servicing Fee with respect to the Trust Loan, the Companion Loans and any REO Mortgage Loan payable monthly from the Collection Account or otherwise in accordance with and subject to Section 3.4(c). The Servicer shall be entitled to retain as compensation any late payment charges (to the extent remaining after application pursuant to Section 3.17(b)) and certain other customary charges and fees to the extent described below, as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to the Servicer if such expenses were incurred by the Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Servicer including but not limited to those which may properly be allocable under the Servicer’s accounting system or otherwise to the Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Servicer associated with employees of the Servicer performing services in connection with the obligations of the Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Servicer (the “Servicer Customary

Expenses”). So long as no Special Servicing Loan Event has occurred and is continuing, the Servicer shall also be entitled to retain as Additional Servicing Compensation, to the extent actually paid by the Borrower for such purpose, any late payment fees (including any late payment fees collected after the occurrence of a Special Servicing Loan Event but accrued prior to such Special Servicing Loan Event) (to the extent remaining after application pursuant to Section 3.17(b)), Default Interest accrued prior to a Special Servicing Loan Event (to the extent remaining after application pursuant to Section 3.17(b)), assumption fees, assumption application fees, release fees, Modification Fees, insufficient fund fees, Consent Fees, defeasance fees, loan service transaction fees and similar fees and expenses to the extent, with respect to any such amounts, collected and allocated to such amounts as permitted by (or not otherwise prohibited by) the terms of the Mortgage Loan Documents and this Agreement; provided, that, in the absence of a Special Servicing Loan Event, if consent of the Special Servicer is required, the Servicer and Special Servicer shall share the related fees, including assumption fees (but not including assumption application fees), release fees, Modification Fees and Consent Fees, equally; provided, however, that the Servicer shall not be entitled to apply or retain any Default Interest or any late payment charges with respect to the Mortgage Loan, if a default thereunder or Mortgage Loan Event of Default is continuing, unless and until such default or Mortgage Loan Event of Default has been cured and all delinquent amounts (including any Default Interest) due with respect to the Mortgage Loan have been paid and all interest on Advances and Companion Loan Advances has been paid and all Trust Fund Expenses (including Special Servicing Fees, Work-out Fees and Liquidation Fees) have been reimbursed. In addition, the Servicer shall be entitled to retain as additional compensation any income earned (net of losses to the extent provided in this Agreement) on the investment of funds deposited in the Collection Account, the Cash Management Account (to the extent not payable to the Borrower) and any Reserve Accounts (to the extent not payable to the Borrower) to the extent provided for in this Agreement.

KeyBank National Association and any successor holder of the Excess Servicing Fee Right shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Right in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit T-1 to this Agreement, and (iii) the prospective transferee shall have delivered to KeyBank National Association and the Depositor a certificate substantially in the form attached as Exhibit T-2 to this Agreement. None of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar is obligated to register or qualify the Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of the Excess Servicing Fee Right without registration or qualification. KeyBank National Association and each holder of the Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Fee Right shall, and KeyBank National Association hereby agrees, and each such holder of the Excess Servicing Fee Right by its acceptance of the Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Fee Right effected by such Person, to indemnify the Trust Interest Owners, the Trust, the Depositor, the Initial Purchasers, the Certificate Administrator, the Trustee, the Custodian, the Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose any information received in connection with its acquisition and holding of the Excess Servicing Fee Right in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Trust Interest pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Fee Right, the Person then acting as the Servicer shall pay, out of each amount paid to such Servicer as Servicing Fees with respect to the Mortgage Loan (including as an REO Mortgage Loan), the Excess Servicing Fees to the holder of the Excess Servicing Fee Right within one (1) Business Day following the payment of such Servicing Fees to the Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Servicer. The holder of the Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Depositor, the Special Servicer, the Trustee or the Custodian shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

If a Special Servicing Loan Event occurs and is continuing, the Special Servicer shall be entitled to receive a Special Servicing Fee with respect to the Mortgage Loan or an REO Mortgage Loan for so long as such Special Servicing Loan Event continues as well as reimbursement for all other costs or expenses incurred by it in performing its duties hereunder other than: (i) fees of any sub-servicer and the expenses of any sub-servicer that would not be reimbursable to the Special Servicer if such expenses were incurred by the Special Servicer; (ii) the cost of any fidelity bond or errors and omissions policy required by Section 3.11(d); (iii) overhead expenses of the Special Servicer including but not limited to those which may properly be allocable under the Special Servicer’s accounting system or otherwise to the Special Servicer’s activities under this Agreement or the income derived by it hereunder including the costs to the Special Servicer associated with employees of the Special Servicer performing services in connection with the obligations of the Special Servicer hereunder; and (iv) costs and expenses arising from the negligence, bad faith or willful misconduct of the Special Servicer (the “Special Servicer Customary Expenses”). If a Special Servicing Loan Event is terminated following resolution of such Special Servicing Loan Event by a written agreement with the Borrower negotiated by the Special Servicer, the Special Servicer shall be entitled to receive the Work-out Fee on all payments of principal and interest (other than Default Interest) made on the Mortgage Loan following such written agreement for so long as another Special Servicing Loan Event does not occur.

If the Special Servicer is terminated (other than for cause) or resigns after such written agreement is entered into with respect to the Specially Serviced Mortgage Loan and before the Special Servicing Loan Event is terminated, the terminated or resigning Special Servicer shall retain the right to receive any and all Work-out Fees on all payments of principal and interest (other than Default Interest) made on the Mortgage Loan following such written agreement (negotiated by such Special Servicer prior to its termination or resignation) for so long as another Special Servicing Loan Event does not occur and the successor Special Servicer shall have no rights with respect to such Work-out Fee. No Work-out Fee shall be payable to the Special Servicer if any related mezzanine lender purchases the Mortgage Loan pursuant to the related mezzanine intercreditor agreement or similar agreement or any Loan Seller repurchases its Loan Seller Percentage Interest in the Trust Loan or makes a Loss of Value Payment pursuant to the related Trust Loan Purchase Agreement. However, a Liquidation Fee may be payable with respect to such events subject to the provisions below.

In addition, the Special Servicer shall be entitled to receive a Liquidation Fee with respect to the Liquidated Property or the liquidation of the Mortgage Loan (including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan), whether through judicial foreclosure, sale or otherwise, or in connection with the sale, discounted pay-off or other liquidation of the Mortgage Loan or any Foreclosed Property, as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, except that no Liquidation Fee shall be payable in connection with the circumstances described in clauses (i) through (v) of the definition of “Liquidation Fee.” The Liquidation Fee shall be payable from, and shall be calculated using the related Net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds.

Each of the foregoing fees shall be payable from funds on deposit in the Collection Account as provided in Section 3.4(a).

During the continuance of a Special Servicing Loan Event, the Special Servicer shall also be entitled to retain as Additional Servicing Compensation, to the extent actually paid by the Borrower for such purpose, any late payment fees (to the extent remaining after application pursuant to Section 3.17(b)), Default Interest accrued upon and after such Special Servicing Loan Event (to the extent remaining after application pursuant to and Section 3.17(b)), assumption fees, assumption application fees, Consent Fees, release fees, Modification Fees, loan service transaction fees, amounts for checks returned for insufficient funds which checks were deposited in the Foreclosed Property Account and similar fees and expenses to the extent, with respect to any such amounts, collected (to the extent permitted by (or not otherwise prohibited by) and allocated to such amounts in accordance with the terms of the Mortgage Loan Documents or this Agreement, and any income earned (net of losses to the extent provided in this Agreement) on the investment of funds deposited in the Foreclosed Property Account to the extent provided in this Agreement and if the Special Servicer’s consent is required on any action related to the Mortgage Loan prior to a Special Servicing Loan Event, then the Servicer and the Special Servicer will equally share the related fees, including assumption fees (but not assumption application fees), release fees, Modification Fees and Consent Fees.

Notwithstanding anything herein to the contrary, with respect to any amount collected in a Collection Period, the Special Servicer shall only be entitled to receive a Work-out Fee or a Liquidation Fee, but not both. Further notwithstanding anything herein to the contrary, all Liquidation Fees and Work-out Fees payable with respect to the Mortgage Loan or the Property shall be offset by any Modification Fees collected or earned by the Special Servicer within the prior 24 months (determined as of the closing date of the work-out or liquidation as to which the subject Work-out Fee or Liquidation Fee became payable) in connection with any modification, restructure, extension, waiver, amendment or work-out of the Mortgage Loan, but only to the extent those fees have not previously been deducted from a Work-out Fee or Liquidation Fee.

If the Special Servicer is terminated without cause, and it commenced the process of liquidation of the Property or any Foreclosed Property or the liquidation of the Mortgage Loan (including, without limitation, all or any portion thereof that constitutes an REO Loan), the Special Servicer will receive a portion of any Liquidation Fee that becomes payable with respect to the Mortgage Loan or the Property or Foreclosed Property that was being administered by the Special Servicer at the time of such termination. The terminated Special Servicer and the successor Special Servicer will apportion the Liquidation Fee between themselves in a manner that reflects their relative contributions in earning the Liquidation Fee, provided, that if the terminated Special Servicer and the successor Special Servicer cannot agree on an apportionment of the Liquidation Fee, the Liquidation Fee will be apportioned on the basis of the number of months the terminated Special Servicer and the successor Special Servicer administered the Mortgage Loan over a period commencing on the date of the Special Servicing Loan Event and ending on the date of the final liquidation of the Mortgage Loan or the Property or Foreclosed Property.

For the avoidance of doubt, with respect to any of the foregoing fees that is required to be shared between the Servicer and the Special Servicer pursuant to the terms of this Agreement, the Servicer and the Special Servicer shall each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (without the consent of the affected party) (A) neither the Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Servicer had charged a fee and the Servicer shall not be entitled to any of such fee charged by the Special Servicer. The foregoing provisions of this paragraph shall only apply to the Mortgage Loan so long as it is not a Specially Serviced Mortgage Loan and, subject to the other terms of this Agreement, shall not prohibit any waiver or reduction by the Special Servicer of any fee payable by the Borrower with respect to the Specially Serviced Mortgage Loan

The Servicer and the Special Servicer shall use efforts consistent with Accepted Servicing Practices to collect from the Borrower the amount of any fees and other expenses payable by the Borrower under the Mortgage Loan Documents, including, without limitation, Borrower Reimbursable Trust Fund Expenses, including exercising all remedies available under the Mortgage Loan Documents that would be in accordance with Accepted Servicing Practices.

Notwithstanding any other provision in this Agreement, neither the Servicer nor the Special Servicer, as applicable, shall be entitled to reimbursement for an expense incurred under this Agreement or in connection with the performance of its duties hereunder unless (i) the amount of such payment to the Servicer or the Special Servicer, as the case may be, is reimbursed to the Trust by the Borrower Related Parties (to the extent the Borrower Related Parties are required to do so under the Mortgage Loan Agreement); (ii) failure of the Borrower Related Parties to reimburse for such payment constitutes a Mortgage Loan Event of Default; (iii) such expense would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or is otherwise an unanticipated expense (it being understood that the Servicer Customary Expenses and the Special Servicer Customary Expenses are not unanticipated); or (iv) such reimbursement is expressly provided for herein or such expense is expressly described herein as an expense of the Trust or as an Advance.

Except as otherwise expressly provided herein, no transfer, sale, pledge or other disposition of the Servicer’s right to receive all or any portion of the servicing compensation (or the Special Servicer’s right to receive all or any portion of the Special Servicing Fee) or the Servicer’s rights to other servicing compensation provided for herein shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer or successor Special Servicer, as applicable, in connection with the assumption by such successor of the duties hereunder pursuant to Section 7.2.

The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any Person (including, without limitation, the Trust, the Borrower, the Property Managers, the Borrower Sponsors in respect of the Trust Loan or the Companion Loans and any purchaser of the Trust Loan, any Companion Loan or any Foreclosed Property) in connection with the disposition, work-out or foreclosure of the Mortgage Loan, the management or disposition of any Foreclosed Property or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.17; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

(b)           In determining the compensation of the Servicer or the Special Servicer, as applicable, with respect to Default Interest and late payment charges, on any Distribution Date, the aggregate Default Interest and late payment charges actually collected on the Mortgage Loan during the related Collection Period shall be applied (in such order) to reimburse (i) the Servicer and the Trustee for all Advances (other than Nonrecoverable Advances) made by each and not previously reimbursed from late payments received during the applicable period on the Mortgage Loan, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds (to the extent not needed for the repair or restoration of the Property) and other collections on the Mortgage Loan, (ii) the Servicer and the Trustee for unpaid interest on such Advances at the Advance Interest Rate, and the applicable Other Securitization Trust for any interest on Companion Loan Advances in accordance with the applicable Other Pooling and Servicing Agreement, and (iii) the Trust for all Trust Fund Expenses (including Special Servicing Fees, Work-out Fees and Liquidation Fees). Default Interest and late payment charges remaining after such reimbursements shall be distributed to the Servicer, if and to the extent accrued on the Mortgage Loan for so long as no Special Servicing Loan Event is continuing, and to the Special Servicer, if and to the extent accrued on the Mortgage Loan during a Special Servicing Loan Event. Any Default Interest or late payment charges paid or payable as Additional Servicing Compensation to the Servicer and the Special Servicer shall be distributed between the Servicer and the Special Servicer, on a pro rata basis, based on the Servicer’s and the Special Servicer’s respective entitlements to such compensation described in the previous sentence.

3.18         Reports to the Certificate Administrator; Account Statements. (a) The Servicer shall prepare, or cause to be prepared, and deliver to the Certificate Administrator, in an electronic format reasonably acceptable to the Certificate Administrator, consistent with Accepted Servicing Practices, not later than (i) 5:00 p.m. (New York time) two (2) Business Days prior to each Distribution Date, the CREFC® Loan Periodic Update File and (ii) 2:00 p.m. (New York time) on the Remittance Date, the remaining CREFC® Reports (except the CREFC® Bond Level File, the CREFC® Collateral Summary File, the CREFC® Special Servicer Loan File, the CREFC® Special Servicer Property File, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet). In connection with the preparation of its CREFC® Reports, the Servicer shall provide the Certificate Administrator with the CREFC® Licensing Fee Rate and the amount of CREFC® Licensing Fee paid to CREFC® for the related Distribution Date for inclusion in the Distribution Date Statement.

The CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet shall be prepared by the Servicer (with respect to a Performing Mortgage Loan) or the Special Servicer (with respect to a Specially Serviced Mortgage Loan and any Foreclosed Property) and provided or made available by the Special Servicer to the Servicer (in the case of any CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet relating to a Specially Serviced Mortgage Loan or any Foreclosed Property) and made available to the Certificate Administrator by the Servicer (to the extent prepared by and received from the Special Servicer in the case of any CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet relating to the Specially Serviced Mortgage Loan or any Foreclosed Property) on the Servicer’s Internet website (www.keybank.com/key2cre), on a quarterly and annual basis (commencing with the quarter ending March 31, 2020 and year ending December 31, 2020, each within 60 days after receipt by the Servicer or the Special Servicer, as applicable), within 60 days after receipt by the Servicer or the Special Servicer, as applicable, of the financial statements, operating statements, rent rolls, or other information required to prepare (or, if previously prepared, update) the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheet, but shall not be deemed to have been received by the Certificate Administrator until such time as it is actually received; provided, however, that, with respect to each CREFC® Operating Statement Analysis Report only, any analysis or report with respect to the first calendar quarter of each year shall not be required to the extent provided in the then current applicable CREFC® guidelines.

The Servicer shall furnish to the Certificate Administrator in electronic format the CREFC® Reports produced by it pursuant to this Agreement not later than the time period specified in this Section 3.18(a), and the Certificate Administrator shall, in turn, deliver such CREFC® Reports to the 17g-5 Information Provider (who shall promptly post the same to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)).

(b)       The Servicer shall produce the reports described in this Section 3.18 solely from information provided to the Servicer by the Borrower Related Parties pursuant to the Mortgage Loan Agreement (without modification, interpretation or analysis) or by the Special Servicer, Loan Sellers or Depositor pursuant to this Agreement. None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the completeness or accuracy of the information provided by any other Person (except that the Servicer shall use efforts consistent with Accepted Servicing Practices to correct patent errors).

(c)       The Servicer shall provide to the Certificate Administrator (or, if a Specially Serviced Loan is involved, the Special Servicer shall provide to the Servicer who shall in turn provide, to the extent received from the Special Servicer, the same to the Certificate Administrator) (and the Servicer shall make available through the Servicer’s Website in accordance with Section 8.14(c)) electronic copies of any and all financial information (including, without limitation, rent rolls, financial statements, financial reports, operating statements, balance sheets, statements of cash flow, profit and loss statements and operating budgets) and other periodic Property reports it receives from the Borrower pursuant to the Mortgage Loan Agreement, in each case in a format reasonably acceptable to the recipient and provider of the information and within a reasonable period of time after so received and only to the extent so received.

(d)       The Servicer or Special Servicer, as applicable, shall deliver to each Companion Loan Holder all reports and other information that it is delivering to the Certificate Administrator pursuant to this Section 3.18, with each such delivery to be made concurrently with the corresponding delivery to the Certificate Administrator (but, in the case of the CREFC® Reports referenced in the first paragraph of Section 3.18(a), no later than the Remittance Date for the applicable Companion Loan).

(e)       With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Certificate Administrator, without charge and within two (2) Business Days following the related Determination Date, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided, that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

3.19         Annual Statement as to Compliance. On or before April 15 of each year, commencing in 2020, the Servicer and the Special Servicer, each at its own expense, shall furnish (and each such party shall with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan, cause such Servicing Function Participant to furnish) to the Trustee, the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), the Depositor and Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)) (in each case in an electronic format reasonably acceptable to such person) a report on an assessment of compliance with the Applicable Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for the period ending the end of the most recent fiscal year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 3.19 shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b). For the avoidance of doubt, neither the Trustee nor the Certificate Administrator shall have any obligation or duty to determine whether any such report on assessment of compliance is in form and substance in compliance with the requirements of Regulation AB.

No later than 30 days after the end of each fiscal year for the Trust, the Servicer and the Special Servicer shall notify the Certificate Administrator and the Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice shall specify what specific Servicing Criteria shall be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer and the Special Servicer submit their assessments to the Certificate Administrator, such parties, as applicable, shall also at such time include the assessment (and related attestation pursuant to Section 3.20) of each Servicing Function Participant engaged by it.

In the event the Servicer or the Special Servicer is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and the Servicer and the Special Servicer shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 3.19, coupled with an attestation as required in Section 3.20 in respect to the period of time that the Servicer or the Special Servicer was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

On or before April 15 of each year, commencing in 2020, each of the Servicer and the Special Servicer, each at its own expense, shall furnish (and each party shall with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan (to the extent the same would have been required by Item 1108(a)(2)(i)-(iii) of Regulation AB if the Trust and the securitization transaction contemplated by this Agreement were required to comply with Regulation AB), cause such Servicing Function Participant to furnish) to the Trustee, the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)) and the Depositor (in electronic format reasonably acceptable to each such Person), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement, or the applicable sub-servicing agreement, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement, in all material respects throughout such calendar year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The obligations of each Person under this Section apply to each such Person that serviced the Mortgage Loan during the applicable period, whether or not the Person is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 3.19 shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b). For the avoidance of doubt, neither the Trustee nor the Certificate Administrator shall have any obligation or duty to determine whether any such report on assessment of compliance is in form and substance in compliance with the requirements of Regulation AB.

3.20         Annual Independent Public Accountants’ Servicing Report. On or before April 15 of each year, commencing in 2020, the Servicer and the Special Servicer, each at its own expense, shall cause (and the Servicer and the Special Servicer shall, with respect to each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loan, cause them to cause) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, the Trustee, the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) (in electronic format reasonably acceptable to each such Person), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report shall be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 3.20 shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator posting such statement to the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.21         Access to Certain Documentation Regarding the Mortgage Loan and Other Information.

(a)           The Certificate Administrator shall make or cause to be made available at its applicable Corporate Trust Office, or at the office of a Custodian, upon reasonable advance notice and during normal business hours, for review by Non-Restricted Privileged Persons (or, solely in the case of the Distribution Date Statement, all Privileged Persons), originals or copies of, among other things, the following items, to the extent provided to and in the possession of the Certificate Administrator or the Trustee (or a Custodian on its behalf), as applicable (except to the extent not permitted by applicable law or under any of the Mortgage Loan Documents), (i) this Agreement, each sub-servicing agreement delivered to the Certificate Administrator after the Closing Date, the Trust Loan Purchase Agreements and any amendments and exhibits thereto, (ii) all Distribution Date Statements prepared by, and all CREFC® Reports prepared by or delivered to, the Certificate Administrator, as applicable, (iii) all annual officers’ certificates and accountant’s reports required to be delivered by the Borrower to the Servicer and by the Servicer to the Special Servicer, the Trustee and the Certificate Administrator since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or Special Servicer, as applicable, in respect of the Property, (v) the most recent operating statements, if any, collected by or on behalf of the Servicer with respect to the Property, (vi) the Mortgage Loan Documents and any and all modifications, waivers or amendments of the terms of any of the Mortgage Loan Documents entered into by the Servicer or Special Servicer, as applicable, and delivered to the Certificate Administrator (or a Custodian on its behalf), (vii) any and all Officer’s Certificates and other evidence delivered to the Trustee and the Certificate Administrator to support the determination of the Servicer, the Special Servicer or the Trustee, as applicable, that any Advance was, or if made would be, a Nonrecoverable Advance, (viii) the reports to be furnished by the Borrower, (ix) any and all notices and reports delivered to the Certificate Administrator with respect to the Property as to which the environmental testing revealed environmental issues, (x) the summary of any Final Asset Status Report delivered to the Certificate Administrator, (xi) the annual, quarterly and monthly operating statements, if any collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for the Property, (xii) notices of all Servicer or Special Servicer terminations or resignations (and appointments of successors to the Servicer or the Special Servicer), and (xiii) the Offering Circular. Copies of any and all of the foregoing items shall be available (i) on the Certificate Administrator’s Website or (ii) to the extent not available at the Certificate Administrator’s Website or otherwise made available electronically, at the Corporate Trust Office of the Certificate Administrator or at the offices of the Custodian, as applicable, upon written request; provided, however, the Certificate Administrator or the Custodian, as applicable, shall be permitted to require payment of a sum sufficient to cover reasonable costs and expenses of providing such copies.

(b)           Certain information concerning the Mortgage Loan and the Certificates (such as the Distribution Date Statements and the CREFC® Reports) shall be provided by the Certificate Administrator to third parties (including, but not limited to, Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., CMBS.com, Inc., Markit Group Limited and BlackRock Financial Management, Inc.) with the consent of the Depositor and providing such information shall not constitute a breach of this Agreement by the Certificate Administrator. The Depositor hereby consents to such provision of information by the Certificate Administrator.

(c)           Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in a format acceptable to the 17g-5 Information Provider in accordance with Section 8.14(b). In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such additional information.

3.22         Inspections. The Servicer shall inspect or cause to be inspected the Property not less frequently than once each year commencing in 2021, so long as a Special Servicing Loan Event is not then continuing. The Special Servicer shall inspect or cause to be inspected the Property as soon as practicable following the occurrence of a Special Servicing Loan Event and annually for so long as a Special Servicing Loan Event is continuing. The Servicer or the Special Servicer, as applicable, shall further inspect, or cause to be inspected, the Property whenever it receives information that the Property has been materially damaged, left vacant, or abandoned, or if waste is being committed thereto. All such inspections shall be performed in such manner as shall be consistent with Accepted Servicing Practices. The cost of the annual inspections referred to in the first sentence of this paragraph performed by the Servicer shall be an expense of the Servicer. The cost of all additional inspections performed by the Servicer and all inspections, including any annual inspection, performed by the Special Servicer, shall be paid by the Servicer as a Property Protection Advance or an Administrative Advance unless it would constitute a Nonrecoverable Advance (and, in such case, as an expense of the Trust). The Servicer or the Special Servicer, as the case may be, shall prepare a written report of inspection and deliver it to the Certificate Administrator in electronic format reasonably acceptable to the Certificate Administrator and to the Companion Loan Holders in electronic format reasonably acceptable to the Companion Loan Holders. The Certificate Administrator shall post such report on the Certificate Administrator’s Website pursuant to Section 8.14(b).

3.23         Advances. (a) In the event that all or any portion of a Monthly Interest Payment (or an Assumed Monthly Interest Payment, as applicable) representing interest due or deemed due on the Trust Loan (including, without limitation, all or any portion thereof that constitutes an REO Trust Loan) during any calendar month has not been received by the close of business on the Determination Date in such calendar month, then the Servicer, subject to its determination that such amounts (together with interest thereon at the Advance Interest Rate compounded annually) are not Nonrecoverable Advances (and the Special Servicer has not determined that such Advance would be a Nonrecoverable Advance), shall on the Remittance Date in such calendar month make an advance for remittance to the Certificate Administrator for deposit into the Distribution Account, in an amount equal to all or such portion of such Monthly Interest Payment (or Assumed Monthly Interest Payment, as applicable) (in each case other than the principal portion of the Balloon Payment and net of the Servicing Fee which shall not be paid to the Servicer until funds are available in the Collection Account for payment of such fee) due or deemed due on the Trust Loan that was delinquent as of the close of business on the Determination Date in such calendar month; provided, that neither the Servicer nor any other party shall be entitled to interest accrued on the amount of any Monthly Interest Payment Advance with respect to the Trust Loan if the related Monthly Interest Payment (or, if applicable, the Assumed Monthly Interest Payment) in respect of the Trust Loan is received by the Servicer or the Certificate Administrator, as applicable, by 2:00 p.m. (New York time) on the Remittance Date on which the Monthly Interest Payment Advance is to be made. The Servicer shall advance in respect of each Payment Date (or Assumed Payment Date) following a delinquency in the payment of the Balloon Payment of the Trust Loan or foreclosure (or acceptance of a deed-in-lieu of foreclosure or comparable conversion) of the Trust Loan not later than the related Remittance Date, to the Certificate Administrator for deposit in the Distribution Account, the amount of any Assumed Monthly Interest Payment deemed due with respect to the Trust Loan on such Payment Date (or Assumed Payment Date) (excluding the principal portion of the Balloon Payment and Default Interest). For the avoidance of doubt, in the event that the amount of interest on the Trust Loan is reduced as a result of any modification to the Trust Loan, any Monthly Interest Payment Advance made with respect to such modified Trust Loan shall be in such amounts as may be required as a result of such reduction. The Servicer shall maintain a record of each Monthly Interest Payment Advance it has made pursuant to this Section 3.23(a) on the Trust Loan and shall notify the Certificate Administrator thereof in the appropriate CREFC® Reports in order to permit allocation thereof pursuant to Section 3.4 and Section 3.5. In the event that the Servicer does not remit any amounts required to be remitted to the Certificate Administrator on each Remittance Date (including any amounts required to be remitted pursuant to Section 3.5 and any required Monthly Interest Payment Advance) to the

Certificate Administrator for deposit in the Distribution Account on the Remittance Date, the Servicer shall pay to the Certificate Administrator interest on such amounts at the federal funds rate for the period from and including the Remittance Date to but excluding the Distribution Date or, if earlier, the actual remittance date. The Servicer shall have no obligation to make any Monthly Interest Payment Advance for any Companion Loan.

At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Servicer in respect of delinquent payments of interest on the Trust Loan shall be reduced by multiplying such amount to be advanced by a fraction, the numerator of which is the then outstanding principal balance of the Trust Loan minus the portion of the Appraisal Reduction Amount allocable to the Trust Loan, and the denominator of which is the then outstanding principal balance of the Trust Loan.

The Certificate Administrator shall notify the Servicer and the Trustee by telephone and electronically if as of 3:00 p.m., New York City time, on the Remittance Date, if the Certificate Administrator has not received the amount of a Monthly Interest Payment Advance required pursuant to this Section 3.23(a). In addition, the Certificate Administrator shall notify the Trustee by telephone and electronically if as of 11:00 a.m., New York City time, on any Distribution Date if the Servicer has not made the Monthly Interest Payment Advance required to have been made on the related Remittance Date pursuant to this Section 3.23(a).

Notwithstanding the foregoing provisions of this Section 3.23(a) or any other contrary provisions of this Agreement, any portion of a Monthly Interest Payment Advance intended to cover the CREFC® Licensing Fee shall be advanced directly to CREFC® on the applicable Remittance Date.

If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(b)       Subject to Section 3.23(e), the Servicer shall advance, regarding the Mortgage Loan for the benefit of the Trust Interest Owners and the Companion Loan Holders, to the extent it determines that such amount is recoverable (and the Special Servicer has not determined that such Advance would be a Nonrecoverable Advance), all customary and reasonable out-of-pocket costs and expenses incurred by the Servicer or the Special Servicer in the performance of its servicing obligations, including, but not limited, to the costs and expenses incurred in connection with (i) the preservation, restoration, operation and protection of the Property which, in the Servicer’s sole discretion, exercised in accordance with Accepted Servicing Practices, are necessary to prevent an immediate or material loss to the Trust’s and the Companion Loan Holders’ interest in the Property, (ii) the payment of (A) real estate taxes, assessments, and governmental charges that may be levied or assessed against any Borrower Related Party or any of its affiliates or the Property or revenues therefrom or which become liens on the Property, (B) ground lease rents and other amounts required to be paid under ground leases, (C) Insurance Premiums and (D) the out-of-pocket costs and expenses of the Servicer or the Special Servicer, as applicable (including, without limitation, reasonable attorneys’ fees and expenses) to the extent not paid by or on behalf of the Borrower that are incurred in connection with certain Borrower requests pursuant to the Mortgage Loan Agreement, including regarding assumption of the Mortgage Loan or a release of the Property from the lien of the Mortgage, (iii) any enforcement or judicial proceedings, including foreclosures and including, but not limited to, court costs, reasonable attorneys’ fees and expenses and costs for third party experts, including Independent Appraisers, environmental and engineering consultants, (iv) the out-of-pocket costs and expenses of the Special Servicer with respect to annual inspections of the Property and (v) the management, operation and liquidation of the Property if the Property is acquired by the Special Servicer or its affiliate in the name of the Trustee (collectively, “Property Protection Advances”). In addition, subject to Section 3.23(e), the Servicer shall make certain administrative advances (collectively, “Administrative Advances”) with respect to the Trust Loan for the benefit of the Trust Interest Owners, to the extent that (i) the Servicer determines that such advances are recoverable from collections on the Trust Loan (provided that the Special Servicer has not determined that such Advance would be a Nonrecoverable Advance), (ii) the items for which such advances are made would not otherwise be advanced by the Servicer as a Property Protection Advance pursuant to this Section 3.23(b), and (iii) the items for which such advances are to be made constitute unpaid Borrower Reimbursable Trust Fund Expenses (other than indemnification payments). For the avoidance of doubt, notwithstanding any other provision herein, the Servicer shall not be obligated to make any Administrative Advance or Property Protection Advance that it determines (and shall not be permitted to make any Administrative Advance or Property Protection Advance that the Special Servicer determines), together with interest thereon at the Advance Interest Rate compounded annually, would constitute a Nonrecoverable Advance if made. During the continuation of a Special Servicing Loan Event, the Special Servicer shall give the Servicer and the Trustee not less than five (5) Business Days’ written notice before the date on which the Servicer is requested to make any Property Protection Advance or Administrative Advance with respect to the Mortgage Loan, the Trust Loan or any Foreclosed Property, as applicable; provided, however, that only three (3) Business Days’ written notice shall be required in respect of Property Protection Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Protection Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Property Protection Advance or Administrative Advance, as the case may be, would constitute a Nonrecoverable Advance. Subject to Section 6.3, notwithstanding anything herein to the contrary, if the Special Servicer requests that the Servicer make an Advance, the Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Advance. The Servicer shall notify the Trustee in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Protection Advance or Administrative Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Advance, the Person to whom it will be paid, and the circumstances and purpose of such Advance, and shall set forth therein information and instructions for the payment of such Advance. If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the

Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(c)       To the extent the Servicer fails to make an Advance that it is required to make under this Agreement and upon knowledge of a Responsible Officer of the Trustee, the Trustee shall be required to make such Advance pursuant to Section 7.6. It is understood that the obligation of the Servicer and the Trustee (pursuant to Section 7.6) to make such Advances is mandatory, subject to the limitations set forth in this Agreement, and shall continue to apply after any modification or amendment of the Mortgage Loan pursuant to Section 3.24 hereof, beyond the Maturity Date of the Mortgage Loan if a payment default shall have occurred on such date and through any court appointed stay period or similar payment delay resulting from any insolvency of any Borrower Related Party or related bankruptcy, notwithstanding any other provision of this Agreement, other than the requirement of recoverability, and shall continue, subject to the requirement of recoverability, until the earlier of (i) the payment in full of all the Mortgage Loan and (ii) the date on which the Property becomes liquidated.

(d)       Subject to the proviso to the first sentence of Section 3.23(a), interest on each Advance made by the Servicer or the Trustee shall accrue for each day that such Advance is outstanding at a rate of interest equal to the Advance Interest Rate for each such day (or the most recent day on which the Advance Interest Rate was reported, if not reported on such day) on the basis of a year of 360-days and the actual number of days elapsed in a month. Interest on the Advances, if unreimbursed, shall compound annually.

(e)       Notwithstanding any other provision in this Agreement, the Servicer or the Trustee, as applicable, shall be obligated to make an Advance only to the extent that the Servicer (in accordance with Accepted Servicing Practices) or the Trustee (based on reasonable business judgment) has determined that such Advance, together with interest thereon at the Advance Interest Rate compounded annually, would not constitute a Nonrecoverable Advance if made (and the Special Servicer has not determined (in accordance with Accepted Servicing Practices) that such an Advance would be a Nonrecoverable Advance if made), and each of the Servicer and the Trustee may conclusively rely on any determination by the Special Servicer (which determination shall be made by the Special Servicer in accordance with Accepted Servicing Practices) that any proposed Advance would, if made, be a Nonrecoverable Advance. In making such non-recoverability determination, the Servicer or the Special Servicer (in accordance with Accepted Servicing Practices) or the Trustee (based on reasonable business judgment), as applicable, shall be entitled to consider (among other things) the obligations of the Borrower under the terms of the Mortgage Loan as it may have been modified, to consider (among other things) the Property in its “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to the Property, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. The Trustee and the Servicer, in that order, shall be entitled to reimbursement for any such Advances from the Collection Account and shall obtain such reimbursement in accordance with Section 3.4(c). If the context requires, each reference to the reimbursement or payment of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Interest Rate, compounded annually, through the date of payment or reimbursement. If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable

Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(f)       The determination by the Servicer or the Trustee, as applicable, that it has made a Nonrecoverable Advance or by the Servicer, the Special Servicer or the Trustee, as applicable, that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by the delivery of an Officer’s Certificate to the Companion Loan Holders, the Certificate Administrator, the Servicer (if such determination is made by the Special Servicer or the Trustee, as applicable), the Trustee (if such determination is made by the Servicer or the Special Servicer, as applicable) in electronic format, and any applicable Consenting Party and Consulting Party, detailing the reasons for such determination with supporting documents attached. Such Officer’s Certificate shall be made available to any Non-Restricted Privileged Person by the Certificate Administrator or the 17g-5 Information Provider by posting such Officer’s Certificate to the Certificate Administrator’s Website or to the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b). The costs of any appraisals, reports or surveys and other information requested by the Servicer, the Special Servicer or the Trustee establishing an Advance as a Nonrecoverable Advance shall be treated as an expense of the Trust, payable from the Collection Account pursuant to Section 3.4(c), and shall constitute a Property Protection Advance or Administrative Advance, as applicable, if paid by the Servicer or the Trustee from its funds. The Servicer’s and the Special Servicer’s reasonable determination of nonrecoverability in accordance with the above provisions shall be conclusive and binding on the Trustee and the Trustee shall be entitled to rely conclusively thereupon. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall make such determination in its reasonable business judgment. If the Servicer and the Trustee do not make a Property Protection Advance because it would be a Nonrecoverable Advance, then the Servicer may, but is not required to, pay such amounts from the Collection Account as Trust Fund Expenses if consistent with Accepted Servicing Practices and, if the Servicer does not pay such amounts, the Special Servicer shall have no obligation to advance funds from its own funds to pay such Property Protection Advance or to perform the action requiring such Property Protection Advance.

(g)       The Servicer and the Trustee are not obligated to advance or pay (i) delinquent scheduled payments with respect to any Companion Loan, (ii) the Balloon Payment with respect to the Trust Loan or any Companion Loan (but are obligated to advance the related Assumed Monthly Interest Payment in accordance with the terms of this Agreement), (iii) any Default Interest, (iv) amounts required to cure any damages resulting from Uninsured Causes (except as required pursuant to Section 3.12(c)), any failure of the Property to comply with any applicable law, including any Environmental Law, or (except in connection with the foreclosure or other acquisition of the Property in accordance with Section 3.12 upon the occurrence of a Mortgage Loan Event of Default) to investigate, test, monitor, contain, clean up, or remedy an environmental condition present at the Property, (v) any losses arising with respect to defects in the title to the Property, (vi) any costs of capital improvements to the Property other than those necessary to prevent an immediate or material loss to the Trust’s interest in the Property, (vii) Prepayment Fees, (viii) subordinated obligations, including any related mezzanine loans, or

(ix) any cure payments. The Servicer shall have no obligation to make any Administrative Advances with respect to any Companion Loan.

3.24         Modifications of Mortgage Loan Documents; Due on Sale; Due on Encumbrance. (a) The Servicer (if no Special Servicing Loan Event has occurred and is continuing) or the Special Servicer (during a Special Servicing Loan Event) each in accordance with Section 9.3 and this Section 3.24, may, subject to (1) the rights of any applicable Consenting Party and any applicable Consulting Party, (2) the rights of any Companion Loan Holders under the Co-Lender Agreement and (3) the rights of any related mezzanine lender under a related intercreditor agreement, modify, waive or amend any term of the Mortgage Loan if such modification, waiver or amendment (i) is consistent with Accepted Servicing Practices and (ii) does not either (A) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the Code or (B) constitute a “significant modification” of the Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) (and the Servicer or the Special Servicer, as applicable, may obtain and be entitled to rely upon an Opinion of Counsel in connection with such determination). Neither the Servicer nor the Special Servicer shall enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loan in a manner that would be inconsistent with the allocation and payment priorities set forth in Section 1.3(a) hereof or in the Co-Lender Agreement. Notwithstanding anything herein to the contrary, in no event may the Servicer or the Special Servicer permit an extension of the Maturity Date beyond the date that is the earlier of (x) seven years prior to the Rated Final Distribution Date and (y) twenty (20) years prior to the end of the current term of any ground lease, plus any options to extend the ground lease exercisable unilaterally by the Borrower. With respect to any action as to which the Special Servicer’s consent is required under this Agreement (including any Major Decision), the Servicer shall obtain the consent of the Special Servicer who, in turn, shall obtain the consent of any applicable Consenting Party prior to granting its approval to the Servicer to take such action. After obtaining such approval, the Servicer shall be responsible for processing such action (if no Special Servicing Loan Event has occurred and is continuing).

(b)       All modifications, waivers or amendments of the Mortgage Loan shall be in writing and shall be effected in a manner consistent with Accepted Servicing Practices and the REMIC Provisions. The Servicer or the Special Servicer, as applicable, shall notify each other, the Depositor, the Trustee, the Certificate Administrator, any applicable Consenting Party, any applicable Consulting Party, the Companion Loan Holders and the Controlling Class Representative, in writing, of any modification, waiver or amendment of any term of the Mortgage Loan and the date thereof, and shall deliver to the Certificate Administrator or a Custodian on its behalf (with a copy to the Companion Loan Holders) an original recorded counterpart of the agreement relating to such modification, waiver or amendment within 10 Business Days following the execution and recordation thereof with a copy of such documentation to the Servicer or the Special Servicer, as applicable. In the event the Servicer or the Special Servicer, or a court of competent jurisdiction in connection with a work-out or proposed work-out of the Mortgage Loan, modifies the interest rate applicable to the Mortgage Loan, the adverse aggregate economic effect of the modification shall be applied to the Non-Retained Certificates (collectively), on the one hand, and the Combined VRR Interest, on the other hand, on a pro rata and pari passu basis, and (i) in the case of effects applied to the Non-Retained Certificates, such effects to be borne by the respective Classes thereof, in reverse order of seniority, and (ii) in the case of effects applied to the Combined VRR Interest, such effects to be allocated to the Class VRR Certificates and the Uncertificated VRR Interest, pro rata, based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively.

(c)       Any modification of the Mortgage Loan Documents that requires a Rating Agency Confirmation pursuant to the Mortgage Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining such Rating Agency Confirmation in the Mortgage Loan Documents, shall not be made without the Servicer’s or the Special Servicer’s, as applicable, first receipt of such Rating Agency Confirmation. Such Rating Agency Confirmation shall be obtained at the Borrower Related Parties’ expense in accordance with the Mortgage Loan Agreement or, if not so provided in the Mortgage Loan Agreement or if the Borrower Related Parties do not pay, at the expense of the Trust.

(d)       Prior to implementing any Major Decision under clauses (i) through (v), clause (xi)(A) (to the extent that the related agreement is modified in a manner materially adverse to the “Senior Lender,” “Mortgage Lender” or such other similar term as may be set forth therein) and clause (xiii) of the definition of “Major Decision,” the Servicer or the Special Servicer, as applicable, shall obtain a Rating Agency Confirmation from each Rating Agency.

(e)       [Reserved]

(f)       Notwithstanding the foregoing, the Servicer and (if a Special Servicing Loan Event is continuing) the Special Servicer may in accordance with Accepted Servicing Practices (but without any Rating Agency Confirmation or consent of any applicable Consenting Party) grant the Borrower’s request for consent to subject the Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the Mortgage Loan to such easement, right-of-way or similar agreement.

(g)       As the Mortgage Loan contains provisions in the nature of a “due on sale” clause, which by its terms: (i) provides that the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the Property or equity interests in the Borrower or certain principals of the Borrower except when certain conditions are met; or (ii) provides that, except when certain conditions are met, the Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, neither the Servicer nor the Special Servicer, on behalf of the Trustee as the mortgagee of record on behalf of the Trust, shall (A) fail to exercise any right it may have with respect to the Mortgage Loan (1) to accelerate the payments thereon or (2) to withhold its consent to any sale or transfer, consistent with the Accepted Servicing Practices or (B) waive any right to exercise such rights, unless, (x) with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given five (5) Business Days after the ten Business Day review period of any applicable Consenting Party (or, with respect to such ten Business Day period, such longer period as required by any related mezzanine intercreditor agreement for review by any holder of a related mezzanine loan) after receipt (unless earlier objected to) by the Special Servicer from the Servicer of the Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, or (y) prior to the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event), itself taking such an action or, with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), consenting to such a proposed action of the Servicer, the Special Servicer has obtained, if there is an applicable Consenting Party, the prior written consent (or deemed consent) of such Consenting Party, which consent shall be deemed given ten Business Days (or, with respect to such ten Business Day period, such longer period as required by any related mezzanine intercreditor agreement for review by any holder of a related mezzanine loan) after receipt (unless earlier objected to) by such Consenting Party of the Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by such Consenting Party.

(h)       As the Mortgage Loan contains provisions stating that the Mortgage Loan may not be assumed or transferred without the consent of the mortgagee, unless certain conditions are satisfied, the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event) or the Servicer with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), as applicable, on behalf of the Trustee as the mortgagee of record on behalf of the Trust, shall determine in accordance with Accepted Servicing Practices whether such conditions have been satisfied.

(i)       As the Mortgage Loan contains provisions in the nature of a “due-on- encumbrance” clause that by its terms: (i) provides that the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the Property or equity interests in the Borrower or principals of the Borrower; or (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the Property or equity interests in the Borrower or principals of the Borrower, neither the Servicer nor the Special Servicer, on behalf of the Trustee as the mortgagee of record, on behalf of the Trust, shall (A) fail to exercise any right it may have with respect to the Mortgage Loan (1) to accelerate the payments thereon or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Accepted Servicing Practices or (B) waive its right to exercise such rights, unless, (x) with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given five (5) Business Days after the ten Business Day review period of any applicable Consenting Party (or, with respect to such ten Business Day period, such longer period as required by any related mezzanine intercreditor agreement for review by any holder of a related mezzanine loan) after receipt (unless earlier objected to) by the Special Servicer from the Servicer of the Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, or (y) prior to the Special Servicer, with respect to the Mortgage Loan (during the occurrence and continuation of a Special Servicing Loan Event), itself taking such an action or, with respect to the Mortgage Loan (if no Special Servicing Loan Event has occurred and is continuing), consenting to such a proposed action of the Servicer, the Special Servicer has obtained, if there is an applicable Consenting Party, the prior written consent (or deemed consent) of such Consenting Party, which consent shall be deemed given ten Business Days (or, with respect to such ten Business Day period, such longer period as required by any related mezzanine intercreditor agreement for review by any holder of a related mezzanine loan) after receipt (unless earlier objected to) by such Consenting Party of the

Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by such Consenting Party.

(j)       Notwithstanding the foregoing, the Servicer shall not permit the substitution of the Property pursuant to the defeasance provisions of the Mortgage Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Servicer has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the Mortgage Loan Documents, in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on the Mortgage Loan (or defeased portion thereof) in compliance with the requirements of the terms of the Mortgage Loan Documents, (iii) one or more Opinions of Counsel (at the expense of the Borrower) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Property; provided, however, that, to the extent consistent with the Mortgage Loan Documents, the Borrower shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the Mortgage Loan Documents, a single purpose entity shall act as a successor mortgagor, if so required by the Rating Agencies, (v) to the extent permissible under the Mortgage Loan Documents, the Servicer shall use its reasonable efforts to require the Borrower to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor mortgagor, and (vi) to the extent permissible under the Mortgage Loan Documents, the Servicer shall obtain, at the expense of the Borrower, Rating Agency Confirmation from each Rating Agency.

(k)       The parties hereto hereby acknowledge that the Co-Lender Agreement provides that (i) to the extent consistent with Accepted Servicing Practices (taking into account the extent to which the Junior Trust Notes are junior to the Senior Notes pursuant to the Co-Lender Agreement): (x) no waiver, reduction or deferral of any particular amounts due on any of the Senior Notes (except for REMIC or grantor trust expenses, if applicable) shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Junior Trust Notes; and (y) no reduction of the Mortgage Loan Interest Rate of any of the Senior Notes shall be effected prior to the reduction of the Mortgage Loan Interest Rate of the Junior Trust Notes, to the fullest extent possible, and (ii) any of the actions referred to in the immediately preceding clauses (i) (x) and (i)(y) shall be effected (a) as among the Senior Notes, on a pro rata and pari passu basis (based on the relative principal balance of each such Senior Note), (b) as among the Junior Trust Notes, on a pro rata and pari passu basis (based on the relative principal balance of each such Junior Trust Note), in each case as regards the economic effects thereto.

3.25         Servicer and Special Servicer May Own Certificates. The Servicer, the Special Servicer and any agent thereof in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or the Special Servicer or such agent except as otherwise provided herein (including such restrictions on voting set forth in the definition of Certificateholder).

3.26         Notice of Mortgage Loan Event of Default to Companion Loan Holders. (a) The Servicer shall give notice of any Mortgage Loan Event of Default to the Companion Loan Holders and any related mezzanine lender promptly (and, in the event of the failure to make a related Monthly Interest Payment on its scheduled Payment Date, such notice shall be given promptly following such related Payment Date) upon a Servicing Officer of the Servicer gaining actual knowledge of such default or Mortgage Loan Event of Default, as provided in the Co-Lender Agreement and any related mezzanine intercreditor agreement, respectively, whether or not the Servicer is obligated to give notice thereof to the Borrower Related Parties. The Servicer or the Special Servicer, as applicable, shall exercise the rights of the Trust as successor-in-interest to CREFI, GSMC, BCREI and BMO Harris, each in its capacity as (i) the initial holders of the Trust Notes under the Co-Lender Agreement, and (ii) if applicable, a senior lender under any related mezzanine intercreditor agreement. The Servicer or the Special Servicer, as applicable, shall comply with and enforce the rights and perform the obligations of the Trust under the terms of the Co-Lender Agreement and any related mezzanine intercreditor agreement. The rights of the Trust and the Trust Interest Owners in and under the Trust Loan and the Mortgage Loan Documents shall be subject to the terms of the Co-Lender Agreement and any related mezzanine intercreditor agreement.

(b)       The parties hereto acknowledge that the Mortgage Loan is subject to the terms and conditions of the Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the Trust Loan, and of the Companion Loan Holders under the Co-Lender Agreement, including, without limitation: (i) with respect to the allocation of collections on or in respect of the Mortgage Loan, and making of remittances, to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders; (ii) with respect to the allocation of expenses and losses relating to the Mortgage Loan to the Trust, as holder of the Trust Loan, and to the Companion Loan Holders; and (iii) the consultation, consent and other rights of any Companion Loan Holder or its representative. The Servicer (if no Special Servicing Loan Event exists) or the Special Servicer (if a Special Servicing Loan Event exists or the Property has been converted to a Foreclosed Property) shall prepare and provide to any Companion Loan Holder (or its representative) all notices, reports, statements and communications to be delivered by the holder of the Trust Loan under the related Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing-related duties and obligations to be performed by the holder of the Trust Loan pursuant to the related Co-Lender Agreement. Furthermore, to the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to the Co-Lender Agreement are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full. In the event of any conflict between this Agreement and the Co-Lender Agreement, the terms of the Co-Lender Agreement shall control.

(c)       The Servicer shall maintain the Note register provided for in Section 18 of the Co-Lender Agreement and shall record the names and addresses of, and wire transfer instructions for, the holders of the Notes from time to time; provided that the Servicer need not maintain a separate Note register from the Note register, if any, maintained under the Mortgage Loan Agreement if the information in both registers would otherwise be identical. The Servicer shall, upon request, provide to any other party to this Agreement the then current information contained in such register.

(d)       At any time after a Companion Loan has become part of an Other Securitization Trust and provided that the applicable parties hereto have received written notice (which may be by email) thereof including contact information for the master servicer and special servicer with respect to such Other Securitization Trust, all notices, reports, information or other deliverables required to be delivered to the related Companion Loan Holder pursuant to this Agreement or the Co-Lender Agreement shall be delivered to the master servicer and special servicer with respect to such Other Securitization Trust (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Other Pooling and Servicing Agreement) and, when so delivered to such master servicer and special servicer, the party hereto that is obligated under this Agreement or the Co-Lender Agreement to deliver such notices, reports, information or other deliverables shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Co-Lender Agreement.

3.27         Rating Agency Confirmation. (a) Notwithstanding the terms of any of the Mortgage Loan Documents or other provisions of this Agreement, if any action under any Mortgage Loan Documents or this Agreement requires a Rating Agency Confirmation or a written confirmation from a Rating Agency that any action thereunder or hereunder will not cause a downgrade, withdrawal or qualification of the then-current ratings on the Certificates as a condition precedent to such action, and if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has (i) made a request to any Rating Agency for such Rating Agency Confirmation and (ii) within 10 Business Days of such request being posted on the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) such Requesting Party shall be required to promptly request the related Rating Agency Confirmation again, and (y) if there is no response to either such Rating Agency Confirmation request within 5 Business Days of such second request, then (1) with respect to any condition in any Mortgage Loan Document requiring such Rating Agency Confirmation or any other matter under this Agreement relating to the servicing of the Mortgage Loan, the requirement to obtain Rating Agency Confirmation shall be considered not to apply with respect to such Rating Agency for such action at such time (as if such requirement did not exist for such matter at such time), other than such a requirement with respect to the replacement of the Servicer or Special Servicer, and (2) with respect to replacement of the Servicer or Special Servicer, such condition shall be deemed not to apply if, in the event Fitch is the non-responding Rating Agency, the replacement servicer has a commercial master servicer rating of at least “CMS3” from Fitch or the replacement special servicer has a commercial special servicer rating of at least “CSS3” from Fitch, as applicable.

Any Rating Agency Confirmation request made by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, pursuant to this Agreement, shall be made in writing (which may be in electronic form), which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, reasonably deems necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided (in electronic format reasonably acceptable to the 17g-5 Information Provider) to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

Promptly following the Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.27 following any requirement to obtain a Rating Agency Confirmation being considered satisfied, the Servicer or Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 8.14(b).

(b)           Notwithstanding the terms of the related Mortgage Loan Documents, the other provisions of this Agreement or the Co-Lender Agreement, with respect to any Companion Loan as to which there exists Companion Loan Securities, if any action relating to the servicing and administration of the Mortgage Loan or any Foreclosed Property (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action will also require delivery of a Companion Loan Rating Agency Confirmation as a condition precedent to such action from each Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Companion Loan Securities will be subject to, will be permitted to be waived by the Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterpart (i.e., the master servicer or special servicer, as applicable), the 17g-5 Information Provider’s counterpart, or such other party or parties (as are agreed to by the Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the Other Securitization Trust to the extent not borne by the Borrower, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation at approximately the same time that the request for Rating Agency Confirmation with respect to the applicable Relevant Action is sent to the 17g-5 Information Provider, (ii) all materials forwarded to the 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the 17g-5 Information Provider, and (iii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request. The Servicer or the Special Servicer, as applicable, may (but is not obligated to) send the request for a Companion Loan Rating Agency Confirmation (and the related materials sent to the 17g-5 Information Provider’s counterpart in connection therewith) to the applicable Companion Loan Rating Agency following the earlier of (a) receipt of notification from the 17g-5 Information Provider’s counterpart that such information, report, notice or other document has been posted to the 17g-5 Information Provider counterpart’s website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the 17g-5 Information Provider.

Each of the Servicer and the Certificate Administrator shall, promptly following receipt of written request from the Special Servicer, provide to the Special Servicer the contact information for the master servicer, the special servicer, the trustee, the certificate administrator and the 17g-5 Information Provider’s counterpart for the Other Securitization Trust, in each case solely to the extent known to it.

(c)            To the extent it is permitted to do under the Mortgage Loan Agreement, the Servicer (if no Special Servicing Loan Event has occurred and is continuing) or the Special Servicer (during a Special Servicing Loan Event) shall, or shall require the Borrower to, obtain a Rating Agency Confirmation from the Rating Agency with respect to any of the following matters as set forth in the Mortgage Loan Agreement:

(i)            an Approved Replacement Guarantor (as defined in the Mortgage Loan Agreement); and

(ii)           a Transfer and Assumption (as defined in the Mortgage Loan Agreement);

3.28         Approval of Annual Budget. Subject to Section 3.24(a), the Servicer and the Special Servicer each hereby agree and acknowledge that the Servicer or the Special Servicer, as applicable, shall respond to any request by the Borrower Related Parties under Section 4.9.5 of the Mortgage Loan Agreement for written approval of the Annual Budget.

3.29         Co-operation with Other Asset Reviewer. If any Companion Loan becomes the subject of an Other PSA Asset Review pursuant to the related Other Pooling and Servicing Agreement, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall reasonably cooperate (and the Certificate Administrator shall cause any Custodian appointed by it to reasonably cooperate) with the related Other Asset Representations Reviewer in connection with such Other PSA Asset Review by providing the related Other Asset Representations Reviewer with any documents reasonably requested by the related Other Asset Representations Reviewer (not at its own expense or the expense of the Trust but at the expense of the related Loan Seller or the related Other Asset Representations Reviewer), but only to the extent that (i) the Other Asset Representations Reviewer has not been able to obtain such documents from the related Loan Seller and (ii) such documents are in the possession of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Custodian appointed by the Certificate Administrator, as the case may be. For the avoidance of doubt, none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian (i) shall have other obligations with respect to any such Other PSA Asset Review nor shall any such party be bound by the results of any such asset review, or (ii) shall be obligated to provide such documents if providing such documents, in its reasonable determination, would be a violation of this Agreement or the Co-Lender Agreement.

3.30         Consultation with Other Operating Advisor. (e)          With respect to any Other Pooling and Servicing Agreement that satisfies the Credit Risk Rules in whole or in part through the purchase by a third party purchaser of an eligible horizontal residual interest pursuant to Rule 7 of the Credit Risk Retention Rules (a “Regulation RR Other PSA”), at any time that the Special Servicer has received written notice of such Regulation RR Other PSA and that an Other Operating Advisor Consultation Trigger Event has occurred under such Regulation RR Other PSA because such eligible horizontal residual interest has been reduced as set forth under Rule 7(b)(6)(iv) of the Credit Risk Retention Rules, the Special Servicer shall consult with the related Other Operating Advisor (as representative of the related Companion Loan Holder) under such Other Pooling and

Servicing Agreement with respect to any decisions that are Major Decisions with respect to the related Companion Loan. Such consultation shall be on a non-binding basis.

3.31         Compensating Interest Payments. The Servicer shall deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account on each Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment, in the event that a Prepayment Interest Shortfall occurs as a result of the Servicer allowing the Borrower to deviate from the terms of the Mortgage Loan Documents regarding principal prepayments (other than (w) subsequent to a Mortgage Loan Event of Default, (x) pursuant to applicable law or a court order, (y) in connection with the receipt of Insurance Proceeds or Condemnation Proceeds, or (z) at the request or with the consent of the Special Servicer). In no event will the rights of the Trust Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

4.            PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS AND VRR INTEREST OWNER

4.1           Distributions. (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account the amounts on deposit therein, to the extent of Available Funds, and distribute such amounts to the respective Classes of Non-Retained Certificates in the amounts and in the order of priority set forth below:

First, to the Class A Certificates, in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

Second, to the Class A Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Third, to the Class A Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates;

Fourth, to the Class B Certificates in respect of interest, up to the Interest Distribution Amount for such Class and such Distribution Date;

Fifth, to the Class B Certificates, in reduction of the Certificate Balance of such Class, up to the Principal Distribution Amount for such Class and such Distribution Date until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class B Certificates, up to the amount of all Applied Realized Loss Amounts previously allocated to such Class and not reimbursed on prior Distribution Dates; and

Seventh, to the Class R Certificates, any remaining amounts.

Available Funds applied on any Distribution Date to pay the Interest Distribution Amount with respect to any Class of Non-Retained Principal Balance Certificates for such Distribution Date shall be applied first to pay the Current Interest Accrual Amount with respect to such Class of Certificates for such Distribution Date and then to pay any Class Interest Shortfall in respect of the immediately preceding Distribution Date for such Class of Certificates.

Available Funds applied on any Distribution Date to pay the Principal Distribution Amount with respect to any Class of Non-Retained Principal Balance Certificates for such Distribution Date shall be applied first to pay the portion of the Non-Retained Percentage of the Total Current Principal Collection Amount for such Distribution Date allocable to such Class of Certificates in accordance with the definition of “Total Current Principal Collection Amount” and then to pay the Class Principal Shortfall for the immediately preceding Distribution Date and such Class of Certificates.

In no event will any Class of Principal Balance Certificates receive distributions in reduction of its Certificate Balance which in the aggregate exceed the initial Certificate Balance of such Class.

(b)           On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account the amounts on deposit therein, to the extent of the Combined VRR Available Funds for such Distribution Date, and shall distribute such amounts to Uncertificated VRR Interest and the Class VRR Certificates and the Class R Certificates in the amounts and in the order of priority set forth below:

(i)       First, to make distributions of interest on the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, up to an aggregate amount equal to the VRR Interest Distribution Amount for such Distribution Date;

(ii)       Second, to make distributions of principal to the Class VRR Certificates and the Uncertificated VRR Interest, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, in reduction of such Certificate Balance and Uncertificated VRR Interest Balance, up to an aggregate amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Combined VRR Interest Balance has been reduced to zero; and

(iii)       Third, to reimburse (with interest) prior write-offs of the Combined VRR Interest Balance to the Class VRR Certificates and the Uncertificated VRR Interest, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively, up to an aggregate amount equal to the unreimbursed Applied Realized Loss Amounts previously allocated to the Combined VRR Interest, plus interest in an aggregate amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided that, with respect to any Distribution Date, to the extent that the Combined VRR Available Funds for such Distribution Date exceeds the distributions to the Combined VRR Interest Owners on such Distribution Date pursuant to the immediately preceding clauses (i) through (iii), the Certificate Administrator shall distribute such excess to the Holders of the Class R Certificates.

The right to payment of Holders of the Class VRR Certificates is pro rata and pari passu with the right to payment of the Uncertificated VRR Interest Owner. On each Distribution Date,

any Combined VRR Available Funds, any Appraisal Reduction Amounts, Prepayment Fees and Prepayment Interest Shortfalls allocated to the Combined VRR Interest shall be allocated to the Class VRR Certificates and the Uncertificated VRR Interest pro rata (based on the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance). In addition, any applicable Realized Losses and/or reimbursements of Applied Realized Loss Amounts allocated to the Combined VRR Interest shall be allocated between the Class VRR Certificates, on the one hand, and the Uncertificated VRR Interest, on the other hand, pro rata in accordance with the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively.

(c)           On each Distribution Date, each of the Class LA and Class LB Uncertificated Interests shall be deemed to receive distributions in respect of interest, principal or reimbursement of Applied Realized Loss Amounts in an amount equal to the amount of interest, principal or reimbursement of Applied Realized Loss Amounts, as applicable, actually distributable to its respective Related Certificates as provided in Section 4.1(a).

(d)           On each Distribution Date, the Class LVRR Uncertificated Interest shall be deemed to receive distributions in respect of interest, principal or reimbursement of Applied Realized Loss Amounts in an amount equal to the amount of interest, principal or reimbursement of Applied Realized Loss Amounts actually distributable to the Class VRR Certificates as provided in Section 4.1(b). On each Distribution Date, the LUVRR Uncertificated Interest shall be deemed to receive distributions in respect of interest, principal or reimbursement of Applied Realized Loss Amounts in an amount equal to the amount of interest, principal or reimbursement of Applied Realized Loss Amounts actually distributable to the Uncertificated VRR Interest as provided in Section 4.1(b).

(e)           Amounts deemed distributable in respect of the Uncertificated Lower-Tier Interests on any Distribution Date pursuant to Section 4.1(c) and Section 4.1(d) are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be deemed to be made by the Certificate Administrator being deemed to deposit such Lower-Tier Distribution Amount into the Upper-Tier Distribution Account on each Distribution Date.

As of any date, the principal balance of each Uncertificated Lower-Tier Interest will equal its Lower-Tier Principal Amount. The Pass-Through Rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Introductory Statement hereto.

Any Aggregate Available Funds that remain in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class R Certificates (in respect of the Class LT-R Interest, but only to the extent of the amount remaining in the Lower-Tier Distribution Account, if any).

(f)            All amounts distributable to a Class of Certificates pursuant to Section 4.1(a), Section 4.1(b), Section 4.3(a) and/or Section 4.3(b) on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. All distributions on each Class of Certificates or the Uncertificated VRR Interest pursuant to this Section 4.1 shall be made on each Distribution Date to each Trust Interest Owner of record at the close of business on the related Record Date by wire transfer of immediately available funds to the account of such Trust Interest Owner at a bank or other entity located in the United States and having appropriate facilities therefor, provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five (5) Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Trust Interest shall be made in like manner, but, in the case of the Certificates, only upon presentment and surrender of such Certificate, and in the case of the Uncertificated VRR Interest, only upon delivery of a written instrument acknowledging surrender of and final distribution on the Uncertificated VRR Interest, at the location specified by the Certificate Administrator in the notice to Certificateholders of such final distribution.

(g)           The Certificate Administrator shall, as soon as reasonably possible after notice thereof by the Servicer to the Certificate Administrator that the final distribution with respect to any Trust Interest is expected to be made, post a notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), deliver such notice to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)) and mail to each Trust Interest Owner, on such date a notice to the effect that:

(i)       the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Trust Interest shall be made on such Distribution Date, but, in the case of the Certificates, only upon presentation and surrender of such Certificates, and in the case of the Uncertificated VRR Interest, only upon delivery of a written instrument acknowledging surrender of and final distribution on the Uncertificated VRR Interest, at the office of the Certificate Administrator therein specified; and

(ii)       if such final distribution is made on such Distribution Date, no interest shall accrue on such Trust Interest from and after the Interest Accrual Period related to such Distribution Date.

(h)           Any funds not distributed to any Trust Interest Owner(s) on such Distribution Date because of the failure of such Trust Interest Owner(s) to tender their Trust Interests shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Trust Interest Owner. If any Trust Interests as to which notice has been given pursuant to this Section shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Trust Interest Owners to surrender their Trust Interests for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Trust Interests shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Trust Interest Owners concerning surrender of their Trust Interests. The costs and expenses of holding such funds in trust and of contacting such Trust Interest Owners shall be paid out of such funds. All such amounts shall be held by the Certificate Administrator in trust in accordance herewith until the expiration of a two (2) year period following such second notice, notwithstanding any termination of the Trust. If within two (2) years after the second notice any such Trust Interests shall not have been surrendered for cancellation, the Certificate Administrator shall hold all amounts distributable to the Trust Interest Owners thereof for the benefit of such Trust Interest Owners until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust, at which time such amounts shall be distributed to the Depositor. No interest shall accrue or be payable to any Trust Interest Owner on any amount held in trust hereunder or by the Certificate Administrator as a result of such Trust Interest Owner’s failure to surrender its Trust Interest(s) for final payment thereof in accordance with this Section 4.1(h). Any such amounts transferred to the Certificate Administrator may, but need not be, invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Certificate Administrator. In the event the Certificate Administrator is permitted or required to invest any amounts in Permitted Investments under this Agreement, whether in its capacity as Certificate Administrator or in the event of its assumption of the duties of, or becoming the successor to, the Servicer or the Special Servicer, as applicable, in accordance with the terms of this Agreement, it shall invest such amounts in Permitted Investments under clause (i) of the definition of Permitted Investments.

(i)            The Certificate Administrator shall be responsible for the calculations with respect to distributions from the Trust so long as the Trust has not been terminated in accordance with this Agreement. The Certificate Administrator shall have no duty to recompile, recalculate or verify the accuracy of information provided to it by the Servicer pursuant to Section 3.18(a) and, in the absence of manifest error in such information, may conclusively rely upon it.

(j)            On each Distribution Date, any applicable Realized Loss with respect to the Non-Retained Principal Balance Certificates for such Distribution Date shall be allocated to the respective Classes of Non-Retained Principal Balance Certificates in the following order:

first, to the Class B Certificates; and

second, to the Class A Certificates;

in each case until the Certificate Balance of the subject Class has been reduced to zero.

Allocations of Realized Losses to any Class of the Non-Retained Principal Balance Certificates shall be deemed to result in a corresponding reduction of the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest.

(k)           On each Distribution Date, any applicable Realized Loss for such Distribution Date shall be allocated to the Combined VRR Interest in reduction of the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively) without distribution, as a write-off, to the extent of such applicable Realized Loss, until the Combined VRR Interest Balance is reduced to zero. Allocations of applicable Realized Losses to the Class VRR Certificates shall be deemed to result in a corresponding reduction of the Lower-Tier Principal Amount of the Class LVRR Uncertificated Lower-Tier Interest. Allocations of applicable Realized Losses to the

Uncertificated VRR Interest shall be deemed to result in a corresponding reduction of the Lower Tier Principal Amount of the LUVRR Uncertificated Lower-Tier Interest.

4.2           Withholding Tax. Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements with respect to payments to Trust Interest Owners that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Trust Interest Owners shall not be required for any such withholding. In the event the Certificate Administrator withholds any amount from interest payments or advances thereof to any Trust Interest Owner pursuant to federal withholding requirements, amounts so withheld shall be treated as having been entirely distributed to such Trust Interest Owner, and the Certificate Administrator shall indicate the amount withheld to such Trust Interest Owner through a report.

Each Beneficial Owner and Certificateholder, by the purchase of a Certificate or its acceptance of a beneficial interest therein, acknowledges that interest on the Certificates will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Beneficial Owner and Certificateholder further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status for United States withholding tax purposes and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Certificates may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if a payment made under this Agreement would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Certificate Administrator, with a copy to the Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Certificate Administrator or the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Trustee or the Certificate Administrator to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Agreement.

4.3           Allocation and Distribution of Prepayment Fees.

(a)           On each Distribution Date, the Certificate Administrator shall withdraw from the Prepayment Fees Distribution Account an amount that represents the Non-Retained Percentage of any Prepayment Fees actually collected in respect of the Mortgage Loan during the related Collection Period and allocable to the Trust Loan pursuant to the Co-Lender Agreement and remitted by the Servicer pursuant to Section 3.4(d) (such portion of any Prepayment Fee, a “Non-Retained Prepayment Fee”), and shall distribute such withdrawn amount to the Holders of the following Classes of Non-Retained Principal Balance Certificates in the following manner: the

Holders of the Class A and Class B Certificates shall, in the case of each Class thereof, be entitled to receive on each Distribution Date an amount equal to the product of (A) a fraction the numerator of which is the amount of principal distributed to such Class of Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to all of the Class A and Class B Certificates on such Distribution Date, and (y) the amount of such Non-Retained Prepayment Fee.

(b)           On each Distribution Date, the Certificate Administrator shall withdraw from the Prepayment Fees Distribution Account an amount that represents the VRR Percentage of any Prepayment Fee actually collected in respect of the Mortgage Loan during the related Collection Period and allocable to the Trust Loan pursuant to the Co-Lender Agreement and remitted by the Servicer pursuant to Section 3.4(d) (such portion of any Prepayment Fee, a “VRR Prepayment Fee”), and shall distribute such withdrawn amount to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner, pro rata based on the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, respectively.

(c)            Any Non-Retained Prepayment Fee distributable pursuant to Section 4.3(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA Uncertificated Interest and Class LB Uncertificated Interest pro rata in accordance with their respective Lower-Tier Principal Amounts outstanding immediately prior to the applicable Distribution Date, whether or not any such Uncertificated Lower-Tier Interest, as applicable, has received all distributions of interest and principal to which it is entitled. Any VRR Prepayment Fee distributable to the Holders of the Class VRR Certificates and the Uncertificated VRR Interest Owner pursuant to Section 4.3(b) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LVRR Uncertificated Interest and the LUVRR Uncertificated Interest, respectively.

(d)           No Prepayment Fees shall be distributed to the Holders of the Class R Certificates.

4.4           Statements to Trust Interest Owners. (a) On each Distribution Date, based in part on information provided by the Servicer and/or the Special Servicer, as applicable, the Certificate Administrator shall provide or and make available pursuant to Section 8.14(b) to any Privileged Person a statement in respect of the distributions on such Distribution Date (a “Distribution Date Statement”) in the form of Exhibit P setting forth:

(i)        for each Class of Regular Certificates and the Uncertificated VRR Interest the amount of the distributions made on such Distribution Date allocable to interest (except in the case of the Combined VRR Interest, at the Pass-Through Rate) and the amount allocable to principal (separately identifying the amount of any principal payments (and specifying the source of such payments)), and the amount of interest paid on Advances from Default Interest and allocable to such Class;

(ii)       if the distribution to the Holders of any Trust Interest is less than the full amount that would be distributable to such Trust Interest Owner if there were sufficient Aggregate Available Funds, the amount of the shortfall allocable to such portion of any Trust Interest, stating separately the amounts allocable to principal and interest;

(iii)      the amount of any Monthly Interest Payment Advance for such Distribution Date;

(iv)     (A) the Certificate Balance of each Class of Regular Certificates after giving effect to any distribution in reduction of the Certificate Balance or Notional Amount, as the case may be, on such Distribution Date and (B) the Combined VRR Interest Balance of the Combined VRR Interest after giving effect to any distribution in reduction of the Combined VRR Interest Balance of each Distribution Date;

(v)      the principal balance of the Trust Loan and any Companion Loan (in each case, including, without limitation, all or any portion thereof that constitutes an REO Mortgage Loan) as of the end of the Collection Period for such Distribution Date;

(vi)     the aggregate amount of Unscheduled Payments (and the source of such payments) made during the related Collection Period;

(vii)    identification of any Mortgage Loan Event of Default, Special Servicing Loan Event, Servicer Termination Event or Special Servicer Termination Event under this Agreement, that in any case has been declared as of the close of business on the second Business Day prior to the end of the immediately preceding calendar month;

(viii)   the amount of the servicing compensation (other than the Servicing Fee) paid to the Servicer and the Special Servicer with respect to such Distribution Date, separately listing any Liquidation Fees or Work-out Fees and any other Borrower Restricted Party charges retained by the Servicer or the Special Servicer, and the amount of compensation paid to the Servicer, the Special Servicer, the Certificate Administrator, and the Trustee, separately listing the Trustee/Certificate Administrator Fee (which includes the Trustee Fee), the Servicing Fee and the Special Servicing Fee;

(ix)      the number of days the Borrower Related Parties are delinquent in the event that the Borrower Related Parties are is delinquent at least 30 days and the date upon which any foreclosure proceedings have been commenced;

(x)       identification of whether the Property, as of the close of business on the Payment Date immediately preceding such Distribution Date, had become a Foreclosed Property;

(xi)      information with respect to any declared bankruptcy of any Borrower Related Party and any Affiliated Manager;

(xii)     as to any item of collateral for the Mortgage Loan released, liquidated or disposed of during the related Collection Period, the identity of such item and the amount of proceeds of any liquidation or other amounts, if any, received therefrom during the related Collection Period;

(xiii)    a list of conveyances or transfers of the Property by the Borrower Related Parties as of the end of the related Collection Period;

(xiv)   the aggregate amount of all Advances, if any, not yet reimbursed as of the end of the related Collection Period;

(xv)     the amount of any reimbursement of Nonrecoverable Advances paid to the Servicer during the related Collection Period;

(xvi)    an itemized report identifying any Appraisal Reduction Amount;

(xvii)   the amount of Default Interest, if any, and late payment charges, if any, paid by a Borrower Related Party during the related Collection Period;

(xviii)  the aggregate amount of Borrower Reimbursable Trust Fund Expenses;

(xix)    the amount of Prepayment Fees, if any, collected during the related Collection Period and distributed on such Distribution Date to the respective Trust Interests entitled thereto;

(xx)     the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act concerning all assets of the Trust that were subject of a demand to repurchase for breach of the related representations and warranties;

(xxi)    the amount of any CREFC® Licensing Fee payable with respect to such Distribution Date;

(xxii)   an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period to the extent provided to the Certificate Administrator by the Special Servicer pursuant to this Agreement; and

(xxiii)   identification of the commencement of a CCR Consultation Period or a CCR Consultation Termination Period, and of the termination of a CCR Control Period or CCR Consultation Period.

The Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator may agree to enhance the reporting requirements of the Distribution Date Statement without Trust Interest Owner approval, except that no such enhancement shall, unless required by applicable law, remove any restriction pertaining to the dissemination of Privileged Information (including any Final Asset Status Report and communications between the Special Servicer and any applicable Consenting Party) without the prior written consent of such Consenting Party.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Trust Interest Owner upon written request to the Certificate Administrator, a statement containing the information set forth in clauses (i), (ii) and (xix) above as to the applicable Class, aggregated for such calendar year or applicable portion of such year during which such Person was a Trust Interest Owner, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Trust Interest Owner or Beneficial Owner of a Trust Interest

reasonably requests, to enable Trust Interest Owners to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b)           The Certificate Administrator shall make the Distribution Date Statement available to Privileged Persons on each Distribution Date pursuant to Section 8.14(b). The Certificate Administrator’s obligation to provide such information to the Trust Interest Owners or any other person shall be contingent on the Certificate Administrator’s receipt of such information from the Servicer and the Special Servicer, as applicable. The Certificate Administrator shall be entitled to rely on such information provided to it by the Servicer or the Special Servicer without independent verification. To the extent that the information required to be furnished by the Servicer is based on information required to be provided by the Borrower Restricted Parties or the Special Servicer, the Servicer’s obligation to furnish such information to the Certificate Administrator shall be contingent on its receipt of such information from the Borrower Restricted Parties or the Special Servicer, as applicable. To the extent that information required to be furnished by the Special Servicer is based on information required to be provided by the Borrower Restricted Parties, the Special Servicer’s obligation to furnish such information shall be contingent upon receipt of its receipt of such information from the Borrower Restricted Parties. The Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall be entitled to rely on information supplied by any Borrower Restricted Parties without independent verification.

The Certificate Administrator shall, to the extent provided to it by the Servicer in electronic format, make available to Non-Restricted Privileged Persons pursuant to Section 8.14(b) reports or analyses of net operating income from the Property. Such net operating income reports or analyses shall be prepared pursuant to Section 3.18 hereof by the Servicer in CREFC® format based on the quarterly, annual and periodic statements and rent rolls with respect to the Property obtained by the Servicer from the Borrower Restricted Parties.

At the reasonable request and authorization by the Depositor, the Certificate Administrator may make available on the Certificate Administrator’s Website to any Non-Restricted Privileged Person certain other information with respect to the Mortgage Loan (subject to the limitations of Section 3.18) and will provide such information to the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)).

In addition, the Certificate Administrator shall make available on the Certificate Administrator’s Website such information as set forth in Section 8.14(b) herein.

4.5           Investor Q&A Forum; Investor Registry and Rating Agency Q&A Forum.

(a)           The Certificate Administrator shall make available to Non-Restricted Privileged Persons only, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Non-Restricted Privileged Persons may (i) submit questions to the Certificate Administrator relating to the Distribution Date Statement, or submit questions to the Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 8.14(b)(ii)(B), the Mortgage Loan or the Property

(each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry from a Non-Restricted Privileged Person for the Servicer or the Special Servicer, as applicable, the Certificate Administrator shall forward such Inquiry to the appropriate person at the Servicer or the Special Servicer, as applicable (as identified to the Certificate Administrator by the Servicer or the Special Servicer, as applicable), in each case via email within a commercially reasonable period of time following receipt of such Inquiry. Following receipt of an Inquiry, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Servicer or the Special Servicer, as applicable shall be by email to the Certificate Administrator. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Servicer or the Special Servicer, as applicable, determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Trust, the Trust Interest Owners and/or any Companion Loan Holder, (iii) answering any Inquiry would be in violation of applicable law, the Mortgage Loan Documents or this Agreement, (iv) answering the Inquiry would, or is reasonably expected to, result in the waiver of attorney-client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (vi) answering any Inquiry would or is reasonably expected to require the disclosure of Privileged Information, or (vii) answering any Inquiry is otherwise, for any reason, not advisable, it shall not be required to answer such Inquiry and, in the case of the Servicer or the Special Servicer shall promptly notify the Certificate Administrator of such determination. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Trust and Servicing Agreement provides that the Certificate Administrator, the Servicer and the Special Servicer shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Trust and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Trust Interest Owners, (iii) answering any Inquiry would be in violation of applicable law, the Mortgage Loan Documents or the Trust and Servicing Agreement, (iv) answering any Inquiry that would, or could reasonably be expected to, result in the waiver of attorney-client privilege or the disclosure of attorney work product, (v) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (vi) answering any Inquiry would or is reasonably expected to require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable, no inference should or may be drawn from the fact that the Certificate Administrator, the Servicer or the Special Servicer has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Initial Purchasers or any of their respective Affiliates. None of the Initial Purchasers, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. No party shall post or otherwise disclose direct communications with any applicable Consenting Party or Consulting Party as part of its response to any Inquiries; provided, that the Certificate Administrator shall have no obligation to review any inquiry or answer received by it for posting to the Investor Q&A Forum to determine if such inquiry or answer contains any such direct communication with any applicable Consenting Party or Consulting Party, or otherwise to consult with the party from whom such Inquiry or answer is received to confirm the same, and the Certificate Administrator shall have no liability in connection with its posting to the Investor Q&A Forum of any Inquiry or answer containing such direct communication. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website. In addition to the Certificate Administrator’s receipt of the Investor Certification to confirm that such person is a Non-Restricted Privileged Person, the Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b)           The Certificate Administrator shall make available to any Trust Interest Owner and any Beneficial Owner, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Trust Interest Owners and Beneficial Owners can register and thereafter obtain information with respect to any other Trust Interest Owner or Beneficial Owner that has so registered. Any person registering to use the Investor Registry shall be required to certify that (a) it is a Trust Interest Owner or a Beneficial Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Beneficial Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates or Uncertificated VRR Interest owned, as applicable. If any Trust Interest Owner or Beneficial Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)           The Distribution Date Statements, CREFC® Reports and any supplemental notices thereto, shall be provided by the Certificate Administrator to certain market data providers upon the consent of the Depositor, and upon receipt by the Certificate Administrator from such person of a certification in the form of Exhibit N hereto, which certification may be submitted electronically. The Depositor hereby consents to the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., CMBS.com Inc., Markit Group Limited and BlackRock Financial Management, Inc., and the provision of such information shall not constitute a breach of this Agreement by the Certificate Administrator.

(d)           The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties, (iii) submit requests for loan-level reports and information (each such submission, a “Rating Agency Inquiry”) or (iv) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. Upon receipt of a Rating Agency Inquiry for the Servicer, the Special Servicer or the Certificate Administrator, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email (or other electronic means reasonably acceptable to the 17g-5 Information Provider and the Servicer or the Special Servicer, as applicable) to the 17g-5 Information Provider. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following of receipt of such response) such Rating Agency Inquiry and the related response (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. If the Certificate Administrator, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Accepted Servicing Practices, this Agreement or the Mortgage Loan Documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product of, any counsel engaged by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, or (iii)(A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Servicer or the Special Servicer, as applicable, determines in accordance with Accepted Servicing Practices (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and, in the case of the Certificate Administrator, the Servicer or the Special Servicer, shall promptly notify the 17g-5 Information Provider by email (or other electronic means reasonably acceptable to the 17g-5 Information Provider and the Servicer or the Special Servicer, as applicable) of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool. The 17g-5 Information Provider shall not be liable for the failure by any other such Person to so answer. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool shall be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Initial Purchasers, Depositor, or any of their respective Affiliates shall certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information

Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool shall not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website. In addition to the Certificate Administrator’s receipt of the Investor Certification to confirm that such person is a Non-Restricted Privileged Person, the Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Rating Agency Q&A Forum and Document Request Tool.

5.            THE CERTIFICATES

5.1           The Certificates.

(a)           The Certificates shall be issued in substantially the respective forms set forth as Exhibits A-1 through A-4 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by-law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

(b)           The Certificates of each Class of Non-Retained Principal Balance Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof. The Class VRR Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000.

(c)           One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

5.2           Form and Registration. (a) The Non-Retained Principal Balance Certificates may be sold to Non-U.S. Securities Persons in offshore transactions in reliance on Regulation S under the Act. Such Certificates of each Class thereof shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream”). Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering of the Certificates and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held through Euroclear, Clearstream or any other Depository Participant. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.3(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Administrator by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.

(b)           The Non-Retained Principal Balance Certificates offered and sold to QIBs in reliance on Rule 144A under the Act (“Rule 144A”) shall, in the case of each Class thereof, be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate” and, together with the Temporary Regulation S Global Certificates and the Regulation S Global Certificates, the “Global Certificates”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(c)            The Class VRR Certificates and the Class R Certificates (collectively, the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, in each case substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates (other than the Class VRR Certificates) to the respective beneficial owners or owners.

(d)           Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities or continue as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depositor are unable to locate and appoint a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the related Certificates; provided, however, that under no circumstances shall Definitive Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

(e)           [Reserved]

(f)            During the VRR Interest Transfer Restriction Period, any Class VRR Certificate shall only be held as a Definitive Certificate in the VRR Interest Safekeeping Account by the Certificate Administrator (and each Retaining Party’s respective interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the VRR Interest Safekeeping Account), for the benefit of the Holder of the related Certificate. The Certificate Administrator shall hold each Class VRR Certificate in safekeeping and shall release the same only upon receipt of a written direction signed by each of the Depositor, the Retaining Sponsor and the Holder of such Certificate, and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “VRR Interest Safekeeping Account” and into which each Class VRR Certificate shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the VRR Interest Safekeeping Account for each Retaining Party. Each Class VRR Certificate to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. Upon receipt by the Certificate Administrator of any Class VRR Certificate in connection with the initial issuance thereof and, for so long as the Class VRR Certificates are held in the VRR Interest Safekeeping Account by the Certificate Administrator pursuant to this Agreement, upon any transfer or exchange pursuant to this Article 5 of any Class VRR Certificate, the Certificate Administrator shall deliver to the related Retaining Party a receipt in the form set forth in Exhibit R. No amounts distributable with respect to any Class VRR Certificate shall be remitted to the VRR Interest Safekeeping Account, but instead shall be remitted directly to the applicable Retaining Party in accordance with written instructions provided separately on the Closing Date (and any updates to such written instructions provided from time to time) by such Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping any Class VRR Certificate shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any Person on behalf of the Retaining Parties. During the VRR Interest Transfer Restriction Period and for such longer time as the related Retaining Party may request, the Certificate Administrator shall hold each individual Class VRR Certificate at the below location, or any other location; provided the Certificate Administrator has given notice to each of the Retaining Parties of such new location:

Citibank, N.A.
Vault Operations Level B
399 Park Avenue
New York, NY 10022

As regards the Class VRR Certificates held thereby, the Certificate Administrator shall make available to each applicable Retaining Party its respective account information as mutually agreed upon by the Certificate Administrator and such Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of a Class VRR Certificate shall be subject to this Article 5. During the VRR Interest Transfer Restriction Period, unless the Retaining Sponsor and the Depositor otherwise consent in writing, the Certificate Administrator shall not permit any Person to copy (other than for internal purposes), and shall not itself provide to any Person copies of, the executed Class VRR Certificates held by it in the VRR Interest Safekeeping Account.

(g)           To the extent that the Combined VRR Interest Balance of the Combined VRR Interest is in excess of the amount or percentage of risk retention required pursuant to the Credit Risk Retention Rules, such excess portion of the Combined VRR Interest Balance of the Combined VRR Interest shall nevertheless be deemed to be subject to the requirements of the Credit Risk Retention Rules and any Class VRR Certificate or Uncertificated VRR Interest evidencing such excess portion of the Combined VRR Interest Balance of the Combined VRR Interest shall be subject to all of the provisions in this Agreement applicable to the Combined VRR Interest including, without limitation, the provisions of this Article 5.

5.3           Registration of Transfer and Exchange of Trust Interests. (a) The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and the Uncertificated VRR Interest and of transfers and exchanges of Certificates and the Uncertificated VRR Interest as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Non-Retained Regular Certificates of each Class thereof represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate, respectively, and accepting Certificates for exchange and registration of transfer, (ii) registering transfers and pledges of the Uncertificated VRR Interest and (iii) transmitting to the Trustee, the Depositor, the Servicer and the Special Servicer any notices from the Trust Interest Owners. In its capacity as Certificate Registrar, the Certificate Administrator shall be responsible for, among other things, holding each Class VRR Certificate as a Definitive Certificate on behalf of the Holder of such Certificate in accordance with Section 5.2(f).

(b)           Subject to the restrictions on transfer set forth in this Article 5, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class. No transfer of any Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.

(c)           Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Administrator to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)           Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, (B) that the Certificate being transferred is not a “restricted security” as defined in Rule 144 under the Act or (C) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Global Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)           Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Administrator, as registrar, at its office designated in Section 5.7 hereof, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate, a certificate in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)            Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)           Non-Book Entry Certificate to Global Certificate. If a Holder of a Non-Book Entry Certificate (other than (a) any Class VRR Certificate during the VRR Interest Transfer Restriction Period or (b) a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Global Certificate, such Holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.7 hereof, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such Holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit G-1 hereto (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit G-2 hereto (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit G-3 hereto (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled.

(h)           Non-Book Entry Certificates on Initial Issuance Only. Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.2(d) and subject to the issuance and transfer of the Class VRR Certificates during the Risk Retention Period in accordance with Sections 5.3(i) and 5.3(j) and subject to the issuance and transfer of the Class R Certificates in accordance with Section 5.3(p), no Non-Book Entry Certificate shall be issued to a transferee of an interest in any Rule 144A Global Certificate, Temporary Regulation S Global Certificate or Regulation S Global Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)            Exchanges of Definitive Certificates. Certificates in the form of Definitive Certificates may not be transferred unless: (i) (x) the Certificate Registrar received (A) other than in connection with the initial issuance of a Non-Book Entry Certificate or the transfer of any such Non-Book Entry Certificate by the Depositor, an Initial Purchaser or the Retaining Sponsor in connection with the initial offering of the Certificates, (1) a certificate from the proposed transferor substantially in the form attached as Exhibit H-1 to this Agreement and (2) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit H-2 to this Agreement or (B) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (which opinion of counsel shall not be an expense of the Trust or of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such) and (y) in the case of a transfer of any Class VRR Certificate, the conditions set forth in subsection (j) below are satisfied; or (ii) such transfer is otherwise in accordance with such procedures as are substantially consistent with the provisions of clause (g) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or, except in the case of a transfer of Class R Certificates, Regulation S under the Act, as the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)            Transfers of Class VRR Certificates. At all times during the VRR Interest Transfer Restriction Period, if a transfer of any Class VRR Certificate is to be made (other than in connection with the transfers on the Closing Date by the Depositor to the Loan Sellers or the Initial Purchasers), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit H-3, which such certification must (1) be countersigned by the applicable Retaining Party, the Retaining Sponsor (if different than the applicable Retaining Party) and the Depositor and (2) include a medallion stamp guarantee of such Retaining Party, and (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit H-4, which such certification must (1) be countersigned by the applicable Retaining Party, the Retaining Sponsor (if different than the transferor and the applicable Retaining Party) and the Depositor and (2) include a medallion stamp guarantee of the such Retaining Party. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.2(f), Section 5.3(a), Section 5.3(i), the following provisions of this Section 5.3(j), and Section 5.3(n), reflect such Class VRR Certificate in the name of the prospective Transferee. In no event shall a Class VRR Certificate be held as a Global Certificate during the VRR Interest Transfer Restriction Period. In connection with each transfer of a Class VRR Certificate after the Closing Date, the transferor of such Certificate shall pay to the Certificate Administrator a transfer fee of $5,000 (together with any other expenses related to such transfer (including fees charged by the Depository, if applicable)) and such fee and expenses must be received by the Certificate Administrator prior to the transfer date or the Certificate Administrator shall not be required to complete the requested transfer.

(k)            Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(l)            If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act, the Credit Risk Retention Rules or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(m)          All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(n)           No Class R Certificate, Class VRR Certificate or Uncertificated VRR Interest or any interest in a Class R Certificate, Class VRR Certificate or Uncertificated VRR Interest may be purchased by or transferred to any prospective purchaser or transferee that is or will be an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (each, a “Plan”), or any person acting on behalf of any such Plan or using the assets of a Plan to purchase such Certificate or the Uncertificated VRR Interest; provided that this restriction shall not apply to the Class VRR Certificates if they have become

ERISA Restricted Certificates and are transferred in accordance with the remaining provisions of this Section 5.3(n) applicable to ERISA Restricted Certificates. Except in connection with the initial transfer thereof by the Depositor, an Initial Purchaser or the Retaining Sponsor (provided that, in the case of the Retaining Sponsor, such exception shall apply only with respect to the transfer thereof on the Closing Date), each prospective transferee of a Class R Certificate, a Class VRR Certificate, the Uncertificated VRR Interest or an ERISA Restricted Certificate in the form of a Definitive Certificate shall deliver to the transferor, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit J, stating that (i) the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan or (ii) only in the case of an ERISA Restricted Certificate in the form of a Definitive Certificate, (1) such purchaser or transferee is an insurance company, (2) the source of funds used to acquire or hold such ERISA Restricted Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. In addition, no ERISA Restricted Certificate or interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or to any Person acting on behalf of any such Plan or using the assets of a Plan to purchase such ERISA Restricted Certificate or interest therein, unless (i) such purchaser or transferee is an insurance company, (ii) the source of funds used to acquire or hold such ERISA Restricted Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Furthermore, no ERISA Restricted Certificate, Class R Certificate, Class VRR Certificate or Uncertificated VRR Interest or any interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to Section 406 of ERISA or Code Section 4975 (“Similar Law”), or to any Person acting on behalf of any such plan or using the assets of such plan to acquire such Certificate if its acquisition, holding and disposition of such Certificate would constitute or otherwise result in a non-exempt violation of Similar Law. Each beneficial owner of a Certificate (other than a Class R Certificate) or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (i) it is not a Plan or an entity acting on behalf of or using assets of a Plan, (ii) in the case of a Certificate other than a Class R Certificate, a Class VRR Certificate or an ERISA Restricted Certificate, it has acquired and is holding the Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a credit rating agency which meets the requirements of the Underwriter Exemption and that such Certificate is so rated and that it is an Institutional Accredited Investor, or (iii) in the case of an ERISA Restricted Certificate, (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Each beneficial owner of a Certificate or an interest therein which is a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to Similar Law shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein that the acquisition, holding and disposition of such Certificate by the purchaser will not constitute or otherwise result in a non-exempt violation of Similar Law. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(o)           [Reserved]

(p)           Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)        Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)       No Residual Ownership Interest may be transferred, and no such transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the transfer, and such proposed transfer shall not be effective, without such consent with respect thereto. In connection with any proposed transfer of any Residual Ownership Interest, other than in connection with the initial transfer thereof to the Initial Purchasers and any subsequent transfer thereof by the Initial Purchasers to any of their Affiliates, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit I-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee shall not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee shall not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.3(p) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit I-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)      Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)      The Class R Certificates may only be issued as Definitive Certificates, and transferred to and owned by QIBs.

(q)           Uncertificated VRR Interest. (i) The Depositor hereby directs the Certificate Administrator to register the Uncertificated VRR Interest, upon issuance, in the Certificate Register in the name of GS Bank. No Person shall be permitted to own, directly or indirectly, any interest in the Uncertificated VRR Interest other than (i) GS Bank or one of its Majority Owned Affiliates that is not a Non-Exempt Person or (ii) a Person that provides financing permitted under Regulation RR (a “Permitted Lender”) to GS Bank or such Majority Owned Affiliate; provided, further, that if such financing is provided by the Permitted Lender in a repurchase transaction, GS Bank or such Majority-Owned Affiliate of GS Bank may transfer its interest in the Uncertificated VRR Interest to the Permitted Lender so long as GS Bank or such Majority-Owned Affiliate is obligated to repurchase such interest in the Uncertificated VRR Interest pursuant to the terms of the related financing documents. The Uncertificated VRR Interest Owner, if it wishes to transfer the Uncertificated VRR Interest, shall notify the Certificate Administrator in writing of such transfer and identify the new Uncertificated VRR Interest Owner. The Certificate Administrator shall register the ownership of the Uncertificated VRR Interest on the Certificate Register. Any transfer of the Uncertificated VRR Interest (including to a Majority Owned Affiliate) shall be null and void ab initio to the extent permitted under applicable law unless all of the following is provided to the Certificate Administrator: (i) a written instrument whereby the transferor of the Uncertificated VRR Interest assigns, and the transferee of the Uncertificated VRR Interest assumes, all rights and obligations in connection with the Uncertificated VRR Interest under this Agreement; (ii) the transferor of the Uncertificated VRR Interest has executed and delivered to the Certificate Administrator a certification in the form of Exhibit H-6 hereto, which certification must (x) be countersigned by the applicable Retaining Party (if different than the transferor), the Retaining Sponsor and the Depositor and (y) include a medallion stamp guarantee of such Retaining Party; and (iii) the transferee of the Uncertificated VRR Interest has executed and delivered to the Certificate Administrator a certification in the form of Exhibit H-7 hereto, which certification must (x) be countersigned by the applicable Retaining Party, the Retaining Sponsor and the Depositor, (y) include a medallion stamp guarantee of such Retaining Party and (z) include wiring instructions and contact information for such transferee. Notwithstanding anything else in this Agreement to the contrary, no Person shall have any rights hereunder with respect to the Uncertificated VRR Interest unless (i) such Person is GS Bank, or (ii) in the case of any Majority Owned Affiliate of GS Bank, such Person is identified in writing to the Certificate Administrator as being the Uncertificated VRR Interest Owner, or (iii) in the case of any subsequent transferee, such Person is identified as being the Uncertificated VRR Interest Owner on the ownership registry. The Certificate Administrator, the other parties to this Agreement and the Certificateholders shall be entitled to treat the Uncertificated VRR Interest Owner (in the case of any subsequent Uncertificated VRR Interest Owner, as recorded on such ownership registry) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Uncertificated VRR Interest on the part of any other Person. Any transfer of an interest in the Uncertificated VRR Interest that is not in compliance with this Section 5.3(q)(i) or Section 5.3(n) shall be null and void ab initio to the extent permitted under applicable law.

(ii)       GS Bank and any subsequent Uncertificated VRR Interest Owner shall be deemed by virtue of its acceptance of the Uncertificated VRR Interest to represent to the Trust and the Certificate Administrator (for the benefit of the borrowers) that it is not a Non-Exempt Person. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of the Agreement, the Uncertificated VRR Interest Owner shall deliver to the Certificate Administrator evidence satisfactory to the Certificate Administrator substantiating that it is not a Non-Exempt Person and that the Certificate Administrator is not obligated under applicable law to withhold taxes on sums paid to it with respect to the Mortgage Loans or otherwise under this Agreement. Without limiting the effect of the foregoing, (a) if the Uncertificated VRR Interest Owner is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Certificate Administrator an Internal Revenue Service Form W-9 and (b) if the Uncertificated VRR Interest Owner is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the borrowers is treated for United States income tax purposes as derived in whole or part from sources within the United States, the Uncertificated VRR Interest Owner shall satisfy the requirements of the preceding sentence by furnishing to the Certificate Administrator an Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN-E or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by the Uncertificated VRR Interest Owner, as evidence of the Uncertificated VRR Interest Owner’s exemption from the withholding of United States tax with respect thereto. The Certificate Administrator shall not be obligated to make any payment hereunder to the Uncertificated VRR Interest Owner in respect of the Uncertificated VRR Interest or otherwise until the Uncertificated VRR Interest Owner shall have furnished to the Certificate Administrator the forms, certificates, statements or documents required by this Section 5.3(q)(ii).

5.4           Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

5.5           Persons Deemed Owners. The Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided with an Investor Certification substantially in the form of Exhibit K-1 from a Non-Restricted Privileged Person (including a Beneficial Owner or prospective transferee), such party to this Agreement shall distribute such report, statement or other information to such Non-Restricted Privileged Person.

5.6           Access to List of Trust Interest Owners’ Names and Addresses; Special Notices. The Certificate Registrar shall maintain in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Trust Interest Owners. If any Trust Interest Owner that has provided an Investor Certification substantially in the form of Exhibit K-1 (a) requests in writing from the Certificate Registrar a list of the names and addresses of Trust Interest Owners, (b) states that such Trust Interest Owner desires to communicate with other Trust Interest Owners with respect to its rights under this Agreement or under the Trust Interests and (c) provides a copy of the communication which such Trust Interest Owner proposes to transmit, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Trust Interest Owner access during normal business hours to a current list of the Trust Interest Owners. Every Trust Interest Owner, by receiving and holding a Trust Interest, agrees that the Certificate Registrar and the Certificate Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Trust Interest Owners hereunder, regardless of the source from which such information was derived. The Depositor, the Servicer, the Special Servicer and the Trustee shall be entitled to a list of the names and addresses of Trust Interest Owners from time to time upon request therefor.

Upon the written request of any Trust Interest Owner that (a) has provided an Investor Certification substantially in the form of Exhibit K-1, (b) states that such Trust Interest Owner desires the Certificate Administrator to transmit a notice to all Trust Interest Owners stating that such Trust Interest Owner wishes to be contacted by other Trust Interest Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Trust Interest Owner proposes to transmit, the Certificate Administrator shall post such Special Notice to the Certificate Administrator’s Website pursuant to Section 8.14(b) and shall mail such Special Notice to all Trust Interest Owners (other than any Trust Interest Owner that is a Borrower Related Party, an Affiliate of a Borrower Related Party or a Property Manager or an agent of one or more of the foregoing) at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice. Every Trust Interest Owner, by receiving and holding a Trust Interest, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Trust Interest Owners, regardless of the information set forth in such Special Notice.

5.7           Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Trust Interests and this Agreement may be served. The Certificate Registrar initially designates its office at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window, as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Trust Interest Owners and the Borrower Parties of any change in the location of the Certificate Register or any such office or agency.

6.            THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

6.1           Respective Liabilities of the Depositor, the Servicer and the Special Servicer. The Depositor, the Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

6.2           Merger or Consolidation of the Servicer or the Special Servicer. Each of the Servicer and the Special Servicer shall keep in full effect its existence and rights as an entity under the laws of the jurisdiction of its organization, and shall be in compliance with the laws of all jurisdictions to the extent necessary to perform its duties under this Agreement.

Any Person into which the Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer or the Special Servicer shall be a party, or any Person succeeding to the servicing business of the Servicer or the Special Servicer, shall be the successor of the Servicer or the Special Servicer, as the case may be, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of such Servicer or Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor or surviving Person would not cause the then current rating on any of the Certificates to be qualified, downgraded or withdrawn by any of the Rating Agencies, as evidenced by a Rating Agency Confirmation delivered to the Certificate Administrator and the Trustee.

Notwithstanding the foregoing, if the Servicer or the Special Servicer is the surviving entity of such merger, consolidation or transfer, such Person shall not be required to comply with any requirement to obtain a Rating Agency Confirmation or similar confirmation from any Rating Agency.

6.3           Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others. (a) None of the Depositor, the Servicer, the Special Servicer or any of their respective directors, officers, members, managers, partners, employees, Affiliates or agents shall be under any liability to the Trust, the Trust Interest Owners or any Companion Loan Holder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, actions taken or not taken at the direction of the Trust Interest Owners and/or any Companion Loan Holder, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such other Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer and any of their respective directors, officers, employees, members, managers, partners, Affiliates or agents may reasonably rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Special Servicer and any of their respective directors, officers, members, managers, partners, employees, agents, Affiliates or other “controlling persons” within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Controlling Persons”), shall be indemnified by the Trust (and, pursuant to and to the extent set forth in the Co-Lender Agreement, by any Companion Loan Holder) and held harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred in connection with any legal action or other claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses relating to this Agreement, the Mortgage Loan, the Property, the Trust Interests (except as any such claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses shall be otherwise reimbursable and reimbursed pursuant to this Agreement), other than any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred by reason of negligence, bad faith or willful misconduct by it in the performance of its duties hereunder or by reason of its negligent disregard of its obligations and duties hereunder. Such indemnification shall survive the termination or resignation of the Depositor, the Servicer or the Special Servicer. None of the Depositor, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable in accordance with Accepted Servicing Practices in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trust Interest Owners hereunder. In such event, the legal expenses and costs of such action and any liabilities of the Trust, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from funds on deposit in the Collection Account. Neither the Servicer nor the Special Servicer shall be accountable for the use or application by the Depositor of any of the Trust Interests or of the proceeds of such Trust Interests or for the use or application by the Certificate Administrator of any funds remitted to the Certificate Administrator in respect of the Mortgage Loan deposited into or withdrawn from the Distribution Account or any account (other than the related Collection Account and the Foreclosed Property Account and any other account maintained by the Servicer, the Special Servicer or any Sub-Servicer pursuant to this Agreement) maintained by the Certificate Administrator or otherwise on behalf of the Trustee (except to the extent that any such account is held by the Servicer or the Special Servicer in its commercial capacity), or for investment of such amounts (other than investments made with the Servicer or the Special Servicer in its commercial capacity).

In addition, neither the Servicer nor the Special Servicer shall have any liability with respect to, and the Servicer and the Special Servicer shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to such Servicer or such Special Servicer, as the case may be, and conforming to the requirements of this Agreement. To the extent consistent with Accepted Servicing Practices, each of the Servicer and the Special Servicer may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrower and shall have no duty to investigate or verify the accuracy thereof.

(b)           The Depositor shall not be obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this Agreement. The Depositor may, but shall not be obligated to, enforce the obligations of the Servicer and the Special Servicer, the Trustee and the Certificate Administrator under this Agreement. In addition, in no event shall the Depositor be obligated to cause any party to perform or comply with the obligations to remit the CREFC® Licensing Fee to CREFC® (as described in Section 3.4(c)), to report any such CREFC® Licensing Fee so paid (as described in Section 4.4(a)) or to make available any Distribution Date Statement to any person (including, without limitation, CREFC®) (as described in Section 3.21).

(c)            In order to comply with Applicable Laws, the Servicer may be required to obtain, verify and record certain information relating to individuals and entities that maintain a business relationship with the Servicer. Accordingly, each of the parties hereto agrees to provide to the Servicer, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Servicer to comply with Applicable Laws.

6.4           Servicer and Special Servicer Not to Resign; Replacement of Servicer or Special Servicer. (a) In connection with any resignation permitted pursuant to Section 6.4(b) or in connection with the sale or transfer of their respective rights and obligations under this Agreement, each of the Servicer and the Special Servicer may resign and assign its rights and delegate its duties and obligations under this Agreement to any Person or to an entity, provided that:

(i)        the Person accepting such assignment and delegation (A) shall be an established mortgage finance institution, bank or mortgage servicing institution having a net worth of not less than $25,000,000, organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia, and authorized under such laws to perform the duties of the Servicer or the Special Servicer, as the case may be, of the Mortgage Loan, (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement, (C) shall make such representations and warranties of the Servicer or the Special Servicer, as the case may be, as provided in Section 2.5 or Section 2.6, as applicable, and (D)(x) during any CCR Control Period, with respect to the Servicer is reasonably acceptable to the Controlling Class Representative or, with respect to the Special Servicer, has been appointed by the Controlling Class Representative, (y) during any CCR Consultation Period, is reasonably acceptable to the Controlling Class Representative, the Depositor and the Trustee, and (z) during any CCR Consultation Termination Period, is reasonably acceptable to the Depositor and the Trustee;

(ii)       Rating Agency Confirmation has been received;

(iii)      the Servicer or the Special Servicer, as the case may be, shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.4(a);

(iv)     the rate at which any servicing compensation (or any component thereof) is calculated shall not exceed the rate specified herein;

(v)      the Servicer or the Special Servicer, as the case may be, shall reimburse the Trustee and the Certificate Administrator, the Trust, and the Rating Agencies for any reasonable expenses of such assignment, resignation, sale or transfer; and

(vi)     the Person accepting such assignment and delegation may not be a Borrower Restricted Party.

Upon satisfaction of the foregoing requirements and acceptance of such assignment, such Person shall be the successor Servicer or the Special Servicer, as the case may be, hereunder.

(b)           Subject to the provisions of Sections 6.2 and 6.4(a), neither the Servicer nor the Special Servicer shall resign from its obligations and duties hereby imposed on it, except upon determination that performance of its duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer or the Special Servicer, as the case may be, shall be evidenced by an Opinion of Counsel delivered to the Depositor, the Trustee, the Certificate Administrator and, during any CCR Control Period and any CCR Consultation Period, the Controlling Class Representative. No resignation by the Servicer or the

Special Servicer, as applicable, under this Agreement shall become effective until the Trustee or another successor Servicer or Special Servicer, as applicable, shall have assumed the responsibilities and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement in accordance with Section 7.2; provided that, during any CCR Control Period, the Controlling Class Representative may appoint a successor special servicer in accordance with the Section 7.1(d).

(c)           Notwithstanding the foregoing, the Special Servicer may not be a Borrower Restricted Party with respect to the Mortgage Loan. If the Special Servicer is or becomes a Borrower Restricted Party with respect to the Mortgage Loan, the Special Servicer shall immediately notify the Depositor, the Servicer, the Trustee, the Certificate Administrator, each applicable Consenting Party and each applicable Consulting Party of such disqualification and the Special Servicer shall resign from its obligations and duties hereby imposed on it. No resignation by the Special Servicer under this Section 6.4(c) shall become effective until the Trustee or another successor Special Servicer shall have assumed the responsibilities and obligations of the Special Servicer under this Agreement in accordance with Section 7.2; provided that, a Consenting Party (as long as it is not a Borrower Restricted Party) may appoint a successor Special Servicer in accordance with Section 7.1(d).

(d)           If the Trustee or an Affiliate acts pursuant to this Section 6.4 as successor to the resigning Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning Servicer other than itself or an Affiliate pursuant to this Section 6.4, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Servicer that meets the requirements of this Section 6.4.

6.5           Policies and Procedures.

Each of the Servicer and the Special Servicer shall be required to maintain reasonable policies and procedures, taking into account the nature of its respective business, to ensure that divisions and individuals of the Servicer or the Special Servicer, as applicable, making Investment Decisions (such divisions and individuals, “Investment Personnel”) shall not obtain Confidential Information from the divisions and individuals of the Servicer or the Special Servicer, as applicable, who are involved in the performance of the duties of the Servicer or the Special Servicer, as applicable, (such divisions and individuals, “Servicing Personnel”), under this Agreement, and the Servicing Personnel shall not obtain information regarding investments from Investment Personnel. Each of the Servicer and the Special Servicer shall represent that policies and procedures restricting the flow of information exist, and shall be maintained by it, between its Investment Personnel, on the one hand, and its Servicing Personnel, on the other, and that such barriers operate in both directions so as to include (a) a barrier against the disclosure of Confidential Information from such Servicing Personnel to such Investment Personnel and (b) policies and procedures against the disclosure of information regarding investments from Investment Personnel to Servicing Personnel. The senior management each of the Servicer and the Special Servicer, as applicable, and/or its affiliate (consisting of the person who heads CMBS servicing at it and management personnel of it and/or its affiliates who report (directly or indirectly) to such person) who have obtained Confidential Information in the course of their exercise of general managerial responsibilities may not participate in or use that information to influence Investment Decisions, nor may they pass that information to others for use in such activities; nor may such senior management personnel who have obtained information regarding investments in the course of their exercise of general managerial responsibilities use that information to influence servicing decisions or strategies or otherwise affect the manner in which the Servicer and the Special Servicer, as applicable, performs its servicing duties. Each of the Servicer and the Special Servicer, as applicable, shall be required to maintain procedures that are designed to result in compliance with such policies. Notwithstanding anything herein to the contrary, the delivery or provision by the Servicer or the Special Servicer of information or reports as required by, and in accordance with, this Agreement shall not constitute a violation or default of this Section 6.5.

The Servicer and the Special Servicer shall afford the Trustee (on behalf of the Trust Interest Owners), and the Depositor, upon reasonable notice, during normal business hours reasonable access to all non-confidential, non-proprietary records, including those in electronic form, documentation, records or any other information regarding the Mortgage Loan that are in its possession or control hereunder and access to its officers responsible therefor. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer and the Special Servicer under this Agreement or otherwise.

6.6           Indemnification by the Servicer, the Special Servicer and the Depositor.

(a)           Each of the Servicer, the Special Servicer and the Depositor, severally and not jointly, shall indemnify and hold harmless the Trust from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Trust that arise out of or are based upon (i) a breach of any material representation or warranty by the Servicer, the Special Servicer or the Depositor, as applicable, or any breach by the Servicer, the Special Servicer or the Depositor, as the case may be, of its obligations to the Trust or the Trust Interest Owners under this Agreement (other than delays or failures in performance resulting from acts beyond its control, including, but not limited to acts of God, strikes, lockouts, riots and acts of war) or (ii) negligence, bad faith, fraud or willful misconduct on the part of the Servicer, the Special Servicer or the Depositor, as the case may be, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

(b)           Each of the Servicer, the Special Servicer and the Depositor (each, in such indemnifying capacity and for purposes of this Section 6.6(b), an “Indemnifying Party”) agrees severally and not jointly to indemnify the Trust, each Companion Loan Holder and each of (other than itself) the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and any director, officer, employee or agent or Controlling Person of (other than itself) the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator (each, in such indemnified capacity and for purposes of this Section 6.6(b), an “Indemnified Party”), and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (including reasonable attorneys’ fees incurred in connection with any legal action related to such Indemnifying Party’s negligence, bad faith or willful misconduct) that the applicable

Indemnified Party, may sustain arising from or as a result of the negligence, bad faith or willful misconduct in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by such Indemnifying Party other than any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred by reason of negligence, bad faith or willful misconduct in the performance of any of such Indemnified Party’s duties hereunder or by reason of negligent disregard of such obligations and duties hereunder. Such indemnification obligation shall survive the termination or resignation of the Indemnifying Party hereunder and the termination of this Agreement. Except as provided in the following sentence (as it may apply to any payments made hereunder to the Trust), the Indemnifying Party shall not be entitled to reimbursement from the Trust for any payment made by the Indemnifying Party pursuant to this Section 6.6(b); provided, however, that nothing in this Section 6.6(b) shall deprive the Depositor, the Servicer or the Special Servicer of any limitation on its liability or right to indemnification from the Trust provided to such party as and to the extent provided by Section 6.3. Any expenses incurred or indemnification payments made by the Indemnifying Party shall be reimbursed by the party so paid or which received the benefit of such payment, if a court of competent jurisdiction makes a final, non-appealable judgment that the Indemnifying Party was not culpable or was found not to have acted with negligence, bad faith or willful misconduct in connection with the conduct in question.

7.            SERVICER TERMINATION EVENTS; TERMINATION OF SPECIAL SERVICER WITHOUT CAUSE; TRUSTEE AS MAKER OF ADVANCES

7.1           Servicer Termination Events; Special Servicer Termination Events.

(a)           “Servicer Termination Event,” or “Special Servicer Termination Event” wherever used herein with respect to the Servicer or the Special Servicer, as the case may be, means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)        any failure by the Servicer or the Special Servicer, as applicable, to remit any payment required to be made or remitted by it (other than Advances described under clause (ii) below) when required to be remitted under the terms of this Agreement unless cured by 11:00 a.m. (New York time) on the first Business Day following the date on which such remittance was required to be made;

(ii)       any failure of the Servicer (a) to make any Monthly Interest Payment Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m. (New York time) on the related Distribution Date, (b) to make any Administrative Advance required to be made pursuant to this Agreement on or prior to the applicable Remittance Date that is not cured by 11:00 a.m. (New York time) on the related Distribution Date, or (c) to make any Property Protection Advance required to be made pursuant to this Agreement when the same is due and such failure continues unremedied for 10 Business Days (or such shorter period (not less than one Business Day) as would prevent a lapse in insurance or a delinquent payment of real estate taxes or ground rents) following the date on which the Servicer receives notice thereof;

(iii)      any failure by the Servicer or the Special Servicer, as applicable, to observe or perform in any material respect any other of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Servicer or the Special Servicer, as applicable, by the Trustee or to the Servicer or the Special Servicer, as applicable, and Trustee by the Holders of Principal Balance Certificates having greater than 25% of the Voting Rights of all then outstanding Principal Balance Certificates or, if affected thereby, by any Companion Loan Holder; provided, however, that with respect to any such failure that is not curable within such 30-day period, the Servicer or the Special Servicer, as applicable, shall have an additional cure period of 30 days to effect such cure so long as the Servicer or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, such cure;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; provided, however, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60 day period, the Servicer or the Special Servicer, as applicable, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

(v)       the Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property;

(vi)     the Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii)    with respect to the Servicer, the Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or, with respect to the Special Servicer, the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(viii)    a Companion Loan Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Companion Loan Securities, or (B) placed one or more classes of Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Companion Loan Rating Agency within 60 days of such event); or

(ix)      so long as any Other Securitization Trust is subject to Exchange Act reporting requirements, the Servicer or Special Servicer, as applicable, or a primary servicer, subservicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Servicer or Special Servicer fails to deliver the items required to be delivered by this Agreement to enable such Other Securitization Trust to comply with its reporting obligations under the Exchange Act within the timeframe set forth for delivery in Article 13 (including any applicable notice and cure period) (and any Sub-Servicing Entity that defaults in accordance with this clause (x) will be terminated at the direction of the Depositor);

provided, however, that in the event that the Servicer is terminated solely by reason of a Servicer Termination Event described in clauses (vii) or (viii) above, the Servicer shall, subject to the terms and provisions of Section 7.2(b), have a limited right to receive the proceeds from any cash offer for the servicing rights by a successor Servicer (net of the Trustee’s “out of pocket” expenses incurred in connection with obtaining such offer and accomplishing the servicing transfer) so long as a successor Servicer is identified within 45 days of the termination of the Servicer.

(b)           Upon the occurrence of any Servicer Termination Event or Special Servicer Termination Event, the Trustee shall upon actual knowledge by a Responsible Officer promptly notify the Certificate Administrator in writing and the Certificate Administrator shall (i) post such notice on the Certificate Administrator’s Website pursuant to Section 8.14(b), (ii) provide such notice to the 17g-5 Information Provider who shall post written notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), (iii) provide notice to the Companion Loan Holders, and (iv) provide notice to the Trust Interest Owners by mail, to the addresses set forth on the Certificate Register, unless the related Servicer Termination Event or Special Servicer Termination Event, as applicable, shall have been cured or waived. For the avoidance of doubt, (i) the occurrence of a Servicer Termination Event with respect to the Servicer shall not cause there to have occurred a Special Servicer Termination Event with respect to the Special Servicer unless the relevant event also constitutes a Special Servicer Termination Event and (ii) the occurrence of a Special Servicer Termination Event with respect to the Special Servicer shall not cause there to have occurred a Servicer Termination Event with respect to the Servicer unless the relevant event also constitutes a Servicer Termination Event. In no event will the Trustee or the Certificate Administrator be deemed to have knowledge of or be aware of any Servicer Termination Event or Special Servicer Termination Event until a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, has received written notice of, or has actual knowledge of, such Servicer Termination Event or Special Servicer Termination Event.

(c)           If a Servicer Termination Event or Special Servicer Termination Event shall occur then, and in each and every such case, so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, either (i) the Trustee may, (ii) upon the written direction of Holders of Principal Balance Certificates having at least 25% of the Voting Rights of the Principal Balance Certificates of, if affected thereby, any Companion Loan Holder or (iii) upon the written direction of a Risk Retention Consultation Party (but solely in the case of a Servicer Termination Event with respect to the Special Servicer), the Trustee shall terminate all of the rights and obligations of the Servicer or the Special Servicer, as applicable, under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to the Servicer or Special Servicer under this Agreement with respect to periods prior to the date of such termination and the right to indemnification under this Agreement), and in and to the Mortgage Loan and the proceeds thereof by notice in writing to the Servicer or the Special Servicer, as applicable; provided that, notwithstanding anything to the contrary, if a Servicer Termination Event or Special Servicer Termination Event, as applicable, under clauses (i), (ii), (iii) and/or (ix) of Section 7.1(a) only has an adverse effect on a Companion Loan, a Companion Loan Holder or a rating on any Companion Loan Securities, but has no adverse effect on the Trust Loan, the Certificateholders or a rating on any of the Certificates, then (A) the Servicer or the Special Servicer, as applicable, shall not be terminated by the Trustee pursuant to clause (i) above of this sentence or upon the written direction of the Holders of Certificates pursuant to clause (ii) above of this sentence, and (B) (x) with respect to a Servicer Termination Event or Special Servicer Termination Event under clause (ix) of Section 7.1(a), the related Other Depositor or (y) with respect to a Servicer Termination Event or Special Servicer Termination Event under clauses (i), (ii), (iii) and/or (ix) of Section 7.1(a), the related affected Companion Loan Holder, shall be able to require termination of the Servicer or Special Servicer, as applicable, pursuant to clause (ii) above of this sentence. Upon any termination of the Servicer or the Special Servicer, as applicable, and appointment of a successor to the Servicer or the Special Servicer, as applicable, the Trustee shall notify the Companion Loan Holders and the Certificate Administrator and the Certificate Administrator shall, as soon as possible, post such notice thereof on the Certificate Administrator’s Website and provide the same to the 17g-5 Information Provider who shall post notice thereof to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, give written notice via email to the Servicer or Special Servicer, as applicable, the Companion Loan Holders, the Depositor and the Trust Interest Owners by mail to the addresses set forth in the Certificate Registrar. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Trustee of any Servicer Termination Event or Special Servicer Termination Event of which the Depositor becomes aware. A Consenting Party shall have the right to appoint a successor Special Servicer following any Special Servicer Termination Event.

(d)           Any applicable Consenting Party shall have the right to direct the Trustee to terminate the Special Servicer (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, and other rights set forth in this Agreement which survive termination), upon at least ten (10) Business Days’ prior notice, with or without cause, and such Consenting Party shall have the right to, and shall, appoint a successor Special Servicer who shall execute and deliver to the other parties hereto an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; provided that, prior to the termination of the existing Special Servicer, such Consenting Party (A) shall have obtained (at no expense to the Trust) a Rating Agency Confirmation from the Rating Agency as to the proposed successor Special Servicer prior to the termination of the existing Special Servicer and delivered it to the Trustee and provided notice to the Servicer (including the full new contact information) and (B) shall (at no expense to the Trust or any related Other Securitization Trust) have obtained and delivered to the certificate administrator (if any) and the trustee for each related Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee) a Companion Loan Rating Agency Confirmation with respect to the proposed successor Special Servicer. The Special Servicer shall not be terminated pursuant to this paragraph until a successor Special Servicer shall have been appointed. The applicable Consenting Party shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer pursuant to this paragraph (unless such removal is based on any of the events or circumstances set forth in Section 7.1(a)). During any CCR Consultation Period and any CCR Consultation Termination Period, upon (i) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of the Principal Balance Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer that is a Qualified Replacement Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) delivery by such holders to the certificate administrator (if any) and the trustee for each Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee) of a Companion Loan Rating Agency Confirmation with respect to the appointment of such new special servicer (which Companion Loan Rating Agency Confirmation shall be obtained at the expense of such holders) and (iv) delivery by such Certificateholders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency with respect to the appointment of such new special servicer (which confirmation shall be obtained at the expense of such holders), the Certificate Administrator shall promptly provide written notice thereof to all Certificateholders by posting such notice on the Certificate Administrator’s Website pursuant to Section 8.14(b) and by mailing at their addresses appearing in the Certificate Register. Upon the affirmative vote to so terminate and replace the Special Servicer of the Holders of Principal Balance Certificates evidencing (i) at least 51% of the Voting Rights allocable to the applicable Certificateholder Quorum or (ii) more than 50% of the Voting Rights allocable to the Non-Reduced Certificates, the Certificate Administrator shall notify the Trustee and the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer designated by such Certificateholders (subject to such terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances (and Advance Interest) and other rights set forth in this Agreement which survive termination); provided, that if such affirmative vote is not achieved within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The Certificate Administrator shall notify the Servicer via email of any such replacement Special Servicer (including the contact information for such successor to the extent the Certificate Administrator has received such information). The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Special Servicer, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the

Special Servicer. The Holders of the Certificates that initiated the vote to replace the Special Servicer shall pay the costs and expenses incurred in connection with the removal and replacement of the Special Servicer pursuant to this paragraph. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s Website and that each Certificateholder may register to receive email notifications when such notices are posted thereon.

(e)           [Reserved]

(f)            In the event that the Servicer or the Special Servicer is terminated pursuant to this Section 7.1, the Trustee (the “Terminating Party”) shall, by notice in writing to the Servicer or the Special Servicer, as the case may be (the “Terminated Party”) (with a copy to the Borrower Parties), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than any rights the Terminated Party may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement with respect to periods prior to the date of such termination and the right to the benefits of Section 6.3 notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, subject to the foregoing, all of its authority and power under this Agreement, whether with respect to the Certificateholder (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loan or otherwise, shall pass to and be vested in the Terminating Party pursuant to and under this Section (absent the appointment of an alternative successor, and such successor’s assumption of obligations hereunder, including, without limitation, in the case of the Special Servicer, a successor designated by the Controlling Class Representative during any CCR Control Period) and, without limitation, the Terminating Party is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loan and related documents, or otherwise. The Servicer and the Special Servicer, as applicable, each agrees that, in the event it is terminated pursuant to this Section 7.1, or resigns under Section 6.4(b), to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Terminating Party (which term shall include for the purposes of the remainder of this Section 7.1(f), the Trustee (or a successor Servicer or Special Servicer) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) with all documents and records in its possession or under its control relating to the Mortgage Loan or the Property necessary or appropriate to enable the Terminating Party to assume its functions hereunder, and to cooperate with the Terminating Party and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Servicer or Special Servicer, as applicable, or the Terminating Party, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.1(f), the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) to the Collection Account, any Foreclosed Property Account or shall thereafter be received with respect to the Mortgage Loan, and shall promptly provide the Terminating Party or such successor Servicer or Special Servicer, as applicable (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Terminating Party or such successor Servicer or the Special Servicer, as applicable, shall reasonably request (including electronic form), to enable it to assume the function of the Servicer or the Special Servicer, as applicable, hereunder. All reasonable costs and expenses of the Terminating Party or the successor Servicer or Special Servicer, as applicable, incurred in connection with transferring the Mortgage Loan File to the Terminating Party or to the successor Servicer or Special Servicer, as applicable, and amending this Agreement to reflect such succession pursuant to this Section 7.1 shall be paid by the Terminated Party upon presentation of reasonable documentation of such costs and expenses. If the Terminated Party has not reimbursed the Terminating Party or such successor Servicer or Special Servicer, as applicable, for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust pursuant to Section 3.4(c); provided that the Terminated Party shall not thereby be relieved of its liability for such expenses. Notwithstanding the foregoing, in the event that the Special Servicer is terminated without cause pursuant to Section 7.1(d), all costs and expenses incurred or payable by the terminated Special Servicer under this Section 7.1 shall be paid by the Controlling Class Representative or the Holders, as applicable, requesting such termination.

7.2           Trustee to Act; Appointment of Successor.

(a)           On and after the time the Servicer or the Special Servicer, as the case may be, receives a notice of termination pursuant to Section 7.1, or resigns pursuant to Section 6.4(b), the Terminating Party (which term shall include, for the purposes of the remainder of this Section 7.2, the Trustee (or a successor Servicer or Special Servicer including a successor appointed under Section 6.4(a)) in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) shall, unless prohibited by-law, be the successor to the Terminated Party (which term shall include, for the purposes of the remainder of this Section 7.2, the resigning party in connection with a resignation of the Servicer or the Special Servicer under Section 6.4(b)) in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Terminated Party by the terms and provisions hereof; provided, however, that (i) neither the Trustee nor the Terminating Party (or any successor Servicer or Special Servicer, as the case may be) shall have responsibilities, duties, liabilities or obligations with respect to any act or omission of the Terminated Party and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or monies or failure to cooperate as required by this Agreement shall not be considered a default by the Terminating Party or such successor hereunder. The Trustee, as successor Servicer, and any other successor Servicer or Special Servicer, as the case may be, shall be indemnified to the full extent provided to the Servicer or Special Servicer, as applicable, under this Agreement prior to the Servicer’s or the Special Servicer’s termination. The appointment of a successor Servicer or Special Servicer, as the case may be, shall not affect any liability of the Terminated Party that may have arisen prior to its termination as such. The Terminating Party shall not be liable for any of the representations and warranties of the Terminated Party herein or in any related document or agreement, for any acts or omissions of the Terminated Party or for any losses incurred in respect of any Permitted Investment by the Terminated Party nor shall the Terminating Party or any successor Servicer or Special Servicer be required to purchase the Mortgage Loan hereunder.

None of the Trustee, the Terminating Party, the successor Servicer or the Special Servicer shall have any responsibility nor shall any of them be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Trustee, the Terminating Party, successor Servicer or successor Special Servicer acting in accordance with information prepared or supplied by any other Person or the failure of any such Person to prepare or provide such information. None of the Trustee, the Terminating Party, the successor Servicer or the successor Special Servicer shall have any responsibility, shall be in default or shall incur any liability (i) for any failure to act by any third party, including the predecessor Servicer, the predecessor Special Servicer, the current Servicer or Special Servicer (if the successor is not succeeding to such capacities), the Depositor or the Trustee or for any inaccuracy or omission in a notice or communication received by the successor from any third party or (ii) which is due to or results from the invalidity, unenforceability of the Mortgage Loan, Mortgage Loan Agreement or any other agreement under applicable law; provided that nothing herein shall in any way diminish the duty of the Terminated Party to perform its obligations under Section 7.1(f). As compensation therefor, the Terminating Party as successor Servicer or Special Servicer, as the case may be, shall be entitled to all compensation with respect to the Mortgage Loan to which the Terminated Party would have been entitled that accrues after the date of the Terminating Party’s succession to which the Terminated Party would have been entitled if it had continued to act hereunder and, in the case of a successor Special Servicer, the Special Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Regular Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Regular Certificates so request in writing to the Trustee, or the Trustee is not approved by the Rating Agencies as a Servicer or Special Servicer, as the case may be, as evidenced by a Rating Agency Confirmation, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer or Special Servicer, as the case may be, shall not cause a downgrade, qualification or withdrawal of the then current ratings of the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established loan servicing institution reasonably satisfactory to the Trustee the appointment for which a Rating Agency Confirmation is obtained, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or the Special Servicer, as applicable, hereunder. No appointment of a successor to a Terminated Party hereunder shall be effective until the assumption by such successor of all the Terminated Party’s responsibilities, duties and liabilities hereunder. Pending appointment of a successor to a Terminated Party hereunder, unless the Trustee shall be prohibited by-law from so acting, the Trustee shall act in the applicable capacity as herein above provided, notwithstanding, in the case of the Trustee acting as successor Servicer, any eligibility requirements for a Servicer as set forth in this Agreement. Any appointment or succession by the Trustee to the rights and obligations of the Special Servicer hereunder shall be subject to the Controlling Class Representative’s right to replace the Special Servicer during any CCR Control Period. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loan as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the Terminated Party hereunder, except that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be paid pursuant to Section 3.4(c). The

Depositor, the Trustee, the Servicer (as applicable), the Special Servicer (as applicable) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.2 as successor to the resigning Servicer or terminated Servicer, as the case may be, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning Servicer or terminated Servicer, as the case may be, other than itself or an Affiliate pursuant to this Section 7.2, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Servicer that meets the requirements of this Section 7.2.

(b)           Notwithstanding Section 7.1(b) of this Agreement, if a Servicer receives a notice of termination solely due to a Servicer Termination Event under Section 7.1(a)(vii) or Section 7.1(a)(viii) and the terminated Servicer provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days after such termination, then such Servicer shall continue to serve as Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Servicer) solicit good faith bids for the rights to be the successor Servicer under this Agreement from at least three (3) Persons qualified to act as successor Servicer hereunder in accordance with Section 6.4 and this Section 7.2 for which the Trustee has received a Rating Agency Confirmation (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee’s request, the terminated Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and (ii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to be the successor Servicer under this Agreement. The Trustee shall have no obligation and shall have no liability or responsibility for the information in the bid materials. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Servicer with respect to the Mortgage Loan, and to agree to be bound by the terms hereof, within 45 days after the receipt by the terminated Servicer of a notice of termination. The Trustee shall solicit bids (i) on the basis of such successor Servicer entering into a Sub-Servicing Agreement with the terminated Servicer to service the Mortgage Loan at a sub-servicing fee rate per annum equal to the Retained Servicing Fee Rate (each, a “Servicing-Retained Bid”) and (ii) on the basis of having no obligation to enter into a Sub-Servicing Agreement with the terminated Servicer (each, a “Servicing-Released Bid”). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Servicer hereunder. The Successful Bidder shall enter into this Agreement as successor Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Servicer as contemplated above), no later than 45 days after the termination of the terminated Servicer. Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder, and upon the payment of the proceeds by the Successful Bidder to the Certificate Administrator, the Certificate Administrator shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of “out of pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

(c)           In order to induce a party other than itself or one of its Affiliates to submit a Servicing-Retained Bid, the Trustee may reduce the fee paid to a sub-servicer pursuant to Section 7.2(b) above to the extent reasonably necessary to appoint a successor other than itself or an Affiliate.

7.3           Notification to Trust Interest Owners, the Depositor and the Rating Agencies.

(a)           Upon any termination of the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.1 or appointment of a successor to the Servicer or Special Servicer, as the case may be, the Certificate Administrator shall, as soon as practicable, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Uncertificated VRR Interest Owners, the Depositor and the Rating Agencies.

(b)           Within thirty days after the occurrence of any Servicer Termination Event or Special Servicer Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit by mail to all Trust Interest Owners, the Depositor and to the 17g-5 Information Provider (who shall post such notice on the 17g-5 Information Provider’s Website) (in electronic form reasonably acceptable to the 17g-5 Information Provider) notice of such Servicer Termination Event or Special Servicer Termination Event, as the case may be, unless the Certificate Administrator shall have received notice that such Servicer Termination Event or Special Servicer Termination Event shall have been cured or waived.

7.4           Other Remedies of Trustee. During the continuance of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, or so long as such Servicer Termination Event or Special Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust Interest Owners and the Companion Loan Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Trustee shall be entitled to be reimbursed therefor pursuant to Section 3.4(c) from the Collection Account. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event or Special Servicer Termination Event.

7.5           Waiver of Past Servicer Termination Events and Special Servicer Termination Events. The Holders of Certificates evidencing not less than 66 and 2/3% of the Voting Rights of all then outstanding Certificates (and, if affected by the related default, the Companion Loan Holders) may, on behalf of all Certificateholders (and the Companion Loan Holders) and upon adequate indemnification of the Trustee by the requesting Holders of Certificates, waive any default by the Servicer or the Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including Monthly Interest

Payment Advances) to or payments from the Collection Account, the Distribution Account or any Foreclosed Property Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and the related Servicer Termination Event or Special Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose under this Agreement. No such waiver shall extend to any subsequent or other default or impair any right related thereto.

7.6           Trustee as Maker of Advances. In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall, subject to the provisions of Section 3.23 of this Agreement, perform such obligations (w) within five (5) Business Days (or such shorter period (but not less than one Business Day) as may be required, if applicable, to avoid any lapse in insurance coverage required under the Mortgage Loan Documents or this Agreement with respect to the Property or to avoid any foreclosure or similar action with respect to the Property by reason of failure to pay real estate taxes, assessments, ground rents or governmental charges) of a Responsible Officer of the Trustee obtaining knowledge of such failure by the Servicer with respect to Property Protection Advances and Administrative Advances and (x) by 12:00 noon (New York time) on the related Distribution Date with respect to Monthly Interest Payment Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer’s rights with respect to Advances hereunder, including, without limitation, the rights of reimbursement and interest on each Advance at the Advance Interest Rate, and rights to determine that a proposed Advance is a Nonrecoverable Advance (without regard to any impairment of any such rights of reimbursement caused by such Servicer’s default in its obligations hereunder and further subject to the Trustee’s standard of good faith judgment); provided, however, if Advances made by the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances and interest accrued thereon. The Trustee shall be entitled to conclusively rely on any notice given by the Servicer with respect to a Nonrecoverable Advance hereunder.

8.            THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

8.1           Duties of the Trustee and the Certificate Administrator. (a) The Trustee, prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and after the curing or waiver of any Servicer Termination Event or Special Servicer Termination Event, as the case may be, that may have occurred, undertakes with respect to the Trust to perform such duties and only such duties as are specifically set forth in this Agreement. None of the Depositor, the Servicer or the Special Servicer shall be obligated to monitor or supervise the performance by the Trustee or the Certificate Administrator of its duties hereunder. In case a Servicer Termination Event or a Special Servicer Termination Event, as the case may be, has occurred (which has not been cured or waived), the Trustee, subject to the provisions of Sections 7.2 and 7.4, shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in such exercise, as a prudent institution would exercise or use under the circumstances in the conduct of such institution’s own affairs. Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than the negligence, bad faith, fraud or willful misconduct on the part of the Trustee in the exercise of such right. The Certificate Administrator undertakes to perform at all times such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Certificate Administrator shall be construed as a duty and the Certificate Administrator shall not be answerable for other than the negligence, bad faith, fraud or willful misconduct on the part of the Certificate Administrator in the exercise of such right. The Trustee (or the Servicer or the Special Servicer on its behalf) shall have the power to exercise all the rights of a holder of the Mortgage Loan on behalf of the Trust Interest Owners and the Companion Loan Holders, subject to the terms of the Mortgage Loan Documents; provided, however, that the Lender’s obligations under the Mortgage Loan Documents shall be exercised by the Servicer or Special Servicer, as the case may be, pursuant to this Agreement.

(b)           Subject to Sections 8.2(a) and 8.3, each of the Trustee and the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Certificate Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine, or cause to be examined, such instruments to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, neither the Trustee nor the Certificate Administrator shall be responsible for the legality, ownership, title, validity or enforceability of any such aforementioned document furnished by any other party hereto, and accepted by the Trustee or the Certificate Administrator, as applicable, in good faith, pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, may take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction, the Trustee or the Certificate Administrator, as applicable, may or may not act upon same.

(c)           Subject to Section 8.3, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act, its failure to perform its obligations in compliance with this Agreement, or its own willful misconduct or bad faith; provided, however:

(i)        no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator, and each of the Trustee and the Certificate Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and/or the Certificate Administrator and conforming to the requirements of this Agreement which it reasonably believes in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)       neither the Trustee nor the Certificate Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, unless it shall be proved that the Trustee, the Certificate Administrator or such Responsible Officer was negligent in ascertaining the pertinent facts;

(iii)       neither the Trustee nor the Certificate Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement;

(iv)      neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any failure by the Servicer or the Special Servicer to comply with any of their respective obligations under this Agreement or of the occurrence of any of the events referred to in Section 7.1 or any other act or circumstance upon the occurrence of which the Trustee or the Certificate Administrator, as applicable, may be required to take action unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such failure, act or circumstance or the Trustee or the Certificate Administrator, as applicable, receives written notice of such failure from the Servicer, the Special Servicer, the Depositor or Holders of the Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the Regular Certificates;

(v)      neither the Trustee nor the Certificate Administrator, as applicable, shall in any way be liable by reason of any insufficiency in the Trust Fund unless it is determined by a court of competent jurisdiction that the Trustee’s or the Certificate Administrator, as applicable, negligence, bad faith or willful misconduct was the primary cause of such insufficiency;

(vi)      neither the Trustee nor the Certificate Administrator, as applicable, shall be obligated to investigate whether any information provided to or received by the Trustee or the Certificate Administrator, as applicable, with respect to the Mortgage Loan or the Trust Interests is required to maintained on a confidential basis; and

(vii)    for all purposes under this Agreement, neither the Trustee nor the Certificate Administrator shall be required to take any action with respect to, or be deemed to have notice or knowledge of any Mortgage Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event, unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee or the Certificate Administrator, as applicable may conclusively assume that there is no Mortgage Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event.

(d)           None of the provisions contained in this Agreement shall in any event require the Trustee or the Certificate Administrator to (i) expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if there are reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, or (ii) perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Special Servicer under this Agreement, except, with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer or the Special Servicer in accordance with the terms of this Agreement. Notwithstanding anything contained herein, neither the Trustee nor the Certificate Administrator shall be responsible and shall have liability in connection with the duties assumed by the Authenticating Agent, and the Certificate Registrar hereunder, unless the Trustee or the Certificate Administrator is acting in any such capacity hereunder; provided, further, that in any such capacity the Trustee and the Certificate Administrator shall have all of the rights, protections and indemnities provided to it as Trustee and Certificate Administrator hereunder, as applicable.

8.2           Certain Matters Affecting the Trustee and the Certificate Administrator. (a) Except as otherwise provided in Section 8.1:

(i)       each of the Trustee and the Certificate Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, auditor’s certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)       each of the Trustee and the Certificate Administrator may consult with counsel and accountants, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)       neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Trust Interest Owners, pursuant to the provisions of this Agreement, unless such Trust Interest Owner shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including reasonable legal fees, which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event or a Special Servicer Termination Event, as the case may be (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)      neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)       prior to the occurrence of a Servicer Termination Event or Special Servicer Termination Event hereunder and after the curing or waiver of such Servicer Termination Event or Special Servicer Termination Event, as applicable, that may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein (except as specifically required by this Agreement) or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, in the aggregate, not less than 25% of the Voting Rights of the outstanding Certificates; provided, however, if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by either party in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require indemnity reasonably satisfactory to it against such costs, expenses or liabilities as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Trust pursuant to Section 3.4(c) in the event that such investigation relates to a Servicer Termination Event or Special Servicer Termination Event, if such an event shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

(vi)     each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with due care but shall not be relieved of its obligations by virtue of the use of any such agent or attorney;

(vii)     no provision of this Agreement or of the Certificates shall require the Trustee or the Certificate Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(viii)   the Certificate Administrator shall not be liable for any loss on any investment of funds made by it pursuant to the terms of this Agreement other than as set forth in Section 3.8 (and other than investments made with the Certificate Administrator as an obligor on such investments in its individual commercial capacity);

(ix)      neither the Trustee nor the Certificate Administrator shall be required to post any kind of bond or surety in connection with the execution and performance of its duties hereunder;

(x)       neither the Trustee nor the Certificate Administrator, as applicable, hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor Trustee or Certificate Administrator, as applicable, hereunder.

(b)           Following the Closing Date, neither the Trustee nor the Certificate Administrator shall accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement.

(c)           All rights or actions under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator may be enforced by such party without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Certificate Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)           In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act (“Applicable Laws”), each of the Trustee and the Certificate Administrator is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee or the Certificate Administrator, as applicable. Accordingly, each of the parties agrees to provide to the Trustee or the Certificate Administrator, as applicable, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Laws.

8.3           Neither the Trustee nor the Certificate Administrator is Liable for Trust Interests or the Mortgage Loan. The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Administrator on the Certificates) shall not be taken as the statements of the Trustee or the Certificate Administrator and the Trustee and the Certificate Administrator assume no responsibility for their correctness. The Trustee and the Certificate Administrator make no representations as to the validity or sufficiency of this Agreement (other than its execution of this Agreement), the Trust Interests or of the Mortgage Loan or related documents except as expressly set forth herein. Neither the Trustee nor the Certificate Administrator shall be liable for any action or failure to take any action by a Loan Seller under the related Trust Loan Purchase Agreement, including, without limitation, in connection with any failure of the Loan Sellers to properly prepare each of the documents and/or instruments referred to in clauses (B), (C), (D), (L), (M) and (N) of the definition of Mortgage Loan File in Section 2.1(b), and neither the Trustee nor the Certificate Administrator shall be required to take any action in connection with such action or failure of such Loan Seller (except to the extent otherwise expressly required pursuant to this Agreement). The Trustee and the Certificate Administrator shall not be liable for any action or failure of any action by the Depositor, the Servicer or the Special Servicer hereunder. The Trustee and the Certificate Administrator shall not at any time have any responsibility or liability for or with respect to the legality, ownership, title, recordability, collectability, suitability, genuineness, validity or enforceability of any of the Mortgage or any other Collateral Security Documents or the Mortgage Loan, or the perfection, sufficiency and priority of the Mortgage or any other Collateral Security Documents or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Trust Interest Owners under this Agreement, including, without limitation, the existence, condition and ownership of the Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loan to the Trust; the performance or enforcement of the Mortgage Loan (other than with respect to the Servicer or the Special Servicer, if the Trustee shall assume the duties of the Servicer and/or the Special Servicer, respectively, pursuant to Section 7.2 and then only to the extent of the obligations of the Servicer or the Special Servicer, as applicable, hereunder); the compliance by the Depositor, the Borrower Related Parties, the Servicer and the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the Trustee’s or the Certificate Administrator’s, as applicable, receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or the Special Servicer or any loss resulting therefrom (other than investments made with the Trustee or the Certificate Administrator in its commercial capacity); the failure of the Servicer, the Special Servicer or any sub-servicer to act or perform any duties required of it hereunder; or any action by the Trustee or the Certificate Administrator taken at the direction of the Servicer or the Special Servicer (other than with respect to the Trustee, if the Trustee shall assume the duties of the Servicer or the Special Servicer); provided, however, the foregoing shall not relieve the Trustee or the Certificate Administrator of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the Trustee’s or the Certificate Administrator’s, as applicable, negligent action, negligent failure to act or willful misconduct (or such other standard of care as may be provided herein with respect to any particular matter), no recourse shall be had for any claim based on any provisions of this Agreement, the Trust Interests, the Mortgage, the Property, the Collateral Security Documents or the Mortgage Loan or assignment thereof against the Trustee or the Certificate Administrator in their individual capacity, the Trustee and the Certificate Administrator shall not have any personal obligation, liability or duty whatsoever to any Trust Interest Owner or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. Neither the Trustee nor the Certificate Administrator shall have any responsibility for filing any financing or continuation statements in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement (unless, with respect to the Trustee, the Trustee shall have become the successor Servicer or Special Servicer). Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Trust Interests or of the proceeds of such Trust Interests or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loan to the Trust, or for the use or application of any funds deposited in or withdrawn from the Collection Account or any account maintained by or on behalf of the Servicer (except to the extent that the Collection Account is held by the Trustee or the Certificate Administrator in their commercial capacities), or for investment of such amounts (other than investments made with the Trustee or the Certificate Administrator in their commercial capacities).

Neither the Trustee nor the Certificate Administrator, by reason of the action or inaction of a Responsible Officer or Responsible Officers of the Trustee or the Certificate Administrator, as applicable, nor any of their respective directors, officers, employees, Affiliates or agents shall have any liability to the Trust, the Trust Interest Owners or the Companion Loan Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, for actions taken or not taken at the direction of the Trust Interest Owners or the Companion Loan Holders or for errors in judgment; provided, however, this provision shall not protect the Trustee, the Certificate Administrator or any such Person against any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct of the Trustee, the Certificate Administrator or any such Person, as applicable. Except with respect to any fidelity bond required pursuant to Section 8.6, the Trustee and the Certificate Administrator will not be required to post any kind of bond or surety in connection with the execution and performance of its duties under this Agreement. In no event will the Trustee or the Certificate Administrator, as applicable, be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage, or be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God. Subject to Section 8.12(a), the Trustee, the Certificate Administrator and any of their respective directors, officers, employees, Affiliates or Controlling Persons shall be indemnified pursuant to Section 3.4(c) out of amounts on deposit in the Collection Account, and held harmless against any and all claims, losses, liabilities, demands, foreclosures, damages, penalties, fines, forfeitures, legal fees, liabilities or expenses and related costs, judgments or other costs, liabilities or expenses incurred in connection with or related to the Trustee’s or the Certificate Administrator’s performance of their respective powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof); provided, however, this provision shall not protect the Trustee, the Certificate Administrator or any such Person against, or provide any of them indemnification for, any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct of the Trustee, the Certificate Administrator or any such Person. The indemnification provided hereunder shall survive the resignation or removal of the Trustee or the Certificate Administrator, as applicable, and the termination of this Agreement. Anything herein to the contrary notwithstanding, the Trustee shall be responsible for its acts or failure to act as Servicer and/or the Special Servicer during the time the Trustee is serving as such pursuant and subject to the terms of this Agreement.

Subject to the terms of this Agreement, except as otherwise provided herein,, neither the Certificate Administrator nor the Trustee will have any duty (except, with respect to the Trustee, in the capacity as a successor Servicer or successor Special Servicer) (A) to see to any recording, filing or depositing of any agreement or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or the Special Servicer delivered to the Trustee or the Certificate Administrator, as the case may be, reasonably believed by the Trustee or the Certificate Administrator, as the case may be, to be genuine and to have been signed or presented by the proper party or parties.

8.4           Trustee and Certificate Administrator May Own Certificates. The Trustee and the Certificate Administrator in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights, powers, and privileges as it would have if they were not the Trustee or the Certificate Administrator.

8.5           Trustee’s and Certificate Administrator’s Fees and Expenses. As compensation for its activities hereunder, on each Distribution Date the Certificate Administrator shall be entitled to the Trustee/Certificate Administrator Fee (including that portion which is payable to the Trustee as the Trustee Fee). Except as otherwise provided herein, the Trustee/Certificate Administrator Fee includes all routine expenses of the Trustee, the Certificate Administrator and the Authenticating Agent. As compensation for the performance of its duties hereunder, the Trustee shall be paid the Trustee Fee (which shall be payable out of the Trustee/Certificate Administrator Fee), which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee/Certificate Administrator Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Certificate Administrator’s and the Trustee’s sole form of compensation (unless otherwise set forth herein) for all services rendered by each entity in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Certificate Administrator and the Trustee hereunder. Each of the Trustee’s and the Certificate Administrator’s rights to the Trustee/Certificate Administrator Fee (including that portion of the Trustee/Certificate Administrator Fee that represents the Trustee Fee, which is payable to the Trustee) may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement. The Trustee and the Certificate Administrator shall be entitled to be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Certificate Administrator, as applicable, in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its counsel and of all Persons not regularly in its employ), provided such cost would qualify as an “unanticipated expense incurred by the REMIC” within the meaning of the REMIC Provisions, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct or which is expressly the responsibility of a Trust Interest Owner or a group of Trust Interest Owners hereunder, all of which reimbursements to be paid from amounts on deposit in the Collection Account pursuant to Section 3.4(c); provided, however, neither the Trustee nor the Certificate Administrator shall refuse to perform any of their obligations hereunder solely as a result of the failure to be paid any fees and expenses (a) so long as payment of such fees and expenses are reasonably assured to it, or (b) to the extent that the Trustee’s or the Certificate Administrator’s, as applicable, obligations hereunder are expressly contingent upon the receipt of an indemnity from the Certificateholders and/or the Uncertificated VRR Interest Owner, that it has received such indemnity. The Trustee and the Certificate Administrator shall provide the Servicer with an invoice, on or prior to each Payment Date, setting forth the actual expenses incurred in connection with the performance of its duties hereunder for which it seeks payment or reimbursement. Notwithstanding any other provision of this Agreement, neither the Trustee nor the Certificate Administrator shall be entitled to reimbursement from the Trust for an expense incurred under this Agreement in connection with the performance of its ordinary and regularly recurring duties hereunder unless such reimbursement is expressly provided for herein or otherwise permitted hereunder.

8.6           Eligibility Requirements for the Trustee and the Certificate Administrator; Errors and Omissions Insurance. (a) Each of the Trustee and the Certificate Administrator hereunder shall at all times be a Qualified Certificate Administrator or Qualified Trustee, as applicable, and shall not be an Affiliate of the Borrower, any Loan Seller or the Depositor or an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Servicer and/or Special Servicer pursuant to Section 7.2). In addition the Trustee shall satisfy the requirements for a trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended. If a corporation, association or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 8.6(a) the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust, the Trustee or the Certificate Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section 8.6(a), the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

(b)           Each of the Certificate Administrator and the Trustee shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Trustee’s or the Certificate Administrator’s, as applicable, directors, officers and employees acting on behalf of the Trustee or the Certificate Administrator, as applicable, in connection with its activities under this Agreement; provided, that if the unsecured long-term debt of the Trustee or the Certificate Administrator, as applicable, is not rated at least “A-” by Fitch, then the claims paying ability of the insurer under such applicable error and omissions insurance policy must be rated at least “A” by Fitch. Such insurance policy shall protect the Trustee or the Certificate Administrator, as applicable, against losses, forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. The amount of coverage shall be at least equal to the coverage that is required by applicable governmental authorities having regulatory power over the Trustee or the Certificate Administrator, as applicable. In the event that any such bond or policy ceases to be in effect, the Trustee or the Certificate Administrator, as applicable, shall obtain a comparable replacement bond or policy. In lieu of the foregoing, but subject to this Section 8.6(b), the Trustee and the Certificate Administrator, as applicable, shall be entitled to self-insure with respect to such risks so long as its (or its immediate or remote parent’s) long-term unsecured debt is rated at least “A-” by Fitch (or, if not then rated by Fitch, rated either (x) no lower than an equivalent rating by another NRSRO or (y) no lower than “A-:VIII” by A.M. Best Company, Inc.).

8.7           Resignation and Removal of the Trustee or the Certificate Administrator. Each of the Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created (i) by giving written notice of resignation to the other such party, the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Certificate Administrator, the Certificate Registrar (if other than the Trustee), the Trustee, the Companion Loan Holders and the 17g-5 Information Provider, who shall post such notice on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and by mailing notice of resignation by first class mail, postage prepaid, to the Trust Interest Owners at their addresses appearing on the Certificate Register, not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and (ii) only upon acceptance by a successor Trustee or Certificate Administrator, as applicable, appointed by the Depositor in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. Upon receipt of such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Certificate Administrator, as applicable, the appointment of which would not, in and of itself, result in a downgrade, qualification or withdrawal by the Rating Agency of the then-current ratings assigned to the Certificates, as evidenced by a written confirmation from the Rating Agency, in triplicate, which written confirmation shall be delivered to the resigning Trustee or Certificate Administrator, and to the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable, at the expense of the Trust.

If at any time any of the following occur: (x) the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request for the Trustee’s or the Certificate Administrator’s resignation by the Depositor, the Servicer or the Special Servicer, as applicable; (y) the Trustee or the Certificate Administrator materially defaults in the performance of its obligations under this Agreement; or (z) if at any time the Trustee or the Certificate Administrator shall become incapable of action, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of either of their property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument, in duplicate, executed by an authorized officer of the Depositor, one copy of which instrument shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and one copy to the successor Trustee or Certificate Administrator, as applicable. Holders of Certificates evidencing, in the aggregate, not less than a majority of the Voting Rights of the outstanding Certificates, may at any time remove the Trustee or the Certificate Administrator and appoint a successor Trustee or Certificate Administrator, as applicable, by written instrument or instruments, in triplicate, signed by such Holders or their attorney-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Depositor (with a copy to the Servicer and the Special Servicer), one complete set to the Trustee or the Certificate Administrator, as applicable, so removed and one complete set to the successor(s) so appointed. Notice of any removal of the Trustee or the Certificate Administrator and acceptance of appointment by the successor Trustee or Certificate Administrator shall be given to the Rating Agencies (through the successor 17g-5 Information Provider’s Website, as applicable) and the Initial Purchasers by the successor Trustee or Certificate Administrator, as applicable. No removal of the Trustee or the Certificate Administrator shall be effective until all reasonable fees, costs, expenses and Advances (including interest thereon) to which it is entitled have been paid to the Trustee or Certificate Administrator, as applicable, in full; provided that, if the Trustee or the Certificate Administrator is terminated by the Depositor pursuant to the first sentence of this paragraph, or if the Trustee or the Certificate Administrator is terminated with cause by the Holders of Certificates evidencing, in the aggregate, more than 50% of the Voting Rights of all Certificates as provided above in this paragraph, then the terminated party shall be required to pay all reasonable costs and expenses (including those incurred by the other parties hereto (including, without limitation, the reasonable fees of counsel)) to transfer the rights and obligations of the terminated party to a successor trustee or certificate administrator, as applicable; and provided, further, that if the Trustee or the Certificate Administrator is terminated without cause by the Holders of Certificates evidencing more than 50% of the Voting Rights of all Certificates as provided above in this paragraph, then such Holders will be required to pay all the reasonable costs and expenses of the terminated party necessary to effect the transfer of the rights and obligations of the terminated party to a successor trustee or certificate administrator, as applicable.

Any resignation or removal of the Trustee or Certificate Administrator shall not become effective until acceptance of the appointment by the successor Trustee or Certificate Administrator, as applicable, as provided in Section 8.8.

8.8           Successor Trustee or Successor Certificate Administrator. Any successor Trustee or Certificate Administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and its predecessor trustee or certificate administrator an instrument (i) accepting such appointment hereunder and (ii) making the representations and warranties of the Trustee or the Certificate Administrator, as applicable, as provided in Sections 2.3 and 2.4, respectively, and thereupon the resignation or removal of the predecessor trustee or certificate administrator shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or certificate administrator herein. The predecessor Certificate Administrator shall deliver or cause to be delivered to the successor Certificate Administrator, as applicable, the Mortgage Loan File and related documents and statements held by it hereunder, and the Depositor, the Servicer, the Special Servicer and the predecessor trustee or certificate administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator all such rights, powers, duties and obligations, subject, however, to the payment of all amounts due to the predecessor Trustee or Certificate Administrator, as applicable, under this Agreement.

No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Certificate Administrator shall be eligible under the provisions of Section 8.6 and its appointment shall not result in the qualification, downgrading, or withdrawal of the current rating of any Class of the Certificates (prior to the resignation or termination of the Trustee or Certificate Administrator).

Upon acceptance of appointment by a successor Trustee or Certificate Administrator as provided in this Section, the successor Trustee or Certificate Administrator shall mail notice of the succession of such successor Trustee or Certificate Administrator hereunder to all Trust Interest Owners at their addresses as shown in the Certificate Register, the Depositor, the Initial Purchasers, the Servicer, the Special Servicer, the Companion Loan Holders and the Borrower Parties.

No Trustee or Certificate Administrator hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor Trustee or of any predecessor or successor Trustee certificate administrator, as applicable, hereunder.

8.9           Merger or Consolidation of the Trustee or the Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which either may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, and shall be deemed to have assumed all of the liabilities and obligations of the Trustee or the

Certificate Administrator, as applicable, hereunder, provided that (i) such Person shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding and (ii) Rating Agency Confirmation shall have been delivered to such Person.

8.10         Appointment of Co-Trustee or Separate Trustee. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Property may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, the Depositor or the Holders of Certificates evidencing, in the aggregate, a majority of the Voting Rights of the outstanding Certificates, by an instrument in writing signed by it or them, may appoint one or more individuals or corporations approved by the Trustee to act as separate trustee or separate trustees or co-trustees, acting jointly with the Trustee, of all or any part of the Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act. The fees and expenses of any separate trustee or co-trustee shall be paid by the Trust pursuant to Section 3.4(c).

(b)           The Trustee shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully conferring such title, rights or duties to such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Property or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustees jointly with the Trustee subject to all the terms of this Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Trustee, its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its, her or his name. In the event that any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Property and all assets, property, rights, powers, duties and obligations of such separate trustee or co-trustee shall, so far as permitted by-law, vest in and be exercised by the Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

(c)           All provisions of this Agreement which are for the benefit of the Trustee or the Certificate Administrator shall extend to and apply to (in the case of the Trustee) each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.10, and to the Trustee or the Certificate Administrator, as applicable, in each capacity that it may assume hereunder, including, without limitation, its capacity as Certificate Registrar, Authenticating Agent, Custodian and 17g-5 Information Provider, as applicable.

(d)           Every co-trustee and separate trustee hereunder shall, to the extent permitted by-law, be appointed and act and the Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the

Trustee shall be conferred or imposed and exercised or performed by the Trustee and such co-trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or trustees; (iii) no power hereby given to, or exercisable by, any such co-trustee or separate trustee shall be exercised hereunder by such co-trustee or separate trustees except jointly with, or with the consent of, the Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustees hereunder.

If, at any time, the Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any co-trustee or separate trustee. Notwithstanding the foregoing, the appointment of a co-trustee or separate trustee by the Trustee shall not relieve the Trustee of its obligations, duties, or responsibilities in any way or to any degree.

(e)           Any request, approval or consent in writing by the Trustee to any co-trustee or separate trustee shall be sufficient warrant to such co-trustee or separate trustee, as the case may be, to take such action as may be so required, approved or consented to.

(f)            Notwithstanding any other provision of this Section 8.10, the powers of any co-trustee or separate trustee shall not exceed those of the Trustee hereunder, and such co-trustee or separate trustee shall meet the eligibility requirements set forth in Section 8.6.

8.11           Appointment of Authenticating Agent. (a) The Certificate Administrator may appoint an agent or agents which shall be authorized to act on behalf of the Certificate Administrator to authenticate Certificates (each such agent, an “Authenticating Agent”), and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Certificate Administrator hereunder. Wherever a reference is made in this Agreement to the authentication and delivery of Certificates by the Certificate Administrator or the Certificate Administrator’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Certificate Administrator by an Authenticating Agent and a certificate of authentication executed on behalf of the Certificate Administrator by an Authenticating Agent. Each Authenticating Agent shall, at all times, be a corporation or association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such law to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If, at any time, an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.11. The initial Authenticating Agent shall be the Certificate Administrator.

(b)           Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of an Authenticating Agent, shall continue to be an Authenticating Agent, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided such Person shall be otherwise eligible under this Section 8.11.

(c)           An Authenticating Agent may resign at any time by giving at least 30 days’ advance written notice thereof to the Servicer or the Special Servicer, as applicable, and the Depositor and the Certificate Administrator. The Certificate Administrator may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Servicer or the Special Servicer, as applicable, and the Depositor and the Certificate Administrator. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Certificate Administrator may appoint a successor Authenticating Agent and shall mail written notice of such appointment by first class mail, postage prepaid to all Trust Interest Owners as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

8.12         Trustee and Certificate Administrator Indemnification; Third-Party Claims.

(a)           Each of the Trustee and the Certificate Administrator and any director, officer, employee or agent of the Trustee or the Certificate Administrator, as applicable, shall be indemnified and held harmless by the Trust, out of the proceeds of the Mortgage Loan against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of this Agreement; (ii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in this Agreement; or (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any negligence, bad faith or willful misconduct on the part of that party in the performance of its obligations or duties under this Agreement or negligent disregard of such obligations or duties. The Trust shall pay, from amounts on deposit in the Collection Account pursuant to Section 3.4, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Trustee and/or the Certificate Administrator, as applicable.

(b)           Each of the Trustee and the Certificate Administrator (each, in such indemnifying capacity and for purposes of this Section 8.12(b), an “Indemnifying Party”) agrees severally and not jointly to indemnify the Trust and each of (other than itself) the Depositor, the

Servicer, the Special Servicer, the Trustee, the Certificate Administrator and any director, officer, employee or agent or Controlling Person of any of the foregoing Persons (each, in such indemnified capacity and for purposes of this Section 8.12(b), an “Indemnified Party”), and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (including reasonable attorneys’ fees incurred in connection with any legal action related to such Indemnifying Party’s negligence, bad faith or willful misconduct) that the applicable Indemnified Party, may sustain arising from or as a result of the negligence, bad faith or willful misconduct in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by such Indemnifying Party other than any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses incurred by reason of negligence, bad faith or willful misconduct in the performance of any of such Indemnified Party’s duties hereunder or by reason of negligent disregard of such obligations and duties hereunder. Such indemnification obligation shall survive the termination or resignation of the Indemnifying Party hereunder and the termination of this Agreement. Except as provided in the following sentence (as it may apply to any payments made hereunder to the Trust), the Indemnifying Party shall not be entitled to reimbursement from the Trust for any payment made by the Indemnifying Party pursuant to this Section 8.12(b); provided, however, that nothing in this Section 8.12(b) shall deprive (i) the Trustee or the Certificate Administrator of any limitation on its liability or right to indemnification from the Trust provided to such party as and to the extent provided by Section 8.12(a), or (ii) the Depositor, the Servicer or the Special Servicer of any limitation on its liability or right to indemnification from the Trust provided to such party as and to the extent provided by Section 6.3. Any expenses incurred or indemnification payments made by the Indemnifying Party shall be reimbursed by the party so paid or which received the benefit of such payment, if a court of competent jurisdiction makes a final, non-appealable judgment that the Indemnifying Party was not culpable or was found not to have acted with negligence, bad faith or willful misconduct in connection with the conduct in question.

The 17g-5 Information Provider shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon (i) a breach by the 17g-5 Information Provider of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the 17g-5 Information Provider in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

Each of the Authenticating Agent, the Certificate Registrar and the Certificate Administrator shall indemnify the Depositor, the Loan Seller, any employee, director or officer of the Depositor or any Loan Seller, and the Trust for, and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (including reasonable attorneys’ fees) incurred by such parties as a result of or relating to a violation of the Exchange Act or the Credit Risk Retention Rules if such violation, in whole or in part, results from or arises out of a breach by the Authenticating Agent, the Certificate Registrar or the Certificate Administrator, as the case may be, of any of its obligations under Section 5.2(f) and Section 5.3(j) of this Agreement.

8.13         Certificate Administrator and Servicer Not Responsible for Inconsistent Payment Information. In connection with any Distribution Date and a voluntary prepayment or the payment at maturity by the Borrower Related Parties of the Mortgage Loan or any portion thereof, the Certificate Administrator shall report the amount of such prepayment or payment to the Depository based on information received from the Servicer or the Special Servicer in reliance on notices received from the Borrower Related Parties. In the event of any inconsistencies in payments or prepayments made by the Borrower Related Parties with the previously delivered notices by the Borrower Related Parties, all costs and expenses incurred as a result of a failure by the Borrower Related Parties to make any such payments or prepayment, shall be paid by the Borrower Related Parties in accordance with the Mortgage Loan Agreement provided that the amount of payment reported to the Depository by the Certificate Administrator was consistent with the information received from the Servicer or the Special Servicer. If the Borrower Related Parties fail to do so, such costs and expenses shall be reimbursed to the Certificate Administrator and to the Servicer or the Special Servicer, as applicable, by the Trust pursuant to Section 3.4(c) from funds on deposit in the Collection Account. None of the Certificate Administrator, the Servicer or the Special Servicer shall be liable for any inability or delay of the Depository to make a distribution as a result of such inconsistencies. Notwithstanding the foregoing, the Certificate Administrator shall notify the Depository on the Remittance Date or as soon as reasonably possible of any such inconsistencies.

8.14         Access to Certain Information. (a) The Certificate Administrator shall afford or cause to be afforded to any Non-Restricted Privileged Person (other than the Rating Agencies) and to the Office of Thrift Supervision, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Trust Interest Owner, access to any documentation regarding the Mortgage Loan or the other assets of the Trust that are in its possession or within its control, including without limitation:

(i)            the Mortgage Loan File, including any and all modifications, waivers and amendments to the terms of the Mortgage Loan entered into or consented to by the Servicer or the Special Servicer and delivered to the Certificate Administrator (or a Custodian on its behalf);

(ii)           the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for the Property, and

(iii)          all notices and reports delivered to the Certificate Administrator with respect to the Property as to which environmental testing revealed any failure of the Property to comply with any applicable law, including any Environmental Law, or which revealed an environmental condition present at the Property requiring further investigation, testing, monitoring, containment, clean up, or remediation.

Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator, the Trustee or the Custodian, as applicable.

The Certificate Administrator (or a Custodian on its behalf) shall provide copies of the items described in this Section 8.14(a) above upon reasonable written request to the Trust Interest Owners. The Certificate Administrator (or a Custodian on its behalf) may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting Person, in a form reasonably acceptable to the Certificate Administrator (or a Custodian on its behalf) to the effect that the Person making the request is a Beneficial Owner or prospective purchaser of Trust Interests, is requesting the information solely for use in evaluating its investment in the Trust Interests and shall otherwise keep the information confidential. Trust Interest Owners, by the acceptance of their Certificates or Uncertificated VRR Interest, as applicable, shall be deemed to have agreed to keep this information confidential.

(b)          The Certificate Administrator shall make available to Non-Restricted Privileged Persons (or, solely in the case of the Distribution Date Statements, all Privileged Persons), via the Certificate Administrator’s Website, the following items (to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format to cgcmtcmbs@citi.com):

(i)            The following “deal documents”:

(A)          the Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)          this Agreement, each sub-servicing agreement delivered to the Certificate Administrator since the Closing Date (if any), the Trust Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)          the CREFC® loan setup file, delivered to the Certificate Administrator by the Servicer.

(ii)          The following “periodic reports”:

(A)          all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.4(b);

(B)          all CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator pursuant to Section 3.18(a); and

(C)          financial information (including, without limitation, rent rolls, financial statements, financial reports, operating statements, balance sheets, statements of cash flow, profit and loss statements and operating budgets) and other periodic Property reports provided pursuant to Section 3.18(c) (provided they are received by the Certificate Administrator).

(iii)          The following “additional documents”:

(A)          summaries of any Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.10;

(B)          all inspection reports delivered to the Certificate Administrator pursuant to Section 3.22; and

(C)          all Appraisals delivered to the Certificate Administrator pursuant to Section 3.7(a);

(iv)          The following “special notices”:

(A)          any notice of final payment on the Trust Interests delivered to the Certificate Administrator pursuant to Section 4.1(g);

(B)          any notice of termination of the Servicer or the Special Servicer delivered to the Certificate Administrator pursuant to Section 7.1(c);

(C)          any notice of a Servicer Termination Event or Special Servicer Termination Event received by the Certificate Administrator pursuant to Section 7.1(b);

(D)          notice of any request by the Certificateholders representing at least 25% of the Voting Rights for a vote to terminate and replace the Special Servicer pursuant to Section 7.1(d);

(E)           any notice of resignation or removal of the Trustee or Certificate Administrator and any notice of the acceptance of appointment by the successor Trustee or successor Certificate Administrator pursuant to Section 8.7;

(F)           any and all Officer’s Certificates and other evidence delivered to the Certificate Administrator to support the Trustee’s, the Servicer’s or the Special Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, pursuant to Section 3.23(f);

(G)           any Special Notice delivered to the Certificate Administrator pursuant to Section 5.6;

(H)          any amendment to this Agreement pursuant to Section 11.1;

(I)           any Annual Statements as to Compliance and related Officer’s Certificates delivered under Section 3.19;

(J)           all Officers’ Certificates and accountants’ reports delivered to the Certificate Administrator since the Closing Date;

(K)          any Annual Independent Public Accountants’ Servicing Reports delivered pursuant to Section 3.20; and

(L)           identification of the commencement of a CCR Consultation Period or a CCR Consultation Termination Period, and of the termination of a CCR Control Period or CCR Consultation Period;

(v)           the “Investor Q&A Forum” pursuant to Section 4.5(a);

(vi)          solely to Certificateholders, Beneficial Owners of Certificates and the Uncertificated VRR Interest Owner, the “Investor Registry” pursuant to Section 4.5(b); and

(vii)         the “Risk Retention” tab (which shall include, without limitation, any notice from the Depositor or the Retaining Sponsor regarding any matter related to the Credit Risk Retention Rules.

The foregoing information shall be made available by the Certificate Administrator on the Certificate Administrator’s Website promptly following receipt.

The 17g-5 Information Provider shall make available solely to the Rating Agency and to NRSROs the following items to the extent such items are delivered to it via email at ratingagencynotice@citi.com, specifically with a subject reference of “MAD 2019-650M” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)            any Asset Status Report delivered by the Special Servicer pursuant to Section 3.10(h);

(ii)           any Environmental Reports delivered by the Special Servicer under Section 3.12(d);

(iii)          any Annual Statements as to Compliance and related Officer’s Certificates delivered under Section 3.19;

(iv)          any Annual Independent Public Accountants’ Servicing Reports delivered pursuant to Section 3.20;

(v)           any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.7(a);

(vi)          any information requested by the Depositor or the Rating Agencies pursuant to Section 3.21(c) (it being understood the 17g-5 Information Provider shall not disclose on the 17g-5 Information Provider’s Website which Rating Agency requested such information as provided in Section 3.21(c));

(vii)          any notices to the Rating Agency relating to the Servicer’s or Special Servicer’s determination to take action without receiving a Rating Agency Confirmation as set forth in Section 3.27(a);

(viii)         any requests for a Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.27(a);

(ix)           [Reserved];

(x)            all notices of termination, resignation or assignment of rights and duties of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee (and appointments of successors to the Servicer, the Special Servicer, the Certificate Administrator or the Trustee) received by the 17g-5 Information Provider;

(xi)           any transaction documents relating to this transaction delivered to the 17g-5 Information Provider by the Depositor;

(xii)          any other information delivered to the 17g-5 Information Provider pursuant to this Agreement;

(xiii)          any summary of oral communications with the Rating Agency that are delivered to the 17g-5 Information Provider pursuant to Section 8.14(d); provided that the summary of such oral communications shall not attribute which Rating Agency the communication was with;

(xiv)         any amendment to this Agreement pursuant to Section 11.1;

(xv)          notice of final payments on the Trust Interests;

(xvi)         the Rating Agency Q&A Forum and Document Request Tool pursuant to Section 4.5(d);

(xvii)        any notice of amendment of a Trust Loan Purchase Agreement delivered to the 17g-5 Information Provider pursuant to Section 19 of the such Trust Loan Purchase Agreement; and

(xviii)       any notice of a Servicer Termination Event or Special Servicer Termination Event delivered to the 17g-5 Information Provider pursuant to Section 7.1(b).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. The 17g-5 Information Provider shall post the foregoing information on the 17g-5 Information Provider’s Website on the same Business Day of receipt of such information if received by 2:00 p.m., New York City time, or, if received after 2:00 p.m., New York City time, on the next Business Day by 12:00 p.m., New York City time, and shall, promptly following the posting of such information to the 17g-5 Information Provider’s Website, notify, or cause the notification of, (i) each registered Rating Agency and other NRSRO and (ii) upon request, the party that delivered such item to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, in each case by electronic mail of the posting of such information on the 17g-5 Information Provider’s Website (provided that if the Servicer or Special Servicer has registered for access to the 17g-5 Information Provider’s Website, such party will automatically receive notification when such item has been posted and no request shall be required).

Neither the Certificate Administrator nor the 17g-5 Information Provider shall have any obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Certificate Administrator or the 17g-5 Information Provider, as applicable, may remove it from the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, as applicable. None of the Trustee, the Certificate Administrator or the 17g-5 Information Provider have obtained nor shall any of them be deemed to have obtained actual knowledge of any information posted to the 17g-5 Information Provider’s Website to the extent such information was not produced by the Trustee or the Certificate Administrator, as applicable. The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Certificate Administrator’s Website to the extent such information was not produced by the Certificate Administrator. Access to the 17g-5 Information Provider’s Website will be provided by the 17g-5 Information Provider to (i) the Rating Agencies upon registration at the 17g-5 Information Provider’s Website as a user thereof and (ii) other NRSROs upon registration at the 17g-5 Information Provider’s Website as a user thereof and upon receipt by the 17g-5 Information Provider of an NRSRO Certification. If a NRSRO (including any Rating Agency) requests access to the 17g-5 Information Provider’s Website, access will be granted by the 17g-5 Information Provider on the same Business Day provided such request is made (and, in the case of a NRSRO that is not a Rating Agency, a NRSRO Certification is submitted to the 17g-5 Information Provider) prior to 2:00 p.m., New York time on such Business Day, or if received after 2:00 p.m., New York City time, on the following Business Day. The 17g-5 Information Provider shall permit each Rating Agency to submit multiple email addresses for receipt of notices, including a general email address; provided, that each email address so provided shall be associated with a registered user of the 17g-5 Information Provider’s Website.

The Certificate Administrator and the 17g-5 Information Provider shall provide a mechanism to promptly notify each Person that has signed-up for access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, as applicable, in respect of the transaction governed by this Agreement each time an additional document is posted thereto. In connection with providing access to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, the Certificate Administrator and the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, make no representations or warranties as to the accuracy or completeness of such information being made available, and assume no responsibility for such information. The 17g-5 Information Provider shall not be liable for making any information available to the Rating Agencies or NRSROs unless same was delivered to it at its email address set forth above (or by any other form of electronic delivery reasonably acceptable to the 17g-5 Information Provider pursuant to the terms of this Agreement), with the proper subject heading.

As of the Closing Date, assistance in using or delivering information to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website can be obtained by calling 888-855-9695.

(c)           Each of the Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its website or otherwise, all information necessary to enable the Certificate Administrator to comply with Section 8.14(b) and any additional information relating to the Mortgage Loan, the Property or the Borrower Related Parties (and the Servicer shall make available through its website the information set forth in Section 3.18(c)), for review by the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Companion Loan Holders or any other Persons who deliver an Investor Certification in the form of Exhibit K-1 in accordance with this Section 8.14(c), and the Rating Agencies (only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 8.14(b), who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 8.14(b)) (collectively, the “Disclosure Parties”), in each case, except to the extent doing so is prohibited by this Agreement (including, without limitation, pursuant to the confidentiality provisions of this Agreement related to Privileged Information), applicable law or by the Mortgage Loan Documents. Each of the Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor, the Certificate Administrator and the Trustee, provide an Investor Certification or other confidentiality agreement acceptable to the Servicer or the Special Servicer, as the case may be, and (B) acknowledge that the Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Servicer’s or the Special Servicer’s website, the Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 8.14(c) to current or prospective Trust Interest Owners, the form of confidentiality agreement used by the Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Trust Interest Owner or a licensed or registered investment advisor acting on behalf of such Trust Interest Owner, an Investor Certification in the form of Exhibit K-1 executed by the requesting Person indicating that such Person is a Trust Interest Owner and shall keep such information confidential (except that such Trust Interest Owner may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Trust Interest, or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Trust Interests or interests therein, an Investor Certification in the form of Exhibit K-1 indicating that such Person is a prospective purchaser of a Trust Interest or an interest therein and is requesting the information for use in evaluating a possible investment in Trust Interests and shall otherwise keep such information confidential. In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Trust Interest Owner, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Trust Interest Owner.

Neither the Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement. Neither the Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 8.14(c) unless such information was produced by the Servicer or the Special Servicer, as applicable.

In connection with the delivery by the Servicer or the Special Servicer, as applicable, to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Servicer or the Special Servicer, as applicable, of when such information, report, notice or other document has been posted to the 17g-5 Information Provider’s Website. The Servicer or the Special Servicer, as applicable, may, but is not obligated to, send such information, report, notice or other document to the applicable Rating Agency or Rating Agencies following the earlier of (i) receipt of notification from the 17g-5 Information Provider that such information, report, notice or other document has been posted to the 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the 17g-5 Information Provider.

None of the foregoing restrictions in this Section 8.14(c) or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Servicer or the Special Servicer, the Trustee and the Certificate Administrator, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer, as applicable, as a trustee, certificate administrator, commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the corporate trust or securities administration operations of the Trustee or the Certificate Administrator or of the servicing operations in general of the Servicer or the Special Servicer, the Trustee and the Certificate Administrator, as applicable; provided, however, that the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) the Borrower, the Property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider (electronically in a format reasonably acceptable to the 17g-5 Information Provider) and has been uploaded on to the 17g-5 Information Provider’s Website; or (z) such Rating Agency has confirmed in writing to the Servicer or the Special Servicer, as applicable, that it does not intend to use such information in undertaking credit rating surveillance for any Class of Certificates (and the party providing such information to a Rating Agency shall, upon written request, certify to the Depositor that it received the confirmation described in this clause (z)).

(d)          The Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be permitted (but are not required) to orally communicate with the Rating Agencies, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and electronically and provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in Section 8.14(b) on the same day such communication takes place; provided that the summary of such oral communications shall not be attributed to the Rating Agency the communication was with. The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 8.14(b).

(e)           The Servicer or the Special Servicer may, but shall not be obligated to, provide information to the 17g-5 Information Provider that is neither specifically required hereunder nor requested by any Rating Agency. Any such information shall be posted by the 17g-5 Information Provider in accordance with the timeframe provided in Section 8.14(b).

(f)            Based on information in its possession, the Certificate Administrator shall provide written notice to the Servicer and the Special Servicer regarding (i) the commencement of a CCR Consultation Period or a CCR Consultation Termination Period and (ii) the end of any CCR Control Period or CCR Consultation Period. Any party hereto may at any time request from the Certificate Administrator written confirmation of whether there existed a CCR Consultation Period or a CCR Consultation Termination Period during the preceding calendar year and the Certificate Administrator shall deliver such confirmation to such party within 10 days of such request. Further, the Certificate Administrator shall post a “special notice” on the Certificate Administrator’s Website within ten days of its determination (or its receipt of notice) of the commencement or cessation of any CCR Consultation Period, CCR Consultation Termination Event or CCR Control Period.

8.15          Appointment of Custodian. The Certificate Administrator may, at its own expense, appoint one or more Custodians to hold all or a portion of the Mortgage Loan File as agent for the Certificate Administrator, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian) that is consistent in all material respects with this Agreement. The Certificate Administrator agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Trust Interest Owners. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least “A2” from Moody’s and at least “BBB” from Fitch, and shall be qualified to do business in the jurisdiction in which it holds the Mortgage Loan File. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. The Certificate Administrator shall serve as the initial Custodian and shall be deemed appointed as Custodian at all times that no other party is so appointed in accordance with this Section 8.15. The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.15 shall be issued by an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated at least “A3” by Moody’s and at least “A” by Fitch, or by any other insurer with respect to which the Rating Agencies have provided to the Certificate Administrator a Rating Agency Confirmation. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of the Mortgage Loan File directly by the Certificate

Administrator. The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian.

9.           CERTAIN MATTERS RELATING TO THE CONTROLLING CLASS REPRESENTATIVE AND THE RISK RETENTION CONSULTATION PARTY

9.1          Selection and Removal of the Controlling Class Representative and the Risk Retention Consultation Party.

(a)          The Majority Controlling Class Certificateholders may elect the Controlling Class Representative.

(b)          The Controlling Class Representative shall be the representative of the Controlling Class selected by the Majority Controlling Class Certificateholders, as determined by the Certificate Registrar from time to time; provided that such Majority Controlling Class Certificateholders making the selection may not include Borrower Restricted Parties; and provided, further, that the Controlling Class Representative cannot be any Borrower Restricted Party. In connection with the appointment of a Controlling Class Representative, the party so appointed and the Majority Controlling Class Certificateholders that made the selection shall all provide written certifications (substantially in the form of Exhibit K-3 to this Agreement) to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator confirming that neither the prospective Controlling Class Representative nor any of the Majority Controlling Class Certificateholders that appointed such prospective Controlling Class Representative is a Borrower Restricted Party; and no designation of a Controlling Class Representative shall be deemed effective until such certifications are so delivered. Each of the Servicer, the Special Servicer, the Trustee and the Certificate Administrator may conclusively rely on any Investor Certification provided to it in connection with the foregoing and may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures.

(c)          The Majority Controlling Class Certificateholders shall give written notice to the Servicer, the Special Servicer, the Trustee and the Certificate Administrator of the appointment of any Controlling Class Representative (in order to receive notices hereunder).

(d)          The Controlling Class Representative may be removed, with or without cause, at any time by the written vote of the Majority Controlling Class Certificateholders, which holders may not include Borrower Restricted Parties, and a copy of the results of such vote shall be delivered to the Certificate Administrator, the Trustee, the Servicer and the Special Servicer, and such parties may conclusively rely on such notice. Absent such notice, the Certificate Administrator, the Trustee, the Servicer and the Special Servicer may rely on the prior designation.

(e)          Each Holder and Beneficial Owner of a Certificate in the Controlling Class is hereby deemed to have agreed by virtue of its purchase of such Certificate in the Controlling Class or an interest therein to provide its name and address to the Certificate Administrator and the Trustee, to notify the Certificate Administrator, the Trustee, the Servicer and the Special Servicer of the transfer of such Certificate in the Controlling Class or interest therein, the selection of a Controlling Class Representative or the resignation or removal thereof and (by way of a certification substantially in the form of Exhibit K-3 to this Agreement) whether it or, to its knowledge, a Controlling Class Representative is or has become a Borrower Restricted Party. Any Certificateholder or Beneficial Owner that is at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate or an interest therein to notify the Certificate Administrator, the Trustee, the Servicer and the Special Servicer when such Certificateholder or Beneficial Owner is appointed Controlling Class Representative, when it is removed or resigns and (by way of a certification substantially in the form of Exhibit K-3 to this Agreement) whether it is or has become a Borrower Restricted Party and further to resign if it becomes a Borrower Restricted Party. Upon receipt of such notice, the Certificate Administrator shall notify the Special Servicer and the Servicer of the identity of the Controlling Class Representative and any resignation or removal thereof. In addition, upon the request of the Servicer or the Special Servicer, as applicable, the Certificate Administrator shall provide the name of the then-current Controlling Class and a list of the Certificateholders of the Controlling Class to such requesting party. By virtue of their acquisition of Certificates or interests therein, each Holder and Beneficial Owner of the Certificates in the Controlling Class agrees to remove any Controlling Class Representative known to be a Borrower Restricted Party or to cause such Controlling Class Representative to resign.

(f)           Once a Controlling Class Representative has been selected, each of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and each other Certificateholder (or Beneficial Owner, if applicable) and the Uncertificated VRR Interest Owner shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholders shall have notified each other party to this Agreement and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.

(g)           Until it receives notice to the contrary, each party to this Agreement shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

(h)           The Controlling Class Representative shall be responsible for its own expenses.

(i)           Notwithstanding any other provision to this Agreement, in the event that no Controlling Class Representative has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of the Controlling Class Representative until such time as a Controlling Class Representative meeting the definition thereof is so appointed or identified. Upon request, the Certificate Administrator shall provide such information as is then in its possession to identify the Controlling Class Representative to the Servicer and the Special Servicer.

(j)            CREFI, GS Bank, BBPLC and BMO Harris shall be the initial Risk Retention Consultation Parties and shall remain so until a successor is appointed pursuant to the terms of this Agreement. Upon the resignation or removal of any existing Risk Retention

Consultation Party, any successor Risk Retention Consultation Party shall deliver to the parties to this Agreement a certification substantially in the form of Exhibit S to this Agreement (along with contact information for such new Risk Retention Consultation Party) prior to being recognized as the new Risk Retention Consultation Party. The parties hereto shall be entitled to assume that a Risk Retention Consultation Party has not changed absent the notices contemplated by clauses (i) and (ii) of Section 9.1(k). The Risk Retention Consultation Party may not be a Borrower Restricted Party. In no event shall there be more than four (4) Risk Retention Consultation Parties.

(k)           If a Risk Retention Consultation Party has been selected, each of the Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator and each other Trust Interest Owner (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless (i) CREFI (in the case of the VRR1 Risk Retention Consultation Party), GS Bank (in the case of the VRR2 Risk Retention Consultation Party), BCREI (in the case of the VRR3 Risk Retention Consultation Party) or BMO Harris (in the case of the VRR4 Risk Retention Consultation Party), as applicable, shall have notified the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and each other Combined VRR Interest Owner, in writing, of the selection of a new Risk Retention Consultation Party along with contact information for such new Risk Retention Consultation Party and (ii) such new Risk Retention Consultation Party shall have delivered to the parties to this Agreement a certification substantially in the form of Exhibit S to this Agreement (along with contact information for such new Risk Retention Consultation Party).

(l)            In the event that no VRR1 Risk Retention Consultation Party, VRR2 Risk Retention Consultation Party, VRR3 Risk Retention Consultation Party or VRR4 Risk Retention Consultation Party, as applicable, has been appointed or identified to the Servicer or the Special Servicer, as applicable, and the Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Servicer or the Special Servicer, as applicable, then until such time as the related new Risk Retention Consultation Party is identified, the Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party as the case may be.

9.2          Limitation on Liability of Controlling Class Representative and the Risk Retention Consultation Party; Acknowledgements of the Trust Interest Owners.

(a)           The Uncertificated VRR Interest Owner and, by its acceptance of a Certificate, each Certificateholder acknowledges and agrees that: (i) the Controlling Class Representative and/or any Holder of a Controlling Class Certificate may each have relationships and interests that conflict with those of Holders of one or more other Classes of Certificates or the Uncertificated VRR Interest Owner; (ii) the Controlling Class Representative and/or any Controlling Class Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative and the Holders of Certificates in the Controlling Class do not have any duties to the Trust or to the Holders of any other Class of Certificates or the Uncertificated VRR Interest Owners; (iv) the Controlling Class Representative and/or any Holder of Certificates in the Controlling Class may take actions that favor interests of the Holders of Certificates in the Controlling Class over the interests of the Holders of one or more other Classes of Certificates or the Uncertificated VRR Interest Owners; (v) neither the Controlling Class

Representative nor the Holders of Certificates in the Controlling Class shall have any liability whatsoever to the Trust, the other parties to this Agreement, the Certificateholders, the Uncertificated VRR Interest Owner or any other Person (including any Borrower Related Party) for having acted in accordance with or as permitted under the terms of this Agreement; and (vi) the Trust Interest Owners may not take any action whatsoever against the Controlling Class Representative or any Holder of Certificates in the Controlling Class or any of the respective affiliates, directors, officers, shareholders, members, partners, agents or principals thereof as a result of the Controlling Class Representative or the Holders of Certificates in the Controlling Class having acted in accordance with the terms of and as permitted under this Agreement.

(b)           Each Risk Retention Consultation Party shall have no liability to the Trust Fund, any party to this Agreement, any Trust Interest Owner for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment.

(c)           The Controlling Class Representative shall have no liability to the Trust or the Trust Interest Owners for having acted in accordance with or as permitted by this Agreement, or for refraining from the taking of any action.

(d)           Each Trust Interest Owner acknowledges and agrees, by its acceptance of its Trust Interest that: (i) each Risk Retention Consultation Party may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owner; (ii) each Risk Retention Consultation Party may act solely in the interests of the Holders of one or more Class VRR Certificates or the Uncertificated VRR Interest Owner and does not have any liability or duties to the Holders of any other Class of Certificates; (iii) each Risk Retention Consultation Party may take actions that favor interests of the Holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owner, over the interests of the Holders of one or more other Classes of Certificates or one or more other VRR Interest Owners; and (iv) each Risk Retention Consultation Party shall have no liability whatsoever for having so acted as set forth in clauses (i) through (iii) above, and no Trust Interest Owner may take any action whatsoever against any Risk Retention Consultation Party or any director, officer, employee, agent or principal of such Risk Retention Consultation Party for having so acted.

9.3          Consent to Various Actions; Rights and Powers of the Controlling Class Representative; Consultation Rights of the Risk Retention Consultation Parties.

(a)           Notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to, Section 3.24, Section 9.3(b) and the last paragraph of this Section 9.3(a), (i) the Servicer or the Special Servicer shall not take any action described in clauses (i) through (v), clause (xi)(A) (to the extent that the related agreement is modified in a manner materially adverse to the “Senior Lender,” “Mortgage Lender” or such other similar term as may be set forth therein) and clause (xiii) of the definition of “Major Decision” without first obtaining a Rating Agency Confirmation with respect to such proposed action, (ii) the Servicer shall not take any action constituting a Major Decision unless it has obtained the consent of the Special Servicer (which consent shall be deemed given if the Special Servicer does not object within 15 Business Days (or, in the case of a determination of an Acceptable Insurance Default, 90 days) of receipt of the Servicer’s written analysis and recommendation together with any information in the possession of the Servicer that is reasonably required to make a decision regarding the subject action) (or with respect to such 15 Business Day period (or such 90-day period in the case of a determination of an Acceptable Insurance Default), such longer period as required by any related mezzanine intercreditor agreement for review by any holder of a mezzanine loan), and (iii) if there is an applicable Consenting Party, the Special Servicer shall not consent to the Servicer’s taking any action constituting a Major Decision, nor shall the Special Servicer itself take any action constituting a Major Decision, as to which such Consenting Party has objected in writing within 10 Business Days (or, in the case of a determination of an Acceptable Insurance Default, 30 days) after receipt of the Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period (or, in the case of a determination of an Acceptable Insurance Default, 30-day period) after receipt of such information, then such Consenting Party shall be deemed to have approved such action); provided, that the Special Servicer shall consult, solely on a non-binding basis, with (and to consider alternative actions recommended by) any applicable Consulting Party with respect to any of the Major Decisions and any other matter as to which consent of any Consenting Party is required (or, if there is no longer an applicable Consenting Party, would have been required if a Consenting Party existed) (provided, that any such consultation is not binding on the Special Servicer); and provided, further, that if the Special Servicer or the Servicer (in the event the Servicer is otherwise authorized under this Agreement to take such action), as applicable, determines that immediate action with respect to a Major Decision or any other matter requiring consent of a Consenting Party or consultation with a Consulting Party is necessary to protect the interests of the Trust Interest Owners and the Companion Loan Holders (as a collective whole as if such Trust Interest Owners and the Companion Loan Holders constituted a single lender), the Special Servicer or the Servicer, as applicable, may take any such action without waiting for the response of such Consenting Party or Consulting Party, as applicable, so long as the Special Servicer or the Servicer, as applicable, has made a reasonable effort to contact such Consenting Party or Consulting Party, as applicable, to inform it of such need; and provided, further, that no Consenting Party or Consulting Party shall have any rights under clause (xi) or clause (xx) of the definition of “Major Decision” if such Consenting Party or Consulting Party, as applicable, or an Affiliate thereof is a holder of any interest in any related mezzanine loan.

With respect to each Major Decision as to which the Controlling Class Representative has consent or consultation rights pursuant to this Section 9.3, the Special Servicer shall provide the related Major Decision Reporting Package to Controlling Class Representative, simultaneously with the Special Servicer’s request for the Controlling Class Representative’s consent or input regarding the related Major Decision.

In addition, during the continuance of a CCR Consultation Period and/or a CCR Consultation Termination Period, each of the Servicer and the Special Servicer shall consult with each Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to this Agreement) and to consider alternative actions recommended by each Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Servicer or Special Servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the Servicer’s or the Special Servicer’s, as applicable, written request for input on any requested consultation and (ii) the Servicer’s or the Special Servicer’s, as applicable, delivery of all such additional information reasonably requested in writing by the a Retention Consultation Party related to the subject matter of such consultation, the Servicer or the Special Servicer, as applicable, shall not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of a Risk Retention Consultation Party to respond will not relieve the Servicer or the Special Servicer, as applicable, from using efforts consistent with Accepted Servicing Practices to consult with such Risk Retention Consultation Party on any future Major Decisions with respect to the Mortgage Loan.

In addition, subject to Section 9.3(b) and the immediately following paragraph, any applicable Consenting Party may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as such Consenting Party may deem advisable or as to which provision is otherwise made herein. Notwithstanding anything herein to the contrary, no direction, advice, objection or consultation by any applicable Consenting Party or Consulting Party may (and neither the Servicer nor the Special Servicer shall follow any such advice, direction, objection or consultation that the Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (A) require or cause the Servicer or the Special Servicer to violate any provision of the Mortgage Loan Documents or any related mezzanine intercreditor agreement, applicable law or this Agreement, including without limitation the Servicer’s or the Special Servicer’s, as applicable, obligation to act in accordance with Accepted Servicing Practices, (B) result in the imposition of federal income tax on the Trust, cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC, (C) expose the Trust, any Trust Interest Owner, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Companion Loan Holder or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability or (D) materially expand the scope of the Servicer’s or Special Servicer’s responsibilities hereunder. Furthermore, in addition to the rights of consent of an applicable Consenting Party and the rights of consultation of an applicable Consulting Party as set forth in this Section 9.3(a) above, it is understood and agreed that to the extent any other provision of this Agreement requires the provision of notice to, the obtaining of consent of, and/or consultation with, any applicable Consenting Party or Consulting Party, or otherwise provides for any right of any applicable Consenting Party or Consulting Party thereunder, then none of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall be entitled to take any action (or omit to take any action) in contravention of the applicable rights of such Consenting Party or Consulting Party, as applicable, contained in such provision; provided, that this sentence is not intended to in any way (i) expand the rights of such Consenting Party or Consulting Party, as applicable, (ii) limit the application of the immediately preceding sentence, (iii) remove any limitations on the exercise of such rights set forth in the immediately preceding sentence or elsewhere herein, or (iv) require the Trustee, the Certificate Administrator, the Servicer and/or the Special Servicer to send a notice to, obtain the consent of, or consult with a new Consenting Party or Consulting Party, as applicable, whose name and contact information have not yet been provided to the Trustee, the Certificate Administrator, the Servicer and/or the Special Servicer; and provided, further, that if such other provisions are in any way subject to this Section 9.3, then the exercise of such rights shall be subject to Section 9.3(b) and the immediately following paragraph.

If the Special Servicer or Servicer, as applicable, determines that a refusal to consent by, or any direction, objection or advice from, any applicable Consenting Party or Consenting Party, as applicable, would require or otherwise cause the Special Servicer or Servicer, as applicable, to violate the terms of the Mortgage Loan Documents, any related mezzanine intercreditor agreement, applicable law, provisions of the Code, or this Agreement, including without limitation, the Accepted Servicing Practices, or expose any Trust Interest Owner, the Trust, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Companion Loan Holder or their affiliates, officers, directors or agent to any claim, suit or liability, or result in the imposition of a tax upon the Trust, or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or materially expand the scope of the Servicer’s or Special Servicer’s responsibilities hereunder, then the Special Servicer or Servicer, as applicable, shall disregard such refusal to consent, direction, objection or advice and notify such Consenting Party or Consulting Party, as applicable, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Servicer or Special Servicer in accordance with the direction of or approval of any applicable Consenting Party or the recommendation of any applicable Consulting Party that does not violate the Mortgage Loan Documents, any related mezzanine intercreditor agreement, any applicable law, provisions of the Code (resulting in the imposition of federal income tax on the Trust, causing either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC) or the Accepted Servicing Practices or any other provisions of this Agreement, shall not result in any liability on the part of the Servicer or the Special Servicer.

(b)          During any CCR Consultation Termination Period, the Controlling Class Representative (as a Consulting Party) shall have no consent or consultation rights under this Agreement and shall have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative; provided, that the Controlling Class Representative (if and to the extent that it is a Certificateholder) shall maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under this Agreement.

9.4          Controlling Class Representative Contact with Servicer and Special Servicer. Upon reasonable request, each of the Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Controlling Class Representative (during any CCR Control Period and any CCR Consultation Period) regarding the performance and servicing of the Mortgage Loan (or, in the case of the Special Servicer, the Special Servicer’s operational activities on a platform level basis related to the servicing of the Mortgage Loan after a Special Servicing Loan Event and the servicing of any Foreclosed Property) for which the Servicer or the Special Servicer, as the case may be, is responsible.

Notwithstanding any provision of this Agreement to the contrary, the failure of the Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement if the Servicer or the Special Servicer, as applicable, determines, in its reasonable and good faith judgment and consistent with the Accepted Servicing Practices, that such disclosure would constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

10.         TERMINATION

10.1         Termination. (a) The respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator created hereby (other than (x) the obligation to make certain remittances to the Companion Loan Holders to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Trust Interest Owners after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties hereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to this Article 10 following the later of (i) the final payment on the Trust Interests and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to a related mezzanine intercreditor agreement or this Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

(b)          On the final Distribution Date, all amounts on deposit in the Collection Account and not otherwise payable to a person other than the Trust Interest Owners, shall be applied as described in Section 4.1.

(c)          Notice of any termination, specifying the final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders of any Class may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation, shall be given promptly by the Certificate Administrator by letter to Trust Interest Owners mailed as soon as practicable specifying (A) the final Distribution Date upon which final payment of the Trust Interests shall be made (in the case of the Certificates, upon presentation and surrender of Certificates at the office or agency of the Certificate Administrator therein designated), (B) the amount of any such final payment and (C) that, in the case of the Certificates, the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein specified.

10.2         Additional Termination Requirements. In connection with any termination pursuant to Section 10.1 other than final payment on the Mortgage Loan, the Trust shall be terminated in accordance with the following additional requirements, unless the Certificate Administrator has obtained at the expense of the Trust, an Opinion of Counsel that any other manner of terminating either the Lower-Tier REMIC or the Upper-Tier REMIC shall not subject the Trust, the Lower-Tier REMIC or the Upper-Tier REMIC to federal income tax:

(i)            within 89 days prior to the final Distribution Date, the Certificate Administrator shall designate the first day of the 90 day liquidation period of the Lower-Tier REMIC and the Upper-Tier REMIC which shall be specified in a notice from the Certificate Administrator to the Trust Interest Owners as soon as practicable prior to such final Distribution Date, and shall specify such date in the final tax return of each such REMIC;

(ii)           at or after the time of adoption of such plan of complete liquidation and at or prior to the final Distribution Date, the Servicer shall sell any remaining assets (other than cash) of the Trust and credit the proceeds thereof to the Trust; and

(iii)          at or after such time as the proceeds from the disposition of the remaining assets of the Trust shall have been credited to the Trust, the Certificate Administrator shall cause all remaining amounts held (A) as part of the Lower-Tier REMIC to be distributed to the Certificate Administrator as holder of the Uncertificated Lower-Tier Interests and to the Holders of the Class R Certificates (in respect of the Class LT-R Interest) in accordance with Sections 4.1(c) and 4.1(e), and (B) as part of the Upper-Tier REMIC to be distributed to the Holders of the Regular Certificates, the Uncertificated VRR Interest and the Class R Certificates (in respect of the Class UT-R Interest) in accordance with Section 4.1(a), Section 4.1(b), Section 4.3(a) and Section 4.3(b).

10.3          Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

11.          MISCELLANEOUS PROVISIONS

11.1          Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Trust Interest Owners or any Companion Loan Holder:

(i)             to correct any inconsistency, defect or ambiguity in this Agreement or to correct any manifest error in any provision of this Agreement;

(ii)            to cause the provisions of this Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Trust Interests, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions herein or to correct any error;

(iii)           to change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the Foreclosed Property Account, provided, that (A) the Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) either (1) the change would not adversely affect in any material respect the interests of any Trust Interest Owner not consenting thereto, as evidenced by an Opinion of Counsel (at the expense of the party requesting the amendment or at the expense of the Trust (which amounts may be paid out of the Collection Account) if the requesting party is the Trustee or the Certificate Administrator) or (2) Rating Agency Confirmation is obtained;

(iv)          to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, at all times that any Trust Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the Lower-Tier REMIC or the Upper-Tier

REMIC that would be a claim against the Lower-Tier REMIC or the Upper-Tier REMIC; provided, that the Trustee and the Certificate Administrator received an Opinion of Counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action shall not adversely affect in any material respect the interests of any Trust Interest Owner;

(v)           to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided, that the Depositor has determined that the amendment shall not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee; provided, that the Depositor may conclusively rely upon an Opinion of Counsel to such effect (a copy of which will be delivered to the Trustee and the Certificate Administrator);

(vi)          to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that either (A) the required action shall not adversely affect in any material respect the interests of any Trust Interest Owner not consenting thereto, as evidenced by an Opinion of Counsel, or (B) a Rating Agency Confirmation is obtained, and provided, further, that any amendment pursuant to this clause (vi) that would adversely affect the rights of the Controlling Class or the Controlling Class Representative shall be subject to the consent of the Holders of the Controlling Class or the Controlling Class Representative, as applicable;

(vii)         to amend or supplement any provision of this Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by the Rating Agency, as evidenced by Rating Agency Confirmation, provided, that any amendment pursuant to this clause (vii) that would adversely affect the rights of the Controlling Class or the Controlling Class Representative shall be subject to the consent of the Holders of the Controlling Class or the Controlling Class Representative, as applicable;

(viii)        to modify the provisions of this Agreement with respect to reimbursement of Nonrecoverable Advances if (A) the Depositor, the Servicer, and the Trustee, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an Opinion of Counsel, (C) Rating Agency Confirmation is obtained and (D) any applicable Consenting Party consents to such modification;

(ix)           to modify, eliminate or add to any of its provisions (A) to the extent necessary to comply with the Credit Risk Retention Rules and/or any related regulatory actions and/or interpretations or (B) in the event that the Credit Risk Retention Rules (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal; and

(x)            to modify the provisions set forth in this Agreement relating to Exchange Act Rule 17g-5 or Rule 15Ga-1; provided, that such amendment would not materially increase the obligations of any of the Servicer, the Special Servicer, the Certificate Administrator, the 17g-5 Information Provider or the Trustee (unless consented to by such party);

provided, further that no amendment pursuant to any of clauses (i) through (x) above may be made that would: (A) change in any manner the obligations or rights of any Loan Seller under this Agreement or the applicable Trust Loan Purchase Agreement without the consent of the affected Loan Seller, (B) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser, or (C) adversely affect any Companion Loan Holder in its capacity as such without its consent.

(b)          This Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the written consent of the Holders of Certificates evidencing, in the aggregate, not less than 51% of the Percentage Interests of each Class of Certificates adversely affected thereby (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Trust Interest or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth herein, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under this Agreement; (v) change in any manner the obligations or rights of any Loan Seller under this Agreement or the applicable Trust Loan Purchase Agreement without the consent of the related Loan Seller; (vi) amend this Section 11.1; (vii) change in any manner the obligations or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent.

It shall not be necessary for the consent of Trust Interest Owners under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Trust Interest Owners shall be subject to such reasonable regulations as the Certificate Administrator or the Trustee may prescribe.

Notwithstanding any contrary provisions of this Agreement, (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to this Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted hereunder and all conditions precedent to such amendment have been satisfied, and (ii) no amendment shall be made to this Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust, or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

(c)           Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 8.14(b), and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each of the other parties to this Agreement, the Initial Purchasers and the Rating Agencies.

(d)           In the event that neither the Depositor nor any successor thereto is in existence, any amendment under this Section 11.1 shall be effected with the consent of the Trustee, the Certificate Administrator and the Servicer or the Special Servicer, as applicable, and, to the extent required by this Section 11.1, the required Trust Interest Owners and/or the Companion Loan Holders, as applicable.

(e)           The costs and expenses associated with any such amendment, including without limitation, Opinions of Counsel and Rating Agency Confirmations, shall be borne by the party requesting such amendment (or, if such amendment is required by the Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator), then at the expense of the Depositor and, if neither the Depositor nor any successor thereto is in existence, the Trust (which amounts may be paid out of the Collection Account)).

(f)           Any party requesting an amendment to this Agreement shall provide (x) notice of such amendment no later than three (3) Business Days prior to the anticipated date of execution, and (y) a copy of the executed amendment no later than the date of execution, to each Other Depositor and Other Exchange Act Reporting Party under each Other Pooling and Servicing Agreement (which may be by email) in order for each Companion Loan Holder to timely comply with its obligations under the Exchange Act.

11.2         Recordation of Agreement; Counterparts. (a) This Agreement or an abstract hereof, if acceptable by the applicable recording office, is subject to recordation in all appropriate public offices for real property records in the county in which the Property subject to the Mortgage is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee or the Certificate Administrator at the expense of the Trust upon its receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Trust Interest Owners of the Trust.

(b)          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

11.3         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR

RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY-LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY-LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4         Notices. All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders of any Class of Certificates held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

If to the Depositor, to:

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile: (646) 328-2943

and:

Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013

Attention: Raul Orozco
Facsimile: (347) 394-0898

and:

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Facsimile: (646) 862-8988

with electronic copies to:

Richard Simpson at richard.simpson@citi.com

and to:

Ryan M. O’Connor at ryan.m.oconnor@citi.com

If to the Servicer, to:

KeyBank National Association

11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael A. Tilden
Facsimile number: (877) 379-1625
Email: michael_a_tilden@keybank.com

with copies to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile number: (816) 753-1536
Email: kkohring@polsinelli.com

If to the Special Servicer, to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett and Job Warshaw

Facsimile number: (305) 695-5601

with a copy by email to:

hbennett@starwood.com, jwarshaw@lnrpartners.com and lnr.cmbs.notices@lnrproperty.com

If to the Trustee, to:

Wilmington Trust, National Association

1100 North Market Street
Wilmington, Delaware 19890
Attention: CMBS Trustee – MAD 2019-650M

If to the Certificate Administrator, to:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Global Transaction Services- MAD 2019-650M
Fax number: (212) 816- 5527

and with respect to e-mail pursuant to this Agreement, at ratingagencynotice@citi.com or, for certificate transfers:

Citibank, N.A.
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

If to the Initial Purchasers, to:

(i) in the case of Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Facsimile: (347) 394-0898

and:

Citigroup Global Markets Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Facsimile: (646) 328-2943

and:

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Facsimile: (646) 862-8988

with electronic copies to:

Richard Simpson at richard.simpson@citi.com

and to:

Ryan M. O’Connor at ryan.m.oconnor@citi.com

(ii) in the case of Goldman Sachs & Co. LLC.:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Leah Nivison

email: leah.nivison@gs.com

with a copy to:

Brian Bolton

email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com

(iii) in the case of Barclays Capital Inc.:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson
email: daniel.vinson@barclays.com
fax number: (646) 758-1700

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Steven Glynn
email: steven.glynn@barclays.com
fax number: (212) 412-7519

(iv) in the case of BMO Capital Markets Corp.:

BMO Capital Markets Corp.

521 Fifth Avenue, 3rd Floor

New York, NY 10175
Attention: Andrew Noonan, Director
email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Joo Kim

Email: Joo.Kim@cwt.com;

If to the initial Risk Retention Consultation Parties,

(i) in the case of Citi Real Estate Funding Inc., to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

and to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Facsimile: (347) 394-0898

with copies by electronic mail to:

Richard Simpson at richard.simpson@citi.com
Ryan M. O’Connor at ryan.m.oconnor@citi.com

(ii) in the case of Goldman Sachs Bank USA, to:

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to Brian Bolton, email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com;

(iii) in the case of Barclays Bank PLC, to:

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Facsimile No.: (646) 758-1700

with a copy to:

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Steven P. Glynn

Email: steven.glynn@barclays.com

Facsimile No.: (212) 412-7519

(iv) in the case of BMO Harris Bank N.A., to:

BMO Harris Bank N.A.

111 West Monroe Street

Chicago, Illinois 60603

Attention: Michael Kauffman, Managing Director

Email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Joo Kim

Email: Joo.Kim@cwt.com

If to any Trust Interest Owner, to:

the address set forth in the Certificate Register

If to the Borrower Related Parties: at the respective addresses therefor set forth in the Mortgage Loan Agreement or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

Notwithstanding anything to the contrary herein, any and all communications (both text and attachments, excluding any notice to the Servicer or the Special Servicer under Section 7.1(a)) by or from the Certificate Administrator, in any of its capacities, that the Certificate Administrator in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found within the first secure email sent by the Certificate Administrator or by calling 1-888-855-9695.

11.5          Notices to the Rating Agencies. The Servicer or the Special Servicer, as applicable, and Certificate Administrator shall furnish such other information regarding the Trust as may be reasonably requested by the Rating Agency to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 8.14(b); provided, further, that the 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event or Special Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agency required hereunder shall be in writing.

Any notices and Rating Agency Confirmation requests shall be sent to the Rating Agencies shall be sent to the following addresses:

Fitch Ratings, Inc.

300 West 57th Street

New York, New York 10019
Attention: Commercial Mortgage Surveillance Group

Fax number: (646) 280-1013

11.6         Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, of the Certificates or the rights of the Holders thereof or of the Uncertificated VRR Interest or the rights of the Uncertificated VRR Interest Owner.

11.7         Limitation on Rights of Trust Interest Owners. The death or incapacity of any Trust Interest Owner shall not operate to terminate this Agreement or the Trust, nor entitle such Trust Interest Owner’s legal representative or heirs to claim an accounting or to take any action or to commence any proceeding in any court for a petition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Trust Interest Owner, solely by virtue of its status as a Trust Interest Owner, shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the

Certificateholders from time to time as partners or members of an association; nor shall any Trust Interest Owners be under any liability to any third party by reason of any action by the parties to this Agreement pursuant to any provision hereof.

No Trust Interest Owner, solely by virtue of its status as a Trust Interest Owner, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Termination Event or Special Servicer Termination Event, as the case may be, and of the continuance thereof, as herein before provided, and unless the Holders of Certificates aggregating not less than 25% of the Voting Rights of the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Trust Interest Owner with every other Trust Interest Owner and the Trustee, that no one or more Trust Interest Owner shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates or any Uncertificated VRR Interest Owner, or to obtain or seek to obtain priority over or preference to any other such Holder or Uncertificated VRR Interest Owner except as provided herein with respect to entitlement to payments or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Trust Interest Owners. For the protection and enforcement of the provisions of this Section, each and every Trust Interest Owner and the Trustee shall be entitled to such relief as can be given either at law or in equity.

11.8         Trust Interests Nonassessable and Fully Paid. The Trust Interest Owners shall not be personally liable for obligations of the Trust, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and the Trust Interests, upon due authentication thereof by the Certificate Administrator pursuant to this Agreement, are and shall be deemed fully paid.

11.9          Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.10          No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the Services of the Servicer and the

Special Servicer shall be rendered as an independent contractor and not as agent for the Trustee or the Depositor.

11.11       Actions of Trust Interest Owners. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Trust Interest Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Trust Interest Owner in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, where required, to the Depositor, the Servicer, the Special Servicer and/or the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator if made in the manner provided in this Section.

(b)          The fact and date of the execution of any Trust Interest Owner of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)          The Certificate Administrator may require additional proof of any matter referred to in this Section as it shall deem reasonably necessary.

(d)          Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer, the Special Servicer, the Trustee or the Certificate Administrator in reliance thereon, whether or not notation of such action is made upon such Certificate.

11.12       Successors and Assigns. The rights and obligations of any party hereto shall not be assigned (except as expressly permitted hereunder, including pursuant to Section 6.2, 6.4, 8.7 or 8.9 hereof) by such party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator and their respective permitted successors and assigns. No Person other than a party to this Agreement, a designated third-party beneficiary and any Trust Interest Owner shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Without limiting the foregoing, the parties to this Agreement specifically agree that (i) each Loan Seller, each Companion Loan Holder and each Initial Purchaser shall be a third-party beneficiary of this Agreement with respect to any of its respective rights specifically set forth hereunder, (ii) the Retaining Sponsor shall be a third-party beneficiary of this Agreement with respect to its rights under Section 5.2(f) and Section 5.3(j), (iii) each Other Depositor and Other Exchange Act Reporting Party shall be third-party beneficiary of this Agreement with respect to its rights under Article 13, and (iv) no Borrower Related Party, Property Manager or, except as contemplated by the immediately preceding clause (i), other party to the Mortgage Loan is an intended third-party beneficiary of this Agreement.

11.13       Acceptance by Authenticating Agent, Certificate Registrar. The Certificate Administrator hereby accepts its appointment as Authenticating Agent and Certificate Registrar and agrees to perform the obligations required to be performed by it in each such capacity pursuant to the terms of this Agreement.

11.14       Streit Act. Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k or Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, to the extent that such Section 126 and/or 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In a case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

11.15       Assumption by Trust of Duties and Obligations of the Lender Under the Mortgage Loan Documents. The Trustee on behalf of the Trust as assignee of the Mortgage Loan and the Servicer and the Special Servicer hereby acknowledge that the Trust assumes all of the rights and obligations of the Lender as lender under the Mortgage Loan Documents and agrees to be bound thereby, and in accordance with the terms thereof. Such acknowledgement on behalf of the Trust is made by the Trustee in the exercise of the powers and authority conferred and vested in it and is intended for the purpose of binding only the Trust. Nothing contained in this Section shall be construed as creating any liability on the part of the Trustee, individually or personally, it being agreed that all liabilities and obligations being acknowledged as assumed are solely those of the Trust, and under no circumstances shall the Trustee be liable personally for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement, any Mortgage Loan Document or any related document.

11.16       Treatment as a Security Agreement. The Depositor, concurrently with the execution and delivery hereof, has conveyed to the Trust, all of its right, title and interest in and to the Mortgage Loan. The parties intend that such conveyance of the Depositor’s right, title and interest in and to the Mortgage Loan pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Depositor shall be deemed to have granted, and in such event does hereby grant, to the Trustee, in trust for the registered holders of Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M and the Uncertificated VRR Interest Owners, a first priority security interest in all of its right, title and interest, whether now owned or existing or hereafter acquired or arising, in, to and under the Mortgage Loan, all payments of principal or interest with respect to the Mortgage Loan on or after the Closing Date and all proceeds thereof that may come due with respect to the Mortgage Loan and that this Agreement shall constitute a security agreement under applicable law.

11.17       Cooperation With the Loan Sellers With Respect to Rights Under the Mortgage Loan Agreement. It is expressly agreed and understood that, notwithstanding the assignment of the Mortgage Loan Documents, it is expressly intended that the Loan Sellers is entitled to the benefit of any securitization indemnification provisions that specifically run to the benefit of the Lender in the Mortgage Loan Documents. Therefore, the Depositor, Servicer, Special Servicer and Trustee hereby agree to reasonably cooperate with any Loan Seller, at the sole expense of such Loan Seller, with respect to obtaining the benefits of the provisions of any section of the Mortgage Loan Agreement providing for indemnification of the Lender and/or its loan seller affiliates with respect to the current securitization of the Mortgage Loan, including, without limitation, executing any documents as are necessary to permit such Loan Seller to enforce such provisions for its benefit; provided, that none of the Depositor, Servicer, Special Servicer or Trustee shall be required to take any action that is inconsistent with Accepted Servicing Practices, would violate applicable law, the terms and provisions of this Agreement, any related mezzanine intercreditor agreement or the Mortgage Loan Documents, would adversely affect any Trust Interest Owner, would cause either Trust REMIC to fail to qualify as a REMIC or would result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions. To the extent that the Trustee is required to execute any document facilitating the above rights of a Loan Seller under this Section 11.17, such document shall be in form and substance reasonably acceptable to the Trustee.

12.          REMIC ADMINISTRATION

12.1          REMIC Administration. (a) The Depositor intends that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC shall be conducted so as to qualify it as, a REMIC, and the provisions hereof shall be interpreted consistently with this intention.

(b)          The Certificate Administrator shall make or cause to be made an election on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC to treat the segregated pool of assets constituting such REMIC as a REMIC under the Code. Each such election shall be made on IRS Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Trust Interests are issued.

(c)           The Closing Date is hereby designated as the “Startup Day” of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The “latest possible maturity date” of each Class of the Non-Retained Regular Certificates and each Uncertificated Lower-Tier Interest (other than the Class LVRR Uncertificated Interest and the LUVRR Uncertificated Interest) is the Rated Final Distribution Date for the purposes of Section 860G(a)(1) of the Code. The “latest possible maturity date” of the LUVRR Uncertificated Interest and the Class LVRR Uncertificated Interest is the Distribution Date in October 2034 for the purposes of Section 860G(a)(1) of the Code.

(d)           The Certificate Administrator shall prepare or cause to be prepared and file or cause to be filed with the IRS, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC, an application for a taxpayer identification number for such REMIC on IRS Form SS-4 or obtain such number by other permissible means. Within thirty days of the Closing Date, the Certificate Administrator shall furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Persons that Trust Interest Owners may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within ten Business Days of the Closing Date to provide any information reasonably requested by the Servicer or the Certificate Administrator and necessary to make such filing).

(e)           The Certificate Administrator shall pay without any right of reimbursement the ordinary and usual expenses in connection with the preparation, filing and mailing of tax information reports and returns that are incurred by it in the ordinary course of its business, but extraordinary or unusual expenses, costs or liabilities incurred in connection with its tax related duties under this Agreement, including without limitation any expenses, costs or liabilities associated with audits or any administrative or judicial proceedings with respect to the Lower-Tier REMIC or the Upper-Tier REMIC that involve the IRS or state tax authorities, shall be reimbursable from the Trust.

(f)           The Certificate Administrator shall prepare or cause to be prepared, timely furnish or cause to be furnished to the Trustee to sign (and the Trustee shall timely sign), and the Certificate Administrator shall file or cause to be filed all federal, state and local income or franchise or other tax and information returns for each of the Lower-Tier REMIC and the Upper-Tier REMIC as the direct representative for such REMIC. Except as provided in Section 12.1(e), the expenses of preparing and filing such returns shall be borne by the Certificate Administrator. The Depositor shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession, and is reasonably requested by the Certificate Administrator to enable it to perform its obligations under this subsection, and the Certificate Administrator shall be entitled to rely on such information in the performance of its obligations hereunder.

(g)           The Certificate Administrator shall perform on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the IRS or any state or local taxing authority. Among its other duties, the Certificate Administrator shall provide (i) to the IRS or other Persons (including, but not limited to, the transferor of a Class R Certificate to a Disqualified Organization or to an agent that has acquired a Class R Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Disqualified Organization and (ii) to the Trust Interest Owners such information or reports as are required by the Code or REMIC Provisions. The Depositor shall provide on a timely basis (and in no event later than 30 days after the Certificate Administrator’s request) to the Certificate Administrator or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession and is reasonably requested in writing by the Certificate Administrator to enable it to perform its obligations under this subsection.

(h)          The Class R Certificateholders, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor holders of such Class R Certificates, to the irrevocable designation of the Certificate Administrator as the “partnership representative” of each Trust REMIC within the meaning of Section 6223 of the Code (to the extent such provision is applicable to the Trust REMICs). The Certificate Administrator shall make any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provision) to any Trust REMIC and (ii) to avoid payment by any Trust REMIC under Section 6225 of the Code of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any holder of any residual interest of any Trust REMIC, past or present. Each Holder of a Percentage Interest in the Class R Certificates, by acceptance thereof, is deemed to agree to any such elections.

(i)           The Trustee, the Certificate Administrator, the Holders of the Class R Certificates, the Servicer and the Special Servicer shall perform their obligations under this Agreement and the REMIC Provisions in a manner consistent with the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC.

(j)           The Trustee, the Certificate Administrator, any Holder of the Class R Certificates, the Servicer and the Special Servicer shall not take any action or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, within their respective control and the scope of their specific respective duties under this Agreement that, under the REMIC Provisions, could reasonably be expected to (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) unless permitted under Section 12.2(a), result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) (any such result in clause (i) or (ii), an “Adverse REMIC Event”) unless (A) the Trustee, the Certificate Administrator and the Servicer have received a Nondisqualification Opinion (at the expense of the party seeking to take such action or of the Trust if taken for the benefit of the Trust Interest Owners) with respect to such action or (B) the Trustee, the Certificate Administrator and the Servicer have received an opinion (at the expense of the party seeking to take such action or of the Trust if taken for the benefit of the Trust Interest Owners) to the effect that such action shall not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC and that no tax shall actually be imposed.

(k)          Any and all federal, state and local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC or its assets or transactions, including, without limitation, “prohibited transaction” taxes as defined in Section 860F of the Code, and any tax on contributions imposed by Section 860G(d) of the Code, shall be paid from the Collection Account; provided that the Servicer, upon two (2) days prior written notice, shall remit from the Collection Account to the Certificate Administrator the amount of any such tax that the Certificate Administrator notifies the Servicer is due; provided, further, if such taxes shall have been imposed on account of the negligence, bad faith, fraud or willful misconduct of any party hereto, or in connection with the breach of any representation or warranty made by any party hereto in this Agreement, then such taxes shall be paid by such party.

(l)           The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein or in the Mortgage Loan Documents (but subject to Section 1.3), all amounts collected on the Mortgage Loan shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loan (including interest on overdue interest) other than Default Interest. The books and records shall be sufficient concerning the nature and amount of the investments of the Lower-Tier REMIC and the Upper-Tier REMIC to show that such REMIC has complied with the REMIC Provisions.

(m)          None of the Certificate Administrator, the Trustee, the Servicer or the Special Servicer shall enter into any arrangement by which either the Lower-Tier REMIC or the Upper-Tier REMIC shall receive a fee or other compensation for services.

(n)           In order to enable the Certificate Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Certificate Administrator within ten days after the Closing Date, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Trust Interests, including, without limitation, the yield, issue prices, pricing prepayment assumption and projected cash flows of the Trust Interests and the projected cash flows on the Mortgage Loan. Thereafter, the Depositor, the Trustee, the Servicer and the Special Servicer shall provide to the Certificate Administrator, promptly upon request therefor, any such additional information or data that the Certificate Administrator may, from time to time, reasonably request in order to enable the Certificate Administrator to perform its duties as set forth herein. The Certificate Administrator is hereby directed to use any and all such information or data provided by the Trustee, the Depositor, the Servicer and the Special Servicer in the preparation of all federal, state or local income, franchise or other tax and information returns and reports for each of the Lower-Tier REMIC and the Upper-Tier REMIC to Trust Interest Owners as required herein. The Depositor hereby indemnifies the Certificate Administrator for any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses of the Certificate Administrator arising from any errors or miscalculations of the Certificate Administrator pursuant to this Section 12.1 that result from any failure of the Depositor to provide or to cause to be provided, accurate information or data to the Certificate Administrator (but not resulting from the methodology employed by the Certificate Administrator) on a timely basis and such indemnifications shall survive the termination of this Agreement and the termination of the Certificate Administrator.

The Certificate Administrator agrees that all such information or data so obtained by it shall be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section) or is required by law or applicable regulations to be disclosed.

12.2          Foreclosed Property. (a) The parties hereto acknowledge and understand that if the Trust were to acquire the Property as Foreclosed Property and were to own and operate the Property in a manner consistent with the manner in which the Property is currently owned and operated by the Borrower Related Parties, through a Successor Manager, some portion or all of the income derived in the Lower-Tier REMIC from such Foreclosed Property may be considered “net income from foreclosure property” for purposes of Section 860G(c) of the Code and subject to tax at normal corporate income tax rates.

In determining whether to acquire and hold any Foreclosed Property, the Special Servicer, acting on behalf of the Trustee hereunder, shall take these circumstances into account and shall only acquire or hold such Foreclosed Property if it determines, in its reasonable judgment (after, consultation with counsel, at the expense of the Trust), that either (i) there is a commercially feasible alternative method of administering such Foreclosed Property that would not result in such tax, e.g., a net lease that results in Rents from Real Property or (ii) the likely recovery with respect to operating the Foreclosed Property on behalf of the Trust, after taking into account any such taxes that might be imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, shall exceed the likely recovery to the Trust if the Trust were to net lease the Foreclosed Property or were not to acquire and hold the Foreclosed Property. If the Trust acquires any Foreclosed Property, the Special Servicer, acting on behalf of the Trustee, if a Property Manager would not be considered an Independent Contractor, shall either renegotiate the applicable Management Agreement or replace such Property Manager with a Successor Manager (as appropriate and to the extent permitted under such Management Agreement) so that the Foreclosed Property would be considered to be operated by an Independent Contractor. If, after making the foregoing reasonable efforts, the Special Servicer determines that it is in the best interests of the Trust Interest Owners on a net after tax basis to operate the Foreclosed Property in a manner such that the Lower-Tier REMIC or Upper-Tier REMIC shall receive, based upon an Opinion of Counsel, “net income from foreclosure property” under the REMIC Provisions, the Special Servicer shall maintain or cause to be maintained such records of income and expense as to enable such amounts to be computed accurately, and shall pay or retain or cause to be paid or retained from Foreclosure Proceeds such amounts as are necessary to pay such tax or, to the extent such amounts are insufficient, from the Collection Account pursuant to Section 3.4(c)(ix).

Without limiting the generality of the foregoing, the Special Servicer shall not, to the extent within its power:

(i)             permit the Trust to enter into, renew or extend any new lease with respect to the Foreclosed Property, if the new lease by its terms shall give rise to any income that does not constitute Rents from Real Property;

(ii)            permit any amount to be received or accrued under any new lease other than amounts that shall constitute Rents from Real Property;

(iii)          authorize or permit any construction on the Foreclosed Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvements was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)           Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through a Property Manager or an

Independent Contractor, the Foreclosed Property on any date more than 90 days after its acquisition date.

(b)           The Special Servicer, acting on behalf of the Trust hereunder, shall make reasonable efforts to sell the Foreclosed Property for its fair market value in accordance with Section 3.16. In any event, however, the Special Servicer, acting on behalf of the Trustee hereunder, shall dispose of any Foreclosed Property as soon as is practicable but in no event later than the close of the third calendar year following the year in which the Acquisition Date occurs unless (1) the Special Servicer, on behalf of the Trustee, has received (or has not been denied) an extension of time (an “Extension”) by the IRS to sell such Foreclosed Property or (2) the Trustee, the Certificate Administrator and the Servicer have received an opinion of independent counsel to the effect that the holding by the Trust of the Foreclosed Property for an additional specified period shall neither result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code, nor cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Trust Interests are outstanding, in which event such period shall be extended by such additional specified period, with the expenses of obtaining any such extension of time being an expense of the Trust. If the Special Servicer, on behalf of the Trust, has received (or has not been denied) such Extension, then the Special Servicer, acting on behalf of the Trust hereunder, shall continue to attempt to sell the Foreclosed Property for its fair market value for such longer period as such Extension permits (the “Extended Period”). If the Special Servicer, acting on behalf of the Trustee, has not received such an Extension and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the Foreclosed Property, within the foregoing period or if the Special Servicer, acting on behalf of the Trustee hereunder, has received such an Extension, and the Special Servicer, acting on behalf of the Trustee hereunder, is unable to sell the Foreclosed Property within the Extended Period, the Special Servicer shall, before the end of the above referenced period or the Extended Period, as the case may be, auction the Foreclosed Property to the highest offeror (which may be the Special Servicer) in accordance with Accepted Servicing Practices.

(c)          Within 30 days of the sale of a Foreclosed Property, the Special Servicer shall provide to each of the Certificate Administrator and the Trustee a statement of accounting for the Foreclosed Property, including, without limitation, (i) the date the Property was acquired in foreclosure or by deed in lieu of foreclosure, (ii) the date of disposition of such Foreclosed Property, (iii) the gross sale price and related selling and other expenses, (iv) accrued interest calculated from the date of acquisition to the disposition date, and (v) such other information as the Certificate Administrator and/or Trustee may reasonably request.

12.3          Prohibited Transactions and Activities. The Special Servicer, on behalf of the Trust, shall not permit the sale or disposition of the Mortgage Loan unless the Mortgage Loan is the subject of a Material Breach or Material Document Defect or is in default or default with respect thereto is reasonably foreseeable (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Lower-Tier REMIC or (ii) the termination of the Lower-Tier REMIC in a “qualified liquidation” as defined in Section 860F(a)(4) of the Code), nor acquire any assets for either the Lower-Tier REMIC or the Upper-Tier REMIC (other than Foreclosed Property), nor sell or dispose of any investments in the Collection Account or Distribution Account for gain, nor receive any amount representing a fee or other compensation for services, nor accept any contributions to either the Lower-Tier REMIC or the Upper-Tier REMIC (other than a cash contribution during the three (3) month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting it to take such action) to the effect that such disposition, acquisition, substitution or acceptance shall not (a) affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, or of the Trust Interests as representing regular interests therein, (b) affect the distribution of interest or principal on the Trust Interests, (c) result in the encumbrance of the assets transferred or assigned to either the Lower-Tier REMIC or the Upper-Tier REMIC (except pursuant to the provisions of this Agreement), or (d) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on “prohibited transactions” or “prohibited contributions” pursuant to the REMIC Provisions.

12.4          Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the negligence, bad faith or willful misconduct by the Certificate Administrator of its duties and obligations specifically set forth herein, or by reason of the Certificate Administrator’s negligent disregard of its obligations and duties thereunder, the Certificate Administrator shall indemnify the Trust against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments or other costs and expenses (“Losses”) resulting therefrom; provided, however, the Certificate Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Servicer, the Special Servicer, the Trustee or the Holders of the Class R Certificates nor for any such Losses resulting from misinformation provided by the Holders of the Class R Certificates, the Servicer, the Special Servicer, the Trustee, or the Depositor, on which the Certificate Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of successor Holders of the Class R Certificates at law or in equity.

(b)          If either the Lower-Tier REMIC or the Upper-Tier REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or contribution subject to taxation under the REMIC Provisions due to the negligence, bad faith or willful misconduct of the Servicer or the Special Servicer in the performance of its duties and obligations set forth herein, or by reason of the Servicer’s or Special Servicer’s negligent disregard of its obligations and duties thereunder, the Servicer or the Special Servicer, as the case may be, shall indemnify the Trust against any and all Losses resulting therefrom; provided, however, the Servicer or the Special Servicer, as the case may be, shall not be liable for any such losses attributable to the action or inaction of the Certificate Administrator, the Depositor, the Holders of the Class R Certificates nor for any such losses resulting from misinformation provided by the Certificate Administrator, the Depositor or the Holders of the Class R Certificates on which the Servicer or the Special Servicer, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of any successor Holders of the Class R Certificates at law or in equity.

13.          EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

13.1         Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article 13 of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except as expressly required by Sections 13.7, 13.8 and 13.9, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the MAD Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, and any Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit any Other Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Special Servicer, the Certificate Administrator, the Custodian and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loan, reasonably believed by the Depositor or any Other Depositor, as applicable, to be necessary in order to effect such compliance.

13.2          Succession; Sub-Servicers; Subcontractors. (a) For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 13.7 of this Agreement), in connection with the succession to the Servicer, the Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Servicer, Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer, the Special Servicer or any such Sub-Servicer, the Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide (other than in the case of a succession pursuant to an appointment under Section 7.1 or 7.2, in which case the successor servicer or successor special servicer, as applicable, shall provide) to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement (and as long as such notice is not given by a successor servicer or successor special servicer appointed under Section 7.1 or 7.2), and otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor servicer reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). The Certificate Administrator (or the Trustee, if applicable) shall provide similar notice to the Depositor and each such Other Depositor in connection with any resignation or termination of the Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator. In addition, with respect to each Companion Loan, the Certificate Administrator shall comply with the Trust’s obligations under the Co-Lender Agreement (including with respect to the provision of any required notices) in connection with any resignation, termination, replacement or appointment of the Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator or any successor thereto.

(b)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, if the Servicer, the Special Servicer, any Sub-Servicer, the Custodian, the Trustee and the Certificate Administrator (each of the Servicer, the Special Servicer, the Custodian, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 13.2(b) and Sections 13.2(c), 13.2(d) and 13.16, a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicing Party shall promptly upon request provide to the Depositor, as well as any Other Depositor as to which the applicable Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of Section 13.8 and Section 13.9 of this Agreement to the same extent as if such Subcontractor were such Servicing Party. Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit N, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 13.8 and Section 13.9 of this Agreement, in each case, as and when required to be delivered.

(c)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, the engagement of such Subcontractor shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Subcontractor and sub-servicing agreement and, if such Subcontractor is engaged by the Servicer or the Special Servicer, such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement. Written notice of the engagement of such Subcontractor and the related Sub-Servicing Agreement (other than such agreements set forth on Exhibit W hereto) (with respect to the Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicing Party) shall be delivered to the Depositor, the Certificate Administrator and each such Other Depositor at least five (5) Business Days prior to the effective date of such engagement. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)          For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 13.6 of this Agreement) and shall furnish pursuant to Section 13.6 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

13.3          Other Securitization Trust’s Filing Obligations. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of each Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization Trust’s reporting requirements under the Exchange Act.

13.4          Form 10-D Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) the parties as set forth on Exhibit V to this Agreement, shall be required to provide to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit W, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit X to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on

Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

13.5          Form 10-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2020, (i) the parties listed on Exhibit W to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Depositor, each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit W to this Agreement applicable to such party, and (ii) the parties listed on Exhibit W to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit W, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit X to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

13.6          Form 8-K Disclosure. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than 1:00 p.m. (New York City time) on the second (2nd) Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Y to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act

Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Exhibit Y to this Agreement as applicable to such party, if applicable, and (ii) the parties listed on Exhibit Y to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit Y, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit X. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Y of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

In the case of a Form 8-K that is filed by or on behalf any Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Sub-Servicer or Subcontractor of any of the foregoing parties (to the extent such Sub-Servicer or Subcontractor is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement, the proposed successor Servicer, Special Servicer, Trustee, Certificate Administrator, Sub-Servicer or Subcontractor, as applicable, shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement, provide to the Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust on or before the date of such proposed succession the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the initial Servicer, the initial Special Servicer, the initial Trustee, the initial Certificate Administrator or the initial Sub-Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust.

13.7         Annual Compliance Statements. On or before March 1 of each year, commencing in 2020, each of the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit W with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Servicer, Special Servicer, the Custodian, the Certificate Administrator and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), a “Certifying Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion

Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which such Certifying Servicer has entered into a servicing relationship with respect to the Trust Loan or the Companion Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced the Trust Loan or a Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 13.7 shall be made available to any Privileged Person by the Certificate Administrator by posting such Compliance Report to the Certificate Administrator’s Website pursuant to Section 8.14(b).

13.8         Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1 of each year, commencing in 2020, the Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loan) and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, Custodian, the Certificate Administrator and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit W with which it has entered into a servicing relationship with respect to the Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Servicer, the Special Servicer, the Certificate Administrator, the Custodian, any Servicing Function Participant and, if it has made (or is required to make) an Advance during the applicable calendar year, the Trustee, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 8.14(b)), the Trustee, the Depositor and the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Applicable Servicing Criteria that complies in all material respects with the requirements of Item 1122 of Regulation AB and contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof (including whether such instance of noncompliance involved the servicing of the assets backing the Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance) and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 13.8 shall be provided to any Certificateholder, upon the written request therefor, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(b)          On the Closing Date, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian and the Trustee each acknowledge and agree that Exhibit L to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c)           No later than 30 days after the end of each fiscal year for the Trust, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian and, if it has made (or is required to make) an Advance during such fiscal year, the Trustee, shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) and any Servicing Function Participant submit their assessments pursuant to Section 13.8(a) of this Agreement, such parties, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 13.9) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)          In the event the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian or the Trustee (if it has made, or is required to make, an Advance during the applicable period) is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Servicer, the Special Servicer, Certificate Administrator, the Custodian and the Trustee shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 13.8, coupled with an attestation as required in Section 13.9 in respect of the period of time that the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian, or the Trustee (if it has made, or is required to make, an Advance during such period of time) was subject to this Agreement or the period of time that the applicable Servicing Function Participant was subject to such other servicing agreement.

13.9          Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2020, the Servicer, the Special Servicer and, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian and the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year), each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to cause, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 8.14(b)), the Depositor, the Companion Loan Holders (or, in the case of a Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 8.14(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 13.9 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 8.14(b).

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Servicer, the Special Servicer or, for so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Custodian or the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) as to the nature of any defaults by the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during the applicable calendar year) or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Loan or any Companion Loan, as the case may be, in the fulfillment of any of the Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Custodian’s, the Trustee’s (if it has made, or is required to make, an Advance during the applicable calendar year) or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing agreement.

13.10          Significant Obligor. With respect to any Companion Loan that the applicable Other Depositor has notified the Servicer in writing that the Property is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (a “Significant Obligor”) with respect to an Other Securitization Trust that includes such Companion Loan, to the extent that the Servicer is in receipt of the updated financial statements of such Significant Obligor for any calendar quarter (other than the fourth calendar quarter of any calendar year), beginning with the first calendar quarter following receipt of notice from the Other Depositor that such Significant Obligor with respect to such Other Securitization Trust exists, or the updated financial statements of such Significant Obligor for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Servicer shall deliver to the Other Depositor and the Other Exchange Act Reporting Party of such Other Securitization Trust, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or four (4) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or fourteen (14) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as calculated by the Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than fourteen (14) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as reported by the related Mortgagor in such financial statements.

If the Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of any Significant Obligor with respect to an Other Securitization Trust by the date on which such financial information is required to be delivered under the related Mortgage Loan Documents, the Servicer (i) shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the related Other Depositor under the Exchange Act) to obtain the periodic financial statements of the Borrower under the Mortgage Loan Documents, (ii) shall (and shall cause each applicable Sub-Servicing Agreement to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the Borrower to obtain the required financial information, and (iii) if unsuccessful, shall, no later than five (5) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or the related Significant Obligor NOI Yearly Filing Deadline, as applicable, forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust.

13.11       Sarbanes-Oxley Backup Certification. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Servicer, the Special Servicer, the Custodian and the Trustee shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization Trust (the “Certifying Person”) no later than March 1 of the year following the year to which the Form 10-K of such Other Securitization Trust relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit Z-1, Exhibit Z-2, Exhibit Z-3, Exhibit Z-4 and Exhibit Z-5, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 13.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

13.12       Indemnification. Each of the Servicer, the Special Servicer, the Certificate Administrator, the Custodian and the Trustee (each an “Indemnifying Party”) shall indemnify and hold harmless, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses (including without limitation reasonable attorney’s fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of: (i) the failure of any Indemnifying Party to perform its obligations under this Article 13; (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Loan Seller Sub-Servicer) to perform its obligations under this Article 13; (iii) any untrue statement of a material fact contained in any information (x) regarding the Indemnifying Party or any Servicing Function Participant, Additional Servicer or Subcontractor engaged by it (other than any Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such Indemnifying Party in connection with the performance of such Indemnifying Party’s obligations described in this Article 13, or the omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such Indemnifying Party shall be entitled to participate at its own expense in any action arising out of the foregoing and the Depositor shall consult with such Indemnifying Party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto (provided that any such consultation shall be nonbinding); (iv) negligence, bad faith or willful misconduct on the part of the Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee, as applicable, in the performance of such obligations; or (v) any Deficient Exchange Act Deliverable with respect to such Indemnifying Party.

In addition, each of the Servicer, the Special Servicer, the Certificate Administrator, the Custodian and the Trustee shall cooperate (and (i) with respect to each Servicing Function Participant and Additional Servicer of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant or Additional Servicer to cooperate, and (ii) with respect to any other Servicing Function Participant or Additional Servicer of such party, shall cause such Servicing Function Participant or Additional Servicer to cooperate) with the Depositor or any Other Depositor as necessary for the Depositor or any Other Depositor to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding (x) information delivered by the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) information regarding such Affected Reporting Party, and/or (z) information prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or any Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s or any Other Depositor’s filing of such report, the Depositor or any Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or any Other Depositor’s response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or any Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Servicer, the Servicer shall receive copies of all material communications pursuant to this paragraph. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or any Other Depositor informed of its progress with the Commission and copy the Depositor or any Other Depositor on all correspondence with the Commission and provide the Depositor or any Other Depositor with the opportunity to participate (at the Depositor’s or Other Depositor’s expense) in any telephone conferences and meetings with the Commission and (ii) the Depositor or any Other Depositor shall cooperate with such Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or any Other Depositor) and the applicable Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or any Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or any Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or any Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission related to the foregoing shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or any Other Depositor, as the case may be. Each of the Servicer, the Special Servicer, the Certificate Administrator, the Custodian and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions (or by inclusion of a reference to, and an obligation to comply with, this paragraph) in the related sub-servicing or similar agreement.

The Servicer, the Special Servicer, the Custodian, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (including without limitation reasonable attorney’s fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) any failure by a Servicing Party (as defined in Section 13.2(b) to identify a Servicing Function Participant pursuant to Section 13.8(c), or (iv) any Deficient Exchange Act Deliverable with respect to such Servicing Function Participant.

If the indemnification provided for in, or contemplated by, any of the preceding paragraphs of this Section 10.12 is unavailable or insufficient to hold harmless the Depositor, any Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, or any other person who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, then the Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article 13 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith. The Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 13.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator.

13.13       Amendments. This Article 13 may be amended by the parties hereto pursuant to Section 10.1 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Trust Interest Owner, notwithstanding anything to the contrary contained in this Agreement.

13.14      Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article 13 provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

13.15          [Reserved].

13.16          Termination of Sub-Servicing Agreements. For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement (with respect to the Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) to which it is a party to entitle the Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article 13 and (ii) promptly notify the Depositor following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article 13. The Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor to terminate a Sub-Servicing Agreement (with respect to the Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) as aforesaid shall not limit any right Servicer, the Special Servicer, the Custodian, the Certificate Administrator or the

Trustee, as applicable, may have to terminate such Sub-Servicing Agreement or sub-servicing agreement, as applicable.

13.17       Notification Requirements and Deliveries in Connection With Securitization of a Companion Loan.

(a)          Any other provision of this Article 13 to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article 13, in connection with the requirements contained in this Article 13 that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided each party hereto with not less than 30 days written notice (or, in each case, such shorter period as required for such Other Depositor or Other Exchange Act Reporting Party to comply with related filing obligations, provided that (i) such Other Depositor or Other Exchange Act Reporting Party, as applicable, has provided written notice as soon as reasonably practicable and, concurrently with such written notice, obtained verbal confirmation of receipt of such written notice, in each case, in accordance with Section 11.04 of this Agreement and (ii) such period shall not be less than 3 Business Days) (which shall only be required to be delivered once), (i) setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect; provided further, that this notice requirement does not apply to any Companion Loan that is included in any Other Securitization as of the Closing Date. Any reasonable cost and expense of the Servicer, Special Servicer, Operating Advisor, Custodian, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article 13 to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article 13 in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article 13 with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation will be required in connection with any delivery of the items contemplated by Section 13.7, Section 13.8 and Section 13.9 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange

Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)           Each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 13.17(a) above, and subject to a right of the Servicer, Special Servicer, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit a holder of a Companion Loan to use such party’s description contained in the Offering Circular (updated as appropriate by the Servicer, the Special Servicer, Certificate Administrator or Trustee, as applicable, at the reasonable cost of the Other Depositor or the holder of such Companion Loan) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)           The Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 13.17(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the Other Depositor or the holder of the related Companion Loan) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred to in Section 13.17(b) with respect to such party, substantially identical to those, if any, delivered by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be). None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Companion Loan if it did not deliver a corresponding item with respect to this Trust.

(d)           Each of the Servicer, the Special Servicer, the Trustee and the Certificate Administrator, upon reasonable prior written request given in accordance with the terms of Section 13.17(a) above, shall provide (to the extent the reasonable cost thereof is paid or caused to be paid by the applicable party set forth below in this Section 13.17(d)) to the Other Depositor and the trustee under the Other Pooling and Servicing Agreement related to any Other Securitization Trust the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust.

(e)           In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust in connection with the closing of this Series 2019-650M securitization transaction, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Servicer, the Special Servicer, the

Custodian, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 13.17(e) shall be paid or caused to be paid by the related Other Depositor or the applicable Companion Loan Holder that transferred the related Companion Loan to the related Other Depositor for inclusion in such Other Securitization Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this Agreement, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 13.17(e) shall be paid or caused to be paid by the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., as Depositor

By:	/s/ Sana Petersen
Name: Sana Petersen
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as Servicer

By:	/s/ Michael A. Tilden
Name: Michael A. Tilden
Title: Vice President

LNR PARTNERS, LLC, as Special Servicer

By:	/s/ Jerry Hirschkorn
Name: Jerry Hirschkorn
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Assistant Vice President

CITIBANK, N.A., as Certificate Administrator

By:	/s/ John Hannon
Name: John Hannon
Title: Senior Trust Officer

MAD 2019-650M - Trust and Servicing Agreement

STATE OF New York	)
	)	ss:
COUNTY OF New York	)

On the 10th day of December 2019, before me, a notary public in and for said State, personally appeared Sana Peterson, known to me to be a Vice President of CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nannette L. Edwards
Nannette L. Edwards Notary Public, State of New York No. 01ED6158862 Qualified in Queens County Commission Expires Jan. 08, 2023	NOTARY PUBLIC in and for the State of New York

[SEAL]

My Commission expires:

01-08-2023

MAD 2019-650M - Trust and Servicing Agreement

STATE OF Kansas	)
) ss.:
COUNTY OF Johnson	)

On the 10th day of December 2019, before me, the undersigned, a Notary Public in and for the State Of Kansas, personally appeared Michael A. Tilden, known to me to be a Vice President of KeyBank National Association, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Ashlee Gomerdinger
Ashlee Gomerdinger Notary Public, State of Kansas My Appointment Expires October 03, 2021	NOTARY PUBLIC in and for the State of Kansas

[SEAL]

My Commission expires:

10/3/2021

MAD 2019-650M - Trust and Servicing Agreement

STATE OF	)
	)	ss:
COUNTY OF	)

On the 9th day of December 2019, before me, a notary public in and for said State, personally appeared Jerry Hirschkorn, known to me to be a Vice President of LNR PARTNERS, LLC, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Austin Scott Ross
NOTARY PUBLIC in and for the State of New York

[SEAL]	AUSTIN SCOTT ROSS
NOTARY PUBLIC-STATE OF NEW YORK
My Commission expires:	No. 01RO6394874
Qualified in New York County
7/15/2023	My Commission Expires 07-15-2023

MAD 2019-650M - Trust and Servicing Agreement

STATE OF Delaware	)
	)	ss:
COUNTY OF New Castle	)

On the 9 day of December 2019, before me, a notary public in and for said State, personally appeared Beverly D. Capers, known to me to be an A.V.P. of WILMINGTON TRUST, NATIONAL ASSOCIATION, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ CHRISTINA BADER
NOTARY PUBLIC in and for the State of Delaware

[SEAL]

My Commission expires:

CHRISTINA BADER
NOTARY PUBLIC
STATE OF DELAWARE
MY COMMISSION EXPIRES
MARCH 22, 2020

MAD 2019-650M - Trust and Servicing Agreement

STATE OF New York	)
	)	ss:
COUNTY OF New York	)

On the 17th day of December 2019, before me, a notary public in and for said State, personally appeared John Hannon, known to me to be a Senior Trust Officer of CITIBANK, N.A. which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kate Molina
KATE MOLINA Notary Public – State of New York No. 01MO6387127 Qualified in Richmond County My Commission Expires Feb 4, 2023	NOTARY PUBLIC in and for the State of New York

[SEAL]

My Commission expires:

Feb. 4, 2023

MAD 2019-650M - Trust and Servicing Agreement

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

CLASS A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE BORROWER, THE BORROWER SPONSORS OR ANY OF

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

3	Global Certificate legend.

Exhibit A-1-1

THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OR REGULATION S UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S

Exhibit A-1-2

ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-1-3

MAD COMMERCIAL MORTGAGE TRUST 2019-650M
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-650M, CLASS A

Pass-Through Rate: The Adjusted Net Mortgage Rate[1]

First Distribution Date: January 14, 2020

Aggregate Initial Certificate Balance of the Class A Certificates: $105,735,000	Rated Final Distribution Date: December 2034

CUSIP: 55283JAA8 ISIN: US55283JAA88[2]	Initial Certificate Balance of this Certificate: $[_________]

CUSIP: U5562JAA2 ISIN: USU5562JAA26 Common Code: [______][3]

No.: A-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class A Certificates. The Trust Fund consists primarily of a fixed rate mortgage loan (the “Trust Loan”) that is evidenced by eight promissory notes and secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan.” The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class B, Class R and Class VRR Certificates (collectively, with the Class A Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”) and the Uncertificated VRR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. To the extent not

[1]	The approximate initial Pass-Through Rate as of the Closing Date is 3.575% per annum.

[2]	For Certificate sold in reliance on Rule 144A only.

[3]	For Regulation S Global Certificate only.

Exhibit A-1-4

defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in January 2020 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which the applicable Distribution Date occurs (provided, that in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal, interest and any Non-Retained Prepayment Fees then distributable, if any, with respect to the Class A Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 8th day of the calendar month in which such Distribution Date occurs, but if such 8th day is not a Business Day, the immediately succeeding Business Day, commencing in January 2020.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Exhibit A-1-5

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Trust Interest or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the related Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligation or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holders to the extent of any remaining funds and in

Exhibit A-1-6

accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Trust Interest Owners after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Trust Interests and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to a related mezzanine intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-1-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class A Certificates referred to in the Trust and Servicing Agreement.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-1-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-1-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-1-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-1-11

EXHIBIT A-2

FORM OF CLASS B CERTIFICATES

CLASS B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE TRUST AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE BORROWER, THE BORROWER SPONSORS OR ANY OF

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Trust and Servicing Agreement.

[3]	Global Certificate legend.

Exhibit A-2-1

THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CLASS B CERTIFICATE IS SUBORDINATED TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OR REGULATION S UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS

Exhibit A-2-2

CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-2-3

MAD COMMERCIAL MORTGAGE TRUST 2019-650M
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-650M, CLASS B

Pass-Through Rate: The Adjusted Net Mortgage Rate[1]

First Distribution Date: January 14, 2020

Aggregate Initial Certificate Balance of the Class B Certificates: $97,755,000	Rated Final Distribution Date: December 2034

CUSIP: 55283JAC4 ISIN: US55283JAC45[2]	Initial Certificate Balance of this Certificate: $[_________]

CUSIP: U5562JAB0 ISIN: USU5562JAB09 Common Code: [______][3]

No.: B-[_]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class B Certificates. The Trust Fund consists primarily of a fixed rate mortgage loan (the “Trust Loan”) that is evidenced by eight promissory notes and secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan.” The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class R and Class VRR Certificates (collectively, with the Class B Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”) and the Uncertificated VRR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. To the extent not

[1]	The approximate initial Pass-Through Rate as of the Closing Date is 3.575% per annum.

[2]	For Certificate sold in reliance on Rule 144A only.

[3]	For Regulation S Global Certificate only.

Exhibit A-2-4

defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in January 2020 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which the applicable Distribution Date occurs (provided, that in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal, interest and any Non-Retained Prepayment Fees then distributable, if any, with respect to the Class B Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 8th day of the calendar month in which such Distribution Date occurs, but if such 8th day is not a Business Day, the immediately succeeding Business Day, commencing in January 2020.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Exhibit A-2-5

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Trust Interest or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the related Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligation or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holders to the extent of any remaining funds and in

Exhibit A-2-6

accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Trust Interest Owners after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Trust Interests and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to a related mezzanine intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-2-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class B Certificates referred to in the Trust and Servicing Agreement.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-2-8

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-2-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-2-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:

Taxpayer Identification Number:

Exhibit A-2-11

EXHIBIT A-3

FORM OF CLASS R CERTIFICATES

CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE BORROWER, THE BORROWER SPONSORS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR

Exhibit A-3-1

OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE EVIDENCES ALL OR A PORTION OF THE SOLE CLASS OF “RESIDUAL INTERESTS” IN EACH OF TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, NON-U.S. TAX PERSONS OR AGENTS OF EITHER, AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT IN THE FORM ATTACHED AS AN EXHIBIT TO THE TRUST AND SERVICING AGREEMENT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. TAX PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

Exhibit A-3-2

MAD COMMERCIAL MORTGAGE TRUST 2019-650M
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-650M, CLASS R

Percentage Interest of the Class R Certificates: [ ]%

CUSIP: 55283JAG5 ISIN: US55283JAG58 No.: R-[ ]

This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class R Certificates. The Trust Fund consists primarily of a fixed rate mortgage loan (the “Trust Loan”) that is evidenced by eight promissory notes and secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan.” The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B and Class VRR Certificates (collectively, with the Class R Certificates, the “Certificates”; the Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”) and the Uncertificated VRR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in January 2020 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which the applicable Distribution Date occurs (provided, that in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of any amounts distributable with respect to the Class R Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 8th day of the

Exhibit A-3-3

calendar month in which such Distribution Date occurs, but if such 8th day is not a Business Day, the immediately succeeding Business Day, commencing in January 2020.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate

Exhibit A-3-4

Administrator with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Trust Interest or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the related Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligation or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holders to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Trust Interest Owners after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Trust Interests and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to a related mezzanine intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Exhibit A-3-5

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

The Class R Certificateholders, by acceptance of the Class R Certificates, agree, on behalf of themselves and all successor holders of such Class R Certificates, to the irrevocable designation of the Certificate Administrator as the “partnership representative” of each Trust REMIC within the meaning of Section 6223 of the Code (to the extent such provision is applicable to the Trust REMICs).

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)        Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition of a Residual Ownership Interest by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)       No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to an Initial Purchaser and any subsequent transfer thereof by an Initial Purchaser to any of its Affiliates, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit I-1 to the Trust and Servicing Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual

Exhibit A-3-6

Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of Section 5.3(p) of the Trust and Servicing Agreement and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit I-2 to the Trust and Servicing Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)       Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the Internal Revenue Service and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)       The Class R Certificates may only be issued as Definitive Certificates, and transferred to and owned by QIBs.

Exhibit A-3-7

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class R Certificates referred to in the Trust and Servicing Agreement.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-3-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-3-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:
Taxpayer Identification Number:

Exhibit A-3-10

EXHIBIT A-4

FORM OF CLASS VRR CERTIFICATES

CLASS VRR

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY INITIAL PURCHASER, THE LOAN SELLERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE BORROWER, THE BORROWER SPONSORS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING TRUST LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, PRIVATE INSURER OR BY ANY OTHER PERSON.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR IS PURCHASING FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) TO AN INSTITUTIONAL INVESTOR THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH, RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A

Exhibit A-4-1

GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (I) THIS CERTIFICATE IS ACQUIRED BY SUCH PERSON THROUGH CITIGROUP GLOBAL MARKETS INC., BARCLAYS CAPITAL INC., GOLDMAN SACHS & CO. LLC OR BMO CAPITAL MARKETS CORP., (II) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (III) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE VERTICAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE TRUST AND SERVICING AGREEMENT.

TRANSFERS OF THIS CERTIFICATE OR ANY INTEREST HEREIN ARE SUBJECT TO SUCH RESTRICTIONS, AND TO THE DELIVERY BY THE TRANSFEROR AND/OR THE TRANSFEREE OF SUCH OPINIONS, CERTIFICATIONS AND/OR OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE LAW, AS ARE SET FORTH IN THE TRUST AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

Exhibit A-4-2

MAD COMMERCIAL MORTGAGE TRUST 2019-650M
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-650M, CLASS VRR

Pass-Through Rate: N/A. The Class VRR Certificates will not have a Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to a pro rata share of the VRR Interest Distribution Amount for such Distribution Date

First Distribution Date: January 14, 2020

Aggregate Initial Certificate Balance of the Class VRR Certificates: $8,568,000	Rated Final Distribution Date: N/A

CUSIP: 55283JAE0 ISIN: US55283JAE01[1]	Initial Certificate Balance of this Certificate: $[_________]

CUSIP: U5562JAC8 ISIN: USU5562JAC81[2]

CUSIP: 55283JAF7 ISIN: US55283JAF75 Common Code: [______][3]

No.: VRR-[ ]

This certifies that [Cede & Co.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate in the distributions to be made from a Trust Fund with respect to the Class VRR Certificates. The Trust Fund consists primarily of a fixed rate mortgage loan (the “Trust Loan”) that is evidenced by eight promissory notes and secured by certain Collateral held in trust by the Trustee (or the Custodian on its behalf). The Collateral also secures multiple Companion Loans which are not assets of the Trust Fund. The Trust Loan and the Companion Loans are collectively referred to as the “Mortgage Loan.” The Trust Fund was created, and the Mortgage Loan is to be serviced, pursuant to the Trust and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Trust and Servicing Agreement and is bound thereby. Also issued under the Trust and Servicing Agreement are the Class A, Class B and Class R Certificates (collectively, with the Class VRR Certificates, the “Certificates”; the

[1]	For Certificate sold in reliance on Rule 144A only.

[2]	For Regulation S Global Certificate only.

[3]	For IAI Certificate only.

Exhibit A-4-3

Holders of Certificates issued under the Trust and Servicing Agreement are collectively referred to herein as “Certificateholders”) and the Uncertificated VRR Interest.

This Certificate is issued pursuant to, and in accordance with, the terms of a Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. To the extent not defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

Pursuant to the terms of the Trust and Servicing Agreement, the Certificate Administrator will distribute, on the 4th Business Day after each Determination Date, commencing in January 2020 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the close of business on the related Record Date, which will be the last Business Day of the calendar month immediately preceding the calendar month in which the applicable Distribution Date occurs (provided, that in the event the Closing Date occurs in the same month as the first Distribution Date, the first Record Date shall be the Closing Date), an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal, interest and any VRR Prepayment Fees then distributable, if any, with respect to the Class VRR Certificates for such Distribution Date, all as more fully described in the Trust and Servicing Agreement. With respect to each Distribution Date, the Determination Date is the 8th day of the calendar month in which such Distribution Date occurs, but if such 8th day is not a Business Day, the immediately succeeding Business Day, commencing in January 2020.

All distributions will be made to the Persons entitled thereto by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor provided that the Certificate Administrator has received appropriate wire transfer instructions therefrom, or by check by first class mail to the address set forth therefor in the Certificate Register if wiring instructions have not been received at least five Business Days prior to the applicable Distribution Date. Notwithstanding the foregoing, the final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the location that is specified in the notice to Certificateholders of such final distribution.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Notes, as more specifically set forth herein and in the Trust and Servicing Agreement.

This Certificate does not purport to summarize the Trust and Servicing Agreement, and reference is made to the Trust and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee and the Certificate Administrator.

Exhibit A-4-4

In the event of a conflict or inconsistency between the terms of this Certificate and the Trust and Servicing Agreement, the terms and conditions of the Trust and Servicing Agreement shall govern.

As provided in the Trust and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of the Trustee, the Certificate Administrator, the Servicer, the Special Servicer or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Trust and Servicing Agreement and for all other purposes whatsoever, and none of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, or any agent of the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar shall be affected by any notice to the contrary.

The Trust and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator, without the consent of any of the Certificateholders, in certain circumstances specified in the Trust and Servicing Agreement. The Trust and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the written consent of the Holders of Certificates representing not less than 51% of the Percentage Interests of each Class of Certificates adversely affected by the amendment (as evidenced by an Opinion of Counsel) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed on any Trust Interest or to any Companion Loan Holder, (ii) alter in any manner the liens on any Collateral securing payments on the Mortgage Loan; (iii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the Accepted Servicing Practices set forth in the Trust and Servicing Agreement, (iv) change the percentages of Voting Rights or Percentage Interests of Certificateholders which are required to consent to any action or inaction under the Trust and Servicing Agreement; (v) change in any manner the obligations or rights of any Loan Seller under the Trust and Servicing Agreement or the applicable Trust Loan Purchase Agreement without the consent of the related Loan Seller; (vi) amend Section 11.1 of the Trust and Servicing Agreement; (vii) change in any manner the obligation or rights of any Initial Purchaser without the consent of the affected Initial Purchaser; or (viii) adversely affect any Companion Loan Holder in its capacity as such without its consent. In addition, the Trust and Servicing Agreement provides that (i) neither the Trustee nor the Certificate Administrator shall consent to any amendment to the Trust and Servicing Agreement unless it shall have first been furnished with an Opinion of Counsel to the effect that such amendment is authorized or permitted under the Trust and Servicing Agreement and all conditions precedent to such amendment have been

Exhibit A-4-5

satisfied and (ii) no amendment shall be made to the Trust and Servicing Agreement without the Trustee and the Certificate Administrator first receiving in writing an Opinion of Counsel (at the expense of the party requesting the amendment) that the amendment will not result in the imposition of federal income tax on the Trust or cause either the Lower Tier REMIC or the Upper Tier REMIC to fail to qualify as a REMIC.

The Trust and Servicing Agreement provides that the respective obligations and responsibilities of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator created thereby (other than (x) the obligation to make certain remittances to the Companion Loan Holders to the extent of any remaining funds and in accordance with the Co-Lender Agreement, (y) the obligation of the Certificate Administrator to make certain payments to Trust Interest Owners after the final Distribution Date and to comply with all federal income tax reporting requirements and maintenance of books and records, and (z) the indemnification rights and obligations of the parties thereto) shall terminate upon the last action required to be taken by the Certificate Administrator on the final Distribution Date pursuant to Article 10 of the Trust and Servicing Agreement upon the later of (i) the final payment on the Trust Interests and the Uncertificated Lower-Tier Interests or (ii) the liquidation of the Trust Loan (including, without limitation, in connection with the sale of the Trust Loan pursuant to a related mezzanine intercreditor agreement or the Trust and Servicing Agreement, as applicable) or the liquidation or abandonment of the Property and all other Collateral for the Trust Loan, provided, however, that in no event shall the trust created by the Trust and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Trust and Servicing Agreement.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust and Servicing Agreement or be valid for any purpose.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loan and has executed this Certificate in its limited capacity as Certificate Administrator under the Trust and Servicing Agreement.

Exhibit A-4-6

IN WITNESS WHEREOF, the Certificate Administrator has caused this Certificate to be duly executed.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Officer

Certificate of Authentication

This is one of the Class VRR Certificates referred to in the Trust and Servicing Agreement.

Dated: December 17, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Officer

Exhibit A-4-7

SCHEDULE A

SCHEDULE OF EXCHANGES

The following payments of principal and exchanges of a part of this [Rule 144A Global Certificate] [Temporary Regulation S Global Certificate] [Regulation S Global Certificate] have been made:

Date of Exchange or Payment of Principal	Certificate Balance Prior to Exchange or Payment	Certificate Balance Exchanged or Principal Payment Made	Type of Certificate Exchanged for	Remaining Certificate Balance Following Such Exchange or Payment	Notation Made by

Exhibit A-4-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto __________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Certificate of the entire Percentage Interest represented by the within Certificate to the above-named Assignee(s) and to deliver such Certificate to the following address:

Date: __________________

Signature by or on behalf of
Assignor(s):

Taxpayer Identification Number: _________

Exhibit A-4-9

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________________.

Distributions, if being made by wire transfer in immediately available funds, to ____________________________ for the account of __________________________ account number ____________________.

This information is provided by _____________________________________________________ the Assignee(s) named above, or ________________________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title:
Taxpayer Identification Number:

Exhibit A-4-10

EXHIBIT B

FORM OF REQUEST FOR RELEASE
(for Custodian/Certificate Administrator)

Loan Information

Name of Mortgagor:

[Servicer] [Special
Servicer] Loan No.:

Custodian/Certificate Administrator

Name:	Citibank, N.A.

Address:	388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – MAD 2019-650M

Custodian Mortgage File No.:

Depositor

Name:	Citigroup Commercial Mortgage Securities Inc.

Address:	388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson

Certificates:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M

The undersigned [Servicer] [Special Servicer] hereby requests delivery from Citibank, N.A., as custodian (the “Custodian”), for the Holders of MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator.

Exhibit B-1

( )	Note dated [_____] [__], 201[_], in the original principal sum of $______, made by _______, payable to, or endorsed to the order of, the Trustee for the benefit of Certificateholders.

( )	Mortgage(s) recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _________, State of ___________ in book/reel/docket ___________ of official records at page/image ________.

( )	Deed of Trust(s) recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

( )	Deed to Secure Debt recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

( )	Other documents, including any amendments, assignments or other assumptions of the Note or Mortgages.

( )

( )

( )

( )

The undersigned [Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)          The [Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee for the benefit of Certificateholders, solely for the purposes provided in the Trust and Servicing Agreement.

(2)          The [Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Trust and Servicing Agreement.

(3)          The [Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan has been liquidated or the Mortgage Loan has been paid in full and the proceeds thereof have been remitted to the Collection Account except as expressly provided in the Trust and Servicing Agreement.

(4)          The Documents, coming into the possession or control of the [Servicer] [Special Servicer], shall at all times be earmarked for the account of the Trustee (or the Custodian on its behalf) for the benefit of the Certificateholders, and the [Servicer] [Special

Exhibit B-2

Servicer] shall keep the Documents separate and distinct from all other property in the [Servicer’s] [Special Servicer’s] possession, custody or control.

[KeyBank National Association, as Servicer]

[LNR PARTNERS, LLC, as Special Servicer]

By:
Name:
Title:

Date:

Exhibit B-3

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(c) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*	Select appropriate depository.

Exhibit C-1

[(2)         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)          no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

**	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(d) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

Exhibit D-1

[(2)         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)         the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)          no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

*	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.3(e) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, which transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A, and are being exchanged or transferred in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

*	Select appropriate depository.

Exhibit E-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

Exhibit E-2

EXHIBIT F

FORM OF CERTIFICATION TO BE GIVEN BY
BENEFICIAL OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.3(f) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Trust and Servicing Agreement certifies that it is not a “U.S. Person” as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of

*	Select, as applicable.

Exhibit F-1

the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

Dated:

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit F-2

EXHIBIT G-1

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*	Select appropriate depository.

Exhibit G-1-1

[(2)         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)         the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)          no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

**	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-1-2

EXHIBIT G-2

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Trust and Servicing Agreement and, with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)          the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

Exhibit G-2-1

[(2)         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)         the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)          no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

*	Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit G-2-2

EXHIBIT G-3

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.3(g) of the Trust and Servicing Agreement)

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Reference is hereby made to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, which transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of

Exhibit G-3-1

the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Servicer and the Special Servicer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

cc: Citigroup Commercial Mortgage Securities Inc.

Exhibit G-3-2

EXHIBIT H-1

FORM OF TRANSFEROR CERTIFICATION FOR
TRANSFERS OF DEFINITIVE CERTIFICATES

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of a Class [___] Certificate [having an initial Certificate Balance or Notional Amount as of [________] (the “Settlement Date”) of $[__________]][evidencing a [__]% Percentage Interest in such Class] (the “Transferred Certificate”). The Certificates, including the Transferred Certificate, were issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement.

The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)          The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

(2)          Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would

Exhibit H-1-1

require registration or qualification of any Certificate, or any offer or sale thereof, pursuant to the Securities Act or any state securities laws.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit H-1-2

EXHIBIT H-2

FORM OF INVESTMENT REPRESENTATION LETTER FOR TRANSFERS OF DEFINITIVE CERTIFICATES

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [__]

Ladies and Gentlemen:

This letter is delivered to you pursuant to Section 5.3(i) of the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator, in connection with the transfer by [_______] (the “Seller”) to the undersigned (the “Purchaser”) of [$[______] aggregate] [Certificate Principal Amount] [Notional Amount] [of] Class [__] Certificates [representing a [__]% Percentage Interest in the related Class], in certificated fully registered form (such registered interest, the “Transferred Certificate”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Trust and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.            Check one of the following:1

☐           The Purchaser is an “institutional accredited investor” (an “Institutional Accredited Investor”) (i.e. an entity meeting, or in which all of the equity owners meet, the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the

[1]	Any Purchaser of Class R Certificates must check the box that it is a QIB. Only QIBs may acquire a Class R Certificate.

Exhibit H-2-1

investment in the Transferred Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Transferred Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

☐           The Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act, and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Purchaser is acquiring the Transferred Certificate for its own account, or for the account of another QIB. The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

2.            The Purchaser’s intention is to acquire the Transferred Certificate (a) for investment for the Purchaser’s own account or (b) for resale to [(i)] “qualified institutional buyers” in transactions complying with Rule 144A[, FOR TRANSFERS OF ANY CERTIFICATES OTHER THAN CLASS R: or (ii) Institutional Accredited Investors under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (c) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (d) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer]. It understands that the Transferred Certificate (and any subsequent Non-Book Entry Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.            The Purchaser acknowledges that the Transferred Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.            The Purchaser has reviewed the applicable Offering Circular dated December 5, 2019, relating to the Certificates (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

Exhibit H-2-2

5.            The Purchaser hereby undertakes to be bound by the terms and conditions of the Trust and Servicing Agreement in its capacity as an owner of a Non-Book Entry Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.            The Purchaser will not sell or otherwise transfer any portion of the Transferred Certificate, except in compliance with Section 5.3 of the Trust and Servicing Agreement.

7.            Check one of the following:

☐            The Purchaser is a “U.S. Tax Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐            The Purchaser is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to Distributions to be made on the Transferred Certificate(s). The Purchaser has attached hereto (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Transferred Certificate(s) and state that interest and original issue discount on the Transferred Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For the purposes of this paragraph 7, “U.S. Tax Person” means (i) a citizen or resident alien of the United States, (ii) a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, (iii) an estate whose income is subject to United States federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as a U.S. Tax Person) and (v) any other Person that is disregarded as separate from its owner for U.S. federal income tax purposes and whose owner is described in clauses (i) through (iv) above.

Please make all payments due on the Transferred Certificates:**

(a)          by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

**	Please select (a) or (b).

Exhibit H-2-3

Account number:

Institution:

(b)	by mailing a check or draft to the following address:

The mailing address of the Purchaser is:

Very truly yours,

[Insert Name of Purchaser]

By:
Name:
Title:

Dated: ________________, 20__

Exhibit H-2-4

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Seller] (the “Seller”) and Citibank, N.A, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.            As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”).

2.            The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of [specific date since the close of the Purchaser’s most recent fiscal year][the end of the Purchaser’s most recent fiscal year] (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

___	Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___	Bank. The Purchaser (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

___	Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an

[1]	Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, and, in that case, Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Exhibit H-2-Annex 1-1

audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

___	Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___	Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

___	State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___	Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

___	Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a) (1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser did not include any of the securities referred to in this paragraph.

Exhibit H-2-Annex 1-2

4.            For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser, unless the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.            The Purchaser acknowledges that it is familiar with Rule 144A and understands that the Seller and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

___	___	Will the Purchaser be purchasing the Transferred Certificate
Yes	No	only for the Purchaser’s own account

6.            If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.            The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

8.            Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Trust and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser

By:

Name:

Title:

Date:

Exhibit H-2-Annex 1-3

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Seller] (the “Seller”) and Citibank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.            As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”) or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because the Purchaser is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.            The Purchaser is a “qualified institutional buyer” as defined in Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Purchaser alone owned and/or invested on a discretionary basis, or the Purchaser’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of [specific date since the close of the Purchaser’s most recent fiscal year][the end of the Purchaser’s most recent fiscal year]. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used, unless the Purchaser or any member of the Purchaser’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____	The Purchaser owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____	The Purchaser is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.            The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment

Exhibit H-2-Annex 2-1

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, or owned by the Purchaser’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.            The Purchaser is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

___	___	Will the Purchaser be purchasing the Transferred Certificate
Yes	No	only for the Purchaser’s own account

6.            If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.            The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

8.            Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Trust and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser or Adviser

By:

Name:

Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

Exhibit H-2-Annex 2-2

EXHIBIT H-3

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFER OF
CLASS VRR CERTIFICATES

[Date]

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com

and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at

richard.simpson@citi.com and

Ryan M. O’Connor at

ryan.m.oconnor@citi.com

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window

Barclays Capital Real Estate Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Facsimile No.: (646) 758-1700

with a copy to:

Barclays Capital Real Estate Inc.

Exhibit H-3-1

745 Seventh Avenue New York, New York 10019 Attention: Steven P. Glynn Email: steven.glynn@barclays.com Facsimile No.: (212) 412-7519

BMO Harris Bank N.A.

111 West Monroe Street

Chicago, Illinois 60603

Attention:  Michael Kauffman, Managing Director

Email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Joo Kim

Email: Joo.Kim@cwt.com

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to Brian Bolton, email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) and the Uncertificated VRR Interest issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The Purchaser is acquiring from [__________] (the “Transferor”) $[_____] principal balance of the Class VRR Certificates (the “Transferred Interest”).

2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

Exhibit H-3-2

3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of any ERISA Restricted Certificate constituting a portion of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of such ERISA Restricted Certificate and (b) the acquisition of such ERISA Restricted Certificate will be effected through Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp. and Goldman Sachs & Co. LLC or an affiliate of one of the foregoing.

4.	Check one of the following:

☐    The Purchaser agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

C.	The Purchaser has executed and delivered a joinder agreement substantially in the form attached as Exhibit C to the U.S. Credit Risk Retention Agreement, dated and effective as of December [ ], 2019 (the “U.S. Credit Risk Retention Agreement”), between Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Barclays Bank PLC, BMO Harris Bank N.A., Goldman Sachs Mortgage Company, Goldman Sachs Bank USA and Citigroup Commercial Mortgage Securities Inc., pursuant to which the Purchaser has agreed to be bound by the terms of the U.S. Credit Risk Retention Agreement to the same extent as if the Purchaser was the Transferor.

D.	The Purchaser hereby makes each representation set forth in Section 4(b) of the U.S Credit Risk Retention Agreement[, other than the representation in Section 4(b)(viii)] [and except that it is a [_____], duly organized, validly existing and in good standing under the laws of [_____]].

E.	The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Transferor, in its capacity as [the retaining sponsor][an originator] under the Credit Risk Retention Rules.

☐    The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

Exhibit H-3-3

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name: Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name: Title:

[Medallion Stamp Guarantee]

[CITI REAL ESTATE FUNDING INC.][1]

By:
Name: Title:

1 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

Exhibit H-3-4

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name: Title:

Exhibit H-3-5

EXHIBIT H-4

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF
CLASS VRR CERTIFICATES

[Date]

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at

richard.simpson@citi.com and

Ryan M. O’Connor at

ryan.m.oconnor@citi.com

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window

Barclays Capital Real Estate Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Facsimile No.: (646) 758-1700

with a copy to:

Barclays Capital Real Estate Inc.

Exhibit H-4-1

745 Seventh Avenue New York, New York 10019 Attention: Steven P. Glynn Email: steven.glynn@barclays.com Facsimile No.: (212) 412-7519

BMO Harris Bank N.A.

111 West Monroe Street

Chicago, Illinois 60603

Attention:  Michael Kauffman, Managing Director

Email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Joo Kim

Email: Joo.Kim@cwt.com

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to Brian Bolton, email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class VRR Certificates (the “Transferred Interest”):

The Certificates were issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.2 and 5.3 of the Trust and Servicing Agreement.

2.	Check one of the following:

Exhibit H-4-2

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The transfer is in compliance with the U.S. Credit Risk Retention Agreement, dated and effective as of December [ ], 2019 (the “U.S. Credit Risk Retention Agreement”), between Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Barclays Bank PLC, BMO Harris Bank N.A., Goldman Sachs Mortgage Company, Goldman Sachs Bank USA and Citigroup Commercial Mortgage Securities Inc.

B.	The Transferee is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor.

C.	The Transferor has complied in all material respects with all of the covenants in the U.S. Credit Risk Retention Agreement during the period from the date of the U.S. Credit Risk Retention Agreement through and including the date of this transfer.

D.	All of the representations and warranties made by the Transferor in the U.S. Credit Risk Retention Agreement are true and correct as of the date of the transfer.

E.	All of the requirements set forth in Section 3(c) of the U.S. Credit Risk Retention Agreement have been complied with through and including the date of the transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

3.      The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Trust and Servicing Agreement as Exhibit H-3. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name: Title:

Exhibit H-4-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][1]

By:
Name: Title:

[Medallion Stamp Guarantee]

[CITI REAL ESTATE FUNDING INC.][2]

By:
Name: Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name: Title:

1 Signature of applicable Retaining Party is required if the applicable Retaining Party is different than the Transferor

2 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the Transferor and the applicable Retaining Party

Exhibit H-4-4

EXHIBIT H-5

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFER OF
UNCERTIFICATED VRR INTEREST

[Date]

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at

richard.simpson@citi.com and

Ryan M. O’Connor at

ryan.m.oconnor@citi.com

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window

Barclays Capital Real Estate Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Facsimile No.: (646) 758-1700

with a copy to:

Barclays Capital Real Estate Inc.

Exhibit H-5-1

745 Seventh Avenue New York, New York 10019 Attention: Steven P. Glynn Email: steven.glynn@barclays.com Facsimile No.: (212) 412-7519

BMO Harris Bank N.A.

111 West Monroe Street

Chicago, Illinois 60603

Attention:  Michael Kauffman, Managing Director

Email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Joo Kim

Email: Joo.Kim@cwt.com

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to Brian Bolton, email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) and the Uncertificated VRR Interest issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

Ladies and Gentlemen:

[_____] (the “Transferee”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	[[_____] (the “Transferor”) is transferring $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [______] (the “Transferee”).] [[_____] (the “Transferor”) is transferring $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [_____] (“Transferee”) that is a Permitted Lender in a repurchase transaction.] [[_____] (the “Transferor”) is granting a security interest in the Uncertificated VRR Interest to [_____] (the “Transferee”) that is a Permitted Lender.].

2.	The transfer or the pledge contemplated in Paragraph 1 (a “Transfer”) is in compliance with (A) Sections 5.2 and 503 of the Pooling and Servicing Agreement and (B) the U.S.

Exhibit H-5-2

Credit Risk Retention Agreement, dated and effective as of December [ ], 2019 (the “U.S. Credit Risk Retention Agreement”), between Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Barclays Bank PLC, BMO Harris Bank N.A., Goldman Sachs Mortgage Company, Goldman Sachs Bank USA and Citigroup Commercial Mortgage Securities Inc.

3.	The Transferee is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Transferee unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

4.	The Transferee (A) is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (including an insurance company that is using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans)), or other person acting on behalf of any such Plan or using assets of any such Plan and (B) is not and will not be a governmental plan or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan to acquire the Transferred Interest.

5.	Check one of the following:

☐    The Transferee agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Transferee is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Transferee is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

C.	The Transferee is not a Non-Exempt Person; and

D.	The Transferee has executed and delivered a joinder agreement substantially in the form attached as Exhibit C to the U.S. Credit Risk Retention

Exhibit H-5-3

Agreement, pursuant to which the Transferee has agreed to be bound by the terms of the U.S. Credit Risk Retention Agreement to the same extent as if the Transferee was the Transferor.

E.	The Transferee hereby makes each representation set forth in Section 4(b) of the U.S Credit Risk Retention Agreement[, other than the representation in Section 4(b)(viii)] [and except that it is a [_____], duly organized, validly existing and in good standing under the laws of [_____]].

F.	The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Retaining Sponsor, in its capacity as the retaining sponsor under the Credit Risk Retention Rules.

☐     The Transferee certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Transferee is a Person that provides financing permitted under the Credit Risk Retention Rules and Section 3(d) of the Vertical Credit Risk Retention Agreement (as defined below) (a “Permitted Lender”);

B.	It is not acquiring an interest in the Transferred Interest as a nominee, trustee or agent for any person that is not a Permitted Lender, and that for so long as it retains its interest in the Transferred Interest, it will remain a Permitted Lender;

C.	The Transferee has executed and delivered the acknowledgement and the agreement contemplated by clauses (1) and (2), respectively, of Section 3(d)(ii) of the U.S Credit Risk Retention Agreement; and

D.	The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of an interest in the Transferred Interest will satisfy the risk retention requirements of the Retaining Sponsor, in its capacity as the retaining sponsor under the Credit Risk Retention Rule.

☐    The Transferee certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

Exhibit H-5-4

6.       Check one of the following:

☐       The Transferee is a “U.S. Tax Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐       The Transferee is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to Distributions to be made on the Transferred Interest. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Interest and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Interest and state that interest and original issue discount on the Interest is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

For the purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

7.	All distributions to be made to the Transferee pursuant to the Trust and Servicing Agreement should be made to:

[INSERT WIRE TRANSFER INFORMATION]

Bank:

Account No.:

Attention:

Ref:

ABA No.:

Exhibit H-5-5

8.	Any communications to the Transferee pursuant to the Trust and Servicing Agreement should be provided to:

[INSERT CONTACT INFORMATION]

[NAME]

[ADDRESS]

Fax number:

Telephone:

E-mail:

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name: Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name: Title:

[Medallion Stamp Guarantee]

Exhibit H-5-6

CITI REAL ESTATE FUNDING INC.

By:
Name: Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name: Title:

Exhibit H-5-7

EXHIBIT H-6

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF
UNCERTIFICATED VRR INTEREST

[Date]

Citi Real Estate Funding Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at

richard.simpson@citi.com and

Ryan M. O’Connor at

ryan.m.oconnor@citi.com

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window

Barclays Capital Real Estate Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Daniel Vinson

Email: daniel.vinson@barclays.com

Facsimile No.: (646) 758-1700

with a copy to:

Barclays Capital Real Estate Inc.

Exhibit H-6-1

745 Seventh Avenue New York, New York 10019 Attention: Steven P. Glynn Email: steven.glynn@barclays.com Facsimile No.: (212) 412-7519

BMO Harris Bank N.A.

111 West Monroe Street

Chicago, Illinois 60603

Attention:  Michael Kauffman, Managing Director

Email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Joo Kim

Email: Joo.Kim@cwt.com

Goldman Sachs Mortgage Company

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to Brian Bolton, email: brian.a.bolton@gs.com and gs-refgsecuritization@gs.com

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) and the Uncertificated VRR Interest issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

Ladies and Gentlemen:

[_____] (the “Transferor”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	[[_____] (the “Transferor”) is transferring $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [______] (the “Transferee”).] [[_____] (the “Transferor”) is transferring $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [_____] (the “Transferee”) that is a Permitted Lender in a repurchase transaction.] [[_____] (the “Transferor”) is granting a security interest in the $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest (the “Transferred Interest”) to [_____] (the “Transferee”) that is a Permitted Lender.]

Exhibit H-6-2

2.	The transfer or the pledge contemplated in Paragraph 1 (a “Transfer”) is in compliance with the Trust and Servicing Agreement and the U.S. Credit Risk Retention Agreement, dated and effective as of December [ ], 2019 (the “U.S. Credit Risk Retention Agreement”), between Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Barclays Bank PLC, BMO Harris Bank N.A., Goldman Sachs Mortgage Company, Goldman Sachs Bank USA and Citigroup Commercial Mortgage Securities Inc.

3.	The Transferor is aware that the Certificate Registrar will not recognize any Transfer of any portion of the $[____] Uncertificated VRR Interest Balance of the Uncertificated VRR Interest by the Transferor unless the Transferor, or the Transferor’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Transferor expressly agrees that it will not consummate any such Transfer if it knows or believes that any representation contained in such certificate is false

4.	Check one of the following:

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Transferee is a “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules, of the Transferor.

B.	To the Transferor’s knowledge, the Transferee is not acquiring the Uncertificated VRR Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate of the Transferor;

C.	The Transferor has complied in all material respects with all of the covenants in the U.S. Credit Risk Retention Agreement during the period from the date of the U.S. Credit Risk Retention Agreement through and including the date of this transfer.

D.	All of the representations and warranties made by the Transferor in the U.S. Credit Risk Retention Agreement are true and correct as of the date of the transfer.

E.	All of the requirements set forth in Section 3(c) of the U.S. Credit Risk Retention Agreement have been complied with through and including the date of the transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period, and that:

Exhibit H-6-3

A.	The Transferee is a Person that provides financing permitted under the Credit Risk Retention Rules and Section 3(d) of the Vertical Credit Risk Retention Agreement (a “Permitted Lender”);

B.	The Transferor’s knowledge, the Transferee is not a Non-Exempt Person.

C.	To the knowledge of the Transferor, the Transferee is not acquiring an interest in the Uncertificated VRR Interest as a nominee, trustee or agent for any person that is not a Permitted Lender, and that for so long as it retains its interest in the Uncertificated VRR Interest, it will remain a Permitted Lender.

D.	The Transferor has complied in all material respects with all of the covenants in the U.S. Credit Risk Retention Agreement during the period from the date of the U.S. Credit Risk Retention Agreement through and including the date of the Transfer.

E.	All of the representations and warranties made by the Transferor in the U.S. Credit Risk Retention Agreement are true and correct as of the date of the Transfer.

F.	All of the requirements set forth in Section 3(d) of the U.S. Credit Risk Retention Agreement have been complied with through and including the date of the Transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

5.      The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Trust and Servicing Agreement as Exhibit H-5. The Transferor does not know or believe that any representation contained therein is false.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name: Title:

Exhibit H-6-4

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY][1]

By:
Name: Title:

[Medallion Stamp Guarantee]

CITI REAL ESTATE FUNDING INC.

By:
Name: Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name: Title:

1 Signature of applicable Retaining Party is required if the applicable Retaining Party is different than the Transferor

Exhibit H-6-5

EXHIBIT I-1

FORM OF AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator

STATE OF	)
) ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.       I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.       The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the (i)  “Lower-Tier REMIC” and (ii) “Upper-Tier REMIC”, respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.       The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section

Exhibit I-1-1

511 on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1)) of the Code with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (d) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code or (e) any other person so designated by the Certificate Administrator based upon an Opinion of Counsel to the effect that any transfer of a Class R Certificate to such person may cause the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” have the meanings set forth in Section 7701 of the Code or successor provisions.

4.       The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.       The Purchaser is a Permitted Transferee (the Purchaser’s U.S. taxpayer identification number is [____]).

6.       No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.       The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

8.       Check the applicable paragraph:

☐       The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)       the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)      the present value of the expected future distributions on such Class R Certificate; and

(iii)    the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code (as in effect for tax years beginning on or before December 31, 2017) may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

Exhibit I-1-2

☐        The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)        the Purchaser is an “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)       at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)      the Purchaser will transfer the Class R Certificate only to another “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and U.S. Treasury Regulations Section 1.860E-1(c)(5); and

(iv)      the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐         None of the above.

9.         The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.       The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.       The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not transfer the Class R Certificates to any Person that does not provide such affidavit and agreement or as to which the Purchaser has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee.

12.       The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.       The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to

Exhibit I-1-3

ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.       The Purchaser has reviewed the provisions of Section 5.3 of the Trust and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.       The Purchaser consents (a) to the designation of the Certificate Administrator as the “partnership representative” within the meaning of Code Section 6223 (to the extent such provision is applicable to the Trust REMICs) of each Trust REMIC pursuant to Section 12.1 of the Trust and Servicing Agreement and (b) to the Certificate Administrator making any elections allowed to avoid (i) the application of Code Section 6221 to the Trust REMIC and (ii) payment by the Trust REMIC under Code Section 6225 of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on the holders of the Class R Certificates.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Trust and Servicing Agreement.

Exhibit I-1-4

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the State of _______________

[SEAL]

My Commission expires:

Exhibit I-1-5

EXHIBIT I-2

FORM OF TRANSFEROR LETTER FOR TRANSFER OF CLASS R CERTIFICATES

[Date]

Citibank, N.A.
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”). The Certificates, including the Residual Certificates, were issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       The Transferor is the lawful owner of the Residual Certificates with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

(2)       In connection with such request, and in respect of such Residual Certificates, the Transferor does hereby certify that such Residual Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Residual Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

(3)       No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

Exhibit I-2-1

(4)       The Transferor understands that the Transferee has delivered to you a Transferee Affidavit in the form attached to the Trust and Servicing Agreement as Exhibit I-1. The Transferor has no actual knowledge that the Transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the Transferee’s representations in clause (9) of such Transferee Affidavit are false.

(5)       The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit I-2-2

EXHIBIT J

FORM OF ERISA REPRESENTATION LETTER

[Date]

Citibank, N.A.,
as Certificate Registrar

480 Washington Boulevard, 30th Floor

Jersey City, New Jersey 07310

Attention: Securities Window

Citibank, N.A.,
as Certificate Administrator

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – MAD 2019-650M

[Transferor]

[______]

[______]

Attention: [______]

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [$[__] initial [principal][notional] amount of] [[__]% percentage interest in] the MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M, Class [VRR] [A] [B] [R] Certificates (the “Class [VRR] [A] [B] [R] Certificates”) issued pursuant to that certain Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Trust and Servicing Agreement.

[FOR TRANSFERS OF CLASS R CERTIFICATES AND, unless they have become erisa restricted certificates, CLASS VRR CERTIFICATES: In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Class [R] [VRR] Certificates, the Purchaser is not an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar

Exhibit J-1

to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such plan or using the assets of a Plan to purchase such Class [R][VRR] Certificates.]

[FOR TRANSFERS OF erisa restricted CERTIFICATES: In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Class [A] [B] [VRR]1 Certificates, the Purchaser is not an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such plan or using the assets of a Plan to purchase such Class [A] [B] [VRR]1 Certificates, unless: (i) (1) the Purchaser is an insurance company, (2) the source of funds used to acquire or hold the Class [A] [B] [VRR]1 Certificates or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) all of the conditions in Sections I and III of PTCE 95-60 have been satisfied; or (ii) the Purchaser is a plan subject to Similar Law and the acquisition, holding or disposition of the Class [A] [B] [VRR]1 Certificates by the Purchaser will not constitute or result in a non-exempt violation of Similar Law.]

[FOR TRANSFERS OF CLASS R CERTIFICATES: The Purchaser hereby represents and warrants to you that the Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.]

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

1 If subject Class VRR Certificates are ERISA Restricted Certificates.

Exhibit J-2

EXHIBIT K-1

FORM OF INVESTOR CERTIFICATION - ACCESS TO INFORMATION

[Date]

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – MAD 2019-650M

KeyBank National Association, as Servicer

11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael A. Tilden

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett and Job Warshaw

with electronic copies to:

hbennett@starwood.com,

jwarshaw@lnrpartners.com and

lnr.cmbs.notices@lnrproperty.com

Attention:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M

In accordance with the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned is [a [Certificateholder][Beneficial Owner][prospective purchaser] of the Class [__] Certificates] [the Uncertificated VRR Interest Owner][a prospective purchaser of the Uncertificated VRR Interest] [a Consenting Party] [a Risk Retention Consultation Party][the Controlling Class Representative] [a Companion Loan Holder].

2.             The undersigned is not (i) a Borrower Restricted Party, (ii) an affiliate of a Borrower Restricted Party or (iii) an agent of one or more of the foregoing individuals or entities.

3.             The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website and/or the Servicer’s

Exhibit K-1-1

website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned shall keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Certificate Administrator (with respect to any Information obtained from the Certificate Administrator) or the Servicer (with respect to any Information obtained from the Servicer), be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part. The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.             The undersigned shall be fully liable for any breach of this certificate by itself or any of its Representatives and shall indemnify and hold harmless the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.             The undersigned agrees to promptly notify the Servicer, the Special Servicer, the Certificate Administrator and the Trustee by delivery thereto of a certification substantially in the form of Exhibit K-3 to the Agreement if the undersigned becomes a Borrower Restricted Party, an affiliate of a Borrower Restricted Party or an agent of one or more of the foregoing individuals or entities.

6.             The undersigned agrees that each time it accesses the Certificate Administrator’s Website or the Servicer’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.             Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit K-1-2

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL OWNER] [UNCERTIFICATED VRR INTEREST OWNER] [PROSPECTIVE PURCHASER] [CONSENTING PARTY] [RISK RETENTION CONSULTATION PARTY][CONTROLLING CLASS REPRESENTATIVE] [COMPANION LOAN HOLDER]

By:
Name:
Title:

Exhibit K-1-3

EXHIBIT K-2

FORM OF INVESTOR CERTIFICATION -
ACCESS SOLELY TO DISTRIBUTION DATE STATEMENTS

[Date]

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – MAD 2019-650M

KeyBank National Association, as Servicer

11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael A. Tilden

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett and Job Warshaw

with electronic copies to:

hbennett@starwood.com,

jwarshaw@lnrpartners.com and

lnr.cmbs.notices@lnrproperty.com

Re:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M

In accordance with the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned is [a [Certificateholder][Beneficial Owner][prospective purchaser] of the Class [__] Certificates] [the Uncertificated VRR Interest Owner][a prospective purchaser of the Uncertificated VRR Interest] [a Consenting Party] [a Risk Retention Consultation Party][the Controlling Class Representative] [a Companion Loan Holder].

2.             The undersigned is (i) a Borrower Restricted Party, (ii) an affiliate of a Borrower Restricted Party or (iii) an agent of one or more of the foregoing individuals or entities.

Exhibit K-2-1

3.             The undersigned is requesting access solely to the Distribution Date Statement (the “Information”) and agrees to keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information shall not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part. The undersigned shall not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.             The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify and hold harmless the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.             The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.             Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit K-2-2

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL OWNER] [UNCERTIFICATED VRR INTEREST OWNER] [PROSPECTIVE PURCHASER] [CONSENTING PARTY] [RISK RETENTION CONSULTATION PARTY][CONTROLLING CLASS REPRESENTATIVE] [COMPANION LOAN HOLDER]

By:
Name:
Title:

Exhibit K-2-3

EXHIBIT K-3

FORM OF INVESTOR CERTIFICATION – VOTING AND OTHER RIGHTS

[Date]

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – MAD 2019-650M

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – MAD Commercial Mortgage Trust 2019-650M

KeyBank National Association, as Servicer

11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael A. Tilden

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennett and Job Warshaw

with electronic copies to:

hbennett@starwood.com,

jwarshaw@lnrpartners.com and

lnr.cmbs.notices@lnrproperty.com

Attention:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M

In accordance with the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned [is a [Certificateholder][Beneficial Owner] of the Class [__] Certificates] [[is] [has been designated to become] the Controlling Class Representative].

2.             [FOR EXERCISE OF VOTING AND OTHER RIGHTS: The undersigned [[intends to exercise] [is prohibited from exercising]] [[Voting Rights] [rights as a Holder or Beneficial Owner of the Controlling Class of Certificates]] under the Agreement [or, if the

Exhibit K-3-1

undersigned is not a U.S. Person, the undersigned has irrevocably appointed [______], a U.S. Person, to vote on its behalf, and to have full discretion as to such vote,] and the undersigned (please check each of the following that is applicable):

___	is not either (1) the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their sub-servicers or respective Affiliates or (2) a Borrower Restricted Party.

___	is the Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their sub-servicers or an Affiliate of one of the foregoing (in which case the undersigned is prohibited from exercising Voting Rights or, if applicable, any other rights as a Holder or Beneficial Owner of the Controlling Class of Certificates, other than as expressly authorized in the definition of “Certificateholder”).

___	is a Borrower Restricted Party (in which case the undersigned is prohibited from exercising Voting Rights or, if applicable, any other rights as a Holder or Beneficial Owner of the Controlling Class of Certificates).]

2.             [for controlling class representative: The undersigned [is not a Borrower Restricted Party] [has become a Borrower Restricted Party and is required to resign as Controlling Class Representative in accordance with Section 9.1 of the Agreement].]

2.             [notice that controlling class representative is a borrower restricted party: The undersigned is a [Holder] [Beneficial Owner] of Certificates of the Controlling Class and has gained actual knowledge that [specify name of applicable individual or entity], the acting Controlling Class Representative, is a Borrower Restricted Party.]1

3.             The undersigned agrees that, if it has not otherwise identified itself as a Borrower Restricted Party, then it shall promptly notify the Servicer, the Special Servicer, the Certificate Administrator and the Trustee by delivery of a certification substantially in the form of Exhibit K-3 to the Agreement if the undersigned becomes a Borrower Restricted Party. Furthermore, if the undersigned is a Holder or Beneficial Owner of Certificates of the Controlling Class, and if the undersigned gains actual knowledge that the Controlling Class Representative is a Borrower Restricted Party, then it shall promptly so notify the Servicer, the Special Servicer, the Certificate Administrator and the Trustee by delivery of a certification substantially in the form of Exhibit K-3 to the Agreement.

4.             The undersigned shall be fully liable for any breach of this certificate by itself or any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify and hold harmless the Depositor, the Certificate

1 Paragraphs 3, 4 and 5 may be omitted if the sole purpose of this certification is to provide this notice.

Exhibit K-3-2

Administrator, the Trustee, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.             The undersigned agrees that each time it exercises any Voting Rights or other rights as a Certificateholder, a Beneficial Owner of Certificates or a Controlling Class Representative under the Agreement, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

6.             [for controlling class representative: Any notice to the Controlling Class Representative shall be directed to [________].]

7.             Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit K-3-3

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[CERTIFICATEHOLDER] [BENEFICIAL OWNER] [PROSPECTIVE PURCHASER]

By:
Name:
Title:

Exhibit K-3-4

EXHIBIT L

APPLICABLE SERVICING CRITERIA

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit L, other than with respect to Item 1122(d)(2)(iii), references to Servicer or Special Servicer, as the case may be, below shall include any Sub-Servicer engaged by a Servicer or Special Servicer, as applicable.

APPLICABLE Servicing Criteria		applicable Party
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer Special Servicer Certificate Administrator
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer Special Servicer Custodian (in the case of the Custodian, if such entity is not also the Certificate Administrator)
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer Special Servicer Trustee (in the case of the Trustee, to the extent the Trustee was required to make an advance during the applicable calendar year)
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer Special Servicer Certificate Administrator

Exhibit L-1

APPLICABLE Servicing Criteria		applicable Party
Reference	Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer Special Servicer Certificate Administrator
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer Special Servicer Certificate Administrator
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Reporting Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Servicer Special Servicer Custodian
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Servicer Special Servicer Certificate Administrator
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Servicer
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Servicer Special Servicer

Exhibit L-2

APPLICABLE Servicing Criteria		applicable Party
Reference	Criteria
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Exhibit L-3

EXHIBIT M

FORM OF NRSRO CERTIFICATION

[Date]

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – MAD 2019-650M

Attention:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M

In accordance with the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator, with respect to the above-referenced certificates, the undersigned hereby certifies and agrees as follows:

1.	The undersigned, a nationally recognized statistical rating organization (“NRSRO”), as such term is used in Rule 17g-5 under the Exchange Act, (a) has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act, and (b) agrees to keep any information obtained from the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website (the “Information”) confidential (except to the extent such information has been made available to the general public), and such Information shall not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents, or representatives in any manner whatsoever, in whole or in part.

2.	The undersigned agrees that each time it accesses the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website, it shall be deemed to have recertified that the representations above remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit M-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[NRSRO]

By:
Name:
Title:

Exhibit M-2

EXHIBIT N

FORM OF ONLINE MARKET DATA PROVIDER CERTIFICATION

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – MAD 2019-650M

Attention:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M

In connection with the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator (the “Certificate Administrator”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an employee or agent of [Bloomberg, L.P.] [Trepp, LLC] [Intex Solutions, Inc.] [Markit Group Limited] [BlackRock Financial Management, Inc.] [CMBS.com, Inc.], a market data provider that has been given access to the Distribution Date Statements, CREFC® Reports and supplemental notices on the Certificate Administrator’s Website by request of the Depositor.

2.	The undersigned agrees that each time it accesses Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.	The undersigned acknowledges and agrees that the provision to it of information and/or reports on Certificate Administrator’s Website is for its own use only, and agrees that it shall not disseminate or otherwise make such information available to any other person without the written consent of the Depositor.

4.	The undersigned shall be fully liable for any breach of this agreement by itself or by any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

Exhibit N-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[MARKET DATA PROVIDER]

By:
Name:
Title:

Exhibit N-2

EXHIBIT O

[RESERVED]

Exhibit O-1

EXHIBIT P

FORM OF DISTRIBUTION DATE STATEMENT

Exhibit P-1

Distribution Date: Determination Date:

CONTACT INFORMATION	CONTENTS

	Distribution Summary	2

	Distribution Summary (Factors)	3

	Interest Distribution Detail	4

	Principal Distribution Detail	5

	Reconciliation Detail	6

	Stratification Detail	7

	Mortgage Loan Detail	11

	NOI Detail	12

	Delinquency Loan Detail	13

	Appraisal Reduction Detail	15

	Loan Modification Detail	17

	Specially Serviced Loan Detail	19

	Unscheduled Principal Detail	21

	Liquidated Loan Detail	23

Deal Contact:

Reports Available at sf.citidirect.com	Page 1 of 24

Distribution Date: Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	Page 2 of 24

Distribution Date: Determination Date:

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	Page 3 of 24

Distribution Date: Determination Date:

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	Page 4 of 24

Distribution Date: Determination Date:

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Original
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	Page 5 of 24

Distribution Date: Determination Date:	Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee
Prepayment Interest Shortfall	Operating Advisor Fee
Interest Adjustments	Trustee/Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	CREFC® Intellectual Property Royalty License Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Additional Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Other Expenses
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	Page 6 of 24

Distribution Date:
Determination Date:

Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	Page 7 of 24

Distribution Date:
Determination Date:

Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	Page 8 of 24

Distribution Date:
Determination Date:

Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	Page 9 of 24

Distribution Date:
Determination Date:

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	Page 10 of 24

Distribution Date:
Determination Date:

Mortgage Loan Detail
Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	Page 11 of 24

Distribution Date:
Determination Date:

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	Page 12 of 24

Distribution Date:
Determination Date:

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	Page 13 of 24

Distribution Date:
Determination Date:

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	Page 14 of 24

Distribution Date:
Determination Date:

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	Page 15 of 24

Distribution Date:
Determination Date:

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	Page 16 of 24

Distribution Date:
Determination Date:

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	Page 17 of 24

Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	Page 18 of 24

Distribution Date:
Determination Date:	Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	Page 19 of 24

Distribution Date:
Determination Date:	Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	Page 20 of 24

Distribution Date:
Determination Date:	Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals	There is no unscheduled principal activity for the current distribution period.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	Page 21 of 24

Distribution Date:
Determination Date:	Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	Page 22 of 24

Distribution Date:
Determination Date:	Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	Page 23 of 24

Distribution Date:
Determination Date:	Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	Page 24 of 24

EXHIBIT Q

[RESERVED]

Exhibit Q-1

EXHIBIT R

FORM OF CERTIFICATE ADMINISTRATOR RECEIPT IN RESPECT OF
THE CLASS VRR CERTIFICATES

[Date]

[Name and Address of Retaining Party]

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (Citigroup Commercial Mortgage Securities Inc., as Depositor)

In accordance with Section 5.2(f) of the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Agreement”), pursuant to which the captioned series of commercial mortgage pass-through certificates (the “Certificates”) were issued, the undersigned, as Certificate Administrator, hereby acknowledges receipt and possession of, and further agrees that it shall hereafter hold in the VRR Interest Safekeeping Account, the Certificates identified on Schedule I attached hereto (the “Subject Certificates”), which constitute some or all of the Combined VRR Interest, for the benefit of [Name of Retaining Party], the registered holder of the Subject Certificates, pursuant to the Agreement. Payments on the Subject Certificates shall be made to the registered holder thereof in accordance with the Agreement, including pursuant to any written wiring instructions provided in accordance with the Agreement.

This receipt is solely for the benefit of the addressee and is non-transferable. Possession of this receipt by any other Person will not entitle such Person to delivery of, or any rights in respect of, the Subject Certificates. The Subject Certificates are subject to the restrictions on transfer set forth in, and shall not be released from the VRR Interest Safekeeping Account except in accordance with, the Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

Citibank, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

Exhibit R-1

Schedule I

Certificates Registered in the Name of [Retaining Party]

Class (CUSIP)	Certificate No.	Initial Certificate Balance

Exhibit R-2

EXHIBIT S

FORM OF CERTIFICATION OF A RISK RETENTION CONSULTATION PARTY

KeyBank National Association	Citigroup Commercial Mortgage Securities Inc.
11501 Outlook Street, Suite 300	388 Greenwich Street, 6th Floor
Overland Park, Kansas 66211	New York, New York 10013
Attention: Michael A. Tilden	Attention: Richard Simpson
Email: michael_a_tilden@keybank.co	Facsimile: (646) 328-2943

with copies to:	and:

Polsinelli	Citigroup Commercial Mortgage Securities Inc.
900 West 48th Place, Suite 900	390 Greenwich Street, 5th Floor
Kansas City, Missouri 64112	New York, New York 10013
Attention: Kraig Kohring	Attention: Raul Orozco
Email: kkohring@polsinelli.com	Facsimile: (347) 394-0898

and:

LNR Partners, LLC	Citigroup Commercial Mortgage Securities Inc.
1601 Washington Avenue, Suite 700	388 Greenwich Street, 17th Floor
Miami Beach, Florida 33139	New York, New York 10013
Attention: Heather Bennett and Job Warshaw	Attention: Ryan M. O’Connor
Facsimile: (646) 862-8988
with electronic copies to:
hbennett@starwood.com,	with electronic copies to:
jwarshaw@lnrpartners.com and	richard.simpson@citi.com and
lnr.cmbs.notices@lnrproperty.com	ryan.m.oconnor@citi.com

Citibank, N.A.	Wilmington Trust, National Association
388 Greenwich Street	1100 North Market Street
New York, New York 10013	Wilmington, Delaware 19890
Attention: Global Transaction Services – MAD 2019-650M	Attention: CMBS Trustee – MAD Commercial Mortgage Trust 2019-650M

Exhibit S-1

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.
745 Seventh Avenue	388 Greenwich Street, 6th Floor
New York, New York 10019	New York, New York 10013
Attention: Daniel Vinson	Attention: Richard Simpson
Email: daniel.vinson@barclays.com	Facsimile: (646) 328-2943
Facsimile No.: (646) 758-1700
and:
with a copy to:
Citi Real Estate Funding Inc.
Barclays Capital Real Estate Inc.	390 Greenwich Street, 5th Floor
745 Seventh Avenue	New York, New York 10013
New York, New York 10019	Attention: Raul Orozco
Attention: Steven P. Glynn	Facsimile: (347) 394-0898
Email: steven.glynn@barclays.com
Facsimile No.: (212) 412-7519	and:

Citi Real Estate Funding Inc.
Goldman Sachs Mortgage Company	388 Greenwich Street, 17th Floor
200 West Street	New York, New York 10013
New York, New York 10282	Attention: Ryan M. O’Connor
Attention: Leah Nivison	Facsimile: (646) 862-8988
Email: leah.nivison@gs.com
with electronic copies to:
with a copy to Brian Bolton, email:	richard.simpson@citi.com and
brian.a.bolton@gs.com and gs-	ryan.m.oconnor@citi.com
refgsecuritization@gs.com;

BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Attention: Michael Kauffman, Managing
Director
Email: Michael.Kauffman@bmo.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Joo Kim
Email: Joo.Kim@cwt.com;

Exhibit S-2

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M

In accordance with Section 9.1(j) of, and the definition of “Risk Retention Consultation Party” in, the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), pursuant to which the captioned series of commercial mortgage pass-through certificates were issued, the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as a Risk Retention Consultation Party.

2.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Trust and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

3.       Any notice to the undersigned shall be directed to [INSERT CONTACT INFORMATION FOR RISK RETENTION CONSULTATION PARTY].

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Trust and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[RISK RETENTION CONSULTATION PARTY]

By:
Name:
Title:

Dated: ________________

Exhibit S-3

EXHIBIT T-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF
THE EXCESS SERVICING FEE RIGHTS

[Date]

Citigroup Commercial Mortgage Securities Inc.	KeyBank National Association
388 Greenwich Street, 6th Floor	11501 Outlook Street, Suite 300
New York, New York 10013	Overland Park, Kansas 66211
Attention: Richard Simpson	Attention: Michael A. Tilden
with electronic copy to	Facsimile number: (877) 379-1625
richard.simpson@citi.com	Email: michael_a_tilden@keybank.com

with copies to:
Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor	Polsinelli
New York, New York 10013	900 West 48th Place, Suite 900
Attention: Raul Orozco	Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile number: (816) 753-1536
Citigroup Commercial Mortgage Securities Inc.	Email: kkohring@polsinelli.com
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
with electronic copy to:
ryan.m.oconnor@citi.com

Re:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [_________________] (the “Transferor”) to [_________________] (the “Transferee”) of the Excess Servicing Fee Right (as defined below) established under the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Depositor, that:

Exhibit T-1-1

1.       The Transferor is the lawful owner of the right to receive the Excess Servicing Fees (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

2.       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any Person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any Person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

Very truly yours,

By:
Name:
Title:

Exhibit T-1-2

EXHIBIT T-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

KeyBank National Association, as Servicer

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael A. Tilden

Re:	MAD Commercial Mortgage Trust 2019-650M Commercial Mortgage Pass-Through Certificates, Series 2019-650M

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [_________________] (the “Transferor”) to [_________________] (the “Transferee”) of the Excess Servicing Fee Right established under the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Trust and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Servicer, that:

1.       The Transferee is acquiring the right to receive Excess Servicing Fees (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

2.       The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit T-1 to the Trust and Servicing Agreement, and (B)

Exhibit T-3-1

each of KeyBank National Association and the Depositor has received a certificate from the prospective transferee substantially in the form attached as Exhibit T-2 to the Trust and Servicing Agreement.

3.       The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.17 of the Trust and Servicing Agreement, which provisions it has carefully reviewed.

4.       Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any Person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any Person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.       The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Trust and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loan, and (e) all related matters that it has requested.

6.       The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.       The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Trust and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess

Exhibit T-3-2

Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives (collectively, “Representatives”) not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than the Transferee’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such Person or has become generally available to the public other than as a result of disclosure by such Person; provided, however, that the Transferee or any of its Representatives may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such other Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such other Person’s auditors, legal counsel and regulators.

8.       The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Trust and Servicing Agreement except as set forth in Section 3.17 of the Trust and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Trust and Servicing Agreement.

Very truly yours,

By:
Name:
Title:

Exhibit T-3-3

EXHIBIT U

LOAN SELLER SUB-SERVICERS

None

Exhibit U-1

EXHIBIT V

ADDITIONAL FORM 10-D DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 13.4 of the Trust and Servicing Agreement to disclose to each Other Depositor and each Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) (in each case, after complying with its affirmative obligations, if any, under the Trust and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the applicable Other Depositor or Loan Sellers. Each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the offering materials with respect to any related Other Securitization Trust. For any related Other Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the offering materials with respect to the related Other Securitization Trust.

Exhibit V-1

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Distribution Date Statement

Certificate Administrator

Servicer (only with respect to Item 1121(a)(12) of Regulation AB and only if no Special Servicing Loan Event has occurred and is continuing)

Special Servicer (only with respect to Item 1121(a)(12) of Regulation AB and only if a Special Servicing Loan Event has occurred and is continuing)

Item 2: Legal Proceedings per Item 1117 of Regulation AB	(i) The Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer(as to themselves), (ii) any other Reporting Servicer (as to itself), and (iii) the Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer, in each case as to the Trust (in the case of the Servicer and the Special Servicer, to be reported by the party controlling such litigation)
Item 6: Significant Obligors of Pool Assets	Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to Foreclosed Properties)
Item 9: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items

Exhibit V-2

Item on Form 10-D	Party Responsible
Item 10: Exhibits	Certificate Administrator

Exhibit V-3

EXHIBIT W

ADDITIONAL FORM 10-K DISCLOSURE

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 13.5 of the Trust and Servicing Agreement to disclose to each Other Depositor and each Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with the Additional Item below consisting of disclosure per Item 1112(b) of Regulation AB, possession) (in each case, after complying with its affirmative obligations, if any, under the Trust and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the applicable Other Depositor or Loan Sellers. Each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the offering materials with respect to any related Other Securitization Trust. For any related Other Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the offering materials with respect to the related Other Securitization Trust.

Item on Form 10-K	Party Responsible
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	Certificate Administrator
Additional Item: Disclosure per Item 1117 of Regulation AB	(i) the Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer, in each case as to the Trust (in the

Exhibit W-1

Item on Form 10-K	Party Responsible
case of the Servicer and the Special Servicer, to be reported by the party controlling such litigation)
Additional Item: Disclosure per Item 1119 of Regulation AB

The Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer (as to themselves) (in the case of the Servicer, only as to 1119(a) affiliations with “significant obligors” identified in the related Other Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Custodian, the Special Servicer or a sub-servicer described in 1108(a)(3) and, in the case of the Special Servicer, only as to 1119(a) affiliations with “significant obligors” identified in the related Other Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Custodian, the Servicer or a sub-servicer described in 1108(a)(3))

Additional Item: Disclosure per Item 1112(b) of Regulation AB	Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to Foreclosed Property)

Exhibit W-2

EXHIBIT X

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [________] AND VIA EMAIL TO [________ ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

[OTHER EXCHANGE ACT REPORTING PARTY]

[OTHER DEPOSITOR]

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at

richard.simpson@citi.com and

Ryan M. O’Connor at

ryan.m.oconnor@citi.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

Exhibit X-1

In accordance with Section [   ] of the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Citibank, N.A., as Certificate Administrator, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                    ], phone number: [     ]; email address: [                    ].

[NAME OF PARTY],
as [role]
By:
Name:

Exhibit X-2

EXHIBIT Y

FORM 8-K DISCLOSURE INFORMATION

For so long as any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, the parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 13.6 of the Trust and Servicing Agreement to disclose to each Other Exchange Act Reporting Party and each Other Depositor to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge (after complying with its affirmative obligations, if any, under the Trust and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Offering Circular and the offering materials with respect to any related Other Securitization Trust (other than information with respect to itself that is set forth in or omitted from such offering materials or the Offering Circular), in the absence of specific written notice to the contrary from the applicable Other Depositor or Loan Sellers. Each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the offering materials with respect to any related Other Securitization Trust. For any related Other Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Custodian, the Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the offering materials with respect to the related Other Securitization Trust.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	Servicer, Special Servicer, Custodian and the Trustee (in the case of the Servicer, Special Servicer, Custodian and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)
Certificate Administrator
(other than as to agreements to which the Depositor (and no other party to the Trust and Servicing Agreement) is a party)

Item 1.02- Termination of a Material Definitive Agreement	Servicer, Special Servicer, Custodian and the Trustee (in the case of the Servicer, Special Servicer, Custodian and the Trustee, only as to agreements it is a party to or entered into

Exhibit Y-1

Item on Form 8-K	Party Responsible
on behalf of the Trust) Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Trust and Servicing Agreement) is a party)
Item 1.03- Bankruptcy or Receivership	The Trustee, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer (each as to itself)
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders	Certificate Administrator
Item 6.02- Change of Servicer, Special Servicer or Trustee	Servicer (as to itself or a servicer retained by it) Special Servicer (as to itself or a servicer retained by it) Trustee Certificate Administrator Custodian
Item 6.04- Failure to Make a Required Distribution	Certificate Administrator

Exhibit Y-2

EXHIBIT Z-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CERTIFICATE ADMINISTRATOR

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)

Re:	Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator (the “Certificate Administrator”), and Wilmington Trust, National Association, as Trustee

I, [identifying the certifying individual], a [title] of [CERTIFICATE ADMINISTRATOR], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Notes identified as Promissory Note[s] [A-1-1] [A-1-2] [A-2] [and A-3] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.       Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Certificate Administrator covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

2.       Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Certificate Administrator under the Trust and Servicing Agreement for inclusion in the Exchange Act reports with respect to the Trust to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Certificate Administrator to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

3.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Certificate Administrator under the Trust and Servicing Agreement and based upon my knowledge the Certificate Administrator has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Certificate Administrator covering the fiscal year 20[__], fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

Exhibit Z-1-1

4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Custodian in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date: _________________________

[                         ]

By:

Exhibit Z-1-2

EXHIBIT z-2

FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

Re:	[NAME OF OTHER SECURITIZATION TRUST] (The “Trust”)

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer (in such capacity, the “Servicer”), LNR Partners, LLC, as Special Servicer (in such capacity, the “Special Servicer”), Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

I, [identify the certifying individual], a [title] of [SERVICER], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] (the “Subject Companion Loan”) evidenced by the Companion Loan Notes identified as Promissory Note[s] [A-1-1] [A-1-2] [A-2] [and A-3] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports covering the fiscal year 20___ delivered by the Servicer to the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party in accordance with the Trust and Servicing Agreement;

(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Servicer), the servicing information required to be provided in these servicing reports to the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Servicer under the Trust and Servicing Agreement is included in the servicing reports delivered by the Servicer to the Certificate Administrator and each applicable Other Exchange Act Reporting Party;

Exhibit Z-2-1

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Servicer under the Trust and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 13.7 of the Trust and Servicing Agreement with respect to the Servicer, and except as disclosed in such compliance statement delivered by the Servicer under Section 13.7 of the Trust and Servicing Agreement, the Servicer has fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement discloses all material instances of noncompliance with the Applicable Servicing Criteria.

Further, notwithstanding the foregoing certifications, the Servicer does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Servicer entered into in connection with the Mortgage Loan, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Servicer with respect to the information that is subject of such certification.

Date: _________________________

[                         ]

By:
[Name]

Exhibit Z-2-2

EXHIBIT Z-3

FORM OF CERTIFICATION TO BE PROVIDED
BY THE SPECIAL SERVICER

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer (in such capacity, the “Servicer”), LNR Partners, LLC, as Special Servicer (in such capacity, the “Special Servicer”), Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] (the “Subject Companion Loan”) evidenced by the Companion Loan Notes identified as Promissory Note[s] [A-1-1] [A-1-2] [A-2] [and A-3] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.       Based on my knowledge, the servicing information in the servicing reports or information covering the fiscal year 20___ delivered by the Special Servicer to the Servicer, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party under the Trust and Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

2.       Based on my knowledge, the servicing information required to be provided to the Servicer, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Special Servicer under the Trust and Servicing Agreement for inclusion in the reports to be filed by the applicable Other Exchange Act Reporting Party is included in the servicing reports delivered by the Special Servicer to the Servicer, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party;

3.       I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Trust and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 13.7 of the Trust and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 13.7 of the Trust and Servicing Agreement, the Special Servicer has

Exhibit Z-3-1

fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement discloses all material instances of noncompliance with the Applicable Servicing Criteria.

Date: _________________________

[                         ]

By:
[Name]
[Title]

Exhibit Z-3-2

EXHIBIT Z-4

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CUSTODIAN

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)

Re:	Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

I, [identify the certifying individual], a [title] of [CUSTODIAN], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Notes identified as Promissory Note[s] [A-1-1] [A-1-2] [A-2] [and A-3] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.       Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Custodian covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

2.       Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Custodian under the Trust and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Custodian to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

3.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Custodian under the Trust and Servicing Agreement and based upon my knowledge the Custodian has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Custodian covering the fiscal year 20[__], fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Custodian in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor

Exhibit Z-4-1

and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date: _________________________

[                         ]

By:

Exhibit Z-4-2

EXHIBIT Z-5

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE TRUSTEE

Re:	[NAME OF OTHER SECURITIZATION TRUST] (the “Trust”)

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee (the “Trustee”)

I, [identify the certifying individual], a [title] of [TRUSTEE], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] evidenced by the Companion Loan Notes identified as Promissory Note[s] [A-1-1] [A-1-2] [A-2] [and A-3] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

1.       Based on my knowledge, the information required by the Trust and Servicing Agreement to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Trustee covering the fiscal year 20__ (the “Relevant Period”), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period.

1.       Based on my knowledge, the information required to be provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Trustee under the Trust and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the applicable Other Exchange Act Reporting Party is included in the reports delivered by the Trustee to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party.

2.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Trustee under the Trust and Servicing Agreement and based upon my knowledge the Trustee has, except as described in any information provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Trustee covering the fiscal year 20[__], fulfilled its obligations under the Trust and Servicing Agreement in all material respects in the year to which such review applies; and

Exhibit Z-5-1

3.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Trustee in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement have been provided to the applicable Other Depositor and the applicable Other Exchange Act Reporting Party and such reports disclose all material instances of noncompliance with the Applicable Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date: _________________________

[                         ]

By:

Exhibit Z-5-2

EXHIBIT z-6

FORM OF CERTIFICATION TO BE PROVIDED BY A SUB-SERVICER

Re:	[NAME OF OTHER SECURITIZATION TRUST] (The “Trust”)

Re:	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates, Series 2019-650M (the “Certificates”) issued pursuant to the Trust and Servicing Agreement, dated as of December 8, 2019 (the “Trust and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Servicer (in such capacity, the “Servicer”), LNR Partners, LLC, as Special Servicer (in such capacity, the “Special Servicer”), Citibank, N.A., as Certificate Administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as Trustee

and

Sub-servicing agreement, dated as of [______], 201[_] (the “Sub-Servicing Agreement”) between [_____________] and [SUB-SERVICER], as sub-servicer (the “Sub-Servicer”),

I, [identify the certifying individual], a [title] of [SUB-SERVICER], certify to [INDIVIDUAL SIGNING THE SARBANES-OXLEY CERTIFICATION] [OTHER DEPOSITOR] and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Other Pooling and Servicing Agreement relating to the Companion Loan[s] (the “Subject Companion Loan”) evidenced by the Companion Loan Notes identified as Promissory Note[s] [A-1-1] [A-1-2] [A-2] [and A-3] (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Trust and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports (the “Sub-Servicer Reports”) covering the fiscal year 20___ delivered by the Sub-Servicer to the Servicer, the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party in accordance with the Sub-Servicing Agreement;

(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information in the Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Sub-Servicer Reports;

(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such

Exhibit Z-6-1

statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information required to be provided in the Sub-Servicer Reports to the Servicer, the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party by the Sub-Servicer under the Sub-Servicing Agreement is included in the Sub-Servicer Reports delivered by the Sub-Servicer to the Servicer, the Certificate Administrator, the applicable Other Depositor and the applicable Other Exchange Act Reporting Party;

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 13.7 of the Trust and Servicing Agreement with respect to the Sub-Servicer, and except as disclosed in such compliance statement delivered by the Sub-Servicer under Section 13.7 of the Trust and Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year to which such review applies; and

(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 13.8 and Section 13.9 of the Trust and Servicing Agreement discloses all material instances of noncompliance with the Applicable Servicing Criteria.

Date: _________________________

[                         ]

By:
[Name]

Exhibit Z-6-2